As filed with the Securities and Exchange Commission on July 24, 2007
Registration No. 333-144337
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	8062	75-2749762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number of each Registrant)	(I.R.S. Employer Identification No.)

15305 Dallas Parkway, Suite 1600
Addison, TX 75001-6491
(972) 713-3500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

See Table of Additional Registrants Below

Jason Cagle, Esq.
United Surgical Partners International, Inc.
15305 Dallas Parkway, Suite 1600
Addison, TX 75001-6491
(972) 713-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Othon A. Prounis, Esq.
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
(212) 596-9000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Note(2)	Offering Price(1)(2)	Fee(3)
8 7/8% Senior Subordinated Notes due 2017	$240,000,000	100%	$240,000,000	$7,368
Guarantees of 8 7/8% Senior Subordinated Notes due 2017(4)	N/A	N/A	N/A	N/A
9 1/4%/10% Senior Subordinated Toggle Notes due 2017	$310,270,000	100%	$310,270,000	$9,525
Guarantees of 9 1/4%/10% Senior Subordinated Toggle Notes due 2017 (4)	N/A	N/A	N/A	N/A
Total	$550,270,000		$550,270,000	$16,893(5)

(1)	Includes $200,000,000 principal amount of 9 1/4%/10% senior subordinated toggle notes due 2017 originally issued by the registrant and an additional $110,270,000 principal amount of such notes which may be issued in payment of interest pursuant to the indenture governing such notes. Such additional principal amount constitutes the registrant’s reasonable good faith estimate of such notes which may be paid as interest under such indenture.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(f) under the Securities Act, as follows: 0.0000307 multiplied by the proposed maximum aggregate offering price.

(4)	Each of the subsidiary co-registrants will guarantee, on an unconditional basis, the obligations of United Surgical Partners International, Inc. under the 8 7/8% Senior Subordinated Notes due 2017 and the 9 1/4%/10% Senior Subordinated Toggle Notes due 2017. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not being traded separately.

(5)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Georgia	Georgia Musculoskeletal Network, Inc.	62-1749874
Tennessee	Health Horizons of Kansas City, Inc.	62-1545988
Tennessee	Health Horizons of Murfreesboro, Inc.	62-1699666
Tennessee	Health Horizons of Nashville, Inc.	62-1481503
Florida	ISS — Orlando, LLC	59-3730699
Delaware	Medcenter Management Services, Inc.	31-1277552
Oklahoma	North MacArthur Surgery Center, LLC	20-3994428
Delaware	Ortho Excel, Inc.	31-1447996
Tennessee	OrthoLink ASC Corporation	62-1691093
Delaware	OrthoLink Physicians Corporation	62-1646034
Tennessee	OrthoLink Radiology Services Corporation	11-3658946
Georgia	OrthoLink/Georgia ASC, Inc.	62-1823694
Georgia	OrthoLink/New Mexico ASC, Inc.	62-1807450
Tennessee	OrthoLink/TN ASC, Inc.	62-1825621
Nevada	Pasadena Holdings, LLC	51-0442570
Texas	Physicians Data Professionals, Inc.	51-0435912
Illinois	Same Day Management, L.L.C.	36-4260576
Illinois	Same Day Surgery, L.L.C.	36-4271957
Georgia	Specialty Surgicenters, Inc.	58-2173680
Georgia	SSI Holdings, Inc.	58-2308619
Oklahoma	Surgery Centers of America II, L.L.C.	73-1502647
Oklahoma	Surgery Centers Holdings Company, L.L.C.	94-3415451
Tennessee	Surginet of Northwest Houston, Inc.	62-1850967
Tennessee	Surginet of Rivergate, Inc.	01-0695926
Tennessee	Surginet, Inc.	62-1839220
Tennessee	Surgis Management Services, Inc.	62-1850965
Tennessee	Surgis of Chico, Inc.	42-1564711
Tennessee	Surgis of Pearland, Inc.	20-3250804
Tennessee	Surgis of Phoenix, Inc.	81-0587497
Tennessee	Surgis of Redding, Inc.	61-1430408
Tennessee	Surgis of Sand Lake, Inc.	13-4234995
Tennessee	Surgis of Sonoma, Inc.	57-1204525
Tennessee	Surgis of Victoria, Inc.	35-2240143
Tennessee	Surgis of Willowbrook, Inc.	20-2273508
Delaware	Surgis, Inc.	13-4199929
Georgia	United Surgical of Atlanta, Inc.	01-0642311
Delaware	United Surgical Partners Holdings, Inc.	75-2943434
Louisiana	USP Alexandria, Inc.	20-4727771
Vermont	USP Assurance Company	20-8341352
Texas	USP Austin, Inc.	33-1058378
Ohio	USP Austintown, Inc.	26-0028522
Maryland	USP Baltimore, Inc.	20-1349378
Louisiana	USP Baton Rouge, Inc.	51-0435909
Missouri	USP Bridgeton, Inc.	20-5034614

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

Texas	USP Cedar Park, Inc.	20-2844541
New Jersey	USP Central New Jersey, Inc.	02-0593013
Missouri	USP Chesterfield, Inc.	20-3833084
Illinois	USP Chicago, Inc.	20-1296332
Ohio	USP Cleveland, Inc.	02-0579970
California	USP Coast, Inc.	03-0373775
Missouri	USP Columbia, Inc.	20-5034648
Texas	USP Corpus Christi, Inc.	02-0579974
Arizona	USP Cottonwood, Inc.	22-3873929
Missouri	USP Creve Coeur, Inc.	20-3833117
Tennessee	USP Decatur, Inc.	62-1497774
Missouri	USP Des Peres, Inc.	20-5953073
Florida	USP Destin, Inc.	51-0426661
Delaware	USP Domestic Holdings, Inc.	75-2866111
Missouri	USP Florissant, Inc.	20-5034633
Virginia	USP Fredericksburg, Inc.	75-2965011
Missouri	USP Frontenac, Inc.	20-5952993
California	USP Glendale, Inc.	20-1710934
Virginia	USP Harbour View, Inc.	20-8302591
Texas	USP Houston, Inc.	04-3607136
Indiana	USP Indiana, Inc.	20-3749921
Delaware	USP International Holdings, Inc.	62-1664326
Missouri	USP Kansas City, Inc.	20-1685410
New Mexico	USP Las Cruces, Inc.	75-2924966
Delaware	USP Long Island, Inc.	75-2853167
Ohio	USP Lyndhurst, Inc.	51-0426657
Missouri	USP Mason Ridge, Inc.	20-5953154
Michigan	USP Michigan, Inc.	20-1057400
Illinois	USP Midwest, Inc.	20-3291679
California	USP Mission Hills, Inc.	20-0454659
Nevada	USP Nevada Holdings, LLC	88-0452476
Nevada	USP Nevada, Inc.	88-0401393
New Jersey	USP New Jersey, Inc.	75-2839367
Virginia	USP Newport News, Inc.	54-2122107
Missouri	USP North Kansas City, Inc.	20-2844660
Delaware	USP North Texas, Inc.	75-2851636
Oklahoma	USP Oklahoma, Inc.	41-2041012
Missouri	USP Olive, Inc.	20-3833153
California	USP Oxnard, Inc.	20-0707819
Arizona	USP Phoenix, Inc.	75-2824257
Pennsylvania	USP Reading, Inc.	20-1301676
Virginia	USP Richmond II, Inc.	20-5181570
Virginia	USP Richmond, Inc.	20-1296332
California	USP Sacramento, Inc.	20-2468424
Texas	USP San Antonio, Inc.	20-0353869

(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)	(Exact Name of Registrant as Specified in its Charter)	Identification No.)

California	USP San Gabriel, Inc.	51-0464221
Florida	USP Sarasota, Inc.	75-2957239
Tennessee	USP Securities Corporation	62-1781381
Missouri	USP St. Peters, Inc.	20-3833172
Missouri	USP Sunset Hills, Inc.	20-3833186
Tennessee	USP Tennessee, Inc.	75-2955391
Texas	USP Texas Air, LLC	52-2370119
Texas	USP Texas, L.P.	75-2850832
California	USP Torrance, Inc.	55-0841172
Virginia	USP Virginia Beach, Inc.	20-3471542
Missouri	USP Webster Groves, Inc.	20-5953199
California	USP West Covina, Inc.	75-2965450
California	USP Westwood, Inc.	26-0028510
Florida	USP Winter Park, Inc.	75-2785714
California	USPI San Diego, Inc.	20-5942720
Texas	WHASA, L.C.	76-0466438

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2007

PROSPECTUS

United Surgical Partners International, Inc.

Offer to Exchange

$240,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2017, which have been registered under the Securities Act, for our outstanding 8 7/8% Senior
Subordinated Notes due 2017 and
$200,000,000 aggregate principal amount of 9 1/4%/10% Senior Subordinated Toggle
Notes due 2017, which have been registered under the Securities Act, for our outstanding 9 1/4%/10% Senior Subordinated Toggle Notes due 2017

We are offering to exchange (i) new 8 7/8% Senior Subordinated Notes due 2017, or the senior subordinated exchange notes, for our currently outstanding 8 7/8% Senior Subordinated Notes due 2017, or the outstanding senior subordinated notes; and (ii) new 9 1/4%/10% Senior Subordinated Toggle Notes due 2017, or the senior subordinated toggle exchange notes, for our currently outstanding 9 1/4%/10% Senior Subordinated Toggle Notes due 2017, or the outstanding senior subordinated toggle notes. We refer to the outstanding senior subordinated notes and the outstanding senior subordinated toggle notes together as the outstanding notes, and we refer to the senior subordinated exchange notes and the senior subordinated toggle exchange notes together as the exchange notes. We refer to the outstanding senior subordinated notes and the senior subordinated exchange notes together as the cash notes, and we refer to the outstanding senior subordinated toggle notes and the senior subordinated toggle exchange notes together as the toggle notes. We refer to the outstanding notes and the exchange notes together as the notes. The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to the outstanding notes. The exchange notes will represent the same debt as the outstanding notes and we will issue the exchange notes under the same indenture that governs the outstanding notes. We are also hereby offering the subsidiary guarantees of the exchange notes for guarantees of the outstanding notes described herein.

The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2007, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

•	We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

You should consider carefully the risk factors beginning on page 13 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is       , 2007.

[Inside Front Cover]

This prospectus incorporates important business and financial information about the company that is not included or delivered with this prospectus. This information is available without charge to holders of outstanding notes upon written or oral request.

Any requests for business and financial information incorporated but not included in this prospectus should be sent to United Surgical Partners International, Inc., 15305 Dallas Parkway, Suite 1600, Addison, Texas 75001-6491 Attn: General Counsel. To obtain timely delivery, holders of outstanding notes must request the information no later than five business days before       , 2007, the date they must make their investment decision.

(This page has been left blank intentionally)

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. Please review this prospectus in its entirety, including the risk factors and our Predecessor’s financial statements and the related notes to our Predecessor’s financial statements included elsewhere herein, before you decide to invest.

Unless the context otherwise requires, the terms “USPI,” “our company,” “us,” “we” and “our” refer to United Surgical Partners International, Inc. together with its subsidiaries, and the term “Holdings” refers to USPI Holdings, Inc. USPI became a wholly owned subsidiary of Holdings on April 19, 2007, as a result of a merger of UNCN Acquisition Corp., a subsidiary of Holdings, with and into USPI, with USPI continuing as the surviving corporation. The results of operations of USPI prior to April 19, 2007 have been labeled “Predecessor.” Unless otherwise noted, references to “pro forma” and other financial terms have the meanings set forth under “ — Summary of Historical Consolidated Financial Information of our Predecessor and Pro Forma Condensed Consolidated Financial Information.” References to “GAAP” means accounting principles generally accepted in the United States.

The Exchange Offer

On April 19, 2007, we completed a private offering of $240 million aggregate principal amount of our cash notes and $200 million aggregate principal amount of our toggle notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to among other things, file the registration statement of which this prospectus forms a part within 365 days of the issuance of the outstanding notes. You are entitled to exchange in this exchange offer your outstanding senior subordinated notes for senior subordinated exchange notes and your outstanding senior subordinated toggle notes for senior subordinated toggle exchange notes. The exchange notes have been registered under the federal securities laws and have substantially identical terms as the outstanding notes, except for the elimination of certain transfer restrictions and registration rights. You should read the discussion under the heading “— Summary Description of the Exchange Notes” and “Description of the Exchange Notes” for further information regarding the exchange notes.

Our Business

Company Overview

USPI is a leading provider of outpatient surgery through ambulatory surgery centers and surgical hospitals, which are collectively referred to herein as short stay surgical facilities, or facilities, with 145 facilities in the United States and three surgical hospitals in the United Kingdom. We focus on providing high quality surgical services that meet the needs of patients, physicians and payors better than hospital-based and other short stay surgical facilities. We believe that our facilities enhance the quality of care and the healthcare experience of patients, while providing significant administrative, clinical and economic benefits to physicians. In addition, we believe we offer a strategic approach for our health system partners to expand capacity and access within the markets they serve and offer an efficient and low cost alternative to payors. We acquire and develop our facilities through the formation of strategic relationships with physicians and not-for-profit healthcare systems to better access and serve the communities in our markets. Our operating model is efficient and scalable, and we have adapted it to each of our markets. We believe that our acquisition and development strategy and operating model enable us to continue to grow by taking advantage of highly-fragmented markets and an increasing demand for short stay surgery.

Since physicians provide and influence the direction of healthcare, we have developed our operating model to encourage physicians to affiliate with us and to use our facilities as an extension of their practices. We operate our facilities, structure our strategic relationships and adopt staffing, scheduling and clinical systems and protocols with the goal of increasing physician productivity. We believe that our focus on physician satisfaction, combined with providing high quality healthcare in a friendly and convenient environment for patients, will continue to increase the number of procedures performed at our facilities each year.

Donald E. Steen, our chairman, and the private equity firm of Welsh, Carson, Anderson & Stowe formed USPI in February 1998. All of our U.S. facilities are jointly owned with local physicians, and 81 of these facilities are also partially owned by major not-for-profit healthcare systems.

The Transactions

On April 19, 2007, under an agreement among Holdings, UNCN Acquisition Corp. and us, UNCN Acquisition Corp. was merged with and into USPI. USPI continued as the surviving corporation and a wholly owned subsidiary of Holdings after the merger. Holdings is, and UNCN Acquisition Corp. was, a Delaware corporation formed at the direction of Welsh, Carson, Anderson & Stowe X, L.P., or Welsh Carson, for purposes of engaging in the merger and related transactions. In the merger, USPI’s then- existing stockholders (other than rollover stockholders) and option holders were paid a total purchase price of approximately $1.4 billion. Each share of our common stock (other than shares held in treasury or owned by Holdings, UNCN Acquisition Corp. or any direct or indirect subsidiary of us or Holdings) was converted into the right to receive $31.05 in cash, without interest, and less any required withholding taxes. Upon the consummation of the merger and related transactions, USPI became a wholly owned subsidiary of Holdings which in turn became a wholly owned subsidiary of USPI Group Holdings, Inc., or our Parent, which is a Delaware corporation formed at the direction of Welsh Carson for the purpose of holding all of the outstanding capital stock of Holdings. Upon consummation of the merger and related transactions, our Parent’s capital stock became owned by Welsh Carson, certain other co-investors and the rollover stockholders.

The merger was financed by:

•	a $785.0 million cash equity investment in our Parent (which included $28.9 million of cash and rollover equity received from existing USPI stockholders who participated in the merger) by an investor group led by Welsh Carson;

•	$430.0 million in borrowings under our new senior secured U.S. credit facility, or the new senior secured credit facility;

•	$19.7 million in additional borrowings under an amended and restated secured U.K. credit facility, entered into by certain of our subsidiaries in the United Kingdom prior to the closing of the Transactions;

•	approximately $13.0 million of USPI’s cash on hand at closing; and

•	the proceeds from the issuance of the outstanding notes.

The merger closed immediately following the closing of our new senior secured credit facility and the issuance of the outstanding notes. Our new senior secured credit facility and the amended and restated senior secured U.K. credit facility are collectively referred to in this prospectus as the “new senior secured credit facilities” and are more fully described in the section entitled “Description of Certain Other Indebtedness.” The merger and the related transactions, including the issuance of the outstanding notes, the execution of our new senior secured credit facilities, the repayment of certain of our and our subsidiaries’ existing indebtedness and the payment of related fees and expenses, are collectively referred to in this prospectus as the “Transactions,” and are more fully described in the section entitled “The Transactions.”

In connection with the Transactions, all of our issued and outstanding capital stock is now held by Holdings, and Welsh Carson (along with certain of its related co-investors and the rollover stockholders), indirectly through their holdings of our Parent, owns all of the outstanding capital stock of Holdings, as set forth in the diagram below.

Corporate Information

USPI was incorporated in Delaware on February 27, 1998. Our principal executive offices are located at 15305 Dallas Parkway, Suite 1600, Addison, Texas 75001-6491. Our telephone number at our principal executive offices is (972) 713-3500. Our worldwide web address is www.unitedsurgical.com. The information on our website is not part of this prospectus.

Summary of the Terms of the Exchange Offer

On April 19, 2007, we sold the outstanding notes to the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

In connection with the sale of the outstanding notes, we and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes. Under the terms of that agreement, we each agreed to use commercially reasonable efforts to consummate the exchange offer contemplated by this prospectus.

If we and the subsidiary guarantors are not able to effect the exchange offer contemplated by this prospectus, we and the subsidiary guarantors will use reasonable best efforts to file and cause to become effective a shelf registration statement relating to the resales of the outstanding notes.

The following is a brief summary of the material terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	$240,000,000 in aggregate principal amount of cash notes and $200,000,000 in aggregate principal amount of toggle notes. We are also hereby offering to exchange the guarantees of the outstanding notes for guarantees of the exchange notes.

Exchange Offer	The exchange notes are being offered in exchange for a like principal amount of outstanding notes. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2007. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, each of the outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of each of the exchange notes are the same as the form and terms of each of the outstanding notes except that:

• the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

• each of the exchange notes bear different CUSIP numbers than the applicable outstanding notes; and

• the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the applicable outstanding notes in some circumstances relating to the timing of the exchange offer.

Resale	Based on an interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes; and

• you are not an “affiliate” of USPI within the meaning of Rule 405 of the Securities Act.

Each participating broker-dealer that receives exchange notes for its own account during the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Prospectus delivery requirements are discussed in greater detail in the section captioned “Plan of Distribution.” Any holder of outstanding notes who:

• is an affiliate of USPI,

• does not acquire exchange notes in the ordinary course of its business, or

• tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the aforementioned position of the Staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on , 2007 unless we decide to extend the exchange offer. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holders promptly after expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal. If you hold outstanding notes through the Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the applicable letter of transmittal.

By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of business;

• you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the provisions of the Securities Act;

• you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of USPI, or if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for applicable outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

See “The Exchange Offer — Procedures for Tendering” and “Plan of Distribution.”

Effect of Not Tendering in the Exchange Offer	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the outstanding notes not exchanged in this exchange offer under the Securities Act.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are not registered in your name, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at their respective interest rates from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been from April 19, 2007. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Material United States Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer is not a taxable event for U.S. federal income tax purposes. Please read the section of this prospectus captioned “Material U.S. Federal Income Tax Considerations” for more information on tax consequences of the exchange offer. You should consult your own tax advisor to determine the federal, state, local and other tax consequences of an investment in the exchange notes.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent	U.S. Bank National Association, the trustee under the indenture governing the outstanding notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer — Exchange Agent.”

Summary Description of the Exchange Notes

The following is a brief summary of some of the terms of this offering. We refer to the exchange notes and the outstanding notes together as the “notes.” For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuer	United Surgical Partners International, Inc.

Securities offered	$240,000,000 aggregate principal amount of cash notes and $200,000,000 aggregate principal amount of toggle notes.

Maturity date	May 1, 2017

Interest payment dates	May 1 and November 1 of each year, commencing on November 1, 2007.

Mandatory Principal Redemption	If the toggle notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the Code) at the end of the first accrual period ending after the fifth anniversary of the toggle notes’ issuance, or the AHYDO redemption date, we will be required to redeem for cash a portion of each toggle note then outstanding equal to the portion of a toggle note required to be redeemed to prevent such toggle note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. Each such redemption will be referred to herein as a “mandatory principal redemption.” The redemption price for the portion of each toggle note redeemed pursuant to a mandatory principal redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. No partial redemption or repurchase of the toggle notes prior to the AHYDO redemption date pursuant to any other provision of the indenture will alter our obligation to make the mandatory principal redemption with respect to any toggle notes that remain outstanding on the AHYDO redemption date.

Optional redemption	We may redeem some or all of the notes prior to May 1, 2012 at a price equal to 100% of the principal amount plus accrued and unpaid interest and a “make whole” premium. Thereafter, we may redeem some or all of the senior subordinated notes at the redemption prices set forth herein.

In addition, prior to May 1, 2010, we may redeem up to 35% of the cash notes and toggle notes, in each case, from the proceeds of certain equity offerings. See “Description of the Exchange Notes — Optional Redemption.”

Change of control	Upon the occurrence of a change of control, you will have the right, as a holder of exchange notes, to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds, or the terms of our other debt may prevent us from purchasing any of the notes upon a change of control. See “Description of the Exchange Notes — Repurchase at the Option of Holders.”

Ranking	The notes are our unsecured senior subordinated obligations and:

• rank junior in right of payment to all of our existing and future senior indebtedness, including our new senior secured credit facility;

• rank effectively junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and to all of the existing and future indebtedness of our subsidiaries that do not guarantee the senior subordinated notes, including indebtedness under the amended and restated senior secured U.K. credit facility;

• rank equally in right of payment with all of our existing and future senior subordinated indebtedness; and

• rank senior in right of payment to any future subordinated indebtedness that is expressly subordinated to the notes.

Similarly, the guarantees of the notes are unsecured senior subordinated obligations of the subsidiary guarantors and:

• rank junior in right of payment to all of the applicable subsidiary guarantor’s existing and future senior indebtedness, including its guarantee of our new senior secured credit facility;

• rank effectively junior in right of payment to the applicable subsidiary guarantor’s existing and future secured indebtedness, including its guarantee of our new senior secured credit facility, to the extent of the value of the assets securing such indebtedness, and to all of the exiting and future indebtedness of our subsidiaries that do not guarantee the senior subordinated notes, including indebtedness under the amended and restated senior secured U.K. credit facility;

• rank equally in right of payment with all of the applicable subsidiary guarantor’s existing and future senior subordinated indebtedness; and

• rank senior in right of payment to any of the applicable subsidiary guarantor’s future subordinated indebtedness that is expressly subordinated to the notes.

As of March 31, 2007, after giving effect to the Transactions, we and our subsidiaries that are guarantors of the notes had senior indebtedness of approximately $601.7 million, $518.0 million of which would have been senior secured indebtedness relating to the new senior secured credit facilities, and $83.7 million of which would have been indebtedness related to capital lease obligations and other debt. In addition, we were also able to borrow up to an additional $100.0 million of senior secured indebtedness under a delayed draw facility that is part of the new senior secured credit facilities and up to an additional $100.0 million under the revolving credit facility that is part of the new senior secured credit facilities. We also had $440.0 million of senior subordinated indebtedness, all of which related to the outstanding notes. In addition, we and the subsidiary guarantors may incur additional debt in the future, including under the new senior secured credit facilities.

Certain covenants	The indenture governing the notes contains certain covenants that limits, among other things, our ability and the ability of our restricted subsidiaries to:

• incur additional debt;

• pay dividends on, redeem or repurchase capital stock;

• make certain investments;

• enter into certain types of transactions with affiliates;

• engage in unrelated businesses;

• create liens; and

• sell certain assets or merge with or into other companies.

These covenants are subject to a number of important exceptions and limitations, which are described under the heading “Description of the Exchange Notes — Certain Covenants.”

No established market for the exchange notes	The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you that a market for the exchange notes will develop or make any representation as to the liquidity of any market. We do not intend to apply for the listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers advised us that they intend to make a market in the exchange notes, but they are not obligated to do so and any market-making with respect to the exchange notes may be discontinued at any time without notice. Accordingly, we cannot assure you that a liquid market will develop for exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices you receive when you sell will be favorable.

Risk factors	See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

Summary of Historical Consolidated Financial Information of Our Predecessor and
Pro Forma Condensed Consolidated Financial Information

The following table presents summary historical and pro forma financial and operating data and should be read in conjunction with “Selected Historical Consolidated Financial Information,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus. The summary historical consolidated financial data and other data set forth below for, and as of the end of the fiscal years ended December 31, 2006, 2005 and 2004, have been derived from our Predecessor’s audited consolidated financial statements included elsewhere in this prospectus, which have been audited by KPMG LLP. The summary historical consolidated financial data and other data set forth below for, and as of the end of the three months ended March 31, 2007 and 2006, have been derived from our Predecessor’s unaudited consolidated financial statements included elsewhere in this prospectus.

The following unaudited summary pro forma statement of income for the year ended December 31, 2006, gives effect to the Transactions and the Surgis acquisition consummated during 2006 as if they had occurred on January 1, 2006. The following unaudited summary pro forma statement of income for the three months ended March 31, 2007, gives effect to the Transactions, as if they had occurred on January 1, 2007. The following unaudited summary pro forma balance sheet data as of March 31, 2007, gives effect to the Transactions as if they had occurred on such date. The unaudited summary pro forma condensed consolidated financial data is for illustrative purposes only. Such data does not purport to be indicative of the financial condition and the results of operations that would have been achieved had the events for which we are giving pro forma effect actually occurred on the dates referred to above or the financial condition and the results of operations that may be expected in the future.

As a result of the Transactions, the successor company will have a new basis of accounting that will result in a revaluation of its assets and liabilities. USPI expects to complete this revaluation process within one year, and as a result, certain actual amounts may vary from the pro forma estimated amounts.

	Predecessor						Unaudited
				Unaudited		Unaudited	Pro Forma
				Three Months		Pro Forma	Three Months
	Years Ended December 31,			Ended March 31,		Year Ended	Ended March 31,
	2006	2005	2004	2007	2006	December 31, 2006	2007
				(Dollars in thousands)
Consolidated Statement of Income Data
Total revenues	$578,825	$469,601	$383,186	$162,898	$127,843	$603,874	$162,898
Equity in earnings of unconsolidated affiliates	31,568	23,998	18,626	8,504	6,885	32,917	8,524
Operating expenses excluding depreciation and amortization	(416,034)	(327,569)	(267,765)	(120,487)	(90,860)	(427,285)	(114,937)
Depreciation and amortization	(35,300)	(30,980)	(26,761)	(10,371)	(7,993)	(36,668)	(10,371)

Operating income	159,059	135,050	107,286	40,544	35,875	172,838	46,114
Other income (expense)
Interest income	4,069	4,455	1,591	743	1,419	4,112	743
Interest expense	(32,716)	(27,471)	(26,430)	(7,943)	(7,222)	(94,660)	(23,222)
Loss on early retirement of debt	(14,880)	—	(1,635)	—	—	(14,880)	—
Other	1,778	533	247	55	1,586	1,793	55

Income before minority interests	117,310	112,567	81,059	33,399	31,658	69,203	23,690
Minority interests in income of consolidated subsidiaries	(54,452)	(38,521)	(30,344)	(15,495)	(12,924)	(55,720)	(15,472)
Income tax expense	(22,773)	(26,430)	(17,986)	(9,033)	(7,096)	(5,176)	(3,903)

Income from continuing operations	40,085	47,616	32,729	8,871	11,638	$8,307	$4,315

Earnings (loss) from discontinued operations, net of tax	(5,839)	(322)	53,446	(211)	(6,463)

Net income	$34,246	$47,294	$86,175	$8,660	$5,175

	Predecessor						Unaudited
				Unaudited		Unaudited	Pro Forma
				Three Months		Pro Forma	Three Months
	Years Ended December 31,			Ended March 31,		Year Ended	Ended March 31,
	2006	2005	2004	2007	2006	December 31, 2006	2007
				(Dollars in thousands)
Other Data:
EBITDA(1)	$120,966	$127,720	$155,761	$35,264	$26,067	$140,699	$41,068
Number of facilities operated as of end of period(2)	141	99	87	148	104
Cash flows from operating activities	$102,504	$107,142	$81,098	$33,454	$30,734

	Predecessor					Unaudited
				Unaudited		Pro Forma
	As of December 31,			as of March 31,		as of March 31,
	2006	2005	2004	2007	2006	2007
	(Dollars in thousands)
Consolidated Balance Sheet Data:
Working capital (deficit)	$(41,834)	$90,946	$87,178	$(25,333)	$98,073	$(23,834)
Cash and cash equivalents	31,740	130,440	93,467	51,841	127,638	38,951
Total assets	1,231,856	1,028,841	922,304	1,283,166	1,066,490	2,137,886
Total debt	347,330	286,486	288,485	350,530	289,732	1,041,730
Total stockholders’ equity	599,274	531,050	474,609	613,050	543,074	783,994

(1)	EBITDA represents net income before net interest expense, income taxes and depreciation and amortization expense and after minority interests. We have included EBITDA in this prospectus to provide investors with a supplemental measure of our operating performance and ability to service and incur debt. EBITDA is not a presentation made in accordance with GAAP. EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP. For example, EBITDA does not reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with GAAP and use EBITDA only supplementally. In addition, because other companies may calculate EBITDA differently than we do, EBITDA may not be, as presented in this prospectus, comparable to similarly titled measures reported by other companies.

A reconciliation of net income to EBITDA is included below:

								Unaudited
	Predecessor					Unaudited		Pro Forma
				Unaudited		Pro Forma		Three Months
				Three Months		Year Ended		Ended
	Years Ended December 31,			Ended March 31,		December 31,		March 31,
	2006	2005	2004	2007	2006	2006		2007
	(Dollars in thousands)
Net income	$34,246	$47,294	$86,175	$8,660	$5,175	$8,307	(a)	$4,315	(a)
Income taxes	22,773	26,430	17,986	9,033	7,096	5,176		3,903
Net interest expense	28,647	23,016	24,839	7,200	5,803	90,548		22,479
Depreciation and amortization	35,300	30,980	26,761	10,371	7,993	36,668		10,371

EBITDA	$120,966	$127,720	$155,761	$35,264	$26,067	$140,699		$41,068

(a)	Represents income from continuing operations.

(2)	Does not include Spanish facilities that have been divested.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before agreeing to participate in the exchange offer. This prospectus contains forward looking statements that involve risks and uncertainties. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Notes and Our Leveraged Capital Structure

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

We have a substantial amount of indebtedness. As of March 31, 2007, on a pro forma basis after giving effect to the consummation of the Transactions, and the use of proceeds therefrom, we would have had approximately $1.0 billion of total indebtedness and a total indebtedness to total capitalization of approximately 55.0%. The amount of total indebtedness does not include borrowings under the revolving credit facility or the delayed draw facility that are part of our new senior secured credit facilities or borrowings under the overdraft facility or the revolving capital expenditure facility that are part of our amended and restated senior secured U.K. credit facility.

Our and our subsidiaries’ high degree of leverage could have important consequences to you. For example, it:

•	requires us and certain of our subsidiaries to dedicate a substantial portion of cash flow from operations to payments on indebtedness, reducing the availability of cash flow to fund working capital, capital expenditures, development activity, acquisitions and other general corporate purposes;

•	increases vulnerability to adverse general economic or industry conditions;

•	limits flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	makes us and our subsidiaries more vulnerable to increases in interest rates, as borrowings under the new senior secured credit facilities are at variable rates;

•	limits our and our subsidiaries’ ability to obtain additional financing in the future for working capital or other purposes, such as raising the funds necessary to repurchase all notes tendered to us upon the occurrence of specified changes of control in our ownership; or

•	places us at a competitive disadvantage compared to our competitors that have less indebtedness.

See “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” and “Description of Certain Other Indebtedness.”

Our significant indebtedness could limit our flexibility.

We are significantly leveraged and will continue to have significant indebtedness in the future. Our acquisition and development program requires substantial capital resources, estimated to range from $60 million to $80 million per year over the next three years, although the range could be exceeded if we identify attractive multi-facility acquisition opportunities. The operations of our existing surgical facilities also require ongoing capital expenditures. We believe that our cash on hand, cash flows from operations and available borrowings under our revolving credit facility will be sufficient to fund our acquisition and development activities in 2007, but if we identify favorable acquisition and development opportunities that require additional resources, we may be required to incur additional indebtedness in order to pursue these opportunities.

However, we may be unable to obtain sufficient financing on terms satisfactory to us, or at all. As a result, our acquisition and development activities would have to be curtailed or eliminated and our financial results would be adversely affected.

Despite our substantial level of indebtedness, we and our subsidiaries may be able to incur additional indebtedness. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur additional indebtedness in the future. We are able to borrow up to an additional $100.0 million of senior secured indebtedness under a delayed draw facility that is part of the new senior secured credit facilities and up to $100.0 million under the revolving credit facility that is part of the new senior secured credit facilities. In addition, we may incur other additional indebtedness. Although the new senior secured credit facilities and the indenture governing the notes each contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition, under the indenture governing the notes, our subsidiaries, including subsidiaries that are not guarantors of the notes, may incur indebtedness based on a multiple of facility-level EBITDA. Also, these restrictions do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness. To the extent new debt is added to our and our subsidiaries’ currently anticipated debt levels, the substantial leverage risks described above would increase. See “Description of the Exchange Notes” and “Description of Certain Other Indebtedness.”

Certain of our subsidiaries are not guarantors of the notes, and these non-guarantor subsidiaries may incur significant amounts of indebtedness.

The notes are not guaranteed by certain of our subsidiaries. These non-guarantor subsidiaries generate virtually all of our earnings, and our guarantor subsidiaries rely on receiving distributions from the non-guarantor subsidiaries in order to cover expenses and generate positive earnings. Under the indenture governing the notes and our new senior secured credit facility, our non-guarantor subsidiaries may be able to incur significant amounts of additional indebtedness. As a result, the notes are effectively structurally subordinated to the indebtedness incurred by these non-guarantor subsidiaries. Upon any distribution to creditors of a non-guarantor subsidiary in a bankruptcy or similar proceeding relating to such entity, creditors of such entity are entitled to be paid in full in cash before any distribution by such non-guarantor subsidiaries may be made to satisfy our or any of our subsidiary guarantors’ obligations with respect to the notes. See “Description of the Exchange Notes.”

We are not limited in our ability to invest in certain of our non-guarantor subsidiaries and we may not be able to recapture the funds invested in these subsidiaries.

The indenture governing the notes does not limit our ability to invest in our Qualified Restricted Subsidiaries (as defined in “Description of the Exchange Notes — Certain Definitions”). These Qualified Restricted Subsidiaries can incur significant amounts of indebtedness. As a result, the Qualified Restricted Subsidiaries may in the future become highly leveraged. Since these Qualified Restricted Subsidiaries are not guarantors of the notes, in the event of a bankruptcy of one or more of these entities, funds we invest in these entities may not be available to us to repay the notes or for other purposes. Our inability to recover funds invested in our Qualified Restricted Subsidiaries could limit our ability to service our debt obligations, including our obligations under the notes.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The operating and financial restrictions and covenants in our debt instruments, including our new senior secured credit facilities and the indenture governing the notes, may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. For example, our new senior secured credit facility restricts, subject to certain exceptions, our and our subsidiaries’ ability to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale leaseback transactions;

•	make loans, investments and other advances;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or repurchase certain indebtedness including the notes;

•	amend or otherwise alter terms of certain subordinated indebtedness including the notes;

•	enter into agreements limiting subsidiary distributions;

•	sell assets;

•	engage in certain transactions with affiliates;

•	alter the business that we conduct; and

•	issue and sell capital stock of subsidiaries.

In addition, the amended and restated senior secured U.K. credit facility restricts, subject to certain exceptions, the ability of certain of our subsidiaries existing in the United Kingdom to, among other things:

•	incur or permit to exist additional indebtedness;

•	incur liens;

•	make loans, investments or acquisitions;

•	declare dividends or other distributions;

•	enter into operating leases;

•	engage in mergers, joint ventures or partnerships;

•	sell assets;

•	alter the business that the U.K. borrowers and their subsidiaries conduct; and

•	incur financial lease expenditures.

The indenture governing the notes includes similar restrictions. See “Description of the Exchange Notes.” Our senior secured credit facility also requires us to comply with a financial covenant with respect to the revolving credit facility which becomes more restrictive over time and the amended and restated senior secured U.K. credit facility requires certain of our subsidiaries existing in the United Kingdom to comply with certain financial covenants, including a maximum leverage ratio test, a debt service coverage ratio test and an interest coverage ratio test. Our and our subsidiaries’ ability to comply with these covenants and ratios may be affected by events beyond our control. A breach of any covenant or required financial ratio could result in a default under the new senior secured credit facilities. In the event of any default under the new senior secured credit facilities, the applicable lenders could elect to terminate borrowing commitments and declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us or the borrower in the United Kingdom to apply all available cash to repay these borrowings or to prevent us from making or permitting subsidiaries in the United Kingdom to make distributions or dividends, the proceeds of which are used by us to make debt service payments on the notes, any of which would be an event of default under the notes. See “Description of the Exchange Notes,” “Description of Certain Other Indebtedness” and “ — Risks Related to the Notes.”

Your right to receive payments on the notes is junior to our senior indebtedness and the senior indebtedness of the subsidiary guarantors. Further, the notes and the subsidiary guarantees are effectively subordinated to all liabilities of our non-guarantor subsidiaries.

The notes and the subsidiary guarantees are subordinated to the prior payment in full of our and the subsidiary guarantors’ respective current and future senior indebtedness. As of March 31, 2007, on a pro forma basis after giving effect to the consummation of the Transactions and the use of proceeds therefrom, we would have had approximately $601.7 million of indebtedness to which the notes would have been subordinated. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of our company or any subsidiary guarantor, our assets or the assets of such subsidiary guarantor will be available to pay obligations under the notes only after all payments had been made on our senior indebtedness or the senior indebtedness of such subsidiary guarantor. Sufficient assets may not remain after all these payments have been made to make any payments on the notes. In addition, all payments on the notes and the subsidiary guarantees thereof will be prohibited in the event of a payment default on our senior indebtedness (including borrowings under our new senior secured credit facility) and, for limited periods, upon the occurrence of other defaults under our new senior secured credit facility.

The notes are structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes, including the borrowings under the amended and restated senior secured U.K. credit facility, and these non-guarantor subsidiaries are permitted to incur additional indebtedness under the indenture governing the notes. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indenture governing the notes contains limitations on the incurrence of additional indebtedness by us and our restricted subsidiaries, such limitations are subject to a number of significant exceptions. Moreover, the indenture governing the notes does not impose any limitation on the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indenture. The aggregate net operating revenues and operating income for the three months ended March 31, 2007 of our subsidiaries that are not guaranteeing the notes were $148.1 million and $37.0 million, respectively, and at March 31, 2007, those subsidiaries had total assets and total liabilities of $561.2 million and $242.4 million, respectively. See “Description of the Exchange Notes — Subordination” and “Description of the Exchange Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” See also “Description of the Exchange Notes — Subsidiary Guarantees” and the condensed consolidating financial information included in the notes to our consolidated financial statements included herein.

To service our indebtedness and meet our other ongoing liquidity needs, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, including possible changes in government reimbursement rates or methods. If we cannot generate the required cash, we may not be able to make the required payments under the notes.

Our ability to make scheduled payments on our indebtedness, including the notes, and to fund our planned capital expenditures and our other ongoing liquidity needs depends on our ability to generate cash in the future. Our future financial results could fluctuate substantially if government reimbursement rates or methods change significantly. We cannot assure you that our business will generate sufficient cash flow from operations to enable us to pay our indebtedness, including our indebtedness in respect of the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or provide adequate funds to allow us to pay our debts as they come due and fund our other liquidity needs. Also, some alternative strategies would require the prior consent of our senior secured lenders, which we may not be able to obtain. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Description of Certain Other Indebtedness.”

We depend on distributions from our operating subsidiaries to pay the interest on the notes. Contractual or legal restrictions applicable to our subsidiaries could limit distributions from them.

We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we depend on the earnings of our subsidiaries, and the distribution or payment to us of a portion of these earnings to meet our obligations, including those under our new senior secured credit facility, the notes and any of our other debt obligations. Our subsidiaries’ ability to make payments to us depends upon their operating results and is also subject to applicable law and contractual restrictions. Some of our subsidiaries may become subject to loan agreements and indentures that restrict the sale of assets and significantly restrict or prohibit the payment of dividends or the making of distributions, loans or other payments to stockholders and members. The indenture governing the notes permits our subsidiaries to incur debt with similar prohibitions and restrictions in the future. Provisions of law, like those requiring that dividends be paid only out of surplus, and provisions of our senior indebtedness can also limit the ability of our subsidiaries to make distributions, loans or other payments to us. See “Description of Certain Other Indebtedness.”

The notes are not secured by our assets or those of our subsidiaries and the lenders under our new senior secured credit facility are entitled to remedies available to a secured lender, which gives them priority over holders of the notes to collect amounts due to them.

In addition to being subordinated to all of our existing and future senior indebtedness, the notes and the related subsidiary guarantees are not secured by any of our or our subsidiaries’ assets and therefore are effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing our secured debt. Our obligations under our new senior secured credit facility are secured by, among other things, a first priority pledge of our capital stock and the capital stock of our wholly owned domestic subsidiaries, up to 65% of the capital stock of certain of our foreign subsidiaries and by substantially all of the assets of our company and each of our existing and subsequently acquired or organized wholly owned domestic subsidiaries. If we become insolvent or are liquidated, or if payment under our new senior secured credit facility or in respect of any other secured senior indebtedness is accelerated, the lenders under our new senior secured credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our new senior secured credit facility or the other senior debt). In addition, we and/or the subsidiary guarantors may incur additional secured senior indebtedness, the holders of which will also be entitled to the remedies available to a secured lender. See “Description of Certain Other Indebtedness” and “Description of the Exchange Notes.”

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our and certain of our subsidiaries’ indebtedness, including a default under the new senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our new senior secured credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our new senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our new senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

If we were to experience a change of control as described under “Description of the Exchange Notes,” we would be required to make an offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for any purchase of the notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new stockholders. We cannot assure you that any of these sources will be available or sufficient to make the required repurchase of the notes, and restrictions in our new senior secured credit facility may not allow such repurchases. Upon the occurrence of a change of control event, we may seek to refinance the debt outstanding under our new senior secured credit facility and the notes. However, it is possible that we will not be able to complete such refinancing on commercially reasonable terms or at all. In such event, we would not have the funds necessary to finance the required change of control offer. See “Description of the Exchange Notes — Repurchase at the Option of Holders.”

In addition, a change of control would be an event of default under our new senior secured credit facility. Any future credit agreement or other agreements relating to our senior debt to which we become a party may contain similar provisions. Our failure to purchase the notes upon a change of control under the indenture would constitute an event of default under the indenture. This default would, in turn, constitute an event of default under our new senior secured credit facility and may constitute an event of default under future senior debt, any of which may cause the related debt to be accelerated after any applicable notice or grace periods. If debt were to be accelerated, we might not have sufficient funds to repurchase the notes and repay the debt.

We may elect not to pay any cash interest accrued on the toggle notes.

Pursuant to the indenture governing the notes, the initial interest payment on the toggle notes will be payable in cash, however, for any interest period thereafter through May 1, 2012, we may elect not to pay cash interest due on the toggle notes, and may elect to pay PIK interest. In the absence of such an election, interest on the toggle notes will be payable as PIK interest. The failure to pay cash interest on the toggle notes on any interest payment date will not constitute an event of default under the indenture governing the notes. Under such circumstances, interest will be paid in the form of PIK interest by increasing the principal amount of the notes or issuing new toggle notes. See “Description of the Exchange Notes — Principal, Maturity and Interest.”

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a subsidiary guarantee or claims related to the notes or subordinate a subsidiary guarantee to all of our other debts or to all other debts of a subsidiary guarantor if, among other things, we or a subsidiary guarantor, at the time we or such subsidiary guarantor incurred the indebtedness evidenced by its subsidiary guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

•	the subsidiary guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the subsidiary guarantor was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond the subsidiary guarantor’s ability to pay such debts as they mature.

In addition, a court could void any payment by a subsidiary guarantor pursuant to the notes or a subsidiary guarantee and require that payment to be returned to such subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transferred has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, our operating history and other factors, we believe that, in connection with the issuance of the outstanding notes, we and each subsidiary guarantor, after giving effect to its subsidiary guarantee of the notes, were not rendered insolvent, did not have insufficient capital for the business in which we are or it is engaged and did not incur debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers advised us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and may be limited during the exchange offer and the pendency of any shelf registration statement. There can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their notes or the price at which the holders would be able to sell their exchange notes.

You are required to pay U.S. federal income tax on the toggle notes even if we do not pay cash interest.

None of the interest payments on the toggle notes will be qualified stated interest for U.S. federal income tax purposes, even if we never exercise the option to pay PIK interest, because the toggle notes provide us with the option to pay cash interest or PIK interest for any interest payment period after the initial interest payment and prior to May 1, 2012. Consequently, all interest on the toggle notes will be treated as original issue discount for U.S. federal income tax purposes, and U.S. holders will be required to include such original issue discount in gross income on a constant yield to maturity basis, regardless of whether such interest is paid currently in cash. See “Material U.S. Federal Income Tax Considerations.”

The market price for the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

Welsh Carson controls us and may have conflicts of interest with us or you in the future.

An investor group led by Welsh Carson owns substantially all of the outstanding equity securities of our Parent. Welsh Carson controls a majority of the voting power of such outstanding equity securities and therefore ultimately controls all of our affairs and policies, including the election of our board of directors, the approval of certain actions such as amending our charter, commencing bankruptcy proceedings and taking certain corporate actions (including, without limitation, incurring debt, issuing stock, selling assets and engaging in mergers and acquisitions), and appointing members of our management. The interests of Welsh Carson could conflict with the interests of holders of the notes. For example, Welsh Carson could cause us to make acquisitions that increase the amount of our indebtedness or sell assets, either of which may impair our ability to make payments under the notes.

Additionally, Welsh Carson is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Welsh Carson may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by Welsh Carson continue to indirectly own a significant amount of our capital stock, even if such amount is less than 50% of our outstanding common stock on a fully-diluted basis, Welsh Carson will continue to be able to strongly influence or effectively control our decisions.

Risks Related to Our Business

Our surgical hospitals and ambulatory surgery centers face competition for patients from other hospitals and health care providers.

The health care business is highly competitive, and competition among hospitals and other health care providers for patients has intensified in recent years. Generally, other hospitals in the local communities served by most of our hospitals provide services similar to those offered by our surgical hospitals and ambulatory surgery centers. In 2005, the Centers for Medicare and Medicaid Services, or CMS, began making public performance data related to ten quality measures that hospitals submit in connection with their Medicare reimbursement. On February 8, 2006, the Deficit Reduction Act of 2005, or DEFRA 2005, was enacted by Congress and expanded the number of quality measures that must be reported by hospitals to 21, beginning with discharges occurring in the third quarter of 2006. While ambulatory surgery centers are not currently subject to this requirement, if any of our surgical centers or hospitals achieve poor results (or results that are lower than our competitors) on these 21 quality measures, patient volumes could decline. In addition, DEFRA 2005 requires that CMS expand the number of quality measures to be reported by hospitals in future years. On November 1, 2006, CMS announced a final rule that expands to 26 the number of quality measures that must be reported by hospitals, beginning in the first quarter of calendar year 2007, and requires, beginning in the third quarter of calendar year 2007, that hospitals report the results of a 27-question patient perspective survey. The additional quality measures and future trends toward clinical transparency may have an unanticipated impact on our competitive position and patient volumes for our specialty hospitals.

In the Tax Relief and Health Care Act of 2006 Congress added ambulatory surgery centers to its list of services under the “pay for performance” initiative. The legislation requires CMS to develop quality measures for hospital outpatient departments by January 2009, and to reduce the annual increase factor by two percentage points for any facility that does not submit required data. It also authorizes CMS to apply those provisions to ambulatory surgery centers. If CMS makes pay for performance applicable to ambulatory surgery centers and if we do not report quality data as required, our non-reporting facilities would not receive the full Medicare rate updates.

In addition, the number of freestanding specialty hospitals and surgery centers in the geographic areas in which we operate has increased significantly. As a result, most of our ambulatory surgical centers and surgical hospitals operate in a highly competitive environment. Some of the hospitals that compete with our facilities are owned by governmental agencies or not-for-profit corporations supported by endowments, charitable contributions and/or tax revenues and can finance capital expenditures and operations on a tax-exempt basis. Our ambulatory surgical centers and surgical hospitals are facing increasing competition from unaffiliated physician-owned specialty hospitals and from unaffiliated ambulatory surgery centers for market share in high margin services and for quality physicians and personnel. If our competitors are better able to attract patients, recruit physicians, expand services or obtain favorable managed care contracts at their facilities than our surgical hospitals and ambulatory surgical centers, we may experience an overall decline in patient volume. See “Business — Competition.”

The growth of patient receivables and a deterioration in the collectability of these accounts could adversely affect our results of operations.

The primary collection risks of our accounts receivable relate to patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement but patient responsibility amounts (deductibles and copayments) remain outstanding. The provision for doubtful accounts relates primarily to amounts due directly from patients.

The amount of the provision for doubtful accounts is based solely upon the aging of accounts receivable, without differentiation between payor sources. Our U.S. doubtful account allowance at March 31, 2007 and 2006, represented approximately 19% and 17% of our U.S. accounts receivable balance, respectively. Due to the difficulty in assessing future trends, we could be required to increase our provisions for doubtful accounts. A deterioration in the collectability of these accounts would adversely affect our collection of accounts receivable, cash flows and results of operations.

We depend on payments from third party payors, including government healthcare programs. If these payments are reduced, our revenue will decrease.

We are dependent upon private and governmental third party sources of payment for the services provided to patients in our surgery centers and surgical hospitals. The amount of payment an ambulatory surgery center or surgical hospital receives for its services may be adversely affected by market and cost factors as well as other factors over which we have no control, including Medicare and Medicaid regulations and the cost containment and utilization decisions of third party payors. In the United Kingdom, a significant portion of our revenues result from referrals of patients to our hospitals by the national health system. We have no control over the number of patients that are referred to the private sector annually. Fixed fee schedules, capitation payment arrangements, exclusion from participation in or inability to reach agreement with managed care programs or other factors affecting payments for healthcare services over which we have no control could also cause a reduction in our revenues.

If we are unable to acquire and develop additional surgery centers or surgical hospitals on favorable terms, are not successful in integrating operations of acquired centers or hospitals, or are unable to manage growth, we may be unable to execute our acquisition and development strategy, which could limit our future growth.

Our strategy is to increase our revenues and earnings by continuing to acquire surgical facility companies, groups of surgical facilities and individual surgical facilities and to develop additional surgical facilities, primarily in collaboration with our hospital partners. Our efforts to execute our acquisition and development strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisition and development transactions. We are currently evaluating potential acquisitions and development projects and expect to continue to evaluate acquisitions and development projects in the foreseeable future. The surgical facilities we develop typically incur losses in their early months of operation (more so in the case of surgical hospitals) and, until their case loads grow, they generally experience lower total revenues and operating margins than established surgical facilities, and we expect this to continue to be the case. Historically, most of our newly developed facilities have generated positive cash flow within the first 12 months of operations. We may not be successful in acquiring other companies or additional surgical facilities, developing surgical facilities or achieving satisfactory operating results at acquired or newly developed facilities. Further, the companies or assets we acquire in the future may not ultimately produce returns that justify our related investment. If we are not able to execute our acquisition and development strategy, our ability to increase revenues and earnings through future growth would be impaired.

If we are not successful in integrating the operations of newly acquired surgical facility companies, groups of surgical facilities and individual surgical facilities, we may not realize the potential benefits of such acquisitions. Our acquisition of Surgis, Inc., for example, requires the integration of two companies that previously operated independently. If we are not able to integrate the two companies’ operations and personnel in a timely and efficient manner, then the potential benefits of the transaction may not be realized. Further, any delays or unexpected costs incurred in connection with the integration could have a material adverse effect on our operations and earnings. In particular, if the operations and personnel of the two companies are not compatible, if we experience the loss of key personnel or if the effort devoted to the integration of the two companies diverts significant management or other resources from other operational activities, our operations could be impaired.

We have acquired interests in or developed all of our surgery centers and surgical hospitals since our inception in February 1998. We expect to continue to expand our operations in the future. Our rapid growth has placed, and will continue to place, increased demands on our management, operational and financial information systems and other resources. Further expansion of our operations will require substantial financial resources and management attention. To accommodate our past and anticipated future growth, and to compete effectively, we will need to continue to implement and improve our management, operational and financial information systems and to expand, train, manage and motivate our workforce. Our personnel, systems, procedures or controls may not be adequate to support our operations in the future. Further, focusing our financial resources and management attention on the expansion of our operations may negatively impact our financial results. Any failure to implement and improve our management, operational and financial information systems, or to expand, train, manage or motivate our workforce, could reduce or prevent our growth.

If we incur material liabilities as a result of acquiring companies or surgical facilities, our operating results could be adversely affected.

Although we conduct extensive due diligence prior to the transactions and seek indemnification from prospective sellers covering unknown or contingent liabilities, we may acquire companies and surgical facilities that have material liabilities for failure to comply with federal or state healthcare laws and regulations or other past activities. Although we maintain professional and general liability insurance, we do not currently maintain insurance specifically covering any unknown or contingent liabilities that may have occurred prior to the acquisition of companies and surgical facilities. If we incur these liabilities and are not indemnified or insured for them, our operating results and financial condition could be adversely affected.

We depend on our relationships with not-for-profit healthcare systems and their ability to assist in negotiating managed care contracts on behalf of the surgical facilities that we jointly own with healthcare systems. If we are not able to maintain our strategic alliances with these not-for-profit healthcare systems, or enter into new alliances, we may be unable to implement our business strategies successfully.

Our domestic business depends in part upon the efforts and success of the not-for-profit healthcare systems with which we have strategic alliances and the strength of our alliances with those healthcare systems. Our business could be adversely affected by any damage to those healthcare systems’ reputations or to our alliances with them. We may not be able to maintain our existing alliance agreements on terms and conditions favorable to us or enter into alliances with additional not-for-profit healthcare systems. Our relationships with not-for-profit health systems and the joint venture agreements that represent these relationships are structured to comply with current revenue rulings published by the Internal Revenue Service as well as case law relevant to joint ventures between for-profit and not-for-profit healthcare entities. Material changes in these authorities could adversely affect our relationships with not-for-profit health systems. If we are unable to maintain our existing arrangements on terms favorable to us or enter into alliances with additional not-for-profit healthcare systems, we may be unable to implement our business strategies successfully.

If we and our not-for-profit healthcare system partners are unable to successfully negotiate contracts and maintain satisfactory relationships with managed care organizations or other third party payors, our revenues may decrease.

Our competitive position has been, and will continue to be, affected by initiatives undertaken during the past several years by major domestic purchasers of healthcare services, including federal and state governments, insurance companies and employers, to revise payment methods and monitor healthcare expenditures in an effort to contain healthcare costs. As a result of these initiatives, managed care companies such as health maintenance and preferred provider organizations, which offer prepaid and discounted medical service packages, represent a growing segment of healthcare payors, the effect of which has been to reduce the growth of domestic healthcare facility margins and revenue. Similarly, in the United Kingdom, most patients at surgical hospitals have private healthcare insurance, either paid for by the patient or received as part of their employment compensation. Our surgical hospitals in the United Kingdom contract with healthcare insurers on an annual basis to provide services to insured patients.

As an increasing percentage of domestic patients become subject to healthcare coverage arrangements with managed care payors, we believe that our success will continue to depend upon our and our not-for-profit healthcare system partners’ ability to negotiate favorable contracts on behalf of our facilities with managed care organizations, employer groups and other private third party payors. We have structured our ventures with not-for-profit healthcare system partners in a manner we believe to be consistent with applicable regulatory requirements. If applicable regulatory requirements were interpreted to require changes to our existing arrangements, or if we are unable to enter into these arrangements on satisfactory terms in the future, we could be adversely affected. Many of these payors already have existing provider structures in place and may not be able or willing to change their provider networks. Similarly, if we fail to negotiate contracts with healthcare insurers in the United Kingdom on favorable terms, or if we fail to remain on insurers’ networks of approved hospitals, such failure could have a material adverse effect on us. We could also experience a material adverse effect to our operating results and financial condition as a result of the termination of existing third party payor contracts.

We depend on our relationships with the physicians who use our facilities. Our ability to provide medical services at our facilities would be impaired and our revenues reduced if we are not able to maintain these relationships.

Our business depends upon the efforts and success of the physicians who provide medical and surgical services at our facilities and the strength of our relationships with these physicians. Our revenues would be reduced if we lost our relationship with one or more key physicians or group of physicians or such physicians or groups reduce their use of our facilities. In addition, any failure of these physicians to maintain the quality of medical care provided or to otherwise adhere to professional guidelines at our surgical facilities or any damage to the reputation of a key physician or group of physicians could damage our reputation, subject us to liability and significantly reduce our revenues.

Our U.K. operations are subject to unique risks, any of which, if they actually occur, could adversely affect our results.

We expect that revenue from our U.K. operations will continue to account for a significant percentage of our total revenue. Further, we may pursue additional acquisitions in the United Kingdom, which would require substantial financial resources and management attention. This focus of financial resources and management attention could have an adverse effect on our financial results. Our U.K. operations are subject, and as they continue to develop may become increasingly subject, to risks such as:

•	competition with government sponsored healthcare systems;

•	unforeseen changes in foreign regulatory requirements or domestic regulatory requirements affecting our foreign operations;

•	identifying, attracting, retaining and working successfully with qualified local management;

•	fluctuations in exchange rates;

•	difficulties in staffing and managing geographically and culturally diverse, multinational operations; and

•	the possibility of an economic downturn in the United Kingdom, which could adversely affect the ability or willingness of employers and individuals in these countries to purchase private health insurance.

These or other factors could have a material adverse effect on our ability to successfully operate in the United Kingdom and our financial condition and operations.

Our revenues may be reduced by changes in payment methods or rates under the Medicare or Medicaid programs.

The Department of Health and Human Services and the states in which we perform surgical procedures for Medicaid patients may revise the Medicare and Medicaid payment methods or rates in the future. Any such changes could have a negative impact on the reimbursements we receive for our surgical services from the Medicare program and the state Medicaid programs. Notably, as part of a Congressional mandate to revise the Medicare payment system for procedures performed in ambulatory surgery centers, in July 2007, CMS published rules revising the payment system for ambulatory surgery centers effective in 2008. The rules expand the number of procedures that are covered in ambulatory surgery centers and, among other things, base payment to ambulatory surgery centers on the same methodology used to set payments to hospital outpatient departments, but at a reduced amount. Concurrently with the publication of this rule, CMS published proposed rules revising the payment system for hospital outpatient departments, which could affect payments to ambulatory surgery centers because of the shared payment methodology beginning in 2008. This proposed hospital outpatient department payment system rule remains subject to review and comment by the public, and will not be finalized until late 2007. Under the new payment methodology for ambulatory surgery centers, the payment rate is currently estimated to be approximately 65% of the hospital outpatient department rate for the same procedure, but this percentage is subject to change pending the finalization of the hospital outpatient department payment rule. In addition, the new payment methodology for ambulatory surgery centers will be phased in over a four-year period. In 2008, the payment rate for each procedure that was approved for payment as an ambulatory surgery center service in 2007 will be based 75% on the 2007 ambulatory surgery center rate and 25% on the new payment methodology. The transition to the new payment methodology for ambulatory surgery center services will continue in 2009 and 2010, with payment split 50/50 in 2009 and 25/75 in 2010 between the 2007 payment rates and the new methodology. In 2011, payments will be determined 100% under the new methodology. Newly covered ambulatory surgery center services will not be subject to the transition provisions and will be paid solely according to the new methodology. Our current expectation is that the revised payment system for ambulatory surgery centers will result in a slight improvement in our results of operations beginning in 2008. However, future reductions or changes in Medicare or Medicaid funding could significantly affect our results of operations.

Efforts to regulate the construction, acquisition or expansion of healthcare facilities could prevent us from acquiring additional ambulatory surgery centers or surgical hospitals, renovating our existing facilities or expanding the breadth of services we offer.

Many states in the United States require prior approval for the construction, acquisition or expansion of healthcare facilities or expansion of the services they offer. When considering whether to approve such projects, these states take into account the need for additional or expanded healthcare facilities or services. In a number of states in which we operate, we are required to obtain certificates of need for capital expenditures exceeding a prescribed amount, changes in bed capacity or services offered and under various other circumstances. Other states in which we now or may in the future operate may adopt certificate of need legislation or regulatory provisions. Our costs of obtaining a certificate of need have ranged up to $500,000. Although we have not previously been denied a certificate of need, we may not be able to obtain the certificates of need or other required approvals for additional or expanded facilities or services in the future. In addition, at the time we acquire a facility, we may agree to replace or expand the acquired facility. If we are unable to obtain the required approvals, we may not be able to acquire additional ambulatory surgery centers or surgical hospitals, expand the healthcare services provided at these facilities or replace or expand acquired facilities.

Failure to comply with federal and state statutes and regulations relating to patient privacy and electronic data security could negatively impact our financial results.

There are currently numerous federal and state statutes and regulations that address patient privacy concerns and federal standards that address the maintenance of the security of electronically maintained or transmitted electronic health information and the format of transmission of such information in common health care financing information exchanges. These provisions are intended to enhance patient privacy and the effectiveness and efficiency of healthcare claims and payment transactions. In particular, the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 required us to implement new systems and to adopt business procedures for transmitting health care information and for protecting the privacy and security of individually identifiable information.

We believe that we are in material compliance with existing state and federal regulations relating to patient privacy, security and with respect to the format for electronic health care transactions. However, if we fail to comply with the federal privacy, security and transactions and code sets regulations, we could incur civil penalties up to $25,000 per calendar year for each violation and criminal penalties with fines up to $250,000 per violation. Failure to comply with state laws related to privacy could, in some cases, also result in civil fines and criminal penalties.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

We are subject to many laws and regulations at the federal, state and local government levels in the jurisdictions in which we operate. These laws and regulations require that our healthcare facilities meet various licensing, certification and other requirements, including those relating to:

•	physician ownership of our domestic facilities;

•	beneficiary inducements;

•	the adequacy of medical care, equipment, personnel, operating policies and procedures;

•	building codes;

•	licensure, certification and accreditation;

•	billing for services;

•	maintenance and protection of records; and

•	environmental protection.

We believe that we are in material compliance with applicable laws and regulations. However, if we fail or have failed to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in Medicare, Medicaid and other government sponsored healthcare programs. A number of initiatives have been proposed during the past several years to reform various aspects of the healthcare system, both domestically and in the United Kingdom. In the future, different interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. Current or future legislative initiatives or government regulation may have a material adverse effect on our operations or reduce the demand for our services.

In pursuing our growth strategy, we may expand our presence into new geographic markets. In entering a new geographic market, we will be required to comply with laws and regulations of jurisdictions that may differ from those applicable to our current operations. If we are unable to comply with these legal requirements in a cost-effective manner, we may be unable to enter new geographic markets.

If a federal or state agency asserts a different position or enacts new laws or regulations regarding illegal remuneration under the Medicare or Medicaid programs, we may be subject to civil and criminal penalties, experience a significant reduction in our revenues or be excluded from participation in the Medicare and Medicaid programs.

The federal anti-kickback statute, or the Anti-Kickback Statute, prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referrals for items or services payable by Medicare, Medicaid, or any other federally funded healthcare program. Additionally, the Anti-Kickback Statute prohibits any form of remuneration in return for purchasing, leasing, or ordering or arranging for or recommending the purchasing, leasing or ordering of items or services payable by Medicare, Medicaid or any other federally funded healthcare program. The Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. Moreover, several federal courts have held that the Anti-Kickback Statute can be violated if only one purpose (not necessarily the primary purpose) of a transaction is to induce or reward a referral of business, notwithstanding other legitimate purposes. Violations of the Anti-Kickback Statute may result in substantial civil or criminal penalties, including up to five years imprisonment and criminal fines of up to $25,000 and civil penalties of up to $50,000 for each violation, plus three times the remuneration involved or the amount claimed and exclusion from participation in the Medicare and Medicaid programs. An exclusion, if applied to our ambulatory surgery centers or surgical hospitals, could result in significant reductions in our revenues, which could have a material adverse effect on our business.

In July 1991, the Department of Health and Human Services issued final regulations defining various “safe harbors.” Two of the safe harbors issued in 1991 apply to business arrangements similar to those used in connection with our ambulatory surgery centers and surgical hospitals: the “investment interest” safe harbor and the “personal services and management contracts” safe harbor. However, the structure of the partnerships and limited liability companies operating our ambulatory surgery centers and surgical hospitals, as well as our various business arrangements involving physician group practices, do not satisfy all of the requirements of either safe harbor. Therefore, our business arrangements with our ambulatory surgery centers, surgical hospitals and physician groups do not qualify for “safe harbor” protection from government review or prosecution under the Anti-Kickback Statute. When a transaction or relationship does not fit within a safe harbor, it does not mean that an anti-kickback violation has occurred; rather, it means that the facts and circumstances as well as the intent of the parties related to a specific transaction or relationship must be examined to determine whether or not any illegal conduct has occurred.

On November 19, 1999, the Department of Health and Human Services promulgated final regulations creating additional safe harbor provisions, including a safe harbor that applies to physician ownership of or investment interests in surgery centers. The surgery center safe harbor protects four types of investment arrangements: (1) surgeon owned surgery centers; (2) single specialty surgery centers; (3) multi-specialty surgery centers; and (4) hospital/physician surgery centers. Each category has its own requirements with regard to what type of physician may be an investor in the surgery center. In addition to the physician investor, the categories permit an “unrelated” investor, who is a person or entity that is not in a position to provide items or services related to the surgery center or its investors. Our business arrangements with our short stay surgical facilities typically consist of one of our subsidiaries being an investor in each partnership or limited liability company that owns the surgery center, in addition to providing management and other services to the short stay surgical facilities. As a result, these business arrangements do not appear to comply with the enumerated surgery center safe harbor requirements, and, therefore, the agreements are not likely to be immune from government review or prosecution.

Although we believe that our business arrangements do not violate the Anti-Kickback Statute, a government agency or a private party may assert a contrary position. Additionally, new domestic federal or state laws may be enacted that would cause our relationships with the physician investors to become illegal or result in the imposition of penalties against us or our facilities. If any of our business arrangements with physician investors were deemed to violate the Anti-Kickback Statute or similar laws, or if new domestic federal or state laws were enacted rendering these arrangements illegal, our business could be adversely affected.

Also, most of the states in which we operate have adopted anti-kickback laws, many of which apply more broadly to all third-party payors, not just to federal or state healthcare programs. Many of the state laws do not have regulatory safe harbors comparable to the federal provisions and have only rarely been interpreted by the courts or other governmental agencies. We believe that our business arrangements do not violate these state laws. Nonetheless, if our arrangements were found to violate any of these anti-kickback laws, we could be subject to significant civil and criminal penalties that could adversely affect our business.

If physician self-referral laws are interpreted differently or if other legislative restrictions are issued, we could incur significant sanctions and loss of reimbursement revenues.

The U.S. federal physician self-referral law, commonly referred to as the Stark Law, prohibits a physician from making a referral for a “designated health service” to an entity to furnish an item or service payable under Medicare if the physician or a member of the physician’s immediate family has a financial relationship with the entity, such as an ownership interest or compensation arrangement, unless an exception applies. The list of designated health services under the Stark Law does not include ambulatory surgery services as such. However, some designated health services are among the types of services furnished by our facilities.

The Department of Health and Human Services, acting through the Centers for Medicare and Medicaid Services, has promulgated regulations implementing the Stark Law. These regulations exclude health services provided by an ambulatory surgery center from the definition of “designated health services” if the services are included in the facility’s composite Medicare payment rate. Therefore, the Stark Law’s self-referral prohibition generally does not apply to health services provided by an ambulatory surgery center. However, if the ambulatory surgery center is separately billing Medicare for designated health services that are not covered under the ambulatory surgery center’s composite Medicare payment rate, or if either the ambulatory surgery center or an affiliated physician is performing (and billing Medicare) for procedures that involve designated health services that Medicare has not designated as an ambulatory surgery center service, the Stark Law’s self-referral prohibition would apply and such services could implicate the Stark Law. We believe that our operations do not violate the Stark Law, as currently interpreted.

In addition, we believe that physician ownership of short stay surgical centers is not prohibited by similar self-referral statutes enacted at the state level. However, the Stark Law and similar state statutes are subject to different interpretations with respect to many important provisions. Violations of these self-referral laws may result in substantial civil or criminal penalties, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Exclusion of our ambulatory surgery centers or surgical hospitals from these programs through future judicial or agency interpretation of existing laws or additional legislative restrictions on physician ownership or investments in healthcare entities could result in significant loss of reimbursement revenues.

Companies within the healthcare industry continue to be the subject of federal and state audits and investigations, which increases the risk that we may become subject to investigations in the future.

Both federal and state government agencies, as well as private payors, have heightened and coordinated audits and administrative, civil, and criminal enforcement efforts as part of numerous ongoing investigations of healthcare organizations. These investigations relate to a wide variety of topics, including the following:

•	cost reporting and billing practices;

•	quality of care;

•	financial reporting;

•	financial relationships with referral sources; and

•	medical necessity of services provided.

In addition, the Office of the Inspector General of the Department of Health and Human Services and the Department of Justice have, from time to time, undertaken national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Moreover, another trend impacting healthcare providers is the increased use of the federal False Claims Act, particularly by individuals who bring actions under that law. Such “qui tam” or “whistleblower” actions allow private individuals to bring actions on behalf of the government alleging that a healthcare provider has defrauded the federal government. If the government intervenes and prevails in the action, the defendant may be required to pay three times the actual damages sustained by the government, plus mandatory civil monetary penalties of between $5,500 and $11,000 for each false claim submitted to the government. As part of the resolution of a qui tam case, the party filing the initial complaint may share in a portion of any settlement or judgment. If the government does not intervene in the action, the qui tam plaintiff may pursue the action independently. Additionally, some states have adopted similar whistleblower and false claims provisions. Although companies in the healthcare industry have been, and may continue to be, subject to qui tam actions, we are unable to predict the impact of such actions on our business, financial position or results of operations.

If laws governing the corporate practice of medicine change, we may be required to restructure some of our domestic relationships which may result in significant costs to us and divert other resources.

The laws of various domestic jurisdictions in which we operate or may operate in the future do not permit business corporations to practice medicine, exercise control over physicians who practice medicine or engage in various business practices, such as fee-splitting with physicians. The interpretation and enforcement of these laws vary significantly from state to state. We are not required to obtain a license to practice medicine in any jurisdiction in which we own or operate an ambulatory surgery center or surgical hospital because our facilities are not engaged in the practice of medicine. The physicians who utilize our facilities are individually licensed to practice medicine. In most instances, the physicians and physician group practices performing medical services at our facilities do not have investment or business relationships with us other than through the physicians’ ownership interests in the partnerships or limited liability companies that own and operate our facilities and the service agreements we have with some of those physicians.

Through our OrthoLink subsidiary, we provide consulting and administrative services to a number of physicians and physician group practices affiliated with OrthoLink. Although we believe that our arrangements with these and other physicians and physician group practices comply with applicable laws, a government agency charged with enforcement of these laws, or a private party, might assert a contrary position. If our arrangements with these physicians and physician group practices were deemed to violate state corporate practice of medicine, fee-splitting or similar laws, or if new laws are enacted rendering our arrangements illegal, we may be required to restructure these arrangements, which may result in significant costs to us and divert other resources.

If domestic regulations change, we may be obligated to purchase some or all of the ownership interests of the physicians affiliated with us.

Upon the occurrence of various fundamental regulatory changes, we could be obligated to purchase some or all of the ownership interests of the physicians affiliated with us in the partnerships or limited liability companies that own and operate our ambulatory surgery centers and surgical hospitals. The regulatory changes that could create this obligation include changes that:

•	make illegal the referral of Medicare or other patients to our facilities by physicians affiliated with us;

•	create the substantial likelihood that cash distributions from the limited partnerships or limited liability companies through which we operate our facilities to physicians affiliated with us would be illegal; or

•	make illegal the ownership by the physicians affiliated with us of interests in the partnerships or limited liability companies through which we own and operate our facilities.

At this time, we are not aware of any regulatory amendments or proposed changes that would trigger this obligation. Typically, our partnership and limited liability company agreements allow us to use shares of our common stock as consideration for the purchase of a physician’s ownership interest. The use of shares of our common stock for that purpose would dilute the ownership interests of our common stockholders. In the event that we are required to purchase all of the physicians’ ownership interests and our common stock does not maintain a sufficient valuation, we could be required to use our cash resources for the acquisitions, the total cost of which we estimate to be up to $302.0 million at December 31, 2006. The creation of these obligations and the possible termination of our affiliation with these physicians could have a material adverse effect on us.

Future legislation could restrict our ability to operate our domestic surgical hospitals.

The Stark Law includes an exception that permits physicians to refer Medicare and Medicaid patients to hospitals in which they have an ownership interest under certain circumstances. However, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, signed into law in December 2003, created an 18-month moratorium, beginning on the date of enactment, during which physicians could not refer Medicare or Medicaid patients to “specialty hospitals” in which they had an ownership interest. The moratorium did not apply to hospitals that were in operation prior to, or under development as of, November 18, 2003, as long as certain other criteria were met. This moratorium lapsed in June 2005. In addition, in February 2006 Congress passed a budget reconciliation bill which contained certain provisions related to specialty hospitals. Specifically the bill directed the Department of Health and Human Services (1) not to issue Medicare provider numbers to new specialty hospitals for a period of six months and (2) to develop a strategic and implementing plan to address investment criteria, disclosure and enforcement with respect to specialty hospitals. The strategic and implementing plan was released on August 2006. Although we believe our surgical hospitals comply with the requirements described above, if future legislation is enacted that prohibits physician referrals to surgical hospitals in which the physicians own an interest, our surgical hospitals could be materially adversely affected.

If we become subject to significant legal actions, we could be subject to substantial uninsured liabilities.

In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We do not employ any of the physicians who conduct surgical procedures at our facilities and the governing documents of each of our facilities require physicians who conduct surgical procedures at our facilities to maintain stated amounts of insurance. Additionally, to protect us from the cost of these claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe to be appropriate for our operations. If we become subject to claims, however, our insurance coverage may not cover all claims against us or continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, we could be adversely affected.

If we are unable to effectively compete for physicians, strategic relationships, acquisitions and managed care contracts, our business could be adversely affected.

The healthcare business is highly competitive. We compete with other healthcare providers, primarily hospitals and other ambulatory surgery centers, in recruiting physicians and contracting with managed care payors in each of our markets. In the United Kingdom, we also compete with their national health system in recruiting healthcare professionals. There are major unaffiliated hospitals in each market in which we operate. These hospitals have established relationships with physicians and payors. In addition, other companies either are currently in the same or similar business of developing, acquiring and operating ambulatory surgery centers and surgical hospitals or may decide to enter our business. Many of these companies have greater financial, research, marketing and staff resources than we do. We may also compete with some of these companies for entry into strategic relationships with not-for-profit healthcare systems and healthcare professionals. If we are unable to compete effectively with any of these entities, we may be unable to implement our business strategies successfully and our business could be adversely affected.

Because our senior management has been key to our growth and success, we may be adversely affected if we lose any member of our senior management.

We are highly dependent on our senior management, including Donald E. Steen, who is our chairman, and William H. Wilcox, who is our president and chief executive officer. Although we have employment agreements with Mr. Steen and Mr. Wilcox and other senior managers, we do not maintain “key man” life insurance policies on any of our officers. Because our senior management has contributed greatly to our growth since inception, the loss of key management personnel or our inability to attract, retain and motivate sufficient numbers of qualified management or other personnel could have a material adverse effect on us.

We may have a legal responsibility to the holders of ownership interests in the entities through which we own short stay surgical facilities, and that responsibility may prevent us from acting solely in our own best interests or the interests of our stockholders.

Our ownership interests in ambulatory surgery centers and surgical hospitals generally are held through limited partnerships, limited liability partnerships or limited liability companies. We typically maintain an interest in a limited partnership, limited liability partnership or limited liability company in which physicians or physician practice groups hold limited partnership, limited liability partnership or membership interests. As general partner or manager of these entities, we may have a legal responsibility, known as a fiduciary duty, to manage these entities in the best interests of the other interest holders. For example, we have entered into management agreements to provide management services to our domestic facilities in exchange for a fee. Disputes may arise as to the nature of the services to be provided or the amount of the fee to be paid. In these cases, we are obligated to exercise reasonable, good faith judgment to resolve the disputes and may not be free to act solely in our own best interests. Disputes may also arise between us and our affiliated physicians with respect to a particular business decision or regarding the interpretation of the provisions of the applicable limited partnership agreement or limited liability company agreement. If we are unable to resolve a dispute on terms favorable or satisfactory to us, our business may be adversely affected.

We do not have exclusive control over the distribution of revenues from some of our domestic operating entities and may be unable to cause all or a portion of the revenues of these entities to be distributed.

All of the domestic short stay surgical facilities in which we have ownership interests are limited partnerships, limited liability partnerships or limited liability companies in which we own, directly or indirectly, partnership or membership interests. Our limited partnership, limited liability partnership and limited liability company agreements, which are typically with the physicians who perform procedures at our short stay surgical facilities, usually provide for the monthly or quarterly pro-rata cash distribution of net profits from operations, less amounts to satisfy obligations such as the entities’ non-recourse debt and capitalized lease obligations, operating expenses and working capital. The creditors of each of these limited partnerships, limited liability partnerships and limited liability companies are entitled to payment of the entities’ obligations to them, when due and payable, before ordinary cash distributions or distributions in the event of liquidation, reorganization or insolvency may be made. We generally control the entities that function as the general partner of the limited partnerships or the managing member of the limited liability companies through which we conduct operations. However, we do not have exclusive control in some instances over the amount of net revenues distributed from some of our operating entities. If we are unable to cause sufficient revenues to be distributed from one or more of these entities, our relationships with the physicians who have an interest in these entities may be damaged and we could be adversely affected. We may not be able to resolve favorably any dispute regarding revenue distribution or other matters with a healthcare system with which we share control of one of these entities. Further, the failure to resolve a dispute with these healthcare systems could cause the entity we jointly control to be dissolved.

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies or published industry sources and estimates based on USPI management’s knowledge and experience in the markets in which USPI operates. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. USPI believes these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which USPI obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. Neither USPI nor the initial purchasers can guarantee the accuracy or completeness of any such information contained in this prospectus.

FORWARD LOOKING STATEMENTS

This prospectus contains “forward looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. USPI derives many of its forward looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While USPI believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect USPI’s actual results.

Some of the important factors that could cause actual results to differ materially from USPI’s expectations are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to USPI, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USPI does not undertake any obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

THE EXCHANGE OFFER

General

Concurrently with the sale of the outstanding notes on April 19, 2007, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, which requires us to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. The registration rights agreement further provides that we must (i) not later than 365 days after the date of original issuance of the notes, file a registration statement with the SEC with respect to a registered offer to exchange the outstanding notes for new notes of USPI having terms substantially identical in all material respects to the notes (except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest) and guaranteed by each of the subsidiary guarantors and (ii) use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 455 days after the date of original issuance of the outstanding notes.

Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the outstanding notes will continue to be subject to certain restrictions on transfer.

In order to participate in the exchange offer, a holder of outstanding notes must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder;

•	such holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	such holder is not an “affiliate” (as defined under Rule 405 under the Securities Act), of USPI; and

•	if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

Under certain circumstances specified in the exchange and registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of USPI;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on       , 2007, or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

As of the date of this prospectus, $440.0 million in aggregate principal amount of outstanding notes were outstanding, and there was one registered holder, a nominee of The Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to U.S. Bank National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “— Conditions to the Exchange Offer,” certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes promptly after the expiration date unless the exchange offer is extended.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date shall be 5:00 p.m., New York City time, on       , 2007, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time. We reserve the right, in our sole discretion:

•	to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under “— Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement. In the event that we make a material change in the exchange offer, including the waiver of a material condition, we will extend the expiration date of the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

Procedures for Tendering

Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. Except as set forth under “— Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

•	certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, or

•	a timely confirmation of a book-entry transfer, or a book-entry confirmation, of the outstanding notes, if that procedure is available, into the exchange agent’s account at The Depository Trust Company, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and the required documents must be received by the exchange agent at the address set forth under “— Exchange Agent” prior to the expiration date.

Your tender, if not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner’s outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instruction” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible guarantor institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the outstanding notes.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date, unless the exchange offer is extended.

In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under “— Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to The Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, promptly after the expiration or termination of the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “— Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The Depository Trust Company’s Automated Tender Offer Program is the only method of processing exchange offers through The Depository Trust Company. To accept the exchange offer through the Automated Tender Offer Program, participants in The Depository Trust Company must send electronic instructions to The Depository Trust Company through The Depository Trust Company’s communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through the Automated Tender Offer Program, the electronic instructions sent to The Depository Trust Company and transmitted by The Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder’s outstanding notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible guarantor institution;

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, by telegram, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of the outstanding notes tendered and stating that the tender is being made by guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within five business days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of outstanding notes to be effective, a written or, for The Depository Trust Company participants, electronic Automated Tender Offer Program transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn, whom we refer to as the depositor;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those outstanding notes without cost to that holder promptly after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under “— Procedures for Tendering” at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if, at any time before the expiration of the exchange offer, it is determined that the exchange offer violates applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Effect of Not Tendering

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes in the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the prospectus distributed in connection with the private offering of the outstanding notes.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail, Hand Delivery or Facsimile:	U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107 Facsimile: (651) 495-8158

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those outstanding notes.

THE TRANSACTIONS

On April 19, 2007, UNCN Acquisition Corp. was merged with and into USPI, with USPI continuing as the surviving corporation and a wholly owned subsidiary of Holdings. Holdings is, and UNCN Acquisition Corp. was, a Delaware corporation formed at the direction of Welsh Carson for purposes of engaging in the merger and related transactions. Pursuant to the merger, USPI’s existing stockholders (other than rollover stockholders) and option holders were paid a total purchase price of approximately $1.4 billion. Each share of our common stock (other than shares held in treasury or owned by Holdings, UNCN Acquisition Corp. or any direct or indirect subsidiary of us or Holdings), were converted into the right to receive $31.05 in cash, without interest and less any required withholding taxes. Upon the consummation of the merger and related transactions, USPI became a wholly owned subsidiary of Holdings which in turn became a wholly owned subsidiary of our Parent, which is a Delaware corporation formed at the direction of Welsh Carson for the purpose of holding all of the outstanding capital stock of Holdings. Upon consummation of the merger and related transactions, our Parent’s capital stock became owned by Welsh Carson, certain other co-investors and the rollover stockholders.

The merger was financed by:

•	a $785.0 million cash equity investment in our Parent (which included up to $28.9 million of cash and rollover equity received from existing USPI stockholders who participated in the merger) by an investor group led by Welsh Carson;

•	$430.0 million in borrowings under our new senior secured U.S. credit facility, or the new senior secured credit facility;

•	$19.7 million in additional borrowings under an amended and restated senior secured U.K. credit facility, entered into by certain of our subsidiaries in the United Kingdom prior to the closing of the Transactions;

•	approximately $13.0 million of USPI’s cash on hand; and

•	the issuance of the outstanding notes.

Certain of USPI’s directors and senior management entered into agreements with our Parent pursuant to which they acquired shares of preferred stock and common stock of our Parent on the same basis as Welsh Carson and its co-investors. We refer to these individuals as “rollover stockholders” throughout this prospectus. The rollover stockholders include Donald E. Steen, our chairman, William H. Wilcox, our president and chief executive officer, Brett P. Brodnax, our executive vice president and chief development officer, Mark A. Kopser, our executive vice president and chief financial officer, Niels P. Vernegaard, our executive vice president and chief operating officer, and John J. Wellik, our senior vice president of accounting and administration and secretary. Approximately 80% of the amount invested by each rollover stockholder was used to acquire participating preferred stock of our Parent and the remaining 20% was used to acquire common stock of our Parent.

In connection with the merger, our Parent adopted a restricted stock and option plan. The aggregate shares issuable pursuant to grants under that plan are approximately 11.25% of the fully-diluted common stock of our Parent. Members of USPI’s management, including some of the directors and executive officers who participated in the merger as rollover stockholders, received awards under this plan upon consummation of the merger. Substantially all of the awards under this plan were granted at the closing. A portion of the awards will vest solely based on continued employment over a specific period of time, with the remaining portion to vest upon the achievement of performance targets. See “Management — New Restricted Stock and Option Plan.”

The merger closed immediately following the closing of our new senior secured credit facility and the issuance of the outstanding notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated as of April 19, 2007, by and among us and the initial purchasers of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for each of the exchange notes, we will receive applicable outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth USPI’s cash and cash equivalents and capitalization as of March 31, 2007, on an actual basis and on a pro forma basis to give effect to the consummation of the Transactions, and the use of proceeds therefrom. The information in this table should be read in conjunction with “Summary — Summary of Historical and Pro Forma Condensed Consolidated Financial Information,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements and accompanying notes thereto appearing elsewhere in this prospectus.

	As of March 31, 2007
	Predecessor
	Actual	Pro Forma
	(Dollars in millions)

Cash and cash equivalents	$51.8	$39.0

Debt:
Former senior secured credit facilities(1)	$198.5	$—
New senior secured revolving loan facility(2)	—	—
New senior secured U.S. term loan facility(3)	—	430.0
Amended and restated senior secured U.K. term loan facility(4)	68.3	88.0
Cash pay notes	—	240.0
Toggle notes	—	200.0
Capital leases and other debt(5)	83.7	83.7

Total debt	350.5	1,041.7

Minority interests	87.6	87.6
Total stockholders’ equity	613.1	784.0

Total capitalization	$1,051.2	$1,913.3

(1)	The amount represents the aggregate term loan borrowings under the existing senior secured credit facilities that were outstanding on March 31, 2007.

(2)	The new revolving loan facility provides for up to $100.0 million of borrowings.

(3)	This amount does not reflect $100.0 million of borrowings available under a delayed draw facility under our new senior secured credit facility.

(4)	This amount does not reflect a £2.0 million overdraft facility available for working capital purposes and a £2.5 million revolving capital expenditure facility available for capital expenditures.

(5)	The amount represents capital lease obligations for real estate and equipment as well as certain obligation to financial institutions issued by our subsidiaries to finance day-to-day operations. Such obligations remained outstanding following the consummation of the Transactions.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial information set forth below is qualified by reference to, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Predecessor” and the Predecessor’s consolidated financial statements and notes thereto included elsewhere in this prospectus.

The historical results presented below are not necessarily indicative of results to be expected for any future period. The comparability of the financial and other data included in the table is affected by our loss on early retirement of debt in 2004 and 2006 and various acquisitions completed during the years presented. In addition, the results of operations of subsidiaries sold by us have been reclassified to “discontinued operations” for all data presented in the table below except for the “consolidated balance sheet data.” These discontinued operations primarily consist of our Spanish operations, which we sold during 2004, and additionally include a facility we operated in Lyndhurst, Ohio, which we sold during 2006. In addition, as a result of the Transactions, USPI will go through a process to revalue its assets and liabilities in accordance with accounting principles generally accepted in the United States that will substantially change the carrying value of certain assets and liabilities.

	Predecessor
						Unaudited
	Years Ended December 31,					Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
	(In thousands, except number of facilities)
Consolidated Statement of Income Data
Total revenues	$578,825	$469,601	$383,186	$304,229	$242,307	$162,898	$127,843
Equity in earnings of unconsolidated affiliates	31,568	23,998	18,626	15,074	9,454	8,504	6,885
Operating expenses excluding depreciation and amortization	(416,034)	(327,569)	(267,765)	(210,349)	(168,840)	(120,487)	(90,860)
Depreciation and amortization	(35,300)	(30,980)	(26,761)	(22,184)	(19,039)	(10,371)	(7,993)

Operating income	159,059	135,050	107,286	86,770	63,882	40,544	35,875
Other income (expense):
Interest income	4,069	4,455	1,591	1,025	774	743	1,419
Interest expense	(32,716)	(27,471)	(26,430)	(24,642)	(23,298)	(7,943)	(7,222)
Loss on early retirement of debt	(14,880)	—	(1,635)	—	—
Other	1,778	533	247	733	(11)	55	1,586

Income before minority interests	117,310	112,567	81,059	63,886	41,347	33,399	31,658
Minority interests in income of consolidated subsidiaries	(54,452)	(38,521)	(30,344)	(24,109)	(14,820)	(15,495)	(12,924)
Income tax (expense) benefit	(22,773)	(26,430)	(17,986)	(14,978)	(9,896)	(9,033)	(7,096)

Income from continuing operations	40,085	47,616	32,729	24,799	16,631	8,871	11,638
Earnings (loss) from discontinued operations, net of tax	(5,839)	(322)	53,446	5,077	2,969	(211)	(6,463)

Net income	$34,246	$47,294	$86,175	$29,876	$19,600	$8,660	$5,175

Other Data:
EBITDA(1)	$120,966	$127,720	$155,761	$90,655	$71,059	$35,264	$26,067
Number of facilities operated as of the end of period(2)	141	99	87	65	56	148	104
Cash flows from operating activities	$102,504	$107,142	$81,098	$66,206	$46,725	$33,454	$30,734

	Predecessor
						Unaudited
	As of December 31,					Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
	(Dollars in thousands)
Consolidated Balance Sheet Data:
Working capital (deficit)	$(41,834)	$(90,946)	$87,178	$29,957	$51,412	$(25,333)	$98,073
Cash and cash equivalents	31,740	130,440	93,467	28,519	47,571	51,841	127,638
Total assets	1,231,856	1,028,841	922,304	870,509	728,758	1,283,166	1,066,490
Total debt	347,330	286,486	288,485	304,744	276,703	350,530	289,732
Total stockholders’ equity	599,274	531,050	474,609	390,655	322,261	613,050	543,074

(1)	EBITDA represents net income before net interest expense, income taxes and depreciation and amortization expense and after minority interests. We have included EBITDA in this prospectus to provide investors with a supplemental measure of our operating performance and ability to service and incur debt. EBITDA is not a presentation made in accordance with GAAP. EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP. For example, EBITDA does not reflect (a) our cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we primarily rely on our results as reported in accordance with GAAP and use EBITDA only supplementally. In addition, because other companies may calculate EBITDA differently than we do, EBITDA may not be, as presented in this prospectus, comparable to similarly titled measures reported by other companies.

A reconciliation of net income to EBITDA is included below:

	Predecessor
						Unaudited
	Years Ended December 31,					Three Months Ended March 31,
	2006	2005	2004	2003	2002	2007	2006
	(Dollars in thousands)
Net income	$34,246	$47,294	$86,175	$29,876	$19,600	$8,660	$5,175
Income taxes	22,773	26,430	17,986	14,978	9,896	9,033	7,096
Net interest expense	28,647	23,016	24,839	23,617	22,524	7,200	5,803
Depreciation and amortization	35,300	30,980	26,761	22,184	19,039	10,371	7,993

EBITDA	$120,966	$127,720	$155,761	$90,655	$71,059	$35,264	$26,067

(2)	Does not include Spanish facilities that have been divested.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to our Predecessor’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007, gives effect to the Transactions as if such events occurred as of such date. The unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2007, give effect to the Transactions as if such events occurred on January 1, 2007. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2006, give effect to the Transactions and our acquisition of Surgis, Inc., as if such events occurred on January 1, 2006. The unaudited pro forma condensed consolidated financial information is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the Transactions and the Surgis acquisition in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period. For more information on the Acquisitions see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Acquisitions, Equity Investments and Development Projects.”

The acquisition of USPI will be accounted for, and is presented in the unaudited pro forma condensed consolidated financial information, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (FAS 142). The excess purchase price over net assets acquired and liabilities assumed has been recorded as such. We are reviewing the purchase allocation and determining whether any of the excess purchase price over net assets acquired should be allocated to identifiable intangibles. We would recognize an additional $0.1 million of amortization expense for every $1.0 million in excess purchase price allocated to an identifiable intangible asset assuming an average amortization life of ten years. In accordance with the provisions of FAS 142, no amortization of indefinite lived intangible assets or goodwill will be recorded, but these amounts will be assessed for impairment of at least annually and when triggering conditions, if any, exist. The actual purchase accounting adjustments described may differ from those reflected in this unaudited pro forma condensed consolidated financial information. For instance, USPI has not revalued property and equipment, definite lived intangibles, leases and debt, each of which may have adjustments as a result of the revaluation. Revisions to the preliminary purchase price allocation and financing of the Transactions may have a significant impact on the pro forma amounts of total assets, total liabilities, stockholders’ equity, operating expenses, interest expense and provision for income taxes. We expect to complete the process of revaluing our assets and liabilities within one year.

The unaudited pro forma condensed consolidated statements of income do not reflect certain costs that we incurred at the closing of the Transactions. These costs are for financing and advisory fees and are estimated to total approximately $41.1 million. As these amounts represent nonrecurring costs of the Transactions, they have not been reflected in the unaudited pro forma condensed consolidated statements of income presented herein. Portions of such amounts, however, may be reflected in our fiscal 2007 actual consolidated statement of operations. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information contained herein.

You should read our unaudited pro forma condensed consolidated financial statements and the related notes thereto in conjunction with our predecessor’s historical consolidated financial statements and related notes thereto and other information in “Capitalization,” “Selected Historical Consolidated Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2007

	Predecessor
	Historical	Adjustments		Pro Forma
	(Dollars in thousands)

Current assets:
Cash and cash equivalents	$51,841	$(12,890	)(b)	$38,951
Patient receivables, net	61,017			61,017
Other receivables	15,948			15,948
Inventories of supplies	9,495			9,495
Deferred tax asset, net	14,604	(2,437	)(e)	12,167
Prepaids and other current assets	16,433	19,032	(e)	35,465

Total current assets	169,338	3,705		173,043
Property and equipment, net	303,397			303,397
Investments in affiliates	155,458			155,458
Goodwill and intangible assets, net	645,183	846,415	(b)
		28,619	(b)
		(94	)(a)
		(23,925	)(e)	1,496,198
Other assets	9,790			9,790

Total assets	$1,283,166	$854,720		$2,137,886

Current liabilities:
Accounts payable	$21,571			$21,571
Accrued salaries and benefits	27,996			27,996
Due to affiliates	78,628			78,628
Accrued interest	1,481	(94	)(a)	1,387
Current portion of long-term debt	28,460	2,300	(a)	30,760
Other accrued expenses	36,535			36,535

Total current liabilities	194,671	2,206		196,877

Long-term debt, less current portion	322,070	688,900	(a)	1,010,970
Other long-term liabilities	18,415			18,415
Deferred tax liability, net	47,408	(7,330	)(e)	40,078

Total liabilities	582,564	683,776		1,266,340
Minority interests	87,552			87,552
Stockholders’ equity:
Common stock	448	(448	)(d)	—
Additional paid-in capital	389,061	(389,061	)(d)
		783,994	(b)	783,994
Treasury stock	(2,306)	2,306	(d)	—
Accumulated other comprehensive income, net of tax	16,927	(16,927	)(d)	—
Retained earnings	208,920	(208,920	)(d)	—

Total stockholders’ equity	613,050	170,944		783,994

Total liabilities and stockholders’ equity	$1,283,166	$854,720		$2,137,886

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2007
(Dollars in thousands)

(a)	Reflects our issuance of the outstanding notes and incurring additional borrowings to complete the Transactions and repay certain of our existing indebtedness as follows:

Debt

Proceeds from the outstanding notes	$440,000
Proceeds from the new senior secured U.S. term loan facility	430,000
Proceeds from the amended and restated senior secured U.K. term loan facility	19,700

Total proceeds from new borrowings	889,700
Repayment of certain outstanding debt	(198,500)
Adjustment to current portion of long-term debt	(2,300)

Pro forma adjustment to long-term debt	$688,900

Pro forma adjustment to eliminate accrued interest payable of $0.1 million related to debt that was repaid with a portion of the proceeds from the Transactions.

(b)	Reflects the issuance of equity to an investor group led by Welsh Carson and using the proceeds, together with the proceeds of our net borrowings, to acquire the equity of USPI as follows:

Proceeds from issuance of equity to Welsh Carson and rollover stockholders	$785,000
Estimated fees and expenses	(1,006)

Net proceeds from issuance of equity	$783,994

Proceeds from new borrowings, net of retirements of old borrowings	691,200
Estimated debt issue costs	(28,619)

Net proceeds from new borrowings	662,581

Total net proceeds from the Transactions	$1,446,575

Use of excess cash on hand	$12,890

Purchase price for USPI equity	1,448,037 (c)
Estimated fees and expenses	11,428
Less: net assets acquired	(613,050)

Estimated excess of purchase price over acquired tangible assets	$846,815

(c)	Represents the purchase price to be paid to existing stockholders of USPI in the merger, computed as follows:

Estimated common shares outstanding (in thousands)	44,603
Purchase price paid to existing stockholders per share	$31.05

Purchase price for USPI common shares	$1,384,932
Purchase price for vested equity-based awards	63,105

Total equity purchase price	$1,448,037

(d)	Pro forma adjustment to eliminate our historical equity balances due to change in control as a result of the Transactions.

(e)	Pro forma adjustments for deferred income taxes and the carryback of the taxable loss generated by the Transactions, which is expected to result in a current year refund of federal income tax.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2006

	Predecessor
	Historical					Pro Forma
	Year Ended	Surgis	Total	Transaction		Year Ended
	December 31,	Pro Forma	Acquisition	Pro Forma		December 31,
	2006	Adjustments(a)	Pro Forma	Adjustments		2006
	(Dollars in thousands)

Revenues:
Net patient service revenue	$518,788	$14,382	$533,170	$—		$533,170
Management and contract service revenue	52,236	5,153	57,389	—		57,389
Other revenue	7,801	5,514	13,315	—		13,315

Total revenues	578,825	25,049	603,874	—		603,874
Equity in earnings of unconsolidated affiliates	31,568	1,271	32,839	78	(b)	32,917
Operating expenses:
Salaries, benefits, and other employee costs	160,979	10,074	171,053	(2,941	)(b)
				311	(c)	168,423
Medical services and supplies	104,382	3,629	108,011	—		108,011
Other operating expenses	99,623	6,857	106,480	—		106,480
General and administrative expenses	40,950	—	40,950	(9,034	)(b)
				671	(c)
				(488	)(d)
				2,000	(e)	34,099
Provision for doubtful accounts	10,100	172	10,272			10,272
Depreciation and amortization	35,300	1,368	36,668	—		36,668

Total operating expenses	451,334	22,100	473,434	(9,481)		463,953
Operating income	159,059	4,220	163,279	9,559		172,838
Interest income	4,069	43	4,112	—		4,112
Interest expense	(32,716)	(2,888)	(35,604)	18,416	(f)
			—	(77,472	)(f)	(94,660)
Loss on early retirement of debt	(14,880)	—	(14,880)	—		(14,880)
Other	1,778	15	1,793	—		1,793

Total other expense, net	(41,749)	(2,830)	(44,579)	(59,056)		(103,635)
Income before minority interests	117,310	1,390	118,700	(49,497)		69,203
Minority interests in income of consolidated subsidiaries	(54,452)	(1,189)	(55,641)	(79	)(b)	(55,720)

Income from continuing operations before income taxes	62,858	201	63,059	(49,576)		13,483
Income tax (expense) benefit	(22,773)	(80)	(22,853)	17,677	(g)	(5,176)

Income from continuing operations	$40,085	$121	$40,206	$(31,899)		$8,307

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the Year Ended December 31, 2006
(Dollars in thousands)

(a)	Represents adjustments to record the financial results of Surgis, Inc. from January 1, 2006 through April 18, 2006. We acquired Surgis on April 19, 2006 and have included the results of Surgis operations in our historical December 31, 2006 consolidated financial statements since April 19, 2006.

(b)	Pro forma adjustment to eliminate equity-based compensation expense recorded in our historical financial results of $12.0 million. Had the Transactions occurred on January 1, 2006, we would have accelerated the vesting of various restricted stock and stock option awards and would have recorded a non-recurring stock-based compensation charge of approximately $19.1 million, which is not included in this pro forma condensed consolidated statement of income.

(c)	Pro forma adjustment to record equity-based compensation expense related to new equity-based awards granted by our Parent to certain employees of USPI.

(d)	Pro forma adjustment to eliminate Transaction-related costs recorded in our historical financial results. Total additional estimated non-recurring Transaction-related costs are approximately $41.1 million and are not included in this pro forma condensed consolidated statement of income. Approximately $29.6 million of the Transaction costs are related to debt issuance costs and costs related to equity.

(e)	Reflects pro forma adjustment for an annual management fee to be paid to an affiliate of Welsh Carson.

(f)	Pro forma adjustment to reflect the net change in interest expense as a result of the new financing arrangements to fund the Transactions as if these financings had occurred on January 1, 2006, and the elimination of interest expense on debt obligations that were repaid in connection with the Transactions.

Historical Interest Expense
Prior senior subordinated notes(1)	$9,437
Existing revolving loan facility	2,275
Existing senior secured U.S. term loan facility	5,792
Amortization of debt issuance costs and discount	912

Total historical interest expense pro forma adjustment	18,416
Existing senior secured U.K. term loan facility	4,242
Interest on facility related debt and capital leases	10,058

Total historical interest expense	$32,716

Interest Expense on New Borrowings(2)
New revolving loan facility	$841
New senior secured U.S. term loan facility	32,780
New delayed draw term loan facility	1,438
Amended and restated senior secured U.K. term loan facility incremental interest	1,656
Outstanding notes	40,757

Total new borrowings interest expense pro forma adjustment	$77,472

(1)	USPI completed the early redemption of these senior subordinated notes in August 2006.

(2)	Includes amortization of debt issuance costs and debt commitment fees of approximately $2.5 million and $1.9 million, respectively. Interest on the new borrowings is at assumed annual interest rates.

(g)	Reflects the adjustment in the provision for income taxes resulting from the above pro form adjustments.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 2007

	Predecessor
	Historical Three			Pro Forma Three
	Months Ended	Pro Forma		Months Ended
	March 31, 2007	Adjustments		March 31, 2007
	(Dollars in thousands)

Revenues:
Net patient service revenue	$145,661	$—		$145,661
Management and contract service revenue	15,880	—		15,880
Other revenue	1,357	—		1,357

Total revenues	162,898	—		162,898
Equity in earnings of unconsolidated affiliates	8,504	20	(a)	8,524
Operating expenses:
Salaries, benefits, and other employee costs	45,212	(809	)(a)
		78	(b)	44,481
Medical services and supplies	29,450	—		29,450
Other operating expenses	27,524	—		27,524
General and administrative expenses	15,551	(2,012	)(a)
		168	(b)
		(3,468	)(c)
		493	(d)	10,732
Provision for doubtful accounts	2,750	—		2,750
Depreciation and amortization	10,371	—		10,371

Total operating expenses	130,858	(5,550)		125,308
Operating income	40,544	5,570		46,114
Interest income	743	—		743
Interest expense	(7,943)	3,907	(e)
		(19,186	)(e)	(23,222)
Other	55	—		55

Total other expense, net	(7,145)	(15,279)		(22,424)
Income before minority interests	33,399	(9,709)		23,690
Minority interests in income of consolidated subsidiaries	(15,495)	23	(a)	(15,472)

Income from continuing operations before income taxes	17,904	(9,686)		8,218
Income tax (expense) benefit	(9,033)	5,130	(f)	(3,903)

Income from continuing operations	$8,871	$(4,556)		$4,315

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the Three Months Ended March 31, 2007
(Dollars in thousands)

(a)	Pro forma adjustment to eliminate equity-based compensation expense recorded in our historical financial results of $2.8 million. Had the Transactions occurred on January 1, 2007, we would have accelerated the vesting of various restricted stock and stock option awards and would have recorded a non-recurring stock-based compensation charge of approximately $17.0 million, which is not included in this pro forma condensed consolidated statement of income.

(b)	Pro forma adjustment to record equity-based compensation related to new equity-based awards granted by our Parent to certain employees of USPI.

(c)	Pro forma adjustment to eliminate Transaction-related costs recorded in our historical financial results. Total additional estimated non-recurring Transaction-related costs are approximately $41.1 million and are not included in this pro forma condensed consolidated statement of income. Approximately $29.6 million of the Transaction costs are related to debt issuance costs and costs related to equity.

(d)	Reflects pro forma adjustment for an annual management fee to be paid to an affiliate of Welsh Carson.

(e)	Pro forma adjustment to reflect the net change in interest expense as a result of the new financing arrangements to fund the Transactions as if these financings has occurred on January 1, 2007, and the elimination of interest expense on debt obligations that are repaid in connection with the Transactions.

Historical Interest Expense
Existing revolving loan facility	$186
Existing senior secured U.S. term loan facility	3,547
Amortization of debt issuance costs and discount	174

Total historical interest expense pro forma adjustment	3,907
Existing senior secured U.K. term loan facility	1,184
Interest on facility related debt and capital leases	2,852

Total historical interest expense	$7,943

Interest Expense on New Borrowings(1)
New revolving loan facility	$210
New senior secured U.S. term loan facility	8,217
New delayed draw term loan facility	313
Amended and restated senior secured U.K. term loan facility incremental interest	265
Outstanding notes	10,181

Total new borrowings interest expense pro forma adjustment	$19,186

(1)	Includes amortization of debt issuance costs and debt commitment fees of approximately $0.6 million and $0.4 million, respectively. Interest on the new borrowings is at assumed annual interest rates.

(f)	Reflects the adjustment in the provision for income taxes resulting from the above pro forma adjustments.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — PREDECESSOR

The following discussion of our Predecessor’s financial condition and results of operations should be read together with the Selected Historical Consolidated Financial Information, Unaudited Pro Forma Condensed Consolidated Financial Information and our consolidated financial statements and the related notes included elsewhere in this prospectus. References to “fiscal year” mean the year ending December 31. For example, “fiscal year 2006” or “fiscal 2006” means the period from January 1, 2006 to December 31, 2006.

Overview

We operate ambulatory surgery centers and private surgical hospitals in the United States and the United Kingdom. As of March 31, 2007, we operated 148 facilities, consisting of 145 in the United States and three in the United Kingdom. All 145 of our U.S. facilities include local physician owners, and 81 of these facilities are also partially owned by various not-for profit healthcare systems. In addition to facilitating the joint ownership of most of our existing facilities, our agreements with these healthcare systems provide a framework for the planning and construction of additional facilities in the future, including eight of the nine facilities we were constructing as of March 31, 2007, as well as all six additional projects under development.

Our U.S. facilities, consisting of ambulatory surgery centers and private surgical hospitals, specialize in non-emergency surgical cases. Due in part to advancements in medical technology, the volume of surgical cases performed in an outpatient setting has steadily increased over the past two decades. Our facilities earn a fee from patients, insurance companies, or other payors in exchange for providing the facility and related services a surgeon requires in order to perform a surgical case. In addition, we earn a monthly fee from each facility we operate in exchange for managing its operations. All but three of our facilities are located in the U.S., where we have focused increasingly on adding facilities with not-for-profit healthcare system partners (hospital partners), which we believe improves the long-term profitability and potential of our facilities.

In the United Kingdom we operate three private hospitals, which supplement the services provided by the government-sponsored healthcare system. Our patients choose to receive care at private hospitals primarily because of waiting lists to receive diagnostic procedures or elective surgery at government-sponsored facilities and pay us either from personal funds or through private insurance, which is offered by an increasing number of employers as a benefit to their employees. Since acquiring our first two facilities in the United Kingdom in 2000, we have expanded selectively by adding a third facility and increasing the capacity and services offered at each facility.

Our growth and success depends on our ability to continue to grow volumes at our existing facilities, to successfully open new facilities we develop, to successfully integrate acquired facilities into our operations, and to maintain productive relationships with our physician and hospital partners. We believe we will have significant opportunities to operate more facilities with hospital partners in the future in existing and new markets.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition, results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. The preparation of consolidated financial statements under GAAP requires our management to make certain estimates and assumptions that impact the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. These estimates and assumptions also impact the reported amount of net earnings during any period. Estimates are based on information available as of the date financial statements are prepared. Accordingly, actual results could differ from those estimates. Critical accounting policies and estimates are defined as those that are both most important to the portrayal of our financial condition and operating results and that require management’s most subjective judgments. Our critical accounting policies and estimates include our policies and estimates regarding consolidation, revenue recognition and accounts receivable, income taxes, goodwill and intangible assets and equity-based compensation.

Consolidation

We own less than 100% of each facility we operate. As discussed in “— Results of Operations,” we operate all of our U.S. facilities through joint ventures with physicians. Increasingly, these joint ventures also include a not-for-profit healthcare system as a partner. We generally have a leadership role in these facilities through a significant voting and economic interest and a contract to manage each facility’s operations, but the degree of control we have varies from facility to facility. Accordingly, as of March 31, 2007, we consolidated the financial results of 64 of the facilities we operate, including one in which we hold no ownership but control through a long-term service agreement, account for 83 under the equity method, and have a contract to manage an additional facility in which we hold no ownership interest.

Our determination of the appropriate consolidation method to follow with respect to our investments in subsidiaries and affiliates is based on the amount of control we have, combined with our ownership level, in the underlying entity. Our consolidated financial statements include the accounts of USPI, its wholly owned subsidiaries, and other investees over which we have control. Investments in companies we do not control, but over whose operations we have the ability to exercise significant influence (including investments where have less than 20% ownership), are accounted for under the equity method. We also consider FASB Interpretation No. 46, Consolidation of Variable Interest Entities (as amended) (FIN 46R) to determine if we are the primary beneficiary of (and therefore should consolidate) any entity whose operations we do not control. At March 31, 2007, we did not consolidate any entities based on the provisions of FIN 46R.

Accounting for an investment as consolidated versus equity method has no impact on our net income or stockholders’ equity in any accounting period, but it does impact individual income statement and balance sheet balances. Under either consolidation or equity method accounting, the investor effectively records its share of the underlying entity’s net income or loss based on its ownership percentage. At March 31, 2007, all of USPI’s investments in unconsolidated affiliates are accounted for using the equity method.

The quarterly financial statements have been prepared using the same consolidation policy as that used in our latest audited consolidated financial statements.

Revenue Recognition and Accounts Receivable

We recognize revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements, as updated, which has four criteria that must be met before revenue is recognized:

•	existence of persuasive evidence that an arrangement exists;

•	delivery has occurred or services have been rendered;

•	the seller’s price to the buyer is fixed or determinable; and

•	collectability is reasonably assured.

Our revenue recognition policies are consistent with these criteria. Over 80% of our facilities’ surgical cases are performed under contracted or government mandated fee schedules or discount arrangements. The patient service revenues recorded for these cases are recorded at the contractually defined amount at the time of billing. The predictability of the remaining revenue, for which contractual adjustments are estimated based on historical collections, is such that adjustments to these estimates in subsequent periods have not had a material impact in any period presented. If the discount percentage used in estimating revenues for the cases not billed pursuant to fee schedules were changed by 1%, our 2006 after-tax net income would change by less than $0.1 million. The collection cycle for patient services revenue is relatively short, typically ranging from 30 to 60 days depending upon payor and geographic norms, which allows us to evaluate our estimates frequently. Our revenues earned under management and other service contracts are typically based upon objective formulas driven by an entity’s financial performance and are generally earned and paid monthly.

Our accounts receivable are comprised of receivables from both the United Kingdom and the United States. As of March 31, 2007, approximately 18% of our total accounts receivable were attributable to our U.K. business. Because our U.K. facilities only treat patients who have a demonstrated ability to pay, our U.K. patients arrange for payment prior to treatment and our bad debt expense in the United Kingdom is very low. In 2006, U.K. bad debt expense was less than $10,000, as compared to our total U.K. revenues of $96.0 million. Our average days sales outstanding in the United Kingdom was 35 and 37 as of March 31, 2007 and 2006, respectively.

Our U.S. accounts receivable were approximately 82% of our total accounts receivable as of March 31, 2007. In 2006, uninsured or self-pay revenues only accounted for 3% of our U.S. revenue and 12% of our accounts receivable balance was comprised of amounts owed from patients, including the patient portion of amounts covered by insurance. Insurance revenues (including government payors) accounted for 97% of our 2006 U.S. revenue and 88% of our accounts receivable balance was comprised of amounts owed from contracted payors. Our U.S. facilities primarily perform routine elective surgery that is scheduled in advance by physicians who have already seen the patient. As part of our internal control processes, we verify benefits, obtain insurance authorization, calculate patient financial responsibility and notify the patient of their responsibility, all prior to surgery. The nature of our business is such that we do not have any significant receivables that are pending approval from third party payors. We also focus our collection efforts on aged accounts receivable. However, due to complexities involved in insurance reimbursements and inherent limitations in verification procedures, our business will always have some level of bad debt expense. In both 2006 and 2005, our bad debt expense attributable to U.S. revenue was approximately 2%. In addition, as of March 31, 2007 and 2006, our average days sales outstanding in the United States were 38 and 37 days, respectively. The aging of our U.S. accounts receivable at December 31, 2006 was: 64% less than 60 days old, 17% between 60 and 120 days and 19% over 120 days old. Our U.S. bad debt allowance at March 31, 2007 and 2006, represented approximately 19% and 17% of our U.S. accounts receivable balance, respectively.

Due to the nature of our business, management relies upon the aging of accounts receivable as its primary tool to estimate bad debt expense. Therefore, we reserve for bad debt based solely upon the aging of accounts receivable, without differentiating by payor source. We write off accounts on an individual basis based on that aging. We believe our reserve policy allows us to accurately estimate our allowance for doubtful accounts and bad debt expense.

Our revenue recognition and accounts receivable policy and our method of accounting for income taxes involve significant judgments and estimates. There have been no significant changes in assumptions, estimates, and judgments in the preparation of the quarterly financial statements from the assumptions, estimates, and judgments used in the preparation of our latest audited consolidated financial statements.

Income Taxes

We account for income taxes under the asset and liability method. In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income by taxing jurisdiction during the periods in which those temporary differences become deductible. If, in our opinion, it is more likely than not that some or all of the deferred tax assets may not be realized, deferred tax assets are reduced by a valuation allowance.

Goodwill and Intangible Assets

Given the significance of our intangible assets as a percentage of our total assets, we also consider our accounting policy regarding goodwill and intangible assets to be a critical accounting policy. Consistent with Statement of Financial Accounting Standards No. 142, Accounting for Goodwill and Intangible Assets (SFAS No. 142), we do not amortize goodwill or indefinite-lived intangibles but rather test them for impairment annually or more often when circumstances change in a manner that indicates they may be impaired. Impairment tests occur at the reporting unit level for goodwill; our reporting units are defined as our operating segments (United States and United Kingdom). Our intangible assets consist primarily of indefinite-

lived rights to manage individual surgical facilities. The values of these rights are tested individually. Intangible assets with definite lives primarily consist of rights to provide management and other contracted services to surgical facilities, hospitals, and physicians. These assets are amortized over their estimated useful lives and the portfolios are tested for impairment when circumstances change in a manner that indicates their carrying values may not be recoverable.

To determine the fair value of our reporting units, we generally use a present value technique (discounted cash flow) corroborated by market multiples when available and as appropriate. The factor most sensitive to change with respect to our discounted cash flow analyses is the estimated future cash flows of each reporting unit which is, in turn, sensitive to our estimates of future revenue growth and margins for these businesses. If actual revenue growth and/or margins are lower than our expectations, the impairment test results could differ. We base our fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. SFAS 142 requires us to compare the fair value of an indefinite-lived intangible asset to its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized. Fair values for indefinite-lived intangible assets are determined based on market multiples which have been derived based on our experience in acquiring surgical facilities.

Equity-Based Compensation

On January 1, 2006, we adopted SFAS No. 123(R), Share-Based Payment, which requires us to measure and recognize compensation expense for all share-based payment awards based on estimated fair values at the date of grant. Determining the fair value of share-based awards requires judgment in developing assumptions, which involve a number of variables. We calculate fair value by using the Black-Scholes option-pricing model, which requires estimates for expected volatility, expected dividends, the risk-free interest rate and the expected term of the option. In addition, estimates of the number of share-based awards that are expected to be forfeited must be made. We also estimate the expected service period over which our restricted stock awards will vest, as well as make estimates regarding whether or not performance-based restricted stock will vest. Each of these assumptions, while reasonable, requires a certain degree of judgment and the fair value estimates could vary if actual results are materially different than those initially applied.

Acquisitions, Equity Investments and Development Projects

During the first quarter of 2007, we acquired controlling equity interests in three ambulatory surgery centers in the St. Louis, Missouri area for approximately $23.2 million in cash, which is net of $0.7 million of cash acquired. During the first quarter of 2007, five new ambulatory surgery centers developed and operated by us commenced operations. Subsequent to the end of the first quarter of 2007, we and our not-for-profit hospital partner in Michigan each paid approximately $1.5 million in cash to acquire an ambulatory surgery center in the Detroit, Michigan area. Additionally, effective April 1, 2007, we sold one-half of our ownership interests in two surgery centers in Corpus Christi, Texas, to our not-for-profit hospital partner in that market, for $6.1 million in cash. The cash was received in March 2007 and is included in other noncurrent liabilities in USPI’s consolidated balance sheet. Effective May 1, 2007, we acquired a controlling interest in a surgery center in the Houston, Texas area for approximately $9.1 million. Also, effective May 1, 2007, we acquired a controlling interest in another ambulatory surgery center in the St. Louis area for approximately $29.7 million, which was funded by a draw on our delayed draw term loan facility.

We also engage in investing transactions that are not business combinations. These transactions primarily consist of acquisitions and sales of noncontrolling equity interests in surgical facilities and the investment of additional cash in surgical facilities under development. During the three months ended March 31, 2007, these transactions resulted in a net cash inflow of approximately $8.4 million, including $9.8 million that we received from a not-for-profit hospital partner that obtained additional ownership in certain of our facilities in the Chicago, Illinois area.

During 2006, eight facilities developed by us in the United States opened and began performing cases.

Effective January 1, 2006, we acquired controlling interests in five ambulatory surgery centers in the St. Louis, Missouri area for approximately $50.6 million in cash, of which $8.3 million was paid in December

2005, or the January St. Louis Acquisitions. On August 1, 2006, we acquired controlling interests in three additional ambulatory surgery centers in the St. Louis, Missouri area for approximately $16.6 million in cash, or, together with the January St. Louis Acquisitions, the St. Louis Acquisitions.

Effective April 19, 2006, we completed the acquisition of 100% of the equity interests in Surgis, Inc., a privately-held, Nashville-based owner and operator of short stay surgical facilities, or the Surgis Acquisition. Accordingly, the results of Surgis are included in our results beginning on April 19, 2006. We paid cash totaling $193.1 million, which is net of $5.9 million cash acquired, and additionally assumed approximately $15.6 million of debt and other liabilities owed by subsidiaries of Surgis. We funded the Surgis Acquisition through a combination of $112.0 million of cash on hand and $87.0 million of borrowings under our revolving credit agreement. Surgis operated 24 ambulatory surgery centers and had seven additional facilities under development, of which three were under construction. Of the 24 operational facilities, we sold our interests in two facilities during 2006. As the sales prices approximated the fair value estimated when we consummated the Surgis Acquisition, no gain or loss was recognized on the sales of our interests in these two entities, whose operations had contributed less than $0.01 to our diluted earnings per share in 2006. Two of the three facilities under construction opened during 2006. The third facility opened in January 2007.

Effective July 1, 2006, we paid $3.8 million in cash in June 2006 to acquire a facility and related real estate in Corpus Christi, Texas.

On September 1, 2006, USPI acquired a controlling interest in an ambulatory surgery center in Rockwall, Texas for approximately $10.9 million in cash.

We also engage in investing transactions that are not business combinations. These transactions primarily consist of acquisitions and sales of non-controlling equity interests in surgical facilities, the investment of additional cash in surgical facilities under development and payments of additional purchase prices for previously acquired facilities based on the resolution of certain contingencies in the original purchase agreements. We have also sold our interests in certain facilities. During fiscal year 2006, these transactions resulted in a net cash inflow of approximately $14.1 million, which can be summarized as follows:

•	Receipt of $19.8 million as final payment from the buyers of our Spanish operations,

•	Investment of $4.1 million in a joint venture with one of our not-for-profit hospital partners, which the joint venture used to acquire ownership in a facility in the Sacramento, California area,

•	Investment of $3.7 million in a joint venture with one of our not-for-profit hospital partners, which the joint venture used to acquire ownership in two facilities in the Lansing, Michigan area,

•	Receipt of $4.8 million from another of our not-for-profit hospital partners, as we sold a controlling interest in a surgical facility in Fort Worth, Texas,

•	Payment of $3.1 million to sellers based on certain financial targets or objectives being met for acquired facilities or based upon the resolution of certain contingencies.

•	Receipt of $2.0 million for the sale of a facility in Ocean Springs, Mississippi, which we had acquired in April as part of the Surgis Acquisition,

•	Receipt of $1.3 million for the sale of a facility in Phoenix, Arizona, which we had acquired in April as part of the Surgis Acquisition,

•	Receipt of $0.5 million for the sale of a facility in Lyndhurst, Ohio, and

•	Net payment of $3.4 million related to other purchases and sales of equity interests and contributions of cash to equity method investees.

During 2005, eight ambulatory surgery centers and one surgical hospital developed by us in the United States opened and began performing cases.

Effective January 1, 2005, we acquired a controlling interest in an ambulatory surgery center in Westwood, California in which we had previously owned a non-controlling interest, for $7.4 million in cash.

Effective May 1, 2005, we acquired a controlling interest in an ambulatory surgery center in San Antonio, Texas, for $10.9 million in cash.

During the year ended December 31, 2005, investing transactions that were not business combinations resulted in a net cash outflow of $38.7 million, of which

•	$34.0 million was paid to acquire additional ownership in nine facilities we operate in the Dallas/Fort Worth market, net of proceeds from the sale of a portion of three other facilities in this same market,

•	$5.2 million was paid for equity method investments in two facilities near Kansas City, Missouri,

•	$4.7 million was paid for an equity method investment in a facility in the Sacramento, California area,

•	$5.5 million was paid to acquire additional ownership in a facility the we operate in New Jersey,

•	$12.0 million was received from three not-for-profit healthcare systems for noncontrolling interests in six facilities we already operated. Included in these transactions are call options allowing the healthcare systems to acquire additional noncontrolling ownership interests in each facility in 2006. With respect to four of the facilities, the approximate sales price is $10.2 million and we have a put option with the same terms. With respect to the other two facilities, the systems have call options that, for one facility fix the price at $2.0 million and in the other case base the price on a multiple of earnings when the option is exercised. We have no put options with respect to these two facilities, and

•	$1.3 million of other net purchases of equity interests.

During 2005, we also paid a total of $3.6 million to various sellers related to the resolution of contingencies that had existed at the time we made certain acquisitions.

During 2004, six ambulatory surgery centers and two surgical hospitals developed by us in the United States opened and began performing cases.

Effective December 1, 2004 we acquired a controlling interest in an ambulatory surgery center in San Antonio, Texas, for approximately $16.6 million in cash.

Effective November 1, 2004, we acquired Specialty Surgicenters, Inc., which operates four surgical centers, and concurrently acquired a portion of the minority ownership interests in one of these facilities for aggregate consideration of approximately $21.0 million in cash. We subsequently acquired a portion of the minority ownership interest in another one of these facilities for approximately $12.0 million.

Effective October 15, 2004, we acquired Same Day Surgery, L.L.C., which owns five multi-specialty facilities in metropolitan Chicago, and concurrently acquired a portion of the minority ownership interests in four of these facilities for approximately $36.2 million in cash.

Effective August 1, 2004, we acquired a controlling interest in an ambulatory surgery center in Dallas, Texas in which we had previously owned a noncontrolling interest, for $3.2 million in cash.

Effective July 1, 2004, we acquired a controlling interest in an ambulatory surgery center in Reading, Pennsylvania, for approximately $14.6 million in cash.

Effective May 1, 2004, we acquired a controlling interest in an ambulatory surgery center in Austintown, Ohio, in which we had previously owned a noncontrolling interest, for $6.4 million in cash.

Effective January 1, 2004, we acquired a controlling interest in an ambulatory surgery center in Torrance, California in which we had previously owned a noncontrolling interest. The $9.8 million cost was paid in cash in December 2003.

During the year ended December 31, 2004, investing transactions that were not business combinations resulted in net cash outflows totaling $21.1 million, of which $13.3 million was paid to acquire a noncontrolling interest in a surgical hospital and an ambulatory surgery center in Oklahoma City, Oklahoma,

$4.0 million to acquire additional ownership in a surgery center in Westwood, California, and $1.6 million to acquire a noncontrolling interest in a facility near Baltimore, Maryland.

Discontinued Operations

In March 2007, we classified the operations of one of our surgery centers as held for sale. We are in discussions with potential buyers for the sale of the surgery center, which was acquired as part of the Surgis acquisition in April 2006. At March 31, 2007, total assets and liabilities classified as held for sale were approximately $1.8 million and $0.3 million, respectively. Most of the assets held for sale are property and equipment. The results of operations of this surgery center have been reclassified to discontinued operations for the three months ended March 31, 2007. Our loss from discontinued operations for the three months March 31, 2006, relates to our equity interest in a surgery center in Lyndhurst, Ohio, which we sold on March 31, 2006 for $0.5 million in cash.

We have reclassified the historical results of operations of these facilities from our revenues and expenses within our consolidated income statements, collapsing the net loss related to these facilities’ operations into a single line, “loss from discontinued operations, net of tax.” In, addition, our total loss from discontinued operations in 2006 includes the loss on the sale of the Lyndhurst facility of approximately $6.4 million, net of tax. The realization of a remaining $0.8 million tax benefit arising from the Lyndhurst sale will be recognized within discontinued operations in future periods if we believe it is more likely than not of being realized, such determination being primarily driven by the occurrence or expectation of additional sales of equity interests generating a taxable gain.

Effective September 9, 2004, we sold our Spanish operations, receiving proceeds of $141.1 million, net of a $22.2 million tax payment made in the fourth quarter of 2004. In 2004, we recorded an after tax gain of $50.3 million on the sale, which is reflected in discontinued operations. During 2005, we finalized the calculation of the tax liability arising from our sale of the Spanish operations, and provided for additional legal costs associated with the sale, which resulted in a $0.2 million increase to the net gain on the sale. The results of our Spanish operations are classified as discontinued operations for all periods presented. Collection of a portion of the sales proceeds (approximately $19.8 million) was deferred, and in December 2006, we received $19.8 million in cash from the buyers as final payment for the Spanish operations.

The Transactions

On April 19, 2007, under an agreement among Holdings, UNCN Acquisition Corp. and us, UNCN Acquisition Corp. was merged with and into USPI. USPI continued as the surviving corporation and a wholly owned subsidiary of Holdings. Holdings is, and UNCN Acquisition Corp. was, a Delaware corporation formed at the direction of Welsh Carson for purposes of engaging in the merger and related transactions. In the merger, USPI’s then-existing stockholders (other than rollover stockholders) and option holders were paid a total purchase price of approximately $1.4 billion. Each share of our common stock (other than shares held in treasury or owned by Holdings, UNCN Acquisition Corp. or any direct or indirect subsidiary of us or Holdings) were converted into the right to receive $31.05 in cash, without interest and less any required withholding taxes. Upon the consummation of the merger and related transactions, USPI became a wholly owned subsidiary of Holdings which in turn became a wholly owned subsidiary of our Parent, which is a Delaware corporation formed at the direction of Welsh Carson for the purpose of holding all of the outstanding capital stock of Holdings. Upon consummation of the Transactions, our Parent’s capital stock became owned by Welsh Carson, certain other co-investors and the rollover stockholders.

The merger was financed by:

•	a $785.0 million cash equity investment in our Parent (which included $28.9 million of cash and rollover equity received from existing USPI stockholders who participated in the merger) by an investor group led by Welsh Carson (consisting of Welsh Carson, its co-investors and certain existing USPI directors and officers who participated in the merger);

•	$430.0 million in borrowings under the new senior secured credit facility;

•	$19.7 million in additional borrowings under the amended and restated secured U.K. credit facility, entered into by certain of our subsidiaries existing in the United Kingdom on or prior to the closing of the Transactions;

•	approximately $13.0 million of USPI’s cash on hand at closing; and

•	issuance of the outstanding notes.

The merger closed immediately following the closing of our new senior secured credit facility, the amended and restated senior secured U.K. credit facility and the issuance of the outstanding notes. The merger and the related transactions, including the issuance of the outstanding notes, the execution of our new senior secured credit facilities, the repayment of certain of our and our subsidiaries’ existing indebtedness and the payment of related fees and expenses are more fully described in the section entitled “The Transactions.”

Sources of Revenue

Revenues primarily include the following:

•	net patient service revenue of the facilities that we consolidate for financial reporting purposes, which are those in which we have ownership interests of greater than 50% or otherwise maintain effective control; and

•	management and contract service revenue, consisting of the fees that we earn from managing the facilities that we do not consolidate for financial reporting purposes and the fees we earn from providing certain consulting and other contracted services to physicians and hospitals. Our consolidated revenues and expenses do not include the management fees we earn from operating the facilities that we consolidate for financial reporting purposes as those fees are charged to subsidiaries and thus eliminate in consolidation.

The following table summarizes our revenues by type and as a percentage of total revenue for the periods presented:

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
Net patient service revenue	90%	92%	90%	89%	93%
Management and contract service revenue	9	8	10	10	7
Other revenue	1	—	—	1	—

Total revenue	100%	100%	100%	100%	100%

Net patient service revenue consists of the revenues earned by facilities we consolidate for financial reporting purposes. The percentage these revenues comprise of our total revenues decreased primarily as a result of the Surgis Acquisition during the second quarter of 2006. We now manage and operate, as part of the Surgis Acquisition, an endoscopy services business that contributed contract service revenue amounting to 3% of our total revenues for the three months ended March 31, 2007. Also, as a result of the Surgis Acquisition, other revenue increased to 1% of total revenues due to salary cost pass through provisions of certain Surgis management agreements resulting in our recording equivalent amounts of both revenue and expense. We plan to amend each of these agreements to eliminate this gross-up effect in the future and completed several such amendments during 2006. This percentage increased for the year ended December 31, 2005, as compared to the corresponding prior year period, primarily as a result of our acquisition of seven consolidating facilities during the fourth quarter of 2004. While we did not increase our consolidated facility count in 2005, these seven facilities experienced a full year of activity reflected in our 2005 results.

Our management and contract service revenues are earned from the following types of activities (in thousands):

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
Management of surgical facilities	$26,623	$20,069	$18,115	$8,242	$5,482
Contract services provided to physicians, hospitals and related entities	25,613	15,835	19,527	7,638	3,681

Total management and contract service revenues	$52,236	$35,904	$37,642	$15,880	$9,163

The following table summarizes our revenues by operating segment:

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
United States	83%	81%	78%	83%	83%
United Kingdom	17	19	22	17	17

Total	100%	100%	100%	100%	100%

The number of facilities we operate increased by 42 from December 31, 2005 to December 31, 2006. All of these additional facilities are in the United States. Accordingly, the proportion of our total revenues that is derived from the United States is higher for the year ended December 31, 2006 than in the corresponding prior year period. The number of U.S. facilities for the year ended December 31, 2005 as compared to the corresponding prior year increased by 12, which along with the seven additional facilities acquired in the fourth quarter 2004, caused an increase in revenues earned in the United States as a percentage of overall revenue as compared to the year ended December 31, 2004.

The number of facilities we operate increased by 44 from March 31, 2006 to March 31, 2007. All of these additional facilities are in the United States. The growth in the United States was matched by revenue growth in the United Kingdom due to more cases being performed, a more favorable case mix and favorable exchange rates. Accordingly, the proportion of our total revenues derived in each country remained consistent as compared to the corresponding prior year period.

Equity in Earnings of Unconsolidated Affiliates

Our business model of partnering with not-for-profit hospitals and physicians results in our accounting for the majority of our facilities under the equity method rather than consolidating their results. The following table reflects the summarized results of the unconsolidated facilities that we account for under the equity method of accounting (dollars in thousands):

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
Revenues	$610,160	$443,292	$339,109	$177,057	$126,714
Equity in earnings of unconsolidated affiliates	224	27	—	53	44
Operating expenses
Salaries, benefits, and other employee costs	150,625	109,734	79,917	44,818	31,105
Medical services and supplies	125,981	86,573	62,213	35,934	25,552
Other operating expenses	150,108	111,140	77,820	46,041	31,394
Depreciation and amortization	29,884	20,287	15,480	8,777	5,943

Total operating expenses	456,598	327,734	235,430	135,570	93,994

Operating income	153,786	115,585	103,679	41,540	32,764
Interest expense, net	(14,400)	(10,560)	(9,297)	(3,722)	(2,749)
Other	282	772	826	(1,717)	332

Income before income taxes	$139,668	$105,797	$95,208	$36,101	$30,347

Long-term debt	$169,304	$118,458	$100,443	$176,046	$119,495
USPI’s equity in earnings of unconsolidated affiliates	31,568	23,998	18,626	8,504	6,885
USPI’s imputed weighted average ownership percentage based on affiliates’ pre-tax income(1)	22.6%	22.7%	19.6%	23.6%	22.7%
USPI’s imputed weighted average ownership percentage based on affiliates’ debt(2)	29.2%	28.1%	24.0%	29.4%	28.7%
Unconsolidated facilities operated at period end	80	57	44	83	58

(1)	Our weighted average percentage ownership in our unconsolidated affiliates is calculated as USPI’s equity in earnings of unconsolidated affiliates divided by the total net income of unconsolidated affiliates for each respective period. This percentage is higher in 2005, 2006 and in the first quarter of 2007 as compared to the corresponding prior period, due primarily to our acquisition of additional ownership in facilities which we account for under the equity method, and our acquisition in the second quarter of 2006 of four facilities in which we own a majority economic interest but account for under the equity method due to a lack of effective control over the facilities’ operations. Additionally, in the third quarter of 2006, we sold a portion of our interest in a large facility and now account for it under the equity method. As compared to other facilities we account for under the equity method, we retained a higher than average ownership interest in this facility.

(2)	Our weighted average percentage ownership in our unconsolidated affiliates is calculated as the total debt of each unconsolidated affiliate, multiplied by the percentage ownership USPI held in the affiliate as of the end of each respective period, divided by the total debt of all of the unconsolidated affiliates as of the end of each respective period. This percentage is higher in 2006 as compared to the corresponding prior year and higher in the first quarter of 2007 as compared to the corresponding prior period due primarily to our acquisition, in the second quarter of 2006, of four facilities in which we own a majority economic interest but account for under the equity method due to a lack of effective control over the facilities’ operations. This percentage is higher in 2005 as compared to the year ended December 31, 2004 due primarily to our acquisition of additional ownership in facilities we account for under the equity method. Additionally, in the third quarter of 2006, we deconsolidated a large facility and now account for it under the equity method. As compared to other facilities we account for under the equity method, we retained a higher than average ownership interest in this facility.

Results of Operations

The following table summarizes certain consolidated statements of income items expressed as a percentage of revenues for the periods indicated:

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Equity in earnings of unconsolidated affiliates	5.5	5.1	4.9	5.2	5.4
Operating expenses, excluding depreciation and amortization	(72.0)	(69.7)	(69.9)	(73.9)	(71.0)
Depreciation and amortization	(6.0)	(6.6)	(7.0)	(6.4)	(6.3)

Operating income	27.5	28.8	28.0	24.9	28.1
Minority interests in income of consolidated subsidiaries	(9.4)	(8.2)	(8.0)	(9.5)	(10.1)
Interest and other expense, net	(7.2)	(4.8)	(6.8)	(4.4)	(3.3)

Income from continuing operations before income taxes	10.9	15.8	13.2	11.0	14.7
Income tax expense	(4.0)	(5.7)	(4.7)	(5.6)	(5.6)

Income from continuing operations	6.9	10.1	8.5	5.4	9.1
Earnings (loss) from discontinued operations	(1.0)	—	14.0	(0.1)	(5.1)

Net income	5.9%	10.1%	22.5%	5.3%	4.0%

Executive Summary

We continue to grow our existing facilities, develop new facilities, and add others selectively through acquisitions. While we remain focused on continuing to grow revenues at our existing facilities, we have increased our number of facilities by 42% during 2006. Additionally, during 2006, we added a new revolving credit facility, refinanced our senior subordinated notes, and collected the final payment of $19.8 million arising from the sale of our Spanish operations in 2004. In April 2007, we consummated the Transactions, including a merger whereby we were acquired by an investor group led by Welsh Carson. The comparability of our results with prior years has been impacted by our adoption, effective January 1, 2006, of new accounting rules requiring the expensing of stock options and other forms of equity compensation, by our early retirement of the senior subordinated notes, and by our incurring expenses related to the Transactions. In addition, we opened five new facilities during the first quarter of 2007 and acquired controlling interests in three operational facilities in the St. Louis area. Subsequent to the end of the first quarter of 2007, we and our not-for-profit hospital partner in Michigan each paid approximately $1.5 million in cash to acquire an ambulatory surgery center in the Detroit, Michigan area, and we paid $9.1 million in cash to acquire a controlling interest in a surgery center in Houston, Texas. In May 2007, we acquired a controlling interest in an additional facility in the St. Louis area for approximately $29.7 million, which was funded by a draw on our delayed draw term loan facility.

The comparability of our results in the first quarter of 2007 with the corresponding prior year period has been impacted by our incurring expenses related to the Transactions. These expenses decreased our net income by $3.9 million and our operating income margin by 210 basis points, and, together with changes in Texas state tax law that went into effect January 1, 2007, increased our effective tax rate to 50.5% for the three months ended March 31, 2007 from 37.9% in the corresponding prior year period. In addition, during the first quarter of 2006, we recognized an after-tax gain of $1.0 million related to the amendment of one of our service contracts, which also affects the comparability of our year-over-year results.

Excluding these factors, our income from continuing operations for the three months ended March 31, 2007 increased by 19.2% as compared to the corresponding prior year period, driven by increases in the volume of services provided at our facilities, the average rate at which we are reimbursed for those services, and by our acquiring additional businesses since March 31, 2006. As in the fourth quarter of 2006, our U.S. facilities experienced double-digit revenue growth rates, primarily due to our newer facilities continuing to ramp up their operations, and capital projects and operational improvements undertaken during 2006 led to increased revenues and earnings in our U.K. facilities. While the increases in revenues improved earnings in both countries, their effect was more favorable in the United Kingdom than in the United States, where related cost increases resulted in a 30 basis point decrease in U.S. facility operating margins, when measured at the facility level.

On an overall basis, we continue to experience increases in the volume of services provided at our facilities and in the average rate at which our facilities are reimbursed for those services, resulting in revenue growth at the facilities we owned during both 2005 and 2006 and the first three months of 2007 (same store facilities). Our revenue growth rate varied from quarter to quarter during 2006 but ended the year at 9%, which was the same as 2005 and within our expected range for 2006 as the impact of stronger-than-expected case growth was offset by greater pressures from U.S. payors on reimbursement rates. Recent capital projects and operational improvements began to benefit our U.K. operations during the second half of 2006, but on an annual basis our U.K. operations were adversely affected by a drop in referrals from the National Health Service.

As noted above, our 2006 net income and operating income margin were impacted adversely by the adoption of new accounting rules with respect to equity compensation and by related changes in our equity compensation strategy, which decreased our net income by $2.2 million and $3.2 million, respectively. The loss on the early retirement of our senior subordinated notes in 2006 also unfavorably impacted our earnings by $9.7 million on an after-tax basis. In 2006, we also incurred $0.3 million of after-tax expenses related to the Transactions.

We also continue to grow by constructing and acquiring new facilities, and we have positioned ourselves for future growth by initiating a new credit agreement and refinancing our senior subordinated notes. Our development pipeline remains strong, with 15 facilities under development at March 31, 2007, of which three opened during the second quarter of 2007, six are under construction, and six are in the earlier stages of development. In addition, we continue to explore strategic acquisition opportunities and to partner more of our facilities with a not-for-profit health system. We acquired 38 facilities in 2006 and acquired controlling interests in three operational facilities in the first three months of 2007 and additionally opened five new facilities. Our largest acquisition occurred in April 2006, when we acquired Surgis, Inc., a Nashville-based operator of 24 facilities. In anticipation of closing the Surgis acquisition, we initiated a new credit agreement, under which we had approximately $141.5 million available for borrowing at December 31, 2006. This credit agreement was replaced with the new senior secured facility upon the closing of the Transactions. In August 2006, we completed a tender offer for our $150.0 million of outstanding senior subordinated notes and refinanced them under a term loan. This term loan was repaid with a portion of the proceeds from the Transactions.

Revenues

Our consolidated revenues have increased 27.4% during the first quarter of 2007 compared to the prior year first quarter. Consolidated revenues also increased during the period from December 31, 2005 to December 31, 2006. The increases were driven primarily by our acquisition, during the period from April 1, 2006 to March 31, 2007, of 18 surgical facilities that we consolidate for financial reporting purposes and additionally by growth in our existing facilities. We also experienced growth in contract service revenue due to the Surgis acquisition, a subsidiary of which provides endoscopy services. In addition, salary cost pass through provisions of certain Surgis management agreements resulted in an increase in other revenue of $1.2 million and $6.8 million and an equal increase in salary expense for the three months ended March 31, 2007, and for the year ended December 31, 2006, respectively. We have amended many of these agreements to eliminate both the revenue and expense in future periods and plan to amend the remaining agreements in future quarters.

Our strategy of partnering with not-for-profit healthcare systems and local physicians results in most of our newly developed facilities being joint ventures whose operations we do not consolidate for financial reporting purposes. Our unconsolidated affiliates thus tend, on average, to be younger facilities whose operations are still ramping up, and their revenues are not included in ours. The revenues of our consolidated facilities, which comprise 64 of the 148 facilities we operate, are included in our revenues. Our net earnings are the same whether or not we consolidate a facility, but our revenue growth is generally slower than our earnings growth because the unconsolidated facilities, whose revenues are not included in ours, are growing somewhat faster than our consolidated facilities. For the three months ended March 31, 2007, consolidated facilities’ case volumes grew by 9% as compared to 13% for unconsolidated facilities. For the year ended December 31, 2006, consolidated facilities’ case volumes grew by 5%, as compared to 7% for unconsolidated facilities; the rate of growth in revenue per case was 2% for both groups, as more fully described below. Given that our earnings are the same whether or not we consolidate a facility, we focus on our facilities’ overall growth rates, without regard to whether we consolidate them, in analyzing the overall health of our business.

For the year ended December 31, 2006, domestic same store revenues, which include both consolidated and unconsolidated facilities, grew at approximately the same rate as they did in 2005. As compared to 2005, case volume growth was much stronger at 7%, but the growth in the amount received per case dropped from 5% to 2%, continuing a trend of slower growth in our rates of reimbursement at our domestic facilities that began in late 2004. The case growth for the fourth quarter of 2006 improved to 11% from the 5% experienced through the first nine months of 2006. Much of this improvement was driven by the prior year numbers that serve as the base for the growth rate calculation, rather than by our performing a significantly higher number of cases in the fourth quarter than the third quarter. Our fourth quarter 2005 growth rate was unusually low at 1%, which established a much smaller base for the fourth quarter 2006 calculation.

Several of the factors adversely affecting our rate of reimbursement stabilized somewhat in the second half of 2005, but others have continued. Many payers are providing only inflationary increases in reimbursement rates, and in the case of out-of-network and workers’ compensation business, we are experiencing decreases in reimbursement rates, in some cases. In addition, Medicare rates, which serve as a benchmark for certain other rates, remain frozen until 2008. While we do not expect to be materially impacted by proposed changes to the Medicare reimbursement rates, which affects relatively little of our business, the uncertainty regarding these potential changes is affecting our negotiations with other payers with which we do business. These factors notwithstanding, we experienced 2% growth in the net revenue per case for our ambulatory surgery centers during the first quarter of 2007, a notable improvement over the virtually zero growth in this measure during the full year of 2006 in part due to a lack of adverse changes in our workers’ compensation reimbursement rates during the first quarter of 2007. Reductions in such rates in several states have hurt our revenue growth in several recent quarters.

Measured in the local currency, our U.K. same store facility revenues grew (i) 6% for the year ended December 2006, slightly less than the 7% experienced for the year ended December 31, 2005 and (ii) 13% in the first quarter of 2007, as compared to the 6% growth experienced in the first quarter of 2006. The growth achieved during fiscal year 2006 and the first quarter of 2007 was driven largely by capital projects and operational improvements introduced in the first half of 2006, which has resulted in higher admissions, more favorable case mixes and an increase in revenue per patient. Overall growth in revenues in the United Kingdom was also affected by favorable exchange rates, as noted in the table below. The first quarter of 2006 was adversely affected by the decline in referrals from the National Health Service thus causing the growth rate to be abnormally low in 2006.

The following table summarizes the revenue growth at our same store facilities:

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
U.S. facilities:
Net revenue	9%	9%	17%	11%	10%
Surgical cases	7	4	7	9	6
Net revenue per case(1)	2	5	9	3	4
U.K. facilities:
Net revenue using actual exchange rates	7	6	32	27	(2)
Net revenue using constant exchange rates(2)(3)	6	7	18	13	6
All same store facilities:
Net revenue using actual exchange rates	9%	9%	19%	13%	9%

(1)	Our overall domestic same store growth in net revenue per case was favorably impacted by the growth at our ten same store surgical hospitals, which on average perform more complex cases and thus earn a higher average net revenue per case than ambulatory surgery centers. Net revenue per case of our same store ambulatory surgery centers remained flat for the year ended December 31, 2006, as compared to the corresponding prior year period, but increased approximately 2% for the three months ended March 31, 2007 as compared to the corresponding prior year period.

(2)	Calculated using 2006 exchange rates for both periods (for fiscal year end calculations). We believe that using a constant currency translation rate more accurately reflects the trend of the business.

(3)	Calculated using first quarter 2007 exchange rates for both periods (for quarterly calculations). We believe that using a constant currency translation rate more accurately reflects the trend of the business.

Joint Ventures with Not-for-Profit Hospitals

The addition of new facilities continues to be more heavily weighted to U.S. surgical facilities with a hospital partner, both as we initiate joint venture agreements with new systems and as we add facilities to our existing arrangements. Facilities have been added to hospital joint ventures both through construction of new facilities (de novos) and through our contribution of our equity interests in existing facilities into a hospital joint venture structure, effectively creating three-way joint ventures by sharing our ownership in these facilities with a hospital partner while leaving the existing physician ownership intact. The Surgis acquisition in April 2006 and the St. Louis acquisitions in January and August 2006 and February and March 2007, resulted in a large increase in the number of facilities we operate without a hospital partner. We are in active discussions with our hospital partners in several markets and expect to affiliate many of these facilities with a hospital partner in the future. Of the nine facilities under construction at March 31, 2007, eight facilities involve a hospital partner. In addition, all six of our projects in the earlier stages of development involve a hospital partner. The following table summarizes the facilities we operate as of December 31, 2006, 2005, and 2004 and as of March 31, 2007 and 2006:

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
U.S. facilities:(1)
With a hospital partner	78	66	48	81	68
Without a hospital partner(2)	60	30	36	64	33

Total U.S. facilities	138	96	84	145	101
U.K. facilities	3	3	3	3	3

Total facilities operated	141	99	87	148	104

Change from prior year end
De novo (newly constructed)	8	9	9
Acquisition	38	4	13
Disposals(3)	(4)	(1)	—

Total increase in number of facilities	42	12	22

Change from March 31, 2006
De novo (newly constructed)				11
Acquisition				36
Disposals(4)				(3)

Total increase in number of facilities				44

(1)	Physicians own a portion of all of these facilities.

(2)	We acquired 33 facilities without a hospital partner in 2006, primarily as a result of the Surgis Acquisition and the St. Louis Acquisitions. We are in active discussions with potential hospital partners for many of these recently acquired facilities.

(3)	We sold our ownership interests in facilities in Lyndhurst, Ohio and Chicago, Illinois during the first quarter of 2006. We also disposed of Surgis’ interests in two of its facilities, on in Phoenix, Arizona, the other in Ocean Springs, Mississippi in August and October 2006, respectively.

(4)	We disposed of Surgis’ interests in two of its facilities, one in Phoenix, Arizona, the other in Ocean Springs, Mississippi in August and October 2006, respectively. Additionally, we have classified a surgery center as held for sale in March 2007.

Facility Operating Margins

U.S. same store facility operating margins for the first quarter of 2007 did not change significantly from the prior year first quarter. The facilities partnered with not-for-profit hospitals generated lower margins than facilities without a hospital partner during the first quarter of 2007. This relationship is primarily due to our acquisition and development activities. Our development of new facilities is almost always undertaken with a hospital partner. Even once these facilities have been open for more than a year, and consequently move into our same store group of facilities, they do not generate operating margins as high as more mature facilities. Because their revenue bases are growing, these facilities generally have an adverse impact on the average operating margin of the hospital-partnered group of facilities beginning in their second year of operations. We have added 17 facilities to the hospital-partnered same store group since December 31, 2005, of which 11 were newly developed facilities. Conversely, with respect to facilities we operate without a hospital partner, we have added facilities to the same store group since December 31, 2005, of which only one was developed by us. The other 30 facilities were added through acquisitions. This relationship can change depending on which facilities we succeed in partnering with a not-for-profit hospital.

U.S. facility operating margins for the year ended December 31, 2006 did not change significantly as compared to the prior year-end. The decrease in margins experienced during the second and third quarter 2006 primarily related to unfavorable payor and case mix at several of our surgical hospitals. While these factors recovered somewhat during the fourth quarter of 2006, our year-over-year comparisons toward the end of the year were also favorably impacted by a below average performance in the fourth quarter of 2005. Overall, this resulted in a slight decline in facility operating margins for the year, but the drop was less significant than we experienced during the first nine months of the year. All of the surgical hospitals experiencing these adverse case and payer mixes have a hospital partner.

Our U.K. facilities, which represent three of our 148 facilities at March 31, 2007, experienced an increase in the overall facility margins in the first quarter of 2007 than in the prior year period, primarily as a result of more favorable cases mixes during the quarter and increased volumes resulting from capital projects undertaken during 2006. At December 31, 2006, our U.K. facilities experienced a decrease in their overall facility margins primarily as a result of lower margins in the first two quarters of 2006 due to a decrease in referrals from the National Health Service, for which proportional expense reductions were not made.

The following table summarizes same store operating margins (see footnote 1 below), comparing the year-over-year increases (decreases) and the three months ended March 31, 2006 to the three months ended March 31, 2007:

							Three Months
							Ended
	Years Ended December 31,						March 31,
	2006		2005		2004		2007
U.S. facilities:
With a hospital partner	(50	)bps	(270	)bps	250	bps	(70	)bps
Without a hospital partner	(50)		(20)		30		50
Total U.S. facilities	(50)		(200)		230		(30)
U.K. facilities	(205	)bps	(90	)bps	(10	)bps	160	bps

(1)	Operating margin is calculated as operating income divided by total revenues. This table aggregates all of the same store facilities we operate using 100% of their results. This does not represent the overall margin for USPI’s operations in either the United States or the United Kingdom because we have a variety of ownership levels in the facilities we operate, and facilities open for less than a year are excluded from same store calculations.

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

Revenues increased by $35.1 million, or 27.5%, to $162.9 million for the three months ended March 31, 2007 from $127.8 million for the three months ended March 31, 2006. This increase consisted primarily of revenues of newly constructed or acquired facilities and additionally through growth of our same store facilities. The net addition of consolidated facilities from March 31, 2006 to March 31, 2007 caused an increase of approximately $19.3 million of revenues. Revenue from same store facilities drove most of the remaining $15.8 million of revenue growth. The U.S. same store facilities performed approximately 9% more surgical cases and received an average of approximately 3% more per case during the three months ended March 31, 2007 than in the corresponding prior year period. The revenues of same store United Kingdom facilities, when measured using 2007 exchange rates for both periods, were $3.2 million higher during the three months ended March 31, 2007 than in the corresponding prior year period. The U.S. dollar being weaker relative to the British pound in 2007 than in the corresponding prior year period resulted in a $2.7 million increase in U.K. revenues.

Equity in earnings of unconsolidated affiliates increased by $1.6 million, or 23.2% to $8.5 million for the three months ended March 31, 2007 from $6.9 million for the three months ended March 31, 2006. This increase is primarily driven by acquisitions since the first quarter of 2006 and by our increased focus on joint ventures with hospital partners, which generally leads to our accounting for our investments under the equity method. The number of facilities we account for under the equity method increased by 25 from March 31, 2006 to March 31, 2007.

Operating expenses, excluding depreciation and amortization, increased by $29.6 million, or 32.6%, to $120.5 million for the three months ended March 31, 2007 from $90.9 million for the three months ended March 31, 2006. Operating expenses, excluding depreciation and amortization, as a percentage of revenues, increased to 73.9% for the three months ended March 31, 2007 from 71.0% for the three months ended March 31, 2006. This increase as a percentage of revenues is primarily attributable to approximately $3.5 million of the $3.9 million of expenses incurred related to the Merger Transaction being classified within operating expenses.

Depreciation and amortization increased $2.4 million, or 30%, to $10.4 million for the three months ended March 31, 2007 from $8.0 million for the three months ended March 31, 2006, primarily as a result of additional depreciation on tangible assets added through acquisitions and expansions of our facilities. Depreciation and amortization, as a percentage of revenues, increased slightly to 6.4% for the three months ended March 31, 2007 from 6.3% for the three months ended March 31, 2006.

Operating income increased $4.6 million, or 12.8%, to $40.5 million for the three months ended March 31, 2007 from $35.9 million for the three months ended March 31, 2006. Operating income, as a percentage of revenues, decreased to 24.9% for the three months ended March 31, 2007 from 28.1% for the three months ended March 31, 2006, primarily as a result of the additional expenses incurred related to the acquisition of the Company in April 2007 as discussed above.

Our effective tax rate increased to 50.5% for the three months ended March 31, 2007 as compared to 37.9% for the corresponding prior year period, primarily as a result of the nondeductibility of certain costs incurred in conjunction with the Transactions and additionally as a result of higher statutory Texas state tax rates going into effect January 1, 2007.

Interest expense, net of interest income, increased 24.1% to $7.2 million for the three months ended March 31, 2007 from $5.8 million for the three months ended March 31, 2006 primarily due to lower interest income as a result of using approximately $112.0 million of cash to acquire Surgis in the second quarter of 2006, as well as an overall increase in interest expense due to a higher debt balance during the first quarter of 2007 as compared to the corresponding prior year period.

Other income decreased by $1.5 million for the three months ended March 31, 2007 from the three months ended March 31, 2006 due to our modifying the terms of an administrative service contract, during the first quarter of 2006, in exchange for a cash payment from a physician group. This modification is not expected to impact our annual earnings under the contract until at least 2009.

Income from continuing operations was $8.9 million for the three months ended March 31, 2007 compared to $11.6 million for the three months ended March 31, 2006. This $2.7 million decrease is primarily related to us incurring $3.9 million of additional expenses related to the Transactions, as discussed above. In addition, income from continuing operations in 2006 was favorably impacted by a one-time gain of $1.5 million ($1.0 million after taxes), classified within other income.

Effective March 31, 2007, we classified the operations of one surgery center as held for sale. Effective March 31, 2006 we sold our ownership interest in a surgical facility located in Lyndhurst, Ohio. As a result, our consolidated income statement reflects the historical results of these facilities’ operations in discontinued operations. In addition, our first quarter 2006 consolidated income statement reflects, in discontinued operations, the approximate $6.4 million after-tax loss related to the Lyndhurst sale. There was no impact on our 2006 consolidated income statement from classifying the surgery center as held for sale in March 2007. This facility was acquired as part of the Surgis acquisition in April 2006. In future comparable quarters of 2006, the results of operations of this facility will be presented in discontinued operations.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Revenues increased by $109.2 million, or 23.3%, to $578.8 million for the year ended December 31, 2006 from $469.6 million for the year ended December 31, 2005. This increase consisted primarily of revenues of newly constructed or acquired facilities and growth of our same store facilities, offset by the deconsolidation of one of our Fort Worth facilities. Revenue growth contributed by facilities acquired or opened from December 31, 2005 to December 31, 2006, including the Surgis Acquisition, caused an increase of approximately $102.3 million of revenues. Included in this increase is the $6.8 million of other revenue related to the Surgis Acquisition salary cost pass through provisions mentioned earlier. The deconsolidation of the Fort Worth facility caused a net $17.6 million decrease in revenue. The increase in revenues from same store facilities provided most of the remaining $24.5 million of revenue growth. The U.S. same store facilities performed approximately 7% more surgical cases, while net revenue per case grew 2% for the twelve months ended December 31, 2006 as compared to the corresponding prior year period. The revenues of same store U.K. facilities, when measured using 2006 exchange rates for both periods, were $5.1 million higher during the year ended December 31, 2006 than in the corresponding prior year period. The U.S. dollar being weaker relative to the British pound in 2006 than in the corresponding prior year period resulted in a $1.4 million increase in U.K. revenues.

Equity in earnings of unconsolidated affiliates increased by $7.6 million, or 31.7% to $31.6 million for the year ended December 31, 2006 from $24.0 million for the year ended December 31, 2005. This increase is primarily attributed to the acquisition or construction of facilities and the deconsolidation of the Fort Worth facility. The number of facilities we account for under the equity method increased by 23, or 40%, from December 31, 2005 to December 31, 2006.

Operating expenses, excluding depreciation and amortization, increased by $88.4 million, or 27.0%, to $416.0 million for the year ended December 31, 2006 from $327.6 million for the year ended December 31, 2005. Operating expenses, excluding depreciation and amortization, increased as a percentage of revenues to 72.0% for the year ended 2006, from 69.7% for the year ended 2005. This increase as a percentage of revenues is mainly attributable to an increase in our equity-based compensation expense. Adopting new accounting rules requiring the expensing of stock options and other equity-based compensation effective January 1, 2006, together with other increases in our equity-based compensation expense, increased our operating expenses as a percentage of total revenues by 130 basis points in 2006. Also contributing to the increase are the salary cost pass through provisions of certain Surgis management agreements which resulted in our recording $6.8 million of both revenue and expense, and unfavorable case and payor mixes at some of our larger facilities.

Depreciation and amortization increased $4.3 million, or 13.9%, to $35.3 million for the year ended December 31, 2006 from $31.0 million for the year ended December 31, 2005. This amount increased due primarily as a result of depreciation of assets added through acquisitions and newly opened facilities. Depreciation and amortization as a percentage of revenues decreased to 6.0% for the year ended December 31, 2006 from 6.6% for the year ended December 31, 2005 due to our increased revenue.

Operating income increased $24.0 million, or 17.8%, to $159.1 million for the year ended December 31, 2006 from $135.1 million for the year ended December 31, 2005. Operating income, as a percentage of revenues, decreased to 27.5% for the year ended December 31, 2006 from 28.8% for the prior year, primarily as a result of the negative impact of changes in equity-based compensation expense, the Surgis management agreement gross-ups, and unfavorable case and payor mixes at some facilities, all described above, more than offsetting the leveraging of corporate overhead, depreciation, and amortization across more facilities.

Interest expense, net of interest income, increased $5.6 million, or 24.3%, to $28.6 million for the year ended December 31, 2006 from $23.0 million for the year ended December 31, 2005, primarily as a result of borrowings made under the revolving credit facility used to fund a portion of the Surgis Acquisition.

Other expense, net of other income increased $13.6 million to $13.1 million of other expense for the year ended December 31, 2006 from $0.5 million of other income for the year ended December 31, 2005, primarily due to the August 2006 loss of $14.9 million related to the early retirement of our then existing senior subordinated notes. The repayment of the senior subordinated notes was financed with the proceeds of a $200.0 million term loan facility (or the Term B facility). The loss represents the excess of payments made to retire the senior subordinated notes over their carrying value, including writing off the unamortized portion of costs incurred in originally issuing the senior subordinated notes.

Minority interests in income of consolidated subsidiaries increased $16.0 million, or 41.6%, to $54.5 million for the year ended December 31, 2006 from $38.5 million for the year ended December 31, 2005, primarily as a result of the net addition of 18 consolidating facilities from December 31, 2005 to December 31, 2006, and additionally due to the increased profitability of our existing consolidated facilities.

Provision for income taxes was $22.8 million, representing an effective tax rate of 36.2%, for the year ended December 31, 2006, compared to $26.4 million, representing an effective tax rate of 35.7%, for the year ended December 31, 2005, primarily as a result of minimal state tax benefit being generated by the loss on early retirement of debt. Although the loss generated a deduction for federal taxes, it generated only a minimal deduction for state tax purposes. Since the loss lowered taxable income, but only minimally lowered our state tax liability, our overall effective tax rate was higher for the year ended December 31, 2006 as compared to the prior year end.

Income from continuing operations was $40.1 million for the year ended December 31, 2006 compared to $47.6 million for the year ended December 31, 2005. Excluding the loss from early termination of debt of $9.7 million, net of tax, income from continuing operations increased $2.2 million as compared to the prior year. This $2.2 million increase primarily results from the increased revenues being partially offset by incremental equity-based compensation expense, as discussed above.

In the first quarter of 2006, we sold our operations in Lyndhurst, Ohio, which competed with a facility operated by Surgis. As a result, our consolidated statements of income and the year over year comparison below reflects the historical results of its operations in discontinued operations for all years presented. We recorded a loss on the sale of approximately $5.7 million, net of tax.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues increased by $86.4 million, or 22.5%, to $469.6 million for the year ended December 31, 2005 from $383.2 million for the year ended December 31, 2004.

This increase consisted primarily of revenues of newly constructed or acquired facilities and additionally growth of our same store facilities. The net addition of consolidating facilities from December 31, 2004 to December 31, 2005 caused an increase of approximately $52.0 million of revenues, while revenues from same store facilities drove most of the remaining $34.4 million of revenue growth. The U.S. same store facilities performed approximately 4% more surgical cases and received an average of approximately 5% more per case during the year ended December 31, 2005 than in the corresponding prior year period. The revenues of same store U.K. facilities, when measured using 2004 exchange rates for both periods, were $5.7 million higher during the year ended December 31, 2005 than in the corresponding prior year period. The U.S. dollar being stronger relative to the British pound in 2005 than in the corresponding prior year period resulted in a $0.7 million decrease in U.K. revenues.

Equity in earnings of unconsolidated affiliates increased by $5.4 million, or 29.0% to $24.0 million for the year ended December 31, 2005 from $18.6 million for the year ended December 31, 2004. This increase is primarily attributed to our increased focus on joint ventures with hospital partners, the ramp up of facilities opened in 2004, and increased ownership in nine facilities we operate in the Dallas/Fort Worth market.

Operating expenses, excluding depreciation and amortization, increased by $59.8 million, or 22.3%, to $327.6 million for the year ended December 31, 2005 from $267.8 million for the year ended December 31, 2004. Operating expenses, excluding depreciation and amortization, decreased slightly as a percentage of revenues to 69.7% for the year ended 2005, from 69.9% for the year ended 2004. This decrease as a percentage of revenues is primarily attributable to the growth in facilities opened in 2004 and our leveraging corporate overhead over a larger number of facilities.

Depreciation and amortization increased $4.2 million, or 15.7%, to $31.0 million for the year ended December 31, 2005 from $26.8 million for the year ended December 31, 2004. This amount increased due primarily as a result of depreciation of assets added through acquisitions and newly opened facilities. Depreciation and amortization as a percentage of revenues decreased to 6.6% for the year ended December 31, 2005 from 7.0% for the year ended December 31, 2004 due to our increased revenue.

Operating income increased $27.8 million, or 25.9%, to $135.1 million for the year ended December 31, 2005 from $107.3 million for the year ended December 31, 2004. Operating income, as a percentage of revenues, increased to 28.8% for the year ended December 31, 2005 from 28.0% for the prior year, primarily as a result of our leveraging corporate overhead and the growth in margins at facilities opened in 2004.

Interest expense, net of interest income, decreased $1.8 million, or 7.3%, to $23.0 million for the year ended December 31, 2005 from $24.8 million for the year ended December 31, 2004, primarily as a result of additional interest income earned on our increased cash balance, which resulted from the sale of our Spanish operations during 2004, more than offsetting our subsidiaries borrowing a portion of the costs of developing and expanding facilities.

Other expense, net of other income decreased $1.9 million to $0.5 million of other income for the year ended December 31, 2005 from $1.4 million of expense for the year ended December 31, 2004, primarily due to the 2004 loss of $1.6 million related to the early termination of a credit facility.

Minority interests in income of consolidated subsidiaries increased $8.2 million, or 26.9%, to $38.5 million for the year ended December 31, 2005 from $30.3 million for the year ended December 31, 2004, primarily as a result of our adding seven consolidating facilities in the fourth quarter of 2004 and additionally due to the increased profitability of our existing facilities.

Provision for income taxes was $26.4 million, representing an effective tax rate of 35.7%, for the year ended December 31, 2005, compared to $18.0 million, representing an effective tax rate of 35.5%, for the year ended December 31, 2004.

Income from continuing operations was $47.6 million for the year ended December 31, 2005 compared to $32.7 million for the year ended December 31, 2004. This increase of 45.6%, or $14.9 million, results primarily from the increases in revenues, equity in earnings of unconsolidated affiliates and improved economies of scale related to expenses discussed above.

Effective September 9, 2004 we sold our Spanish operations. As a result, our 2004 consolidated statement of income reflects the historical results of our Spanish operations in discontinued operations. During 2005 we finalized the calculation of the tax liability arising from our sale of the Spanish operations, and provided for additional legal costs associated with the sale, which resulted in a $0.2 million increase to the net gain on the sale. Additionally, we reclassified the operations of our Lyndhurst facility, which was sold in 2006, to discontinued operations for all years presented in our consolidated statements of income. The after-tax losses from discontinued operations related to Lyndhurst in 2005 and 2004 were approximately $0.5 million and $0.2 million, respectively.

Liquidity and Capital Resources

	Years Ended December 31,			Three Months Ended March 31,
	2006	2005	2004	2007	2006
Net cash provided by operating activities	$102,504	$107,142	$81,098	$33,454	$30,734
Net cash used in investing activities	(282,151)	(102,178)	(19,175)	(13,760)	(47,640)
Net cash provided by financing activities	81,065	32,119	1,458	688	14,115

Overview

Cash and cash equivalents were $51.8 million at March 31, 2007 as compared to $31.7 million at December 31, 2006, and the net working capital deficit was $25.3 million at March 31, 2007 as compared to $41.8 million at December 31, 2006. At March 31, 2007, we had cash and cash equivalents totaling $51.8 million, as compared to $127.6 million at March 31, 2006. Cash and cash equivalents at December 31, 2005 was $130.4 million. The decrease from 2005 to 2006 is primarily attributable to our using $112.0 million of cash on hand to fund a portion of the Surgis acquisition purchase price and investing most of the operating cash flows we generated in 2006 in the acquisition and development of additional surgical facilities. On a net basis, our investing activities were also funded in part by our collecting in December 2006, the remaining $19.8 million of proceeds from the sale of our Spanish operations, which we sold in 2004. Our net borrowings for the year 2006 largely can be attributed to our borrowing $87.0 million to fund the Surgis acquisition. Our other 2006 financing activities, consisting primarily of the refinancing of our $150.0 million of senior subordinated notes using a new term loan and the expansion of our cash management program to encompass more of our unconsolidated affiliates, largely offset each other. A more detailed discussion of changes in our liquidity follows.

Operating Activities

Our cash flows from operating activities were $102.5 million, $107.1 million, and $81.1 million in 2006, 2005 and 2004, respectively. The 2005 figure was favorably impacted by an $11.8 million collection of other receivables during the first half of 2005 that did not occur in the other years. In addition, the 2006 amount of operating cash flows is $3.0 million lower than it would have been had new accounting rules with respect to equity compensation not gone into effect January 1, 2006. These rules require that a portion of the tax benefit related to exercises and dispositions of equity awards be classified within financing activities rather than operating activities.

A significant element of our cash flows from operating activities is the collection of patient receivables and the timing of payments to our vendors and service providers. Collections efforts for patient receivables are conducted primarily by our personnel at each facility or in centralized service centers for some metropolitan areas with multiple facilities. These collection efforts are facilitated by our patient accounting system, which prompts individual account follow-up through a series of phone calls and/or collection letters written 30 days after a procedure is billed and at 30 day intervals thereafter. Bad debt reserves are established in increasing percentages by aging category based on historical collection experience. Generally, the entire amount of all accounts remaining uncollected 180 days after the date of service are written off as bad debt and sent to an outside collection agency. Net amounts received from collection agencies are recorded as recoveries of bad debts. The increase in cash related to accounts payable and other current liabilities was $5.7 million. Our operating cash flows, including changes in accounts payable and other current liabilities, are impacted by the timing of payments to our vendors. We typically pay our vendors and service providers in accordance with invoice terms and conditions, and take advantage of invoice discounts when available. In 2006, 2005 and 2004, we did not make any significant changes to our payment timing to our vendors.

Our net working capital deficit was $41.8 million at December 31, 2006 as compared to positive working capital of $90.0 million in the prior year. The decreases in cash and working capital were primarily due to our using $112.0 million of cash on hand to fund a portion of the purchase price for the Surgis acquisition. The overall negative working capital position at December 31, 2006 is primarily the result of $76.4 million due to affiliates associated with our cash management system being employed for our unconsolidated facilities. As discussed further below, we have sufficient availability under our revolving credit agreement, together with our operating cash flows, to service our obligations.

During the three months ended March 31, 2007, we generated $33.5 million of cash flows from operating activities as compared to $30.7 million during the three months ended March 31, 2006. Cash flows from operating activities increased $2.8 million, or 9.1%, from the prior year period, primarily as a result of our increased earnings being partially offset by an unfavorable change in the timing of interest payments. Absent this timing change, the year-over-year increase in cash flows from operating activities would have been approximately 21 percent. During the three months ended March 31, 2006, $3.8 million of interest expense on our senior subordinated notes was accrued but unpaid. In the third quarter of 2006, we refinanced these notes with indebtedness on which we pay interest monthly.

Investing Activities

During the years ended December 31, 2006, 2005 and 2004 our net cash used for investing activities was $282.2 million. $102.2 million and $19.2 million, respectively. The majority of the cash used in our investing activities relates to our purchases of businesses, incremental investment in unconsolidated affiliates and purchases of property and equipment. The $282.2 million of cash used in investing activities in 2006 was funded primarily from cash on hand as well as draws upon our existing revolving credit facility. The $102.2 million of cash used in 2005 was funded primarily with the proceeds of the sale of our Spanish operations and cash flows from operations. The $19.2 million of cash used in 2004 was abnormally low due to our receiving net proceeds of $141.1 million from the sale of our Spanish subsidiary in 2004. During 2006, we received $28.3 million of cash proceeds from selling our interest in certain facilities, of which the most significant component was the receipt of $19.8 million as final payment for our Spanish operations.

During the three months ended March 31, 2007, our net cash used in investing activities was $13.8 million, consisting primarily of approximately $23.2 million (net of cash acquired) for the acquisition of three surgery centers in the St. Louis, Missouri area, and $5.5 million used for purchases of property and equipment, the effect of which was partially offset by $9.8 million in proceeds from sales of equity interests in four facilities we operate in Chicago, Illinois.

Acquisitions

During the first quarter of 2007, we acquired a controlling interest in three ambulatory surgery centers in the St. Louis, Missouri area for approximately $23.2 million, net of cash acquired. We also engage in investing transactions that are not business combinations. These transactions primarily consist of acquisitions and sales of noncontrolling equity interests in surgical facilities and the investment of additional cash in surgical facilities under development. During the first quarter of 2007, these transactions resulted in a net cash inflow of approximately $8.4 million, including $9.8 million we received from a not-for-profit hospital partner that obtained additional ownership in certain of our surgical facilities in the Chicago, Illinois area. In May 2007, we acquired a controlling interest in an additional St. Louis facility for approximately $29.7 million, which was funded by a draw on our delayed draw term loan facility.

In 2006, we invested $280.9 million, net of cash received, for the purchase of businesses and investments in unconsolidated affiliates. These transactions in 2006 are summarized as follows:

•	$193.1 million, net of $5.9 million of cash acquired, was paid for 100% of the equity interests in Surgis, Inc., a privately-held, Nashville-based owner and operator of short stay surgical centers in connection with the Surgis Acquisition;

•	$58.9 million was paid to acquire controlling interests in eight ambulatory surgery centers in the St. Louis, Missouri area in connection with the St. Louis Acquisitions;

•	$10.9 million was paid to acquired a controlling interest in an ambulatory surgery center in Rockwall, Texas;

•	$4.1 million was paid for an investment in a joint venture with one of our not-for-profit hospital partners, which the joint venture used to acquire ownership in a facility in the Sacramento, California area;

•	$3.8 million was paid to acquire a facility and related real estate in Corpus Christi, Texas;

•	$3.7 million was invested in a joint venture with one of our not-for-profit hospital partners, which the joint venture used to acquire ownership in two facilities in the Lansing, Michigan area;

•	$3.1 million was paid to sellers based on certain financial targets or objectives being met for acquired facilities or based upon the resolution of certain contingencies;

•	$1.3 million of additional purchase price related to the purchase of additional ownership in 2005 in a facility in Eatontown, New Jersey; and

•	$2.0 million net payment related to other purchases and sales of equity interests and contributions of cash to equity method investees.

During 2005 and 2004, we invested $60.5 million and $131.1 million, respectively (all net of cash acquired) to make similar acquisitions. These transactions are summarized in “— Acquisitions, Equity Investments and Development Projects.”

As part of our business strategy, we have made, and expect to continue to make, selective acquisitions in existing markets to leverage our existing knowledge of these markets and to improve operating efficiencies. Additionally, we may also make acquisitions in selective new markets. In making such acquisitions, we may use available cash on hand or draw upon our new revolving credit facility.

Property and Equipment/Facilities under Development

During the first quarter of 2007, we paid approximately $5.5 million in cash to acquire property and equipment. Approximately $2.4 million of the property and equipment purchases related to ongoing development projects, and the remaining $3.1 million represents purchases of equipment at existing facilities.

In 2006, approximately $14.7 million of the property and equipment purchases related to ongoing development projects, and the remaining $16.6 million primarily represents purchase of equipment at existing facilities. We paid $30.8 million in cash to acquire property and equipment in 2005, of which $12.4 million related to ongoing development projects and the remaining $18.4 million related to purchases at existing facilities. Additionally, in 2004, we paid $11.1 million in cash to acquire property and equipment for development projects and purchased $12.6 million of property and equipment for existing facilities.

At March 31, 2007, we and our affiliates had nine facilities under construction and six additional facilities in the development stage in the United States. Costs to develop a short stay surgical facility, which include construction, equipment and initial operating losses, vary depending on the range of specialties that will be undertaken at the facility. Our affiliates have budgeted an average of $4.7 million for development costs for each of the nine facilities projects. Development costs are typically funded with approximately 50% debt at the entity level with the remainder provided as equity from the owners of the entity. We have made substantially all of the equity contributions to which we are obligated for the projects under construction. Additionally, as each of these facilities becomes operational, each will have obligations associated with debt and capital lease arrangements.

Generally, we estimate that we will add 12 to 15 facilities per year, with the majority being new facilities developed by us. This program will continue to require substantial capital resources, which for this number of facilities we would estimate to range from $60.0 million to $80.0 million per year over the next three years. If we identify strategic acquisition opportunities that are larger than usual for us, then these costs could increase greatly. For example, during January 2006, we acquired interests in five facilities in the St. Louis market for approximately $50.6 million in connection with the St. Louis acquisitions, of which $8.3 million was paid in December 2005. We acquired three additional facilities in the St. Louis market for approximately $16.6 million in August 2006. In April 2006, we consummated the Surgis acquisition for approximately $193.1 million, net of cash acquired.

Other than the specific transactions described above, our acquisition and development activities primarily include the development of new facilities, buyups of additional ownership in facilities we already operate, and acquisitions of additional facilities. These activities also include, in some cases, payments of additional purchase price to the sellers of acquired facilities based upon the resolution of certain contingencies or based upon acquired facilities achieving certain financial targets. We currently estimate that we will pay approximately $0.8 million related to these obligations which is payable during 2007, is based on contingencies that have been resolved, and accordingly has been accrued as an increase to intangible assets and other accrued expenses in our March 31, 2007 consolidated balance sheet. It is also possible we may have to pay the buyers of our Spanish operations up to approximately €1 million (approximately $1.4 million at March 31, 2007) plus interest related to a Spanish tax contingency for which we indemnified the buyers, although we do not presently believe the likelihood of our making any such payment is probable, as discussed more fully in the notes to our consolidated financial statements. In addition, the operations of our existing surgical facilities will require ongoing capital expenditures. The amount and timing of these purchases and related cash outflows in future periods is difficult to predict and is dependent on a number of factors including hiring of employees, the rate of change in technology/equipment used in our business and our business outlook.

Financing Activities

Cash flows from financing activities were $0.7 million and $14.1 million for the three months ended March 31, 2007 and 2006. Net cash provided by financing activities for the three months ended March 31, 2007 resulted primarily from our sweeping the cash of our unconsolidated affiliates and from the proceeds from the exercise of stock options, the effect of which offset scheduled principal payments on our debt. The decrease in net cash provided by financing activities from 2006 to 2007 is a result of decreased borrowings from long-term debt and a lower amount of cash being swept from unconsolidated affiliates in the first quarter of 2007 as compared to the first quarter of 2006.

Cash flows from financing activities was $81.1 million, $32.1 million and $1.5 million for the years ended December 31, 2006, 2005 and 2004, respectively. Historically, our cash flows from financing activities have been received through proceeds from long-term debt, offset by payments on long-term debt, as well as proceeds received from the issuance of our common stock. In 2005 and 2006, we have also expanded our cash management program to include unconsolidated affiliates, which increased our cash flows from financing activities.

Historical Debt

On February 21, 2006, we entered into a revolving credit facility with a group of commercial lenders providing for borrowings of up to $200.0 million for acquisitions and general corporate purposes in the United States. This agreement was terminated in connection with the consummation of the Transactions. Borrowings under the credit facility had a maturity date of February 21, 2011. The facility was secured by a pledge of the stock held in our wholly-owned domestic subsidiaries. At March 31, 2007, no amounts were outstanding. The revolving credit facility also provided that up to $20.0 million of the commitment could, at our option, be accessed in the form of letters of credit. At March 31, 2007, we had outstanding letters of credit totaling $2.7 million. Any outstanding letters of credit decreased the amount available for borrowing under the revolving credit facility.

We also entered into a Term B loan agreement with a group of commercial lenders on August 7, 2006 to finance the repurchase of our senior subordinated notes that were then outstanding, repay a portion of the outstanding loans under existing credit agreements and pay fees related thereto. This agreement was also terminated in connection with the consummation of the Transactions. The agreement provided for a term borrowing of $200.0 million, bore interest at LIBOR plus a margin of 1.75%, and had a maturity date in June 2013. The agreement was secured by a pledge of the stock of in our wholly owned domestic subsidiaries. At March 31, 2007, we had $198.5 million outstanding under the Term B agreement, at an interest rate of approximately 7.1%.

Both the revolving credit facility and the term loan facility contained various restrictive covenants, including financial covenants that limit our ability and the ability of certain of our subsidiaries to borrow money or guarantee other indebtedness, grant liens on our assets, make investments, use assets as security in other transactions, pay dividends on stock, enter into sale and lease back transactions or sell assets or capital stock. We were in compliance with all covenants under both these facilities at December 31, 2006.

In December 2001, a wholly owned subsidiary of our Company issued $150.0 million in aggregate principal amount of 10% senior subordinated notes due 2011. We received net proceeds of $143.5 million after offering costs of $5.3 million and a discount of $1.2 million. In August 2006, we completed a tender offer for all of these outstanding notes. The purchase of these notes was financed with the proceeds of our existing term loan facility. The total cost of the tender offer was approximately $162.8 million. We recorded an after-tax loss of $9.7 million during the third quarter of 2006 as a result of this early retirement.

At March 31, 2007, our existing credit agreement in the United Kingdom provided for total borrowings of £55.0 million (approximately $107.7 million as of December 31, 2006 and $108.3 million as of March 31, 2007) under four separate facilities. By December 31, 2006, our historical borrowings under this agreement totaled $105.4 million, and we had repaid $35.3 million leaving a balance outstanding of $70.1 million at December 31, 2006, at an interest rate of approximately 6.61% and $2.3 million available for borrowing, primarily for capital projects specified in the agreement. This agreement was amended and restated in connection with the consummation of the Transactions. At March 31, 2007, total outstanding borrowings under the agreement were approximately $68.3 million. Borrowings under the existing U.K. credit facility bore interest at rates of 1.50% to 2.00% over LIBOR and a maturity date in April 2010. At March 31, 2007, the weighted average interest rate applicable to the outstanding balance was 6.88%. We pledged the capital stock of our U.K. subsidiaries to secure borrowings under the U.K. credit facility.

Stock Option and Stock Purchase Plans

We receive proceeds from common stock through the exercise of stock options and the purchase of common stock through our employee stock purchase plan. Proceeds from the sale of common stock totaled $7.4 million, $11.2 million and $9.6 million for the years ended December 31, 2006, 2005 and 2004, respectively. Proceeds from the sale of common stock totaled $1.9 million and $1.3 million at March 31, 2007 and 2006, respectively. Our stock option and stock purchase plans were terminated with the consummation of the Transactions.

Debt at Operating Subsidiaries

Our operating subsidiaries, many of which have minority interest holders who share in the cash flow of these entities, have debt consisting primarily of capitalized lease obligations. This debt is generally non-recourse to USPI, the parent company, and is generally secured by the assets of those operating entities. The total amount of these obligations, which was $78.2 million at December 31, 2006 and $83.7 million at March 31, 2007, is included in our consolidated balance sheet because the borrower or obligated entity meets the requirements for consolidated financial reporting. Our average percentage ownership, weighted based on the individual subsidiary’s amount of debt and capitalized leased obligations, of these consolidated subsidiaries was 49.4% at December 31, 2006 and 48.3% at March 31, 2007.

In addition, it is possible that we will have to pay the buyers of our Spanish operations up to approximately €1 million (equal to approximately $1.4 million at March 31, 2007) related to a Spanish tax contingency for which we indemnified the buyers, although we do not presently believe the likelihood of our making any such payment is probable, as discussed more fully in Note 15 to our 2006 year-end consolidated financial statements.

In connection with our acquisitions of equity interests in three surgery centers in 2007, we have the option to purchase additional ownership in these facilities at any time during the 18 months subsequent to closing. If we do not exercise this purchase option for one or more facilities, we must pay an option termination fee, which is equal to the lesser of an EBITDA calculation, as specified in the purchase agreement, or $1.0 million for each facility for which we elect not to exercise our purchase option.

Actual Contractual Cash Obligations

As of March 31, 2007, our Predecessor’s contractual cash obligations were:

	Payments Due by Period
		Within	Years 2	Years 4	Beyond
Contractual Cash Obligations	Total	1 Year	and 3	and 5	5 Years
	(Dollars in thousands)

Long term debt obligations (principal plus interest)(1)(2):
U.S. Term loan facility (Term B)	$198,500	$2,000	$4,000	$4,000	$188,500
U.K. credit facility	78,799	13,218	25,420	40,161	—
Other debt at operating subsidiaries	44,077	13,281	22,054	8,052	690
Capitalized lease obligations	78,398	9,428	15,632	12,738	40,600
Operating lease obligations	80,866	15,147	24,742	17,791	23,186

Total contractual cash obligations	$480,640	$53,074	$91,848	$82,742	$252,976

(1)	Amounts shown for long-term debt obligations and capital lease obligations include the associated interest. For variable rate debt, the interest is calculated using the March 31, 2007 rates applicable to each debt instrument.

(2)	Amounts shown do not contemplate the future contractual cash obligations as a result of the consummation of the Transactions. See “New Borrowings — Pro Forma Contractual Cash Obligations” below.

New Borrowings

As a result of the Transactions, we incurred a significant amount of new borrowings to finance a portion of the acquisition price. These new borrowings are described below. Following the Transactions, we intend to fund our ongoing capital and working capital requirements through a combination of cash flows from operations and borrowings under our new $100.0 million revolving credit facility. We anticipate that funds generated by operations and funds available under our new revolving credit facility will be sufficient to meet working capital requirements over the next 12 months. However, in the future, we may have to incur additional debt or issue additional debt or equity securities from time to time. We may be unable to obtain sufficient financing on terms satisfactory to management or at all.

New Senior Secured Credit Facility

Our new senior secured credit facility provides for borrowings of up to $630.0 million (including a $150.0 million accordion feature discussed below), consisting of (1) a $100.0 million revolving credit facility with a maturity of six years, including a $20.0 million letter of credit sub-facility, and a $20.0 million swing-line loan sub-facility; and (2) a $530.0 million term loan facility with a maturity of seven years. On April 19, 2007, we borrowed $430.0 million of the term loan facility in connection with the Transactions. The remaining $100.0 million of the term loan facility is available on a delayed draw basis until December 31, 2008. In May 2007, we borrowed approximately $29.7 million under the delayed draw facility to fund the acquisition of a controlling interest in a surgery center in the St. Louis, Missouri area. In addition, we may request additional tranches of term loans or additional commitments to the revolving credit facility in an aggregate amount not exceeding $150.0 million, subject to certain conditions. Interest rates on the credit facility are based on LIBOR plus a margin of 2.00% to 2.25%. The term loans under the credit facility require principal payments each year in an amount of 1% per annum in equal quarterly installments. No principal payments are required on the revolving credit facility or delayed draw term loan facility during its delayed draw availability period.

The credit facility is guaranteed by Holdings, and its current and future direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions, and borrowings under the credit facility are secured by a first priority security interest in all real and personal property of these subsidiaries, as well as a first priority pledge of our capital stock, the capital stock of each of our wholly owned domestic subsidiaries and 65% of the capital stock of certain of our direct or indirect, wholly owned foreign subsidiaries. Additionally, the credit facility contains various restrictive covenants, including financial covenants that limit our ability and the ability of our subsidiaries to borrow money or guarantee other indebtedness, grant liens, make investments, sell assets, pay dividends, enter into sale-leaseback transactions or issue and sell capital stock.

United Kingdom Borrowings

In April 2007, our U.K. subsidiaries entered into an amended and restated credit agreement (the U.K. credit facility), which covers the existing overdraft facility and term loan facilities (Term Loan A) noted above. The U.K. credit facility increases the total overdraft facility by £0.5 million to £2.0 million, and adds an additional term loan B of £10 million (approximately $19.7 million) (Term Loan B). The proceeds from the Term Loan B were repatriated back to the U.S. as part of the Transactions. Interest on the borrowings is LIBOR plus 1.25% to 1.50%. Principal payments are required on the Term Loan A facility and approximate $5.9 million in the first and second year, $7.8 million in the third and fourth year; $9.8 million in the fifth year, with the remainder due in the sixth year after the April 2007 closing. The Term Loan B does not require any principal payments and has a maturity of six years. The borrowings are guaranteed by certain of our subsidiaries in the United Kingdom with a security interest in various assets, and a pledge of the capital stock of the U.K. borrowers and the capital stock of certain guarantor subsidiaries. The U.K. credit facility contains various restrictive covenants, including financial covenants that limit our ability and the ability of certain U.K. subsidiaries to borrow money or guarantee other indebtedness, grant liens on its assets, make investments, use assets as security in other transactions, pay dividends, enter into leases or sell assets or capital stock.

New Senior Subordinated Notes

Also in connection with the Transactions, we issued $240.0 million of cash notes and $200.0 million of toggle notes, all due in 2017. Interest on the notes is payable on May 1 and November 1 of each year, commencing on November 1, 2007. All interest payments on the cash notes are payable in cash. The initial interest payment on the toggle notes will be payable in cash. For any interest period after November 1, 2007 through November 1, 2012, we may pay interest on the toggle notes (i) in cash, (ii) by increasing the principal amount of the toggle notes or by issuing payment-in-kind notes (PIK interest), or (iii) by paying interest on half the principal amount of the toggle notes in cash and half in PIK interest. PIK interest is paid at 10% and cash interest is paid at 9 1/4% per annum. The notes are our unsecured senior subordinated obligations; however, the notes are guaranteed by all of our current and future wholly owned domestic subsidiaries.

Pro Forma Contractual Cash Obligations

As of March 31, 2007, on a pro forma basis after giving effect to the Transactions, our contractual cash obligations would have been:

	Payments Due by Period
		Within	Years 2	Years 4	Beyond
Contractual Cash Obligations	Total	1 Year	and 3	and 5	5 Years
	(Dollars in thousands)

Long term debt obligations (principal plus interest)(1):
New senior secured U.S. credit facility	$430,000	$4,300	$8,600	$8,600	$408,500
New senior secured U.K. credit facility	88,001	5,876	13,710	17,627	50,788
Outstanding notes	440,000	—	—	—	440,000
Other debt at operating subsidiaries	44,077	13,281	22,054	8,052	690
Capitalized lease obligations	78,398	9,428	15,632	12,738	40,600
Operating lease obligations	80,866	15,147	24,742	17,791	23,186

Total contractual cash obligations	$1,161,342	$48,032	$84,738	$64,808	$963,764

(1)	Amounts shown for long-term debt obligations and capital lease obligations include the associated interest. For variable rate debt, the interest is calculated using the March 31, 2007 rates applicable to each debt instrument.

Off-Balance Sheet Arrangements

As a result of our strategy of partnering with physicians and not-for-profit health systems, we do not own controlling interests in the majority of our facilities. We account for 83 of our 148 surgical facilities under the equity method.

Similar to our consolidated facilities, our unconsolidated facilities have debts, including capitalized lease obligations, that are generally non-recourse to USPI. With respect to our unconsolidated facilities, these debts are not included in our consolidated financial statements. At March 31, 2007 and December 31, 2006, the total debt on the balance sheets of our unconsolidated affiliates was approximately $176.0 million and $169.3 million respectively. Our average percentage ownership, weighted based on the individual affiliate’s amount of debt, of these unconsolidated affiliates was 29.2% at December 31, 2006 and 29.4% at March 31, 2007. At December 31, 2006, USPI or one of its wholly owned subsidiaries had collectively guaranteed $21.7 million of the $169.3 million in total debt of our unconsolidated affiliates. USPI or one of its wholly owned subsidiaries had collectively guaranteed $27.0 million of the $176.0 million in total debt of our unconsolidated affiliates as of March 31, 2007. In addition, our unconsolidated affiliates have obligations under operating leases, of which USPI or a wholly owned subsidiary had guaranteed $16.0 million and $16.3 million as of March 31, 2007 and December 31, 2006, respectively. Some of the facilities we are currently developing will be accounted for under the equity method. As these facilities become operational, they will have debt and lease obligations.

As described above, our unconsolidated affiliates own operational surgical facilities or surgical facilities that are under development. These entities are structured as limited partnerships, limited liability partnerships, or limited liability companies. None of these affiliates provide financing, liquidity, or market or credit risk support for us. They also do not engage in hedging, research and development services with us. Moreover, we do not believe that they expose us to any of their liabilities that are not otherwise reflected in our consolidated financial statements and related disclosures. Except as noted above with respect to guarantees, we are not obligated to fund losses or otherwise provide additional funding to these affiliates other than as we determine to be economically required in order to successfully implement our development plans.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 31, 2006. The adoption of FIN 48 did not have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are evaluating what impact, if any, SFAS 157 will have on our consolidated financial position, results of operations, cash flows and disclosures.

Also in September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statement No. 87, 88, 106 and 132(R), (SFAS 158). SFAS 158 requires recognition of the funded status of a benefit plan in the consolidated balance sheet. SFAS 158 also requires recognition in other comprehensive income certain gains and losses that arise during the period but are deferred under pension accounting rules, as well as modifies the timing of reporting and adds certain disclosures. SFAS 158’s recognition and disclosure elements are effective for fiscal years ending December 15, 2006, and its measurement elements are effective for fiscal years ending after December 15, 2008. The adoption of the recognition provisions of SFAS 158 did not have a material impact on our consolidated financial position, results of operations, cash flows and disclosures. See Note 15 to our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The standard requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement 157. We are evaluating whether the adoption of SFAS 159 will have a material effect on our consolidated financial position, results of operations or cash flows and disclosures.

Quantitative and Qualitative Disclosures about Market Risk

We have exposure to interest rate risk related to our financing, investing, and cash management activities. Historically, we have not held or issued derivative financial instruments other than the use of variable-to-fixed interest rate swaps for portions of our borrowings under credit facilities with commercial lenders as required by the credit agreements. Our amended and restated senior secured U.K. credit facility requires us to enter into an interest rate swap for at least 50% of the amounts outstanding under the agreement. We plan to enter into an interest rate swap with our U.K. bank in the near future in accordance with our credit agreement. We do not use derivative instruments for speculative purposes. Our financing arrangements with commercial lenders are based on the spread over Prime or LIBOR. At March 31, 2007, $32.4 million of our outstanding debt was in fixed rate instruments and the remaining $273.1 million was in variable rate instruments. Accordingly, a hypothetical 100 basis point increase in market interest rates would result in additional annual expense of approximately $2.7 million. Subsequent to the Transactions, approximately $567.4 million of our debt is in variable rate instruments. A hypothetical 100 basis point increase in market interest rates of our new debt would result in additional annual expense of approximately $5.7 million.

Our U.K. revenues are a significant portion of our total revenues. We are exposed to risks associated with operating internationally, including foreign currency exchange risk and taxes and regulatory changes. Our U.K. operations operate in a natural hedge to a large extent because both expenses and revenues are denominated in local currency. Additionally, our borrowings and capital lease obligations in the United Kingdom are currently denominated in local currency. Historically, the cash generated from our operations in the United Kingdom has been utilized within that country to finance development and acquisition activity as well as for repayment of debt denominated in local currency. Accordingly, we have not generally utilized financial instruments to hedge our foreign currency exchange risk. An exception to this was the forward contract we entered into with a currency broker in September 2004 for the purpose of hedging the €16.0 million deferred portion of the sales price for our Spanish operations, which we sold in 2004. This contract locked in the receipt of $19.8 million at the end of the deferral period and was settled in December 2006.

Inflation and changing prices have not significantly affected our operating results or the markets in which we perform services.

BUSINESS

General

USPI is a leading provider of outpatient surgery through ambulatory surgery centers and surgical hospitals, which are collectively referred to herein as short stay surgical facilities, or facilities, with 145 facilities in the United States and three surgical hospitals in the United Kingdom. We focus on providing high quality surgical services that meet the needs of patients, physicians and payors better than hospital-based and other short stay surgical facilities. We believe that our facilities enhance the quality of care and the healthcare experience of patients, while providing significant administrative, clinical and economic benefits to physicians. In addition, we believe we offer a strategic approach for our health system partners to expand capacity and access within the markets they serve and offer an efficient and low cost alternative to payors. We acquire and develop our facilities through the formation of strategic relationships with physicians and not-for-profit healthcare systems to better access and serve the communities in our markets. Our operating model is efficient and scalable, and we have adapted it to each of our markets. We believe that our acquisition and development strategy and operating model enable us to continue to grow by taking advantage of highly-fragmented markets and an increasing demand for short stay surgery.

Since physicians provide and influence the direction of healthcare, we have developed our operating model to encourage physicians to affiliate with us and to use our facilities as an extension of their practices. We operate our facilities, structure our strategic relationships and adopt staffing, scheduling and clinical systems and protocols with the goal of increasing physician productivity. We believe that our focus on physician satisfaction, combined with providing high quality healthcare in a friendly and convenient environment for patients, will continue to increase the number of procedures performed at our facilities each year.

Donald E. Steen, our chairman, and the private equity firm of Welsh, Carson, Anderson & Stowe formed USPI in February 1998. All of our U.S. facilities are jointly owned with local physicians, and 81 of these facilities are also partially owned by major not-for-profit healthcare systems. Overall, as of March 31, 2007, we held ownership interests in all but one of the U.S. facilities, and operated that facility under a service and management contract.

Industry Overview

Our industry has grown in size by approximately 87% since 2000, based on the estimated 2,864 U.S. short stay surgical facilities in 2000 expanding to an estimated 5,349 U.S. short stay surgical facilities in 2006. Additionally, the number of surgeries performed in ambulatory surgery centers has more than doubled in the last decade in the United States. However, out of the 30.3 million surgical procedures estimated to have been performed on an outpatient basis for 2005, only an estimated 32% were performed in short stay surgical facilities, indicating significant opportunities for continued growth. Our market is expected to continue to grow at a faster rate than the hospital sector, driven by the following benefits of our model:

•	Consumer directed healthcare. Short stay surgical facilities have higher patient satisfaction rates as a result of their more comfortable setting, scheduling flexibility, consistent staffing and workflow processes;

•	Increased focus on low-cost healthcare delivery. We believe that short stay surgical facilities are significantly more cost efficient than hospitals, resulting in increased directed volume from commercial and government payors;

•	Significant administrative, clinical and economic benefit to physicians. The ability to offer physicians efficient scheduling of cases and high quality support services combined with an equity stake in the facility where they practice is a key competitive advantage for our facilities;

•	Improving healthcare technology and techniques. The increasing number of procedures that can be performed on an outpatient rather than inpatient basis as a result of advances in minimally invasive surgical techniques and anesthetics should lead to a larger overall market opportunity; and

•	Aging population. Demographics will continue to increase the demand for the types of procedures performed in short stay surgical facilities, including orthopedics, gastrointestinal and pain management procedures.

United States

New surgical techniques and technology, as well as advances in anesthesia, have significantly expanded the types of surgical procedures that are being performed in facilities and have helped drive the growth in outpatient surgery. Lasers, arthroscopy, enhanced endoscopic techniques and fiber optics have reduced the trauma and recovery time associated with many surgical procedures. Improved anesthesia has shortened recovery time by minimizing post-operative side effects such as nausea and drowsiness, thereby avoiding the need for overnight hospitalization in many cases. In addition, some states in the United States permit ambulatory surgery centers to keep a patient for up to 23 hours. This allows more complex surgeries, previously only performed in an inpatient setting, to be performed in an ambulatory surgery center.

In addition to these technological and other clinical advancements, a changing payor environment has contributed to the rapid growth in outpatient surgery in recent years. Government programs, private insurance companies, managed care organizations and self-insured employers have implemented cost containment measures to limit increases in healthcare expenditures, including procedure reimbursement. These cost containment measures have contributed to the significant shift in the delivery of healthcare services away from traditional inpatient hospitals to more cost-effective alternate sites, including ambulatory surgery centers. We believe that surgery performed at an ambulatory surgery center is generally less expensive than hospital-based outpatient surgery because of lower facility development costs, more efficient staffing and space utilization and a specialized operating environment focused on cost containment.

Today, large healthcare systems in the United States generally offer both inpatient and outpatient surgery on site. In addition, a number of not-for-profit healthcare systems have begun to expand their portfolios of facilities and services by entering into strategic relationships with specialty operators of ambulatory surgery centers in order to expand capacity and access in the markets they serve. These strategic relationships enable not-for-profit healthcare systems to offer patients, physicians and payors the cost advantages, convenience and other benefits of outpatient surgery in a free standing facility located outside of the hospital. Further, these relationships allow not-for-profit healthcare systems to focus their attention and resources on their core business without the challenge of acquiring, developing and operating these facilities.

United Kingdom

The United Kingdom provides government-funded healthcare to all of its residents through a national health service. However, due to funding and capacity limitations, the demand for healthcare services exceeds the public system’s capacity. In response to these shortfalls, private healthcare networks and private insurance companies have developed in the United Kingdom. Approximately 11% of the U.K. population has private insurance to cover elective surgical procedures, and another rapidly growing segment of the population pays for elective procedures from personal funds. For the fiscal year ended December 31, 2006, in the United Kingdom, we derived approximately 59% of our revenues from private insurance, approximately 40% from self-pay patients, who typically arrange for payment prior to surgery being performed, and approximately 1% from government payors.

Our Competitive Strengths

We believe that we are distinguished by the following competitive advantages:

Preferred strategic alliance relationships for development of short stay surgical facilities with large, not-for-profit healthcare systems

Our key strength is our strategic relationships with not-for-profit healthcare systems. We believe that many not-for-profit healthcare systems prefer to enter into strategic alliances with us because they can benefit from our operating expertise and create a new cash flow opportunity. We believe these relationships allow not-

for-profit healthcare systems to attract and retain physicians and improve their hospital operations by focusing on their core businesses. Strategic relationships with these healthcare systems help us to more quickly develop relationships with physicians, communities and payors. Generally, the not-for-profit healthcare systems have strong local market positions and excellent reputations that we leverage when branding our facilities.

Favorable procedure and payor mix

We operate multi-specialty short stay surgical facilities that have the ability to perform a number of different procedures. We believe this diversification of specialties helps to insulate us from negative utilization and pricing trends in any individual type of procedure and to create greater consistency in procedure volume. Orthopedics and pain management comprised approximately 39% of our U.S. cases for the year ended December 31, 2006. These specialties are particularly attractive due to higher than average reimbursement and an increasing volume of procedures driven by demographics and improving technology. We receive most of our revenues from non-governmental payors. Approximately 11% of our total revenues were received from governmental payors for each of the years ended December 31, 2006 and 2005. In addition, most of the procedures performed at our surgical facilities are pre-planned, non-emergency procedures for which we have automated and efficient billing procedures. As a result, our days sales outstanding in the United States were 38 and 39 as of December 31, 2005 and 2006, respectively, and our bad debt expense attributable to U.S. revenue was approximately 2% for those periods.

Same store revenue growth with cost efficient operating model

Our cost efficient operating model, including our proprietary measurement and monitoring system “Every Day Giving Excellence,” or USPI’s EDGE, which we deploy in substantially all of our U.S. facilities, has resulted in improved same store revenue growth at our facilities. We believe that our focus on improving facility-level operations resulted in our same store revenue growth of 9% and 9% in the United States and our same store net revenue growth (using the constant exchange rate) of 6% and 7% in the United Kingdom for the fiscal years ended December 31, 2005 and 2006, respectively. We have consistently generated strong cash flows as a result of stable operating margins and our relatively low capital expenditure needs. Capital expenditures have ranged from $22 million to $31 million per year in the last five years.

Attractive asset base with favorable market trends

The short stay surgical facility industry has grown rapidly in the United States and the United Kingdom. Outpatient surgeries performed at ambulatory surgery centers have grown at a 10% compounded annual rate from 1990 to 2005, in the United States. In the United Kingdom, a private healthcare industry is emerging to serve the growing percentage of the population that maintains private insurance or pays for elective procedures from personal funds. We are currently the third largest outpatient short stay surgical facility chain by total number of facilities in a highly fragmented market. We believe we have successfully expanded by establishing ourself as an ideal partner to both physicians and not-for-profit healthcare systems.

Proven ability to integrate acquisitions and develop new facilities

We have grown rapidly through a focused strategy of acquisitions and development of short stay surgical facilities and short stay surgical facility companies. Of our 148 facilities, we have acquired 100 facilities and developed 48 facilities. We are currently developing 15 additional facilities. We have successfully integrated the operations of companies we have acquired.

Experienced management team

Our senior management has, on average, over 20 years of experience in the healthcare industry. Our senior management team operates as a cohesive, complementary group and has an extensive operating knowledge of our industry and the regulatory environment in which we operate, both domestically and internationally.

Committed financial sponsor

Welsh, Carson, Anderson & Stowe, the private equity firm that organized our sponsor, and Donald E. Steen, our chairman, founded USPI in 1998. Welsh, Carson, Anderson & Stowe is one of the largest private equity firms in the United States and the largest in the world focused exclusively on investments in healthcare services and information and business services. Its recent healthcare investments include Select Medical Corporation, US Oncology, Inc., Ardent Health Services, LLC, AmeriPath, Inc., Concentra, Inc. and MedCath Corporation.

Our Strategy

Our goal is to steadily increase our revenues and cash flows by continuing to execute on our business strategy. The key elements of our business strategy are to:

Attract and retain top quality surgeons and other physicians

Since physicians provide and influence the direction of healthcare, we have developed our operating model to encourage physicians to affiliate with us and to use our facilities as an extension of their practices. We believe we attract physicians because we design our facilities, structure our strategic relationships and adopt staffing, scheduling and clinical systems and protocols to increase physician productivity and promote their professional and financial success. We believe this focus on physicians, combined with providing high quality healthcare in a friendly and convenient environment for patients, will continue to increase case volumes at our facilities. In addition, in the United States, we offer physicians the opportunity to purchase equity interests in the facilities they use as an extension of their practices. We believe this opportunity attracts quality physicians to our facilities and ownership increases the physicians’ involvement in facility operations, enhancing quality of patient care, increasing productivity and reducing costs.

Pursue strategic relationships with not-for-profit healthcare systems

Through strategic relationships with us, not-for-profit healthcare systems can benefit from our operating expertise and create a new cash flow opportunity with limited capital expenditures. We believe that these relationships also allow not-for-profit healthcare systems to attract and retain physicians and improve their hospital operations by focusing on their core business. We also believe that strategic relationships with these healthcare systems help us to more quickly develop relationships with physicians, communities, and payors. Generally, the healthcare systems with which we develop relationships have strong local market positions and excellent reputations that we use in branding our facilities. In addition, our relationships with not-for-profit healthcare systems enhance our acquisition and development efforts by (1) providing opportunities to acquire facilities the systems may own, (2) providing access to physicians already affiliated with the systems, (3) attracting additional physicians to affiliate with newly developed facilities, and (4) encouraging physicians who own facilities to consider a strategic relationship with us.

Expand our presence in existing markets

Typically, our strategy is to grow selectively in markets in which we already operate facilities. We believe that selective acquisitions and development of new facilities in existing markets allow us to leverage our existing knowledge of these markets and to improve operating efficiencies. In particular, our experience has been that newly developed facilities in markets where we already have a presence and a not-for-profit healthcare system partner are the best use of the company’s capital.

Expand selectively in new markets

We may continue to enter targeted markets by acquiring and developing facilities. In the United States, we expect to do this primarily in conjunction with a local not-for-profit healthcare system or hospital. We typically target the acquisition or development of multi-specialty centers that perform high volume, non-emergency, lower risk procedures requiring lower capital and operating costs than hospitals. In addition, we will also consider the acquisition of multi-facility companies.

In determining whether to enter a new market, we examine numerous criteria, including:

•	the potential to achieve strong increases in revenues and cash flows;

•	whether the physicians, healthcare systems and payors in the market are receptive to short stay surgical facilities;

•	the size of the market;

•	the number of surgical facilities in the market;

•	the number and nature of outpatient surgical procedures performed in the market;

•	the case mix of the facilities to be acquired;

•	whether the facility is well-positioned to negotiate agreements with insurers and other payors; and

•	licensing and other regulatory considerations.

Upon identifying a target facility, we conduct financial, legal and compliance, operational, technology and systems reviews of the facility and conduct interviews with the facility’s management, affiliated physicians and staff. Once we acquire or develop a facility, we focus on upgrading systems and protocols, including implementing our proprietary methodology of defined processes and information systems, to increase case volume and improve operating efficiencies.

Enhance operating efficiencies

Once we acquire a new facility in the United States, we integrate it into our existing network by implementing a specific action plan to support the local management team and incorporate the new facility into our group purchasing contracts. We also implement our systems and protocols to improve operating efficiencies and contain costs. Our most important operational tool is our management system, USPI’s EDGE. This proprietary system allows us to track our clinical, service and financial performance, best practices and key indicators in each of our facilities. Our goal is to use USPI’s EDGE to ensure that we provide each of the patients using our facilities with high quality healthcare, offer physicians a superior work environment and eliminate inefficiencies. Using USPI’s EDGE, we track and monitor our performance in areas such as (1) providing surgeons the equipment, supplies and surgical support they need, (2) starting cases on time, (3) minimizing turnover time between cases, and (4) providing efficient case and personnel schedules. USPI’s EDGE compiles and organizes the specified information on a daily basis and is easily accessed over the Internet by our facilities on a secure basis. The information provided by USPI’s EDGE enables our employees, facility administrators and management to analyze trends over time and share processes and best practices among our facilities. In addition, the information is used as an evaluative tool by our administrators and as a budgeting and planning tool by our management. USPI’s EDGE is now deployed in substantially all of our U.S. facilities.

Our Operations

Operations in the United States

Our operations in the United States consist primarily of our ownership and management of short stay surgical facilities. As of March 31, 2007, we have ownership interests in 133 short stay surgical facilities and 10 surgical hospitals and operate, through long-term service agreements, two additional facilities. In 2007, we have acquired interests in four facilities in the St. Louis area in connection with the St. Louis Acquisitions in February and May 2007, and opened three new facilities in Houston, Texas and one in Templeton, California in January 2007. We also own interests in and expect to operate nine more facilities that are currently under construction and have six projects under development, all of which include a hospital partner, and numerous other potential projects in various stages of consideration, which may result in our adding additional facilities during 2007. Approximately 5,800 physicians have privileges to use our facilities. Our ambulatory surgery centers are licensed outpatient short stay surgical facilities, and our surgical hospitals are licensed as hospitals. Each of these facilities is generally equipped and staffed for multiple surgical specialties and located in freestanding buildings or medical office buildings. Our average facility has approximately 12,000 square feet of space with four operating rooms, as well as ancillary areas for preparation, recovery, reception and administration. Our facilities range from a 4,000 square foot, one operating room facility to a 33,000 square foot, nine operating room facility. Our short stay surgical facilities are normally open weekdays from 7:00 a.m. to approximately 5:00 p.m. or until the last patient is discharged. We estimate that an ambulatory surgery center with four operating rooms can accommodate up to 6,000 procedures per year. Our surgical hospitals average 40,000 square feet of space with six operating rooms, ranging in size from 18,000 to 67,000 square feet and having from four to eight operating rooms.

Our short stay surgical facilities support staff typically consists of registered nurses, operating room technicians, an administrator who supervises the day-to-day activities of the facility, and a small number of office staff. Each facility also has appointed a medical director, who is responsible for and supervises the quality of medical care provided at the facility. Use of our short stay surgical facilities is generally limited to licensed physicians, podiatrists and oral surgeons who are also on the medical staff of a local accredited hospital. Each facility maintains a peer review committee consisting of physicians who use our facilities and who review the professional credentials of physicians applying for surgical privileges.

All but two of our short stay surgical facilities are accredited by either the Joint Commission on Accreditation of Healthcare Organizations or by the Accreditation Association for Ambulatory Healthcare or are in the process of applying for such accreditation. We believe that accreditation is the quality benchmark for managed care organizations. Many managed care organizations will not contract with a facility until it is accredited. We believe that our historical performance in the accreditation process reflects our commitment to providing high quality care in our surgical facilities.

Generally, our short stay surgical facilities are limited partnerships, limited liability partnerships or limited liability companies in which ownership interests are also held by local physicians who are on the medical staff of the centers. Our ownership interests in the facilities range from 9% to 79%. Our partnership and limited liability company agreements typically provide for the monthly or quarterly pro rata distribution of cash equal to net profits from operations, less amounts held in reserve for expenses and working capital. Our facilities derive their operating cash flow by collecting a fee from patients, insurance companies, or other payors in exchange for providing the facility and related services a surgeon requires in order to perform a surgical case. Our billing systems estimate revenue and generate contractual adjustments based on a fee schedule for over 80% of the total cases performed at our facilities. For the remaining cases, the contractual allowance is estimated based on the historical collection percentages of each facility by payor group. The historical collection percentage is updated quarterly for each facility. We estimate each patient’s financial obligation prior to the date of service. We request payment of that obligation at the time of service. Any amounts not collected at the time of service are subject to our normal collection and reserve policy. We also have a management agreement with each of the facilities under which we provide day-to-day management services for a management fee that is typically a percentage of the net revenues of the facility.

Our business depends upon the efforts and success of the physicians who provide medical services at our facilities and the strength of our relationships with these physicians. Our business could be adversely affected by the loss of our relationship with, or a reduction in use of our facilities by, a key physician or group of physicians. The physicians that affiliate with us and use our facilities are not our employees. However, we generally offer the physicians the opportunity to purchase equity interests in the facilities they use.

Strategic Relationships

A key element of our business strategy is to pursue strategic relationships with not-for-profit healthcare systems (hospital partners) in selected markets. Of our 145 U.S. facilities, 81 are jointly-owned with not-for-profit healthcare systems. Our strategy involves developing these relationships in three primary ways. One way is by adding new facilities in existing markets with our existing hospital partners. An example of this is our relationship with the Baylor Health Care System, or BHCS, in Dallas, Texas. Our joint ventures with BHCS own a network of 23 operational surgical facilities that serve the over five million people in the Dallas/

Fort Worth area. These joint ventures have added new facilities each year since their inception in 1999, including one during 2006, and we opened our newest facility, in Fort Worth, Texas, during February 2006.

Another way we develop these relationships is through expansion into new markets, both with existing hospital partners and with new partners. An example of this strategy with an existing partner is our expansion into new markets with Catholic Healthcare West, or CHW. Our relationship with CHW began in 1998 with a facility in Las Vegas, Nevada, expanded into Phoenix, Arizona with three facilities, two of which were newly developed during 2003, and continues as we enter new markets in California. Currently, we have two facilities under development with CHW. In 2006, we acquired two facilities with McLaren Health Care Corporation in Michigan and expanded our relationship with Memorial Hermann Healthcare System in the Houston, Texas area to eight facilities by opening two de novo facilities. Another example of this strategy is our relationship with Ascension Health, with whom we jointly own facilities in Nashville, Tennessee and with whom we entered the Baltimore, Maryland market through the acquisition of an equity interest in a facility during 2004. In 2005 we entered the Austin, Texas and Kansas City, Missouri markets with the opening of two new (de novo) facilities. During 2004 we entered the Oklahoma market with a new partner, INTEGRIS Health, through the acquisition of equity interests in two facilities, and opened facilities with CHRISTUS Health in San Antonio, Texas, with Bon Secours Health System in Newport News, Virginia, and Providence Health System, in Mission Hills, California. In 2005, we contributed one of our San Antonio facilities into the Christus relationship and opened one de novo facility with Bon Secours. We also added a partnership with North Kansas City Hospital in connection with the acquisition of two Kansas City facilities.

A third way we develop our strategic relationships with not-for-profit healthcare systems is through the contribution of our ownership interests in existing facilities to a joint venture relationship. During 2003 and 2004 we added a not-for-profit hospital partner to six facilities we had previously operated without a hospital partner. During 2005 we added a not-for-profit hospital partner to seven facilities, the most significant of which was the partnership with Evanston Northwest Healthcare in four of our Chicago facilities. We expect to add a not-for-profit hospital partner in the future to some of the remaining 64 facilities that do not yet have such a partner.

Operations in the United Kingdom

We operate three private hospitals in greater London. We acquired Parkside Hospital and Holly House Hospital in 2000 and Highgate Hospital in 2003. Parkside Hospital, located in Wimbledon, a suburb southwest of London, has 84 registered acute care beds, including four high dependency beds and four operating theatres, one of which is a dedicated endoscopy suite and a 19 bed outpatient surgery unit. Parkside also has its own on-site pathology laboratory which provides services to the on-site cancer treatment center. The imaging department, which has been extensively upgraded in the past three years, has an MRI scanner, CT scanner, and two X-ray screening rooms, plus mammography, dental and ultrasound services available. Approximately 440 surgeons, anesthesiologists, and physicians have admitting privileges to the hospital. Parkside’s key specialties include orthopedics, oncology, gynecology, neurosurgery, ear-nose-throat, endoscopy and general surgery.

Parkside Oncology Clinic opened in August 2003 and has state of the art equipment designed to provide a wide range of cancer treatments. The clinic has eight outpatient surgery beds. The pre-treatment and planning suite houses a dedicated CT scanner, which, along with the linear accelerators and virtual simulation software, is linked to the department’s planning system. The clinic provides inverse planned intensity-modulated radiation therapy (IMRT). The clinic has its own pharmacy aseptic suite which provides chemotherapy to the day case unit at the hospital. The clinic also has a Nuclear Medicine Unit.

Holly House Hospital, located in a suburb northeast of London near Essex, has 55 registered acute care beds, including three high dependency beds. The hospital has three operating theatres and its own on-site pathology laboratory and pharmacy. A diagnostic suite houses MRI and CT scanners, X-ray screening rooms, mammography, ultrasound, and other imaging services. Over 280 surgeons, anesthesiologists, and physicians have admitting privileges at the hospital, and there are well-established orthopedic, plastic, in vitro fertilization, and general surgery practices.

Highgate Hospital is a 34 bed acute care hospital located in the affluent Highgate area of London. The hospital has an established cosmetic surgery business and additional practices including endoscopy and general surgery.

Case Mix

The following table sets forth the percentage of our revenues determined based on internally reported case volume from our U.S. facilities and internally reported revenue from our U.K. facilities for the year ended December 31, 2006 from each of the following specialties:

	United	United
Specialty	States	Kingdom

Orthopedic	21%	23%
Pain management	18	1
Gynecology	3	12 (1)
General surgery	5	14
Ear, nose and throat	8	2
Gastrointestinal	17	2
Plastic surgery	4	23
Ophthalmology	11	2
Other	13	21

Total	100%	100%

(1)	Also includes in vitro fertilization.

Payor Mix

The following table sets forth the percentage of our revenues determined based on internally reported case volume from our U.S. surgical facilities and internally reported revenue from our U.K. facilities for the year ended December 31, 2006 from each of the following payors:

	United	United
Payor	States	Kingdom

Private insurance	63%	59%
Self-pay	3	40
Government	28 (1)	1
Other	6	—

Total	100%	100%

(1)	Based on solely on case volume. Because government payors typically pay less than private insurance, the percentage of our U.S. revenue attributable to government payors is approximately 11% for Medicare and 1% for Medicaid.

The following table sets forth information relating to the not-for-profit healthcare systems with which we were affiliated as of March 31, 2007:

		Number of
		Facilities
	Healthcare System’s	Operated with
Healthcare System	Geographic Focus	USPI

Single Market Systems:
Baylor Health Care System	Dallas/Fort Worth, Texas	23
Memorial Hermann Healthcare System	Houston, Texas	10
Evanston Northwestern Healthcare	Chicago, Illinois	4
Meridian Health System	New Jersey	5

		Number of
		Facilities
	Healthcare System’s	Operated with
Healthcare System	Geographic Focus	USPI

INTEGRIS Health	Oklahoma	2
Covenant Health:	Eastern Tennessee	1
Fort Sanders Parkwest Medical Center	Knoxville, Tennessee
Decatur General Hospital	Decatur, Alabama	1
Mountain States Health Alliance:	Northeast Tennessee	1
Johnson City Medical Center	Johnson City, Tennessee
Northside Cherokee Hospital	Canton, Georgia	1
Robert Wood Johnson University Hospital	East Brunswick, New Jersey	1
Sarasota Memorial Hospital	Sarasota, Florida	1
McLaren Health Care Corporation	Michigan	2
North Kansas City Hospital	Kansas City, Missouri	2
Multi-Market Systems:
Adventist Health System:	10 states(a)	2
Adventist Hinsdale Hospital	Hinsdale, Illinois
Huguley Memorial Medical Center	Fort Worth, Texas
Ascension Health:	18 states and D.C.(b)	9
Carondelet Health System (1 facility)	Blue Springs, Missouri
St. Thomas Health Services System (6 facilities)	Middle Tennessee
St. Agnes Healthcare (1 facility)	Baltimore, Maryland
Seton Healthcare Network (1 facility)	Austin, Texas
Bon Secours Health System:	Eight eastern states(c)	3
Mary Immaculate Hospital	Newport News, Virginia
Memorial Regional Medical Center	Richmond, Virginia
St. Mary’s Hospital	Richmond, Virginia
Catholic Healthcare West:	California, Arizona, Nevada	9
Mercy Hospital of Folsom (1 facility)	Sacramento, California
Mercy San Juan Medical Center (1 facility)	Roseville, California
San Gabriel Valley Medical Center (1 facility)	San Gabriel, California
St. John’s Regional Medical Center (1 facility)	Oxnard, California
St. Joseph’s Hospital and Medical Center (2
facilities) and Arizona Orthopedic Surgical
Hospital (2 facilities)	Phoenix, Arizona
St. Rose Dominican Hospital (1 facility)	Henderson, Nevada
CHRISTUS Health:	Seven states(d)	2
Christus Santa Rosa Health Corporation	San Antonio, Texas
Providence Health System:	Five western states(e)	2
Providence Holy Cross Health Center	Santa Clarita, California
Providence Holy Cross Medical Center	Mission Hills, California

Totals		81

(a)	Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, North Carolina, Tennessee, Texas and Wisconsin.

(b)	Alabama, Arkansas, Arizona, Connecticut, District of Columbia, Florida, Idaho, Illinois, Indiana, Louisiana, Maryland, Michigan, Missouri, New York, Pennsylvania, Tennessee, Texas, Washington, and Wisconsin.

(c)	Florida, Kentucky, Maryland, Michigan, New York, Pennsylvania, South Carolina, and Virginia.

(d)	Arkansas, Georgia, Louisiana, Missouri, Oklahoma, Texas, and Utah.

(e)	Alaska, California, Montana, Oregon, and Washington.

Facilities

The following table sets forth information relating to the facilities that we operated as of March 31, 2007:

	Date of		Number
	Acquisition		of	Percentage
	or		Operating	Owned by
Facility	Affiliation		Rooms	USPI(6)

United States
Atlanta
* Advanced Surgery Center of Georgia, Canton, Georgia(1)	3/27/02		3	26%
East West Surgery Center, Austell, Georgia	9/1/00	(2)	3	53
Lawrenceville Surgery Center, Lawrenceville, Georgia	8/1/01		2	15
Northwest Georgia Surgery Center, Marietta, Georgia	11/1/00	(2)	2	15
Orthopaedic South Surgical Center, Morrow, Georgia	11/28/03		2	15
Resurgens Surgical Center, Atlanta, Georgia	10/1/98	(2)	4	48
Roswell Surgery Center, Roswell, Georgia	10/1/00	(2)	3	15
Austin
* Cedar Park Surgery Center, Cedar Park (Austin), Texas	11/22/05		2	26
Texan Surgery Center, Austin, Texas	6/1/03		3	60
Chicago
* Hinsdale Surgical Center, Hinsdale, Illinois	5/1/06		4	22
* Same Day Surgery 25 East, Chicago, Illinois	10/15/04		4	73
* Same Day Surgery Elmwood Park, Elmwood Park, Illinois	10/15/04		3	60
* Same Day Surgery North Shore, Evanston, Illinois	10/15/04		2	71
* Same Day Surgery River North, Chicago, Illinois	10/15/04		4	55
Cleveland
Northeast Ohio Surgery Center, Cleveland, Ohio	4/19/06	(5)	3	49
The Surgery Center, Middleburg Heights, Ohio(1)	6/19/02		7	71
Corpus Christi
Corpus Christi Outpatient Surgery Center, Corpus Christi, Texas(1)	5/1/02		5	65
Shoreline Surgery Center, Corpus Christi, Texas	7/1/06		4	51
Dallas/Fort Worth
* Baylor Medical Center at Frisco, Frisco, Texas(3)	9/30/02		6	25
* Baylor Surgicare, Dallas, Texas(1)	6/1/99		6	28
* Baylor Surgicare at Denton, Denton, Texas(1)	2/1/99		4	27
* Baylor Surgicare at Garland, Garland, Texas	2/1/99		2	35
* Baylor Surgicare at Grapevine, Grapevine, Texas	2/16/02		4	28
* Baylor Surgicare at Lewisville, Lewisville, Texas(1)	9/16/02		6	35
* Baylor Surgicare at North Garland, Garland, Texas	5/1/05		6	26
* Baylor Surgicare at Trophy Club, Trophy Club, Texas(3)	5/3/04		6	36
* Bellaire Surgery Center, Fort Worth, Texas	10/15/02		4	25
* Doctor’s Surgery Center at Huguley, Burleson, Texas	2/14/06		4	19
* Heath Surgicare, Rockwall, Texas	11/1/04		3	26
* Irving-Coppell Surgical Hospital, Irving, Texas(3)	10/20/03		5	9

	Date of		Number
	Acquisition		of	Percentage
	or		Operating	Owned by
Facility	Affiliation		Rooms	USPI(6)

* Mary Shiels Hospital, Dallas, Texas(3)	4/1/03		5	28
* Medical Centre Surgical Hospital, Fort Worth, Texas(3)	12/18/98		8	30
* Metroplex Surgicare, Bedford, Texas(1)	12/18/98		5	43
* North Central Surgery Center, Dallas, Texas	12/12/05		5	14
* North Texas Surgery Center, Dallas, Texas(1)	12/18/98		4	44
* Park Cities Surgery Center, Dallas, Texas(1)	6/9/03		4	41
* Physicians Day Surgery Center, Dallas, Texas	10/12/00		4	28
* Physicians Surgical Center of Fort Worth, Fort Worth, Texas	7/13/04		4	29
* Rockwall Surgery Center, Rockwall, Texas	09/1/06		3	48
* Surgery Center of Arlington, Arlington, Texas(1)	2/1/99		6	41
* Texas Surgery Center, Dallas, Texas(1)	6/1/99		4	28
* Valley View Surgery Center, Dallas, Texas	12/18/98		4	31
Houston
* Doctors Outpatient Surgicenter, Pasadena, Texas	9/1/99		5	46
* Memorial Hermann Surgery Center — Katy, Katy, Texas	1/19/07		4	10
* Memorial Hermann Surgery Center — Northwest, Houston, Texas	9/1/04		5	11
* Memorial Hermann Surgery Center — Southwest, Houston, Texas	9/21/06		6	14
* Memorial Hermann Surgery Center — The Woodlands, The Woodlands, Texas	8/9/05		4	10
* Memorial Hermann Surgery Center Texas Medical Center — Houston, Texas	1/17/07		7	11
* Memorial Hermann Surgery Center — Sugar Land, Sugar Land, Texas	9/21/06		4	10
Northwest Surgery Center, Houston, Texas	4/19/06	(5)	5	49
* Sugar Land Surgical Hospital, Sugar Land, Texas(3)	12/28/02		4	13
* TOPS Surgical Specialty Hospital, Houston, Texas(3)	7/1/99		7	46
* United Surgery Center — Southeast, Houston, Texas(1)	9/1/99		3	41
West Houston Ambulatory Surgical Associates, Houston, Texas	4/19/06	(5)	5	51
Willowbrook Surgery Center, Houston, Texas	1/17/07		5	62
Kansas City
* Briarcliff Surgery Center, Kansas City, Missouri	6/1/05		2	29
Creekwood Surgery Center, Kansas City, Missouri(1)	7/29/98		4	62
* Liberty Surgery Center, Liberty, Missouri	6/1/05		2	30
* Saint Mary’s Surgical Center, Blue Springs, Missouri	5/1/05		4	20
Lansing
* Genesis Surgery Center, Lansing, Michigan	11/1/06		4	50
* Lansing Surgery Center, Lansing, Michigan	11/1/06		4	38
Los Angeles
Coast Surgery Center of South Bay, Torrance, California(1)	12/18/01		3	61
Pacific Endo-Surgical Center, Torrance, California	8/1/03		1	62
* San Fernando Valley Surgery Center, Mission Hills, California	11/1/04		4	34
* San Gabriel Ambulatory Surgery Center, San Gabriel, California	4/1/05		3	41
San Gabriel Valley Surgical Center, West Covina, California	11/16/01		4	55
* Santa Clarita Ambulatory Surgery Center, Santa Clarita, California	3/7/06		3	35
The Center for Ambulatory Surgical Treatment, Los Angeles, California	11/14/02		4	64
Nashville
* Baptist Ambulatory Surgery Center, Nashville, Tennessee	3/1/98	(2)	6	22
* Baptist Plaza Surgicare, Nashville, Tennessee	12/3/03		9	21

	Date of		Number
	Acquisition		of	Percentage
	or		Operating	Owned by
Facility	Affiliation		Rooms	USPI(6)

* Middle Tennessee Ambulatory Surgery Center, Murfreesboro, Tennessee	7/29/98		4	40
* Northridge Surgery Center, Nashville, Tennessee	4/19/06	(5)	5	32
* Physicians Pavilion Surgery Center, Smyrna, Tennessee	7/29/98		4	50
* Saint Thomas Surgicare, Nashville, Tennessee	7/15/02		5	21
New Jersey
* Central Jersey Surgery Center, Eatontown, New Jersey	11/1/04		3	39
* Northern Monmouth Regional Surgery Center, Manalapan, New Jersey	7/10/06		4	34
* Robert Wood Johnson Surgery Center, East Brunswick, New Jersey	6/26/02		5	47
* Shore Outpatient Surgicenter, Lakewood, New Jersey	11/1/04		3	56
* Shrewsbury Surgery Center, Shrewsbury, New Jersey	4/1/99		4	14
Suburban Endoscopy Services, Verona, New Jersey	4/19/06	(5)	2	51
* Toms River Surgery Center, Toms River, New Jersey	3/15/02		4	31
Oklahoma City
* Oklahoma Center for Orthopedic Multi-Specialty Surgery, Oklahoma City, Oklahoma(3)	8/2/04		4	25
* Southwest Orthopaedic Ambulatory Surgery Center, Oklahoma City, Oklahoma	8/2/04		2	25
Specialists Surgery Center, Oklahoma City, Oklahoma(1)	3/27/02		4	37
Orlando
Orlando Ophthalmology Surgery Center, Orlando, Florida	4/19/06	(5)	3	21
University Surgical Center, Winter Park, Florida	10/15/98		3	40
Phoenix
* Arizona Orthopedic Surgical Hospital, Chandler, Arizona(3)	5/19/04		6	36
* Desert Ridge Outpatient Surgery Center, Phoenix, Arizona	3/30/07		4	32
Metro Surgery Center, Phoenix, Arizona	4/19/06	(5)	4	74
Physicians Surgery Center of Tempe	4/19/06	(5)	2	10
* St. Joseph’s Outpatient Surgery Center, Phoenix, Arizona(1)	9/2/03		9	33
Surgery Center of Peoria, Peoria, Arizona	4/19/06	(5)	2	57
Surgery Center of Scottsdale, Scottsdale, Arizona	4/19/06	(5)	4	54
Surgery Center of Gilbert, Gilbert, Arizona	4/19/06	(5)	3	22
* Warner Outpatient Surgery Center, Chandler, Arizona	7/1/99		4	26
Richmond
* Memorial Ambulatory Surgery Center, Mechanicsville (Richmond), Virginia	12/30/05		5	47
* St. Mary’s Ambulatory Surgery Center, Richmond, Virginia	11/29/06		4	20
Sacramento
* Folsom Outpatient Surgery Center, Folsom, California	6/1/05		2	29
Roseville Surgery Center, Roseville, California	7/1/06		2	30
San Antonio
* Alamo Heights Surgery Center, San Antonio, Texas	12/1/04		3	57
* Christus Santa Rosa Surgery Center, San Antonio, Texas	5/3/04		5	21
San Antonio Endoscopy Center, San Antonio, Texas	5/1/05		1	54

	Date of		Number
	Acquisition		of	Percentage
	or		Operating	Owned by
Facility	Affiliation		Rooms	USPI(6)

St. Louis
Advanced Surgical Care, Creve Coeur, Missouri	1/1/06		2	33
Chesterfield Surgery Center, Chesterfield, Missouri	1/1/06		2	33
Mason Ridge Surgery Center, St. Louis, Missouri	2/1/07		2	33
Manchester Surgery Center, Des Peres, Missouri	2/1/07		3	33
Mid Rivers Surgery Center, Saint Peters, Missouri	1/1/06		2	34
Olive Surgery Center, St. Louis, Missouri	1/1/06		2	32
Riverside Ambulatory Surgery Center, Florissant, Missouri	8/1/06		2	33
Sunset Hills Surgery Center, St. Louis, Missouri	1/1/06		2	33
The Ambulatory Surgical Center of St. Louis, Bridgeton, Missouri	8/1/06		2	33
Webster Surgery Center, Webster Groves, Missouri	3/1/07		2	33
Additional Markets
Austintown Ambulatory Surgery Center, Austintown, Ohio(1)	4/12/02		5	69
Beaumont Surgical Affiliates, Beaumont, Texas	4/19/06	(5)	6	76
* Cape Surgery Center, Sarasota, Florida	10/18/04		6	45
Chico Surgery Center, Chico, California	4/19/06	(5)	2	60
Court Street Surgery Center, Redding, California	4/19/06	(5)	2	60
Day-Op Center of Long Island, Mineola, New York(4)	12/4/98		4	0
* Decatur Ambulatory Surgery Center, Decatur, Alabama(1)	7/29/98		3	64
Destin Surgery Center, Destin, Florida	9/25/02		2	32
Great Plains Surgery Center, Lawton, Oklahoma	4/19/06	(5)	2	49
Greater Baton Rouge Surgical Hospital, Baton Rouge, Louisiana(3)	10/11/05		4	34
Idaho Surgery Center, Caldwell, Idaho	4/19/06	(5)	3	21
Las Cruces Surgical Center, Las Cruces, New Mexico	2/1/01		3	25
Madison Ambulatory Surgery Center, Canton, Mississippi	4/19/06	(5)	2	75
Manitowoc Surgery Center, Manitowoc, Wisconsin	12/18/06	(5)	2	30
* Mary Immaculate Ambulatory Surgical Center, Newport News, Virginia	7/19/04		3	18
* Mountain Empire Surgery Center, Johnson City, Tennessee	2/20/00	(2)	4	18
New Horizons Surgery Center, Marion, Ohio	4/19/06	(5)	2	10
New Mexico Orthopaedic Surgery Center, Albuquerque, New Mexico	2/29/00	(2)	5	51
* Parkway Surgery Center, Henderson (Las Vegas), Nevada	8/3/98		5	25
* Parkwest Surgery Center, Knoxville, Tennessee	7/26/01		5	22
Reading Surgery Center, Spring Township, Pennsylvania	7/1/04		3	57
Redding Surgery Center, Redding California	4/19/06	(5)	2	22
Redmond Surgery Center, Redmond, Oregon	4/19/06	(5)	2	70
* Saint Agnes Surgery Center, Ellicott City (Baltimore), Maryland	10/01/04		4	74
* Saint John’s Outpatient Surgery Center, Oxnard, California	12/5/05		4	34
Surgi-Center of Central Virginia, Fredericksburg, Virginia	11/29/01		4	79
Surgery Center of Canfield, Canfield, Ohio	4/19/06	(5)	3	20
Surgery Center of Columbia, Columbia, Missouri	8/1/06		2	30
Surgery Center of Fort Lauderdale, Fort Lauderdale, Florida	11/1/04		4	61
Templeton Surgery Center, Templeton, California	1/1/07		2	65
Teton Outpatient Services, Jackson, Wyoming	8/1/98	(2)	2	49
Tri-City Orthopaedic Center, Richland, Washington(4)	4/19/06	(5)	2	0
Tulsa Outpatient Surgery Center, Tulsa, Oklahoma	11/1/04		4	30
Victoria Ambulatory Surgery Center, Victoria, Texas	4/19/06	(5)	2	59

	Date of	Number
	Acquisition	of	Percentage
	or	Operating	Owned by
Facility	Affiliation	Rooms	USPI(6)

United Kingdom
Parkside Hospital, Wimbledon	4/6/00	4	100
Holly House Hospital, Essex	4/6/00	3	100
Highgate Private Clinic, Highgate	4/29/03	3	100

*	Facilities jointly owned with not-for-profit hospital systems.

(1)	Certain of our surgery centers are licensed and equipped to accommodate 23-hour stays.

(2)	Indicates date of acquisition by OrthoLink Physician Corporation. We acquired OrthoLink in February 2001.

(3)	Surgical hospitals, all of which are licensed and equipped for overnight stays.

(4)	Operated through a consulting and administrative agreement.

(5)	Indicates the date of the Surgis Acquisition.

(6)	As of December 31, 2006, unless acquired during 2007.

We lease the majority of the facilities where our various ambulatory surgery centers and surgical hospitals conduct their operations. Our leases have initial terms ranging from one to twenty years and most of the leases contain options to extend the lease period for up to ten additional years.

Our corporate headquarters is located in a suburb of Dallas, Texas. We currently lease approximately 70,000 square feet of space at 15305 Dallas Parkway, Addison, Texas. The lease expires in April 2011.

Our administrative office in the United Kingdom is located in London. We currently lease 1,900 square feet. The lease expires in February 2014.

We also lease approximately 37,000 square feet of total additional space in Brentwood, Tennessee, Chicago, Illinois, Houston, Texas, St. Louis, Missouri, and Pasadena, California for regional offices. These leases expire between February 2010 and May 2015.

Acquisitions, Equity Investments and Development

During January 2007, we opened three de novo facilities in the Houston, Texas area and one de novo facility (acquired in connection with the Surgis Acquisition) in Templeton, California. Two of the four de novos were opened with our partner, Memorial Hermann, and the remaining two are awaiting association with one of our hospital partners. Also, in February and March 2007, we acquired three additional facilities in the St. Louis area for approximately $23.2 million in cash in connection with the St. Louis Acquisitions. In April 2007, we and our not-for-profit hospital partner in Michigan each paid approximately $1.5 million in cash to acquire an ambulatory surgery center in the Detroit, Michigan area. In May 2007, we acquired an additional facility in the St. Louis area for approximately $29.7 million in cash.

The following table sets forth information relating to facilities that were under construction at March 31, 2007:

			Expected	Number of
			Opening	Operating
Facility Location	Hospital Partner	Type	Date	Rooms

Alexandria, Louisiana	Christus	Surgery Center	(1)	4
Flint, Michigan	McLaren	Surgery Center	3Q07	4
Houston, Texas	Memorial Hermann	Surgery Center	3Q07	4
Austin, Texas	Ascension	Surgery Center	(1)	7
Virginia Beach, Virginia	Bon Secours	Surgery Center	(1)	3
Terre Haute, Indiana	Ascension	Surgery Center	3Q07	2
Oklahoma City, Oklahoma	Integris	Surgery Center	3Q07	3

			Expected	Number of
			Opening	Operating
Facility Location	Hospital Partner	Type	Date	Rooms

Orlando, Florida	—	Surgery Center	4Q07	3
San Martin (Las Vegas), Nevada	CHW	Surgery Center	1Q08	4

(1)	This facility opened during the second quarter of 2007.

We also have six additional projects under development, all of which involve a hospital partner. It is possible that some of these projects, as well as other projects which are in various stages of negotiation with both current and prospective joint venture partners, will result in our operating additional facilities sometime in 2007. While our history suggests that many of these projects will culminate with the opening of a profitable surgical facility, we can provide no assurance that any of these projects will reach that stage or will be successful thereafter.

Marketing

Our sales and marketing efforts are directed primarily at physicians, who are principally responsible for referring patients to our facilities. We market our facilities to physicians by emphasizing (1) the high level of patient and physician satisfaction with our facilities, which is based on surveys we take concerning our facilities, (2) the quality and responsiveness of our services, (3) the practice efficiencies provided by our facilities and (4) the benefits of our affiliation with our hospital partners. We also directly negotiate, together in some instances with our hospital partners, agreements with third-party payors, which generally focus on the pricing, number of facilities in the market and affiliation with physician groups in a particular market. Maintaining access to physicians and patients through third-party payor contracting is essential for the economic viability of most of our facilities.

Competition

In all of our markets, our facilities compete with other providers, including major acute care hospitals and other short stay surgical facilities. Hospitals have various competitive advantages over us, including their established managed care contracts, community position, physician loyalty and geographical convenience for physicians’ inpatient and outpatient practices. However, we believe that, in comparison to hospitals with which we compete, our ambulatory surgery centers and surgical hospitals compete favorably on the basis of cost, quality, efficiency and responsiveness to physician needs in a more comfortable environment for the patient.

We compete with other providers in each of our markets for patients, physicians and for contracts with insurers or managed care payors. Competition for managed care contracts with other providers is focused on the pricing, number of facilities in the market and affiliation with key physician groups in a particular market. We believe that our relationships with our hospital partners enhance our ability to compete for managed care contracts. We also encounter competition with other companies for acquisition and development of facilities and in the United States for strategic relationships with not-for-profit healthcare systems and physicians.

There are several publicly-held companies, or divisions of large publicly-held companies, that acquire and develop freestanding multi-specialty ambulatory surgery centers and surgical hospitals. Some of these competitors have greater resources than we do. The principal competitive factors that affect our ability and the ability of our competitors to acquire ambulatory surgery centers and surgical hospitals are price, experience, reputation and access to capital. Further, in the United States many physician groups develop short stay surgical facilities without a corporate partner, and this presents a competitive threat to USPI.

In the United Kingdom, we face competition from both the national health service and other privately operated hospitals. Across the United Kingdom, a large number of private hospitals are owned by the four largest hospital operators. In addition, the two largest payors account for over half of the privately insured market. We believe our hospitals can effectively compete in this market due to location and specialty mix of our facilities. Our hospitals also have a higher portion of self pay business than the overall market. Self pay business is not influenced by the private insurers.

Employees

As of March 31, 2007, we employed approximately 5,500 people, 5,000 of whom are full-time employees and 500 of whom are part-time employees. Of these employees, we employ approximately 4,600 in the United States and 900 in the United Kingdom. The physicians that affiliate with us and use our facilities are not our employees. However, we generally offer the physicians the opportunity to purchase equity interests in the facilities they use.

Professional and General Liability Insurance

In the United States, we maintain professional liability insurance that provides coverage on a claims made basis of $1.0 million per incident and $10.0 million in annual aggregate amount with retroactive provisions upon policy renewal. We also maintain general liability insurance coverage of $1.0 million per occurrence and $10.0 million in annual aggregate amount, as well as business interruption insurance and property damage insurance. In addition, we maintain umbrella liability insurance in the aggregate amount of $35.0 million. The governing documents of each of our surgical facilities require physicians who conduct surgical procedures at those facilities to maintain stated amounts of insurance. In the United Kingdom, we maintain general public insurance in the amount of £5.0 million, malpractice insurance in the amount of £3.0 million and property and business interruption insurance. Our insurance policies are generally subject to annual renewals. We believe that we will be able to renew current policies or otherwise obtain comparable insurance coverage at reasonable rates. However, we have no control over the insurance markets and can provide no assurance that we will economically be able to maintain insurance similar to our current policies.

Legal Proceedings

On January 8, 2007, John McMullen filed a class action petition in the 134th District Court of Dallas County, Texas against us, Welsh Carson, and all of the directors of USPI. The petition alleges, among other things, that our directors breached their fiduciary duties to our stockholders by approving the merger agreement with Welsh Carson, and that Welsh Carson aided and abetted the directors’ alleged breach of fiduciary duties. The petition seeks, among other things, class certification and an injunction preventing the merger, and a declaration that the directors breached their fiduciary duties.

On January 9, 2007, Levy Investments filed a derivative petition, in the 101st District Court of Dallas County, Texas on behalf of us, substantively, against Welsh Carson and all of our directors and Welsh Carson, and nominally against us. The petition alleges that demand on our board to bring suit is excused and alleges derivatively, among other things, that our directors breached their fiduciary duties to us and abused their control of us in approving the merger agreement, and that Welsh Carson aided and abetted the directors’ alleged breach of fiduciary duties. The petition seeks, among other things, a declaration that the merger agreement is void and unenforceable, an injunction preventing the merger, a constructive trust and attorneys’ fees and expenses.

USPI has reached an agreement in principle to settle the McMullen and Levy lawsuits, pursuant to which, among other things: (i) a non-opt-out settlement class that includes all persons or entities that held USPI common stock, either of record or beneficially, at any time between and including January 8, 2007, and the date of the closing of the merger (other than the defendants and their respective affiliates), will be certified; (ii) the claims of the plaintiffs, all members of the settlement class, and other holders of USPI stock will be dismissed, released and enjoined, as against all defendants and other named and described persons and entities; (iii) plaintiffs’ counsel will request approval by the court for an agreed upon award of fees and expenses; (iv) certain additional disclosures were made in a definitive proxy statement sent to USPI stockholders in connection with the merger, as requested by plaintiffs; and (v) as requested by plaintiffs, Welsh Carson agreed, in the event that a termination fee in excess of $32.5 million became payable by USPI pursuant to the terms of the merger agreement, to waive its right to receive the portion of the termination fee in excess of $32.5 million. The proposed settlement is subject to final approval by the court. If for any reason, the proposed settlement is not finally consummated (no assurance can be given that it will be), then plaintiffs could resume prosecution of the lawsuits, and additional lawsuits might be filed. No amounts have been accrued at March 31, 2007, because the payment of the potential settlement was not probable and reasonably estimable.

In addition, from time to time USPI may be named as a party to legal claims and proceedings in the ordinary course of business. USPI’s management is not aware of any claims or proceedings, other than those discussed above, that might have a material adverse impact on USPI.

GOVERNMENT REGULATION

United States

General

The healthcare industry is subject to extensive regulation by federal, state and local governments. Government regulation affects our business by controlling growth, requiring licensing or certification of facilities, regulating how facilities are used, and controlling payment for services provided. Further, the regulatory environment in which we operate may change significantly in the future. While we believe we have structured our agreements and operations in material compliance with applicable law, there can be no assurance that we will be able to successfully address changes in the regulatory environment.

Every state imposes licensing and other requirements on healthcare facilities. In addition, many states require regulatory approval, including certificates of need, before establishing or expanding various types of healthcare facilities, including ambulatory surgery centers and surgical hospitals, offering services or making capital expenditures in excess of statutory thresholds for healthcare equipment, facilities or programs. In addition, the federal Medicare program imposes additional conditions for coverage and payment rules for services furnished to Medicare beneficiaries. We may become subject to additional regulations as we expand our existing operations and enter new markets.

In addition to extensive existing government healthcare regulation, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We believe that these healthcare reform initiatives will continue during the foreseeable future. If adopted, some aspects of previously proposed reforms, such as further reductions in Medicare or Medicaid payments, or additional prohibitions on physicians’ financial relationships with facilities to which they refer patients, could adversely affect us.

We believe that our business operations materially comply with applicable law. However, we have not received a legal opinion from counsel or from any federal or state judicial or regulatory authority to this effect, and many aspects of our business operations have not been the subject of state or federal regulatory scrutiny or interpretation. Some of the laws applicable to us are subject to limited or evolving interpretations; therefore, a review of our operations by a court or law enforcement or regulatory authority might result in a determination that could have a material adverse effect on us. Furthermore, the laws applicable to us may be amended or interpreted in a manner that could have a material adverse effect on us. Our ability to conduct our business and to operate profitably will depend in part upon obtaining and maintaining all necessary licenses, certificates of need and other approvals, and complying with applicable healthcare laws and regulations.

Licensure and certificate-of-need regulations

Capital expenditures for the construction of new facilities, the addition of capacity or the acquisition of existing facilities may be reviewable by state regulators under statutory schemes that are sometimes referred to as certificate of need laws. States with certificate of need laws place limits on the construction and acquisition of healthcare facilities and the expansion of existing facilities and services. In these states, approvals are required for capital expenditures exceeding certain specified amounts and that involve certain facilities or services, including ambulatory surgery centers and surgical hospitals.

State certificate of need laws generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a designated state health planning agency must determine that a need exists for those beds, facilities or services. The certificate of need process is intended to promote comprehensive healthcare planning, assist in providing high quality healthcare at the lowest possible cost and avoid unnecessary duplication by ensuring that only those healthcare facilities that are needed will be built.

Typically, the provider of services submits an application to the appropriate agency with information concerning the area and population to be served, the anticipated demand for the facility or service to be provided, the amount of capital expenditure, the estimated annual operating costs, the relationship of the proposed facility or service to the overall state health plan and the cost per patient day for the type of care contemplated. The issuance of a certificate of need is based upon a finding of need by the agency in accordance with criteria set forth in certificate of need laws and state and regional health facilities plans. If the proposed facility or service is found to be necessary and the applicant to be the appropriate provider, the agency will issue a certificate of need containing a maximum amount of expenditure and a specific time period for the holder of the certificate of need to implement the approved project.

Our healthcare facilities are also subject to state and local licensing regulations ranging from the adequacy of medical care to compliance with building codes and environmental protection laws. To assure continued compliance with these regulations, governmental and other authorities periodically inspect our facilities. The failure to comply with these regulations could result in the suspension or revocation of a healthcare facility’s license.

Our healthcare facilities receive accreditation from the Joint Commission on Accreditation of Healthcare Organizations or the Accreditation Association for Ambulatory Health Care, Inc., nationwide commissions which establish standards relating to the physical plant, administration, quality of patient care and operation of medical staffs of various types of healthcare facilities. Generally, our healthcare facilities must be in operation for at least six months before they are eligible for accreditation. As of December 31, 2006, all but two of our eligible healthcare facilities had been accredited by either the Joint Commission on Accreditation of Healthcare Organizations or the Accreditation Association for Ambulatory Health Care, Inc. or are in the process of applying for such accreditation. Many managed care companies and third-party payors require our facilities to be accredited in order to be considered a participating provider under their health plans.

Medicare and Medicaid Participation in Short Stay Surgical Facilities

Medicare is a federally funded and administered health insurance program, primarily for individuals entitled to social security benefits who are 65 or older or who are disabled. Medicaid is a health insurance program jointly funded by state and federal governments that provides medical assistance to qualifying low income persons. Each state Medicaid program has the option to determine coverage for surgery center services and to determine payment rates for those services. All of the states in which we currently operate cover Medicaid short stay surgical facility services; however, these states may not continue to cover short stay surgical facility services and states into which we expand our operations may not cover or continue to cover short stay surgical facility services.

Medicare payments for procedures performed at short stay surgical facilities are not based on costs or reasonable charges. Instead, Medicare prospectively determines fixed payment amounts for procedures performed at short stay surgical facilities. These amounts are adjusted for regional wage variations. The various state Medicaid programs also pay us a fixed payment for our services, which amount varies from state to state. A portion of our revenues are attributable to payments received from the Medicare and Medicaid programs. For the years ended December 31, 2006, 2005, and 2004, 28%, 28%, and 27%, respectively, of our domestic case volumes were attributable to Medicare and Medicaid payments, although the percentage of our overall revenues these cases represent is significantly less because government payors typically pay less than private insurers. For example, approximately 11% and 1% of our 2006 domestic patient service revenues were contributed by Medicare and Medicaid, respectively, despite those cases representing a total of 28% of our domestic case volume.

To participate in the Medicare program and receive Medicare payment, our facilities must comply with regulations promulgated by the Department of Health and Human Services. Among other things, these regulations, known as “conditions for coverage,” relate to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with state and local laws and regulations. Our short stay surgical facilities must also satisfy the conditions for coverage in order to be eligible to participate in the Medicaid program.

In order to participate in the Medicare program, our private surgical hospitals must satisfy a set of regulations known as “conditions of participation.” Each hospital can meet this requirement through accreditation with the Joint Commission on Accreditation of Healthcare Organizations, or through direct surveys at the direction of CMS. All of our ambulatory surgery centers and private surgical hospitals in the United States are certified or, with respect to newly acquired or developed surgery centers and private surgical hospitals, are awaiting certification to participate in the Medicare program. We have established ongoing quality assurance activities to monitor and ensure our facilities’ compliance with the conditions of participation. Any failure by a private surgical hospital to maintain compliance with these conditions of participation as determined by a survey could result in the loss of the hospital’s provider agreement with CMS, which would prohibit reimbursement for services rendered to Medicare or Medicaid beneficiaries until such time as the hospital is found to be back in compliance with the conditions of participation. This could have a material adverse affect on the individual facility’s billing and collections.

The Department of Health and Human Services and the states in which we perform surgical procedures for Medicaid patients may revise the Medicare and Medicaid payments methods or rates in the future. Any such changes could have a negative impact on the reimbursements we receive for our surgical services from the Medicare program and the state Medicaid programs. We do not know at this time if any such changes will be made, when any changes will occur, and to what extent revisions to such payment methodologies will be implemented.

As with most government programs, the Medicare and Medicaid programs are subject to statutory and regulatory changes, possible retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect the level of payments to our short stay surgical facilities. In late 2005, Congress enacted legislation that limited reimbursement for certain short stay surgical facility procedures to the lower of the rate for short stay surgical facilities or the rate for hospital outpatient departments. CMS implemented this legislative change effective January 1, 2007, resulting in decreased payment for approximately 280 procedures, primarily ophthalmology, dermatology and urology procedures. As part of a Congressional mandate to revise the Medicare payment system for procedures performed in ambulatory surgery centers, in July 2007, CMS, published rules revising the payment methodology for services performed in ambulatory surgery centers effective in 2008. The rules expand the number of procedures that are covered in ambulatory surgery centers and, among other things, base payment to ambulatory surgery centers on the same methodology used to set payments to hospital outpatient departments, but at a reduced amount. Concurrently with the publication of this rule, CMS published proposed rules revising the payment system for hospital outpatient departments, which could affect payments to ambulatory surgery centers because of the shared payment methodology beginning in 2008. This proposed hospital outpatient department payment system rule remains subject to review and comment by the public and will not be finalized until late 2007. Under the new payment methodology for ambulatory surgery centers, the payment rate is currently estimated to be approximately 65% of the hospital outpatient department rate for the same procedure, but this percentage is subject to change pending the finalization of the hospital outpatient department payment rule. In addition, the new payment methodology for ambulatory surgery centers will be phased in over a four-year period. In 2008, the payment rate for each procedure that was approved for payment as an ambulatory surgery center service in 2007 will be based 75% on the 2007 ambulatory surgery center rate and 25% on the new payment methodology. The transition to the new payment methodology for ambulatory surgery center services will continue in 2009 and 2010, with payment split 50/50 in 2009 and 25/75 in 2010 between the 2007 payment rates and the new methodology. In 2011, payments will be determined 100% under the new methodology. Newly covered ambulatory surgery center services will not be subject to the transition provisions and will be paid solely according to the new methodology. Our current expectation is that the revised payment system for ambulatory surgery centers will result in a slight improvement in our results of operations beginning in 2008. However, future reductions or changes in Medicare or Medicaid funding could significantly affect our results of operations. We cannot predict at this time whether additional healthcare reform initiatives will be implemented or whether there will be other changes in the administration of government healthcare programs or the interpretation of government policies that would adversely affect our business.

As a result of the Transactions, each facility must follow CMS’s established change of ownership or change of information requirements. The Transactions did not trigger a requirement that the facilities obtain new provider numbers. We will determine whether a facility’s Medicaid provider number could be affected by the change of ownership or control requirements of a state Medicaid authority.

Federal Anti-Kickback Law

State and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law, referred to herein as the Anti-Kickback Statute, that prohibits offering, paying, soliciting, or receiving any form of remuneration in return for:

•	referring patients for services or items payable under a federal healthcare program, including Medicare or Medicaid, or

•	purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by a federal healthcare program.

A violation of the Anti-Kickback Statute constitutes a felony. Potential sanctions include imprisonment of up to five years, criminal fines of up to $25,000, civil money penalties of up to $50,000 per act plus three times the remuneration offered or three times the amount claimed and exclusion from all federally funded healthcare programs, including the Medicare and Medicaid programs for a minimum of five years. The applicability of these provisions to some forms of business transactions in the healthcare industry has not yet been subject to judicial or regulatory interpretation. Moreover, several federal courts have held that the Anti-Kickback Statute can be violated if only one purpose (not necessarily the primary purpose) of the transaction is to induce or reward a referral of business, notwithstanding other legitimate purposes.

Pursuant to the Anti-Kickback Statute, and in an effort to reduce potential fraud and abuse relating to federal healthcare programs, the federal government has announced a policy of increased scrutiny of joint ventures and other transactions among healthcare providers. The Office of the Inspector General of the Department of Health and Human Services closely scrutinizes healthcare joint ventures involving physicians and other referral sources. The Office of the Inspector General published a fraud alert that outlined questionable features of “suspect” joint ventures in 1989 and a Special Advisory Bulletin related to contractual joint ventures in 2003, and the Office of the Inspector General has continued to rely on fraud alerts in later pronouncements.

The Anti-Kickback Statute contains provisions that insulate certain transactions from liability. In addition, pursuant to the provisions of the Anti-Kickback Statute, the Health Human Services Office of the Inspector General has also published regulations that exempt additional practices from enforcement under the Anti- Kickback Statute. These statutory exceptions and regulations, known as “safe harbors”, if fully complied with, assure participants in particular types of arrangements that the Office of the Inspector General will not treat their participation in that arrangement as a violation of the Anti-Kickback Statute. The statutory exceptions and safe harbor regulations do not expand the scope of activities that the Anti-Kickback Statute prohibits, nor do they provide that failure to satisfy the terms of a safe harbor constitutes a violation of the Anti-Kickback Statute. The Office of the Inspector General has, however, indicated that failure to satisfy the terms of an exception or a safe harbor may subject an arrangement to increased scrutiny. Therefore, if a transaction or relationship does not fit within an exception or safe harbor, the facts and circumstances as well as intent of the parties related to a specific transaction or relationship must be examined to determine whether or not any illegal conduct has occurred.

Our partnerships and limited liability companies that are providers of services under the Medicare and Medicaid programs, and their respective partners and members, are subject to the Anti-Kickback Statute. A number of the relationships that we have established with physicians and other healthcare providers do not fit within any of the statutory exceptions or safe harbor regulations issued by the Office of the Inspector General. All of the 136 surgical facilities in the United States in which we hold an ownership interest are owned by partnerships, limited liability partnerships or limited liability companies, which include as partners or members physicians who perform surgical or other procedures at the facilities.

On November 19, 1999, the Office of the Inspector General promulgated regulations setting forth certain safe harbors under the Anti-Kickback Statute, including a safe harbor applicable to surgery centers. The surgery center safe harbor generally protects ownership or investment interests in a center by physicians who are in a position to refer patients directly to the center and perform procedures at the center on referred patients, if certain conditions are met. More specifically, the surgery center safe harbor protects any payment that is a return on an ownership or investment interest to an investor if certain standards are met in one of four categories of ambulatory surgery centers (1) surgeon-owned surgery centers, (2) single-specialty surgery centers, (3) multi-specialty surgery centers, and (4) hospital/physician surgery centers.

For multi-specialty ambulatory surgery centers, for example, the following standards, among several others, apply:

(1) all of the investors must either be physicians who are in a position to refer patients directly to the center and perform procedures on the referred patients, group practices composed exclusively of those physicians, or investors who are not employed by the entity or by any of its investors, are not in a position to provide items or services to the entity or any of its investors, and are not in a position to make or influence referrals directly or indirectly to the entity or any of its investors;

(2) at least one-third of each physician investor’s medical practice income from all sources for the previous fiscal year or twelve-month period must be derived from performing outpatient procedures that require an ambulatory surgery center or private specialty hospital setting in accordance with Medicare reimbursement rules; and

(3) at least one third of the Medicare-eligible outpatient surgery procedures performed by each physician investor for the previous fiscal year or previous twelve-month period must be performed at the surgery center in which the investment is made.

Similar standards apply to each of the remaining three categories of surgery centers set forth in the regulations. In particular, each of the four categories includes a requirement that no ownership interests be held by a non-physician or non-hospital investor if that investor is (a) employed by the center or another investor, (b) in a position to provide items or services to the center or any of its other investors, or (c) in a position to make or influence referrals directly or indirectly to the center or any of its investors.

Because one of our subsidiaries is an investor in each partnership or limited liability company that owns one of our short stay surgical facilities, and since this subsidiary provides management and other services to the surgery center, our arrangements with physician investors do not fit within the specific terms of the surgery center safe harbor or any other safe harbor.

In addition, because we do not control the medical practices of our physician investors or control where they perform surgical procedures, it is possible that the quantitative tests described above will not be met, or that other conditions of the surgery center safe harbor will not be met. Accordingly, while the surgery center safe harbor is helpful in establishing that a physician’s investment in a surgery center should be considered an extension of the physician’s practice and not as a prohibited financial relationship, we can give you no assurances that these ownership interests will not be challenged under the Anti-Kickback Statute. In an effort to monitor our compliance with the safe harbor’s extension of practice requirement, we have implemented an internal certification process, which tracks each physician’s annual extension of practice certification. While this process provides support for physician compliance with the safe harbor’s quantitative tests, we can give you no assurance of such compliance. However, we believe that our arrangements involving physician ownership interests in our short stay surgical facilities do not fall within the activities prohibited by the Anti-Kickback Statute.

With regard to our surgical hospitals, the Office of Inspector General has not adopted any safe harbor regulations under the Anti-Kickback Statute for physician investments in surgical hospitals. Each of our surgical hospitals is held in partnership with physicians who are in a position to refer patients to the hospital. There can be no assurances that these relationships will not be found to violate the Anti-Kickback Statute or that there will not be regulatory or legislative changes that prohibit physician ownership of surgical hospitals.

While several federal court decisions have aggressively applied the restrictions of the Anti-Kickback Statute, they provide little guidance regarding the application of the Anti-Kickback Statute to our partnerships and limited liability companies. We believe that our operations do not violate the Anti-Kickback Statute.

However, a federal agency charged with enforcement of the Anti-Kickback Statute might assert a contrary position. Further, new federal laws, or new interpretations of existing laws, might adversely affect relationships we have established with physicians or other healthcare providers or result in the imposition of penalties on us or some of our facilities. Even the assertion of a violation could have a material adverse effect upon us.

Federal Physician Self-Referral Law

Section 1877 of the Social Security Act, commonly known as the Stark Law, prohibits any physician from referring patients to any entity for the furnishing of certain “designated health services” otherwise payable by Medicare or Medicaid, if the physician or an immediate family member has a financial relationship such as an ownership interest or compensation arrangement with the entity that furnishes services to Medicare beneficiaries, unless an exception applies. Persons who violate the Stark Law are subject to potential civil money penalties of up to $15,000 for each bill or claim submitted in violation of the Stark Law and up to $100,000 for each “circumvention scheme” they are found to have entered into, and potential exclusion from the Medicare and Medicaid programs. In addition, the Stark Law requires the denial (or, refund, as the case may be) of any Medicare and Medicaid payments received for designated health services that result from a prohibited referral.

The list of designated health services under the Stark Law does not include ambulatory surgery services as such. However, some of the ten types of designated health services are among the types of services furnished by our short stay surgical facilities. The Department of Health and Human Services, acting through the Centers for Medicare and Medicaid Services, has promulgated regulations implementing the Stark Law. These regulations exclude health services provided by an ambulatory surgery center from the definition of “designated health services” if the services are included in the ambulatory surgery center’s composite Medicare payment rate. Therefore, the Stark Law’s self-referral prohibition generally does not apply to health services provided by an ambulatory surgery center. However, if the ambulatory surgery center is separately billing Medicare for designated health services that are not covered under the ambulatory surgery center’s composite Medicare payment rate, or if either the ambulatory surgery center or an affiliated physician is performing (and billing Medicare) for procedures that involve designated health services that Medicare has not designated as an ambulatory surgery center service, the Stark Law’s self-referral prohibition would apply and such services could implicate the Stark Law. We believe that our operations do not violate the Stark Law, as currently interpreted. However, it is possible that the Centers for Medicare and Medicaid Services will further address the exception relating to services provided by an ambulatory surgery center in the future. Therefore, we cannot assure you that future regulatory changes will not result in our short stay surgical facilities becoming subject to the Stark Law’s self-referral prohibition.

Ten of our U.S. facilities are surgical hospitals rather than outpatient surgery centers. The Stark Law includes an exception for physician investments in hospitals if the physician’s investment is in the entire hospital and not just a department of the hospital. We believe that the physician investments in our surgical hospitals fall within the exception and are therefore permitted under the Stark Law. However, over the past few years there have been various legislative attempts to change the way the hospital exception applies to physician investments in “specialty hospitals” and it is possible that there could be another legislative attempt to alter this exception in the future. In December 2003, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 created an 18-month moratorium, beginning on the date of enactment, during which physicians could not refer Medicare or Medicaid patients to “specialty hospitals” in which they had an ownership or investment interest. The moratorium did not apply to hospitals that were in operation prior to, or under development as of, November 18, 2003, as long as certain other criteria were met. This moratorium lapsed in June 2005. In addition, in February 2006 Congress passed a budget reconciliation bill which contained certain provisions related to specialty hospitals. Specifically, the bill directed the Department of Health and Human Services (i) not to issue Medicare provider numbers to new specialty hospitals for a period of six months and (ii) to develop a strategic and implementing plan to address investment criteria, disclosure and enforcement with respect to specialty hospitals. The strategic and implementing plan was released in August 2006, and we believe our domestic surgical hospitals comply with the requirements set forth therein.

False and Other Improper Claims

The federal government is authorized to impose criminal, civil and administrative penalties on any person or entity that files a false claim for payment from the Medicare or Medicaid programs. Claims filed with private insurers can also lead to criminal and civil penalties, including, but not limited to, penalties relating to violations of federal mail and wire fraud statutes. While the criminal statutes are generally reserved for instances of fraudulent intent, the government is applying its criminal, civil and administrative penalty statutes in an ever-expanding range of circumstances. For example, the government has taken the position that a pattern of claiming reimbursement for unnecessary services violates these statutes if the claimant merely should have known the services were unnecessary, even if the government cannot demonstrate actual knowledge. The government has also taken the position that claiming payment for low-quality services is a violation of these statutes if the claimant should have known that the care was substandard.

Over the past several years, the government has accused an increasing number of healthcare providers of violating the federal False Claims Act. The False Claims Act prohibits a person from knowingly presenting, or causing to be presented, a false or fraudulent claim to the U.S. government. The statute defines “knowingly” to include not only actual knowledge of a claim’s falsity, but also reckless disregard for or intentional ignorance of the truth or falsity of a claim. Because our facilities perform hundreds of similar procedures a year for which they are paid by Medicare, and there is a relatively long statute of limitations, a billing error or cost reporting error could result in significant penalties. Additionally, anti-kickback or Stark Law claims can be “bootstrapped” to claims under the False Claims Act on the theory that, when a provider submits a claim to a federal health care program, the claim includes an implicit certification that the provider is in compliance with the Medicare Act, which would require compliance with other laws, including the Anti-Kickback Statute and the Stark Law. As a result of this “bootstrap” theory, the U.S. government can collect additional civil penalties under the False Claims Act for claims that have been “tainted” by the anti-kickback or Stark Law violation.

Under the “qui tam,” or whistleblower, provisions of the False Claims Act, private parties may bring actions on behalf of the federal government. Such private parties, often referred to as relators, are entitled to share in any amounts recovered by the government through trial or settlement. Both direct enforcement activity by the government and whistleblower lawsuits have increased significantly in recent years and have increased the risk that a healthcare company, like us, will have to defend a false claims action, pay fines or be excluded from the Medicare and Medicaid programs as a result of an investigation resulting from a whistleblower case. Furthermore, these qui tam actions that bootstrap on other alleged violations of the Anti-Kickback Statute or the Stark Law may provide relators with a private right of action where one would not normally exist under the underlying statute. Although we believe that our operations materially comply with both federal and state laws, they may nevertheless be the subject of a whistleblower lawsuit, or may otherwise be challenged or scrutinized by governmental authorities. A determination that we have violated these laws could have a material adverse effect on us.

State Anti-Kickback and Physician Self-Referral Laws

Many states, including those in which we do or expect to do business, have laws that prohibit payment of kickbacks or other remuneration in return for the referral of patients. Some of these laws apply only to services reimbursable under state Medicaid programs. However, a number of these laws apply to all healthcare services in the state, regardless of the source of payment for the service. Based on court and administrative interpretations of the federal Anti-Kickback Statute, we believe that the federal Anti-Kickback Statute prohibits payments only if they are intended to induce referrals. However, the laws in most states regarding kickbacks have been subjected to more limited judicial and regulatory interpretation than federal law. Therefore, we can give you no assurances that our activities will be found to be in compliance with these laws. Noncompliance with these laws could subject us to penalties and sanctions and have a material adverse effect on us.

A number of states, including those in which we do or expect to do business, have enacted physician self-referral laws that are similar in purpose to the Stark Law but which impose different restrictions. Some states, for example, only prohibit referrals when the physician’s financial relationship with a healthcare provider is based upon an investment interest. Other state laws apply only to a limited number of designated health services. Some states do not prohibit referrals, but require that a patient be informed of the financial relationship before the referral is made. We believe that our operations are in material compliance with the physician self-referral laws of the states in which our facilities are located.

Health Information Security and Privacy Practices

The regulations promulgated under the Health Insurance Portability and Accountability Act of 1996 contain, among other measures, provisions that require many organizations, including us, to employ systems and procedures designed to protect the privacy and security of each patient’s individual healthcare information. Among the standards that the Department of Health and Human Services has adopted pursuant to the Health Insurance Portability and Accountability Act of 1996 are standards for the following:

•	electronic transactions and code sets;

•	unique identifiers for providers, employers, health plans and individuals;

•	security and electronic signatures;

•	privacy; and

•	enforcement.

On August 17, 2000, the Department of Health and Human Services finalized the transaction standards. We were required to and did comply with these standards by October 16, 2003. The transaction standards require us to use standard code sets established by the rule when transmitting health information in connection with some transactions, including health claims and health payment and remittance advices.

On February 20, 2003, the Department of Health and Human Services issued a final rule that established, in part, standards for the security of health information by health plans, healthcare clearinghouses and healthcare providers that maintain or transmit any health information in electronic form, regardless of format. We are an affected entity under the rule. These security standards require affected entities to establish and maintain reasonable and appropriate administrative, technical and physical safeguards to ensure integrity, confidentiality and the availability of the information. The security standards were designed to protect the health information against reasonably anticipated threats or hazards to the security or integrity of the information and to protect the information against unauthorized use or disclosure. Although the security standards do not reference or advocate a specific technology, and affected entities have the flexibility to choose their own technical solutions, the security standards required us to implement significant systems and protocols. We were required to and did comply with these regulations by April 20, 2005.

On December 28, 2000, the Department of Health and Human Services published a final rule establishing standards for the privacy of individually identifiable health information. This rule was amended May 31, 2002 and August 14, 2002. We complied with the rule, as amended, by the deadline, which was April 14, 2003. These privacy standards apply to all health plans, all healthcare clearinghouses and many healthcare providers, including healthcare providers that transmit health information in an electronic form in connection with certain standard transactions. We are a covered entity under the final rule. The privacy standards protect individually identifiable health information held or disclosed by a covered entity in any form, whether communicated electronically, on paper or orally. These standards not only require our compliance with rules governing the use and disclosure of protected health information, but they also require us to impose those rules, by contract, on any business associate to whom such information is disclosed. A violation of the privacy standards could result in civil money penalties of $100 per incident, up to a maximum of $25,000 per person per year per standard. The final rule also provides for criminal penalties of up to $50,000 and one year in prison for knowingly and improperly obtaining or disclosing protected health information, up to $100,000 and five years in prison for obtaining protected health information under false pretenses, and up to $250,000 and ten years in prison for obtaining or disclosing protected health information with the intent to sell, transfer or use such information for commercial advantage, personal gain or malicious harm.

In addition to the federal Health Insurance Portability and Accountability Act of 1996, many states have enacted their own security and privacy provisions concerning a patient’s health information. These state privacy provisions will control whenever they provide more stringent privacy protections than the federal Health Insurance Portability and Accountability Act. Therefore, a health care facility could be required to meet both federal and state privacy provisions if it is located in a state with strict privacy protections.

European Union and United Kingdom

The European Commission’s Directive on Data Privacy went into effect in October 1998 and prohibits the transfer of personal data to non-European Union countries that do not meet the European “adequacy” standard for privacy protection. The European Union privacy legislation requires, among other things, the creation of government data protection agencies, registration of databases with those agencies, and in some instances prior approval before personal data processing may begin.

The U.S. Department of Commerce, in consultation with the European Commission, recently developed a “safe harbor” framework to protect data transferred in trans Atlantic businesses like ours. The safe harbor provides a way for us to avoid experiencing interruptions in our business dealings in the European Union. It also provides a way to avoid prosecution by European authorities under European privacy laws. By certifying to the safe harbor, we will notify the European Union organizations that we provide “adequate” privacy protection, as defined by European privacy laws. To certify to the safe harbor, we must adhere to seven principles. These principles relate to notice, choice, onward transfer or transfers to third parties, access, security, data integrity and enforcement.

We intend to satisfy the requirements of the safe harbor. Even if we are able to formulate programs that attempt to meet these objectives, we may not be able to execute them successfully, which could have a material adverse effect on our revenues, profits or results of operations.

While there is no specific anti-kickback legislation in the United Kingdom that is unique to the medical profession, general criminal legislation prohibits bribery and corruption. Our surgical hospitals in the United Kingdom do not pay commissions to or share profits with referring physicians, who invoice patients or insurers directly for fees relating to the provision of their services. Surgical hospitals in the United Kingdom are required to register with the Healthcare Commission pursuant to the Care Standards Act of 2000, as amended by the Health and Social Care Act 2003, which provides for regular inspections of the facility representatives of the Healthcare Commission. Surgical hospitals are also required to comply with the Private and Voluntary Health Care (England) Regulations 2001. The operation of a surgical hospital without registration is a criminal offense. Under the Misuse of Drugs Act 1971, the supply, possession or production of controlled drugs without a license from the Secretary of State is a criminal offense. The Data Protection Act 1998 requires surgical hospitals to register as “data controllers.” The processing of personal data, such as patient information and medical records, without prior registration is a criminal offense. We believe that our operations in the United Kingdom are in material compliance with the laws referred to in this paragraph.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our directors and executive officers as of the date of this prospectus.

Name	Age	Position(s)

Donald E. Steen	60	Chairman of the Board
William H. Wilcox	55	President, Chief Executive Officer and Director
Brett P. Brodnax	42	Executive Vice President and Chief Development Officer
Mark A. Kopser	42	Executive Vice President and Chief Financial Officer
Niels P. Vernegaard	51	Executive Vice President and Chief Operating Officer
John J. Wellik	45	Senior Vice President, Accounting and Administration, Chief Accounting Officer and Secretary
D. Scott Mackesy	38	Director
Paul B. Queally	43	Director
Michael E. Donovan	30	Director
Raymond A. Ranelli	59	Director
James Ken Newman	63	Director
Joel T. Allison	59	Director
Boone Powell, Jr.	70	Director
John C. Garrett, M.D.	65	Director

Set forth below is a brief description of the business experience of each of our directors and executive officers:

Donald E. Steen founded USPI in February 1998 and served as its chief executive officer until April 2004. Mr. Steen continues to serve as chairman of the board of directors and the executive committee. Mr. Steen was chairman of AmeriPath, Inc. and chief executive officer of AmeriPath, Inc. from July 2004 until May 2007. Mr. Steen served as president of the International Group of HCA, Inc. from 1995 until 1997 and as president of the Western Group of HCA from 1994 until 1995. Mr. Steen founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982. Mr. Steen also serves as a director of Kinetic Concepts, Inc.

William H. Wilcox joined USPI as its president and a director in September 1998. Mr. Wilcox has served as USPI’s president and chief executive officer since April 2004 and is a member of the executive committee. Mr. Wilcox served as president and chief executive officer of United Dental Care, Inc. from 1996 until joining USPI. Mr. Wilcox served as president of the Surgery Group of HCA and president and chief executive officer of the Ambulatory Surgery Division of HCA from 1994 until 1996. Prior to that time, Mr. Wilcox served as the chief operating officer and a director of Medical Care International, Inc. Mr. Wilcox also serves as a director of Concentra, Inc.

Brett P. Brodnax serves as the executive vice president and chief development officer of USPI. Prior to joining USPI in December 1999, Mr. Brodnax was an assistant vice president of the Baylor Health Care System from May 1990 until December 1999.

Mark A. Kopser serves as the executive vice president and chief financial officer of USPI. Prior to joining USPI in May 2000, Mr. Kopser served as chief financial officer for the International Division of HCA from 1997 until 2000 and as chief financial officer for the London Division of HCA from 1992 until 1996.

Niels P. Vernegaard joined USPI as executive vice president and chief operating officer in June 2006. Prior to joining USPI, Mr. Vernegaard served in various positions with HCA (or predecessors) for 25 years, including as president and chief executive officer of HCA’s Research Medical Center in Kansas City, Missouri, and chief executive officer of the Wellington Hospital in London, England.

John J. Wellik has been employed by USPI since April 1999 and currently serves as its senior vice president, accounting and administration, chief accounting officer and secretary. Prior to joining USPI, Mr. Wellik served in various financial management positions.

D. Scott Mackesy joined USPI’s board of directors following consummation the of the Transactions and has been a director of Holdings since inception. Mr. Mackesy is a general partner of Welsh, Carson, Anderson & Stowe, where he focuses primarily on investments in the healthcare industry and is a managing member of the general partner of Welsh, Carson, Anderson & Stowe IX, L.P. Prior to joining Welsh Carson in 1998, Mr. Mackesy was a Vice President in the Investment Research Department at Morgan Stanley Dean Witter, where he was a healthcare equity research analyst. He is a member of the board of directors of several private companies.

Paul B. Queally has served as director of USPI since its inception in February 1998 and serves as the chairman of the compensation committee and a member of the executive committee. Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe, where he focuses primarily on investments in the healthcare industry and is a managing member of the general partner of Welsh, Carson, Anderson & Stowe IX, L.P. Prior to joining Welsh Carson in 1996, Mr. Queally was a general partner at the Sprout Group, the private equity group of the former Donaldson, Lufkin & Jenrette. He is a member of the boards of directors of Concentra, Inc., MedCath, Inc., AmComp, Inc., Amerisafe, Inc., and several private companies.

Michael E. Donovan joined the USPI board of directors following the consummation of the Transactions and has been a director of Holdings since inception. Mr. Donovan is currently a principal at Welsh, Carson, Anderson & Stowe. Prior to joining Welsh Carson in 2001, Mr. Donovan worked at Windward Capital Partners and in the investment banking division at Merrill Lynch. He is a member of the board of directors of several private companies.

Raymond A. Ranelli joined our board in May 2007. Mr. Ranelli retired from PricewaterhouseCoopers in 2003 where he was a partner for over 25 years. Mr. Ranelli held several positions at PricewaterhouseCoopers including Vice Chairman and Global Leader of the Financial Advisory Services practice. Mr. Ranelli is also a director of Hawaiian Telecom Communications, Inc., Centennial Communications Corp., and United Components, Inc.

James Ken Newman was reappointed to our board in May 2007. Mr. Newman previously served on our board from May 2005 until the consummation of the Transactions and is a member of the audit and compliance and nominating and corporate governance committees. Mr. Newman served as president and chief executive officer of Horizon Health Corporation (“Horizon Health”) from May 2003 until its sale in June 2007. He also served as chairman of the board of Horizon Health from February 1992 until its sale in June 2007. From July 1989 until September 1997, he served as president of Horizon Health and from July 1989 until October 1998, he also served as chief executive officer of Horizon Health.

Joel T. Allison was reappointed to our board in May 2007. Mr. Allison previously served on our board from March 2002 until the consummation of the Transactions. Mr. Allison has served as president and chief executive officer of the Baylor Health Care System (“BHCS”) since 2000 and served as its senior executive vice president from 1993 until 2000.

Boone Powell, Jr. was reappointed to our board in May 2007. Mr. Powell previously served on our board from June 1999 until the consummation of the Transactions. Mr. Powell served as the chairman of BHCS until June 2001 and served as its president and chief executive officer from 1980 until 2000. Mr. Powell also serves as a director of Abbott Laboratories and US Oncology, Inc.

John C. Garrett, M.D. was reappointed to our board in May 2007. Dr. Garrett previously served on our board from February 2001 until the consummation of the Transactions. Dr. Garrett had been a director of OrthoLink Physicians Corporation (“OrthoLink”), which was acquired by USPI in February 2001, since July 1997. Dr. Garrett founded Resurgens, P.C. in 1986, where he continues his specialized orthopedics practice in arthroscopic and reconstructive knee surgery. Dr. Garrett is a Fellow of the American Academy of Orthopedic Surgeons.

Board Committees

Our board of directors will direct the management of our business and affairs as provided by Delaware law and will conduct its business through meetings of the full board of directors and three standing committees: the executive committee, the audit and compliance committee and the compensation committee. In addition, from time to time, other committees may be established under the direction of our board of directors when necessary to address specific issues.

The duties and responsibilities of the audit and compliance committee include recommending to our board of directors the appointment or termination of the engagement of our independent public accountants, otherwise overseeing the independent auditor relationship, reviewing our significant accounting policies and internal controls and reporting its recommendations and findings to the full board of directors. The compensation committee will review and approve the compensation of our chief executive officer and administers our restricted stock and option plan.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our board of directors makes decisions and recommendations regarding salaries, annual bonuses and equity incentive compensation for our executive officers. It is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and our other executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this evaluation, our board of directors determines and approves the chief executive officer’s and other executive officers’ compensation. Our board of directors solicits input from our chief executive officer regarding the performance of the company’s other executive officers. Finally, our board of directors also administers our incentive compensation and benefit plans.

The chief executive officer reviews our compensation plan. Based on his analysis, the chief executive officer recommends a level of compensation to the board of directors which he views as appropriate to attract, retain and motivate executive talent. Our board of directors determines and approves the chief executive officer’s, other executive officers’ and other officers’ compensation.

Our Compensation Objective

Our compensation practices are designed to retain, motivate and reward our executive officers for their performance and contributions to our long-term success. Our board of directors seeks to compensate our executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation.

Our board of directors seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Our board of directors seeks to set company performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

Compensation Components

Our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. An executive’s base salary is also determined by reviewing the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy. Base salaries are reviewed annually and increased for merit reasons, based on the executives’ success in meeting or exceeding individual performance objectives. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. See “Employment Arrangements and Agreements.”

Annual Bonus

Our compensation program includes eligibility for an annual incentive cash bonus. Our board of directors assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our long-term, company-wide goals. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. See “Employment Arrangements and Agreements.”

Long-Term Equity Incentives

We believe that equity-based awards allow us to reward executive officers for their sustained contributions to the company. We also believe that equity awards reward continued employment by an executive officer, with an associated benefit to us of employee continuity and retention. Our board of directors believes that incentive stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. Our management option plan allows us the opportunity to grant options to purchase shares of certain classes of common and preferred equity securities of our Parent. Our board of directors does not award options according to a prescribed formula or target. Instead, Our board of directors takes into account the individual’s position, scope of responsibility, ability to affect profits and the individual’s historic and recent performance and the value of the awards in relation to other elements of the individual executive’s total compensation. See “New Restricted Stock and Option Plan.”

Termination Based Compensation

For payments due to our executive officers upon termination, and the acceleration of vesting of equity-based awards in the event of a change of control under our new equity plan, see “New Restricted Stock and Option Plan” and “Employment Arrangements and Agreements” below.

Perquisites

We provide perquisites to our executive officers that we believe are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management.

Other Benefits

Other benefits to our named executive officers include vacation time, health care benefits and a 401(k) plan. We maintain a 401(k) plan for our employees, including our named executive officers because we wish to encourage our employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. We match fifty percent of the first six percent of cash compensation contributed by individual employees subject to IRS limitations.

Executive Compensation

The following table sets forth the remuneration paid by us for the three fiscal years ended December 31, 2006 to the Chief Executive Officer, the Chief Financial Officer and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer, which we refer to collectively in this prospectus as our named executive officers.

									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal Position	Year	Salary	Bonus		Awards(1)	Awards(1)	Compensation		Earnings	Compensation		Total

William H. Wilcox	2006	$566,667	$308,810	(2)	$2,745,090	$—	$200,000	(2)	$86,361	$50,235	(4)	$3,957,163
President, Chief Executive	2005	544,583	158,837	(5)	1,302,480	—	100,000	(3)	168,914	13,100	(4)	2,287,914
Officer and Director	2004	486,250	425,469	(6)	1,820,000	—	100,000	(3)	160,087	6,150	(4)	2,997,956
Brett P. Brodnax	2006	346,250	123,661	(2)	1,525,050	—	—		26,440	29,575	(4)	2,050,976
Executive Vice President	2005	314,167	80,178	(6)	723,600	—	—		20,934	6,300	(4)	1,145,179
and Chief Development	2004	276,667	172,915	(6)	904,450	—	—		63,036	6,150	(4)	1,423,218
Officer
Mark A. Kopser	2006	327,500	116,964	(2)	1,220,040	—	—		13,295	28,303	(4)	1,706,102
Executive Vice President	2005	304,167	77,626	(6)	578,880	—	—		42,863	6,300	(4)	1,009,836
and Chief Financial	2004	275,000	196,875	(6)	182,750	—	—		65,174	6,150	(4)	725,949
Officer
John J. Wellik	2006	237,000	67,714	(2)	406,680	—	—		14,734	21,304	(4)	747,432
Senior Vice President,	2005	222,500	45,427	(2)	192,960	—	—		12,146	8,571	(4)	481,604
Accounting and	2004	207,500	103,750	(6)	146,200	—	—		40,485	6,150	(4)	504,085
Administration
Niels P. Vernegaard	2006	233,333	83,333	(7)	1,870,800	473,000	75,000	(3)	2,995	161,900	(8)	2,900,361
Executive Vice President and Chief Operating Officer
(footnotes continue on following page)

(1)	We account for the cost of stock-based compensation awarded under the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan (“2001 Plan”) in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (“SFAS 123R”), under which the cost of equity awards to employees is measured by the fair value of the awards on their grant date and is recognized over the vesting periods of the awards, whether or not the awards had any intrinsic value during the period. The 2001 Plan was cancelled in connection with the Transactions. Amounts shown in the table above reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with SFAS 123R of awards granted under our 2001 Plan and thus may include amounts from awards granted in and prior to 2006. No forfeitures occurred during 2006, and all awards are based on the closing market price of our common stock on the date of grant. Assumptions used in calculation of these amounts are included in Note 12 to our consolidated audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2007. All stock and option awards were cashed out upon consummation of the Transactions at a price of $31.05 per share less any applicable strike price.

(2)	Forty percent of the amount shown was paid in cash and sixty percent was deferred at our named officers’ election pursuant to USPI’s Deferred Compensation Plan (“DCP”).

(3)	Consists solely of a discretionary contribution by USPI to our named executive officer’s DCP account.

(4)	Consists of matching contributions to the named officers’ accounts under USPI’s 401(k) and DCP as follows:

	401(k)	DCP	Total

Mr. Wilcox
2006	$6,461	$43,774	$50,235
2005	5,158	7,942	13,100
2004	6,150	—	6,150
Mr. Brodnax
2006	6,079	23,496	29,575
2005	6,300	—	6,300
2004	6,150	—	6,150
Mr. Kopser
2006	6,079	22,224	28,303
2005	6,300	—	6,300
2004	6,150	—	6,150
Mr. Wellik
2006	6,068	15,236	21,304
2005	6,300	2,271	8,571
2004	6,150	—	6,150

(5)	Twenty-five percent of the amount shown was paid in cash and seventy-five percent was deferred at Mr. Wilcox’s election pursuant to USPI’s DCP.

(6)	Half of the amount shown was paid in cash and the other half was deferred at the named executive officer’s election pursuant to USPI’s DCP.

(7)	Sixty-five percent of the amount shown was paid in cash and thirty-five percent was deferred at Mr. Vernegaard’s election pursuant to USPI’s DCP.

(8)	Consists of (a) a matching contribution to Mr. Vernegaard’s account under USPI’s 401(k) plan of $2,625, (b) a matching contribution of $10,000 to Mr. Vernegaard’s account under USPI’s DCP and (c) relocation expenses of $149,275 paid by USPI on behalf of Mr. Vernegaard.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during 2006.

									Grant
					All Other		All other		Date
					Stock		Option		Fair
		Estimated Future Payouts			Awards:		Awards:	Exercise	Value of
		Under Equity Incentive Plan			Number		Number of	of Base	Stock
		Awards(1)(2)			of Shares		Securities	Price of	and
	Grant	(# of Shares)			of Stocks		Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	or Units(2)		Options	Awards	Awards

William H. Wilcox	1/1/06	40,500	81,000	162,000	—		—	N/A	—
Brett P. Brodnax	1/1/06	22,500	45,000	90,000	—		—	N/A	—
Mark A. Kopser	1/1/06	18,000	36,000	72,000	—		—	N/A	—
John J. Wellik	1/1/06	6,000	12,000	24,000	—		—	N/A	—
Niels P. Vernegaard	6/1/06	20,000	40,000	80,000	20,000	(3)	50,000	$31.18	$1,096,600

(1)	Amounts shown represent awards of incentive-based Restricted Stock Units (“RSUs”) under our 2001 Plan which was terminated in connection with the Transactions. Vesting of incentive-based RSUs was dependent upon our attaining specified earnings per share (“EPS”) targets for 2006 through 2008. The number of incentive-based RSUs that may vest with respect to each named executive officer upon our attainment of the threshold, target, and maximum EPS targets is set forth in the table above. Provided such named executive officer remains an employee continuously from the date of grant through the applicable vesting date, 50% of the incentive-based RSUs eligible for vesting for each named executive officer, based on the satisfaction of the applicable EPS targets would have vested on April 1, 2009 and the remaining 50% would have vested on April 1, 2010. Upon consummation of the Transactions certain of our named executive officers and certain other executive officers received new stock awards under our Parent’s new equity incentive plan. See “— New Restricted Stock and Option Plan” and “Security Ownership of Certain Beneficial Owners and Management.”

(2)	All RSUs listed herein were accelerated and were converted in the Transactions into the right to receive $31.05 in cash or were contributed to our Parent in exchange for equity securities of our Parent. See “The Transactions.”

(3)	Amounts shown reflect grants of time-based RSUs.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by our named executive officers as of December 31, 2006.

	Option Awards(1)					Stock Awards(1)
Equity
							Market	Incentive	Equity
							Value	Plan	Incentive Plan
			Equity			Number	of	Awards:	Awards:
			Incentive			of	Shares	Number of	Market or
			Plan			Shares	or	Unearned	Payout Value
	Number of	Number of	Awards:			or Units	Units of	Shares,	of Unearned
	Securities	Securities	Number of			of Stock	Stock	Units or	Shares, Units
	Underlying	Underlying	Securities			That	That	Other	or Other
	Unexercised	Unexercised	Underlying	Option	Option	Have	Have	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	Not	Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested

William H. Wilcox	694,997	—	—	$11.10	7/3/2012	124,862	$3,539,838	162,000	$4,592,700
Brett P. Brodnax	81,248	3,750	—	12.94	7/3/2012	68,894	1,953,145	90,000	2,551,500
Mark A. Kopser	234,998	—	—	10.35	7/3/2012	40,178	1,139,046	72,000	2,041,200
John J. Wellik	60,998	—	—	15.30	7/3/2012	20,800	589,680	24,000	680,400
Niels P. Vernegaard	—	50,000	—	31.18	6/1/2011	20,000	567,000	80,000	2,268,000

(1)	All options listed herein and were accelerated and canceled in connection with the Transactions in exchange for the right to receive $31.05 in cash less the exercise price of the option. All unvested restricted stock awards listed herein were accelerated and were converted in the Transactions into the right to receive $31.05 in cash or were contributed to our Parent in exchange for equity securities of our Parent. See “The Transactions.” Upon consummation of the Transactions certain of our named executive officers and certain other executive officers received new stock awards under our Parent’s new equity incentive plan. See “— New Restricted Stock and Option Plan” and “Security Ownership of Certain Beneficial Owners and Management.”

Option Exercises and Stock Values

The following table shows all stock options exercised during 2006 and value realized upon exercise, and all stock awards vested during 2006 and value realized upon vesting, by the named executive officers below.

	Options Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired on	Realized
Name	on Exercise	on Exercise	Vesting	on Vesting

William H. Wilcox	—	$—	22,963	$654,855
Brett P. Brodnax	35,000	570,683	10,178	311,826
Mark A. Kopser	—	—	6,536	206,038
John J. Wellik	—	—	2,600	83,582
Niels P. Vernegaard	—	—	—	—

New Restricted Stock and Option Plan

Our Parent adopted a 2007 Equity Incentive Plan which became effective contemporaneously with the consummation of the Transactions, which we refer to as the equity plan. The purposes of the equity plan are to attract and retain the best available personnel, provide additional incentives to our employees, directors and consultants and to promote the success of our business. A maximum of 20,145,458 shares of common stock may be delivered in satisfaction of awards made under the equity plan.

The board of directors of our Parent or its delegate administers the equity plan (the “Administrator”). Participation in the plan is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to the success of USPI and its affiliated corporations and who are selected by the Administrator to receive an award. The plan provides for awards of SARs, stock options, restricted stock, unrestricted stock, stock units, including restricted stock units, and performance awards pursuant to the Administrator’s discretion and the provisions set forth in the plan. Eligibility for incentive stock options, or “ISOs” is limited to employees of USPI or of a “parent corporation” or “subsidiary corporation” of USPI as those terms are defined in Section 424 of the United States Internal Revenue Code of 1986, as amended. Each option granted pursuant to the plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

The exercise price of each stock option and the share value above which appreciation is to be measured in the case of a stock appreciation right (“SAR”) will be 100% of the fair market value of the stock subject to the stock option or SAR, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Awards permitted by the Administrator to be transferred may be transferred only to a permitted transferee.

No awards may be made after April 18, 2017, but previously granted awards may continue beyond that date in accordance with their terms. The Administrator may at any time amend the plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the plan as to any future grants of awards; provided, that except as otherwise expressly provided in the plan, the Administrator may not, without the participant’s consent, alter the terms of an award so as to affect aversely the participant’s right under the award, unless the Administrator expressly reserved the right to do so at the time of the award.

Upon termination of a named executive officer’s employment for any reason (including, without limitation, as a result of death, disability, incapacity, retirement, resignation, or dismissal with or without cause), then any vested shares as of the date of such termination shall remain vested shares, and no additional shares will become vested after the date of such termination, except if otherwise determined by the Administrator or within 180 days after the executive’s termination, USPI consummates a change of control, in which case, the provisions pertaining to a change of control will apply.

The shares acquired under the equity plan shall vest in full upon a change of control if, as a result of such change of control, Welsh Carson shall have disposed of all of the investor shares and received its cost basis in its investor shares plus an investor return of at least 100%. In the event the shares do not vest on such change of control, such shares shall be forfeited upon the closing of such change of control.

Nonqualified Deferred Compensation

The following table shows certain information for the named executive officers under our Deferred Compensation Plan for 2006.

				Aggregate
				Balance at
	Executive	Registrant	Aggregate	December 31,
Name	Contribution	Contributions	Earnings	2006

William H. Wilcox	$204,109	$243,774	$86,361	$1,045,096
Brett P. Brodnax	92,014	23,496	26,440	185,581
Mark A. Kopser	71,558	22,223	13,295	218,314
John J. Wellik	62,797	15,236	14,734	115,156
Niels P. Vernegaard	20,000	85,000	2,995	107,995

Deferred Compensation Plan

USPI has a deferred compensation plan that its directors, executive officers and other employees participate in which allows such participants to defer a portion of their compensation to be paid upon certain specified events (including a death, termination of employment, disability or some future date). Under the terms of such plan, all amounts payable under such plan would become immediately vested in connection with a change of control of USPI, and as a result, each participant would be entitled to be paid their full account balance upon consummation of such a transaction. Notwithstanding the foregoing, USPI amended such plan to exclude the Transactions from the definition of a change of control for purposes of such plan. As a result, the Transactions had no effect on the vesting of the account balance of any participant in the deferred compensation plan.

Our board of directors designates those persons who are eligible to participate in the DCP. Currently, each of Messrs. Steen, Wilcox, Brodnax, Vernegaard, Kopser and Wellik are eligible to participate in the DCP. The DCP enables participants to defer all or a portion of their bonus in a calendar year and up to 75% of their base salary, typically by making a deferral election in the calendar year prior to the year in which the bonus relates or the annual salary is otherwise payable.

Although participants are 100% vested in their deferrals of salary and bonus, USPI contributions to the DCP are subject to vesting schedules established by the deferred compensation plan committee in its sole discretion (which may vary among different contributions). Notwithstanding such vesting schedules, participants will become 100% vested in their accounts under the DCP in the event of (i) retirement on or after the earlier to occur of (a) age 60 following the completion of five years of service with USPI or (b) age 65, (ii) a change in control or (iii) death.

Benefits are payable upon termination of employment. Participants may also elect, at the time they make an annual deferral, to receive a lump sum in-service distribution payable in a calendar year that is three or more years after the calendar year to which the deferral is related. A participant who elects an in-service distribution may defer the distribution for an additional five years from the original payment date so long as such election is made at least 12 months prior to the original payment date. Participants may also make an in-service withdrawal from the DCP on account of an unforeseeable emergency (as defined in the DCP). Amounts under the DCP are distributed in a lump sum cash payment, except as provided below, unless the distribution is on account of retirement at normal retirement age under the DCP. A participant can elect, at the time of a deferral under the DCP, to receive his retirement benefit in either a lump sum or pursuant to annual installments over five, 10 or 15 years. Participants may change the form of payment of their retirement benefit from a lump sum to an annual installment payment, provided such election is submitted one year prior to the participant’s retirement.

A participant’s account will be credited with earnings and losses based on returns on deemed investment options selected by the participant from a group of deemed investments established by the deferred compensation plan committee.

USPI may make a discretionary contribution on behalf of any or all participants depending upon the financial strength of USPI. The amount of the contribution, if any, is determined in the sole discretion of the deferred compensation plan committee. Currently, USPI matches fifty percent of any bonus deferral by a named executive officer not designated for the deferred stock benefit described below, subject to a total cap on the matching contribution of five percent of the officer’s bonus.

The DCP is administered by USPI’s deferred compensation plan committee. The DCP is an “unfunded” arrangement for purposes of ERISA. Accordingly, the DCP consists of a mere promise by USPI to make payments in accordance with the terms of the DCP and participants and beneficiaries have the status of general unsecured creditors of USPI. A participant’s account and benefits payable under the DCP are not assignable. USPI may amend or terminate the DCP provided that no amendment adversely affects the rights of any participant with respect to amounts that have been credited to his account under the DCP prior to the date of such amendment. Upon termination of the DCP, a participant’s account will be paid out as though the participant experienced a termination of employment on the date of the DCP’s termination or, for participants who have attained normal retirement age, in the form of payment elected by the participant.

Employment Arrangements and Agreements

Set forth below is a brief description of the employment agreements and other compensation arrangements that we entered into on April 19, 2007, or the Effective Date, with our named executive officers.

We entered into an employment agreement with William H. Wilcox as President and Chief Executive Officer, Mark A. Kopser as Chief Financial Officer, Brett P. Brodnax as Executive Vice President and Chief Development Officer, Niels Vernegaard as Executive Vice President and Chief Operating Officer and John J. Wellik as Senior Vice President, Accounting and Administration.

The initial term of our employment agreement with William H. Wilcox is for two years from the Effective Date, with an automatic renewal for additional two-year terms unless at least 30 days prior to the end of a two-year term, USPI or Mr. Wilcox gives notice that it or he does not wish to extend the agreement. Mr. Wilcox is to be paid a base salary of $575,000 per year, subject to increase from time to time with the possibility of a bonus, determined by the board of directors in its sole discretion.

The initial term of our employment agreements with Mark A. Kopser, Brett P. Brodnax and John J. Wellik is for one year from the Effective Date, with an automatic renewal for one-year terms unless at 30 days prior to the end of a one-year term, USPI or the executive gives notice that it or he does not wish to extend the agreement. Mr. Kopser is to be paid a base salary of $340,000 per year, Mr. Wellik, $247,000 per year and

Mr. Brodnax, $365,000 per year, subject to increase from time to time with the possibility of a bonus, determined by the board of directors in its sole discretion.

The initial term of our employment agreement with Niels Vernegaard is for two years from the Effective Date, with an automatic renewal for additional one-year terms unless at 30 days prior to the end of a one-year term, USPI or Mr. Vernegaard gives notice that it or he does not wish to extend the agreement. Mr. Vernegaard is to be paid a base salary of $400,000 per year, subject to increase from time to time with the possibility of a bonus determined by the board of directors in its sole discretion.

Each of the employment agreements with our named executive officers also provides that if the executive is terminated for cause, or if he terminates his employment agreement without certain enumerated good reasons, we shall pay to him any accrued or unpaid base salary through the date of his termination. In addition, if we terminate the employment without cause or upon failure to renew his employment agreement, or if he terminates his employment for certain enumerated good reasons, we will (i) continue to pay him his base salary at the rate in effect on the date of his termination for twelve months; (iii) continue his health insurance benefits for 12 months following his date of termination or the economic equivalent thereof if such continuation is not permissible under the terms of our health insurance plan; and (iii) pay him a good faith estimate of the bonus he would have received had he remained employed through the end of the fiscal year in which his termination occurred. Our obligations set forth in items (i) to (iii) above are conditioned on the executive signing a release of claims and the continued performance of his continuing obligations under his employment agreement.

In connection with the consummation of the Transactions and the adoption of our Parent’s equity plan, certain of our executive officers, including our named executive officers, were awarded restricted shares of our Parent’s common stock under the equity plan pursuant to an agreement between each such named executive officer and our Parent. Pursuant to these restricted stock award agreements with our named executive officers, upon termination of such named executive officer’s employment for any reason (including, without limitation, as a result of death, disability, incapacity, retirement, resignation, or dismissal with or without cause), then any vested shares as of the date of such termination shall remain vested shares, and no additional shares will become vested after the date of such termination unless USPI consummates a change of control within 180 days after such named executive officer’s termination, in which case, such unvested shares shall become fully vested if such awards would have become fully vested had such named executive officer not been terminated on the dated of such change of control as described below. Additionally, pursuant to such restricted stock award agreements with our named executive officers, all unvested restricted shares will vest in full upon a change of control if, as a result of such change of control, Welsh Carson shall have disposed of all of its shares of our Parent acquired in connection with the Transactions and received its cost basis in such shares plus a return of at least 100%. In the event such restricted shares do not vest on such change of control, then such restricted shares shall be forfeited upon the closing of such change of control.

The following table sets forth the benefits that would have been payable to each named executive officer upon a termination as of December 31, 2006 after giving effect to each of the name executive officer’s employment agreements without cause entered into in connection with the Transactions.

Potential Payments Upon Termination or Change of Control

	Cash					Accelerated
	Severance		Accrued			Vesting Upon
Name	Payment		Bonus(1)(2)	Benefits(3)		Change of Control(4)

William H. Wilcox	$1,150,000	(5)	$308,810	$13,320	(5)	$158,892
Brett P. Brodnax	365,000	(5)	123,661	6,660	(5)	88,273
Mark A. Kopser	340,000	(5)	116,964	6,660	(5)	70,619
John J. Wellik	247,000	(5)	67,714	6,660	(5)	23,540
Niels P. Vernegaard	400,000	(5)	83,333	6,660	(5)	78,465

(1)	Amounts are based on the bonus amount paid with respect to 2006.

(2)	Amounts will be paid at such time as annual bonuses are payable to other executive and officers of USPI in accordance with formal payroll practices.

(3)	Amounts consist of the cost to continue to pay such named executive officer’s health insurance benefits for the designated term or the economic equivalent thereof if such continuation is not permissible under the terms of the USPI’s health insurance plan.

(4)	Pursuant to the restricted stock award agreements with our named executive officers, all unvested restricted shares of our Parent’s common stock will vest in full upon a change of control if, as a result of such change of control, Welsh Carson shall have disposed of all of its shares of our Parent acquired in connection with the Transactions and received its cost basis in such shares plus a return of at least 100%. A change of control is not defined to include an initial public offering of our stock. In the event such restricted shares do not vest on such change of control, then such restricted shares shall be forfeited upon the closing of such change of control transaction. A third party assisted us with valuing these restricted shares of our Parent’s common stock at $0.32 per share. The results in this column are the result of multiplying the total possible number of restricted shares of our Parent’s common stock that vest upon a change of control by this value for the respective named executive officer.

(5)	Amounts to be paid over the course of twenty-four months.

(6)	Amounts to be paid over the course of twelve months.

Director Compensation

The chairman and members of our board of directors who are also officers or employees of USPI or affiliates of Welsh Carson do not receive compensation for their services as directors. Non-employee directors receive an initial grant of 40,000 options and cash compensation in the amount of $25,000 per year. They also receive the following for all meetings attended: $2,500 per board meeting, $1,250 per telephonic meeting, $1,500 per audit committee meeting and $1,000 per other committee meeting. The audit committee chairman is paid a sum of $20,000 per year.

The following table sets forth the compensation for our non-employee directors in 2006.

2006 Non-Employee Director Compensation Table

							Change in
							Pension Value
							and Nonqualified
							Deferred
	Fees Earned or		Stock		Option		Compensation	All Other
Name	Paid in Cash		Awards		Awards		Earnings	Compensation	Total

James Ken Newman	$122,750	(1)	$79,673	(2)	$47,925	(2)	—	—	$250,348
Joel T. Allison	—		—		—		—	—	—
Boone Powell, Jr.	112,250	(1)	$79,673	(2)	47,925	(2)	—	—	239,848
John C. Garrett, M.D.	33,250		$79,673	(2)	47,925	(2)	—	—	160,848

(1)	Amount includes $75,000 paid for service on a special committee related to the Transactions.

(2)	We account for the cost of stock-based compensation awarded under the 2001 Plan in accordance with SFAS 123R, under which the cost of equity awards to employees is measured by the fair value of the awards on their grant date and is recognized over the vesting periods of the awards, whether or not the awards had any intrinsic value during the period. The 2001 Plan was cancelled in connection with the Transactions. Amounts shown in the table above reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with SFAS 123R of awards granted under our 2001 Plan and thus may include amounts from awards granted in and prior to 2006. No forfeitures occurred during 2006, and all awards are based on the closing market price of our common stock on the date of grant. Assumptions used in calculation of these amounts are included in Note 12 to our consolidated audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on February 28, 2007. Shares and options were granted on April 3, 2006. The grant date fair value of each share granted was $35.41. The strike price of each option granted was $35.41 with an accounting value of $10.65. All stock and option awards were cashed out upon consummation of the transactions at a price of $31.05 per share less any applicable strike price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2007, with respect to the beneficial ownership of the capital stock of our Parent by (i) our chief executive officer and each of the other named executive officers set forth below, (ii) each of our directors, (iii) all of our directors and executive officers as a group and (iv) each holder of five percent (5%) or more of any class of our Parent’s outstanding capital stock.

			Participating	Percent of
	Common	Percent of	Preferred	Outstanding
	Shares	Outstanding	Shares	Participating
	Beneficially	Common	Beneficially	Preferred
Name of Beneficial Owner (1)	Owned	Shares	Owned	Shares

Welsh, Carson, Anderson & Stowe(2)	136,448,356	88.2%	17,326,775	97.9%
California State Teacher’s Retirement System(3)	22,183,099	14.3%	2,816,901	15.9%
CPP Investment Board (USRE II) Inc.(4)	26,619,718	17.2%	3,380,282	19.1%
Silvertech Investment PTE Ltd(5)	8,873,239	5.7%	1,126,761	6.4%
Donald E. Steen(6)	1,421,127	*	78,873		*
William H. Wilcox(7)	6,488,790	4.2%	157,746		*
Brett P. Brodnax(8)	2,388,811	1.5%	27,042		*
Mark A. Kopser(9)	2,364,345	1.5%	56,338		*
Niels P. Vernegaard(10)	2,007,194	1.3%	7,872		*
John J. Wellik(11)	317,927	*	5,634		*
D. Scott Mackesy(12)	—	—	—	—
Paul B. Queally (12)(13)	175,457	*	22,281		*
Michael E. Donovan(12)	—	—	—	—
Raymond A. Ranelli	—	—	—	—
James K. Newman	—	—	—	—
Joel T. Allison	—	—	—	—
Boone Powell, Jr.	—	—	—	—
John C. Garrett, M.D.	—	—	—	—
All directors and executive officers as a group(14)	15,163,651	9.8%	355,786	2.0%

*	Less than one percent

(1)	Unless otherwise indicated, the principal executive offices of each of the beneficial owners identified are located at 15305 Dallas Parkway, Suite 1600, Addison, Texas 77001.

(2)	Represents (A) 54,671,610 common shares and 6,942,423 participating preferred shares held by Welsh Carson over which Welsh Carson has sole voting and investment power, (B) 25,200 common shares and 3,200 participating preferred shares held by WCAS Management Corporation, an affiliate of Welsh Carson, over which WCAS Management Corporation has sole voting and investment power, (C) an aggregate 1,462,785 common shares and 185,752 participating preferred over which individuals who are general partners of WCAS X Associates LLC, the sole general partner of Welsh Carson, and/or otherwise employed by an affiliate of Welsh, Carson, Anderson & Stowe have voting and investment power, and (D) an aggregate 80,288,761 common shares and 10,195,400 participating preferred shares held by other co-investors, over which Welsh Carson has sole voting power. WCAS X Associates LLC, the sole general partner of Welsh Carson and the individuals who serve as general partners of WCAS X Associates LLC, including D. Scott Mackesy, Paul B. Queally and Michael E. Donovan, may be deemed to beneficially own the shares beneficially owned by Welsh Carson. Such persons disclaim beneficial ownership of such shares. The principal executive offices of Welsh, Carson, Anderson & Stowe are located at 320 Park Avenue, Suite 2500, New York, New York 10022.

(3)	Such beneficial owner has granted to Welsh Carson sole voting power over its shares. The principal executive offices of such beneficial owner is 7667 Folsom Blvd., Suite 250, Sacramento, California 95826.

(4)	Such beneficial owner has granted to Welsh Carson sole voting power over its shares. The principal executive offices of such beneficial owner is One Queen Street East, Suite 2600, Toronto, Ontario, M5C 2W5, Canada.

(5)	Such beneficial owner has granted to Welsh Carson sole voting power over its shares. The principal executive offices of such beneficial owner is 255 Shoreline Drive, Suite 600, Redwood City, California 94065.

(6)	Includes 100,000 common shares owned by the Michelle Ann Steen Trust and 100,000 common shares owned by the Marcus Anthony Steen Trust for which, in each case, Mr. Steen acts as a trustee and has voting and investment power over such shares. Such shares are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions. Also included are another 600,000 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(7)	Includes 5,246,536 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(8)	Includes 2,175,853 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(9)	Includes 1,920,683 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(10)	Includes 1,945,203 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(11)	Includes 273,561 common shares which are subject to restrictions on transfer set forth in a restricted stock award agreement entered into at the time of the consummation of the Transactions.

(12)	Does not include (A) 54,671,610 common shares or 6,942,423 participating preferred shares owned by Welsh Carson, or (B) 25,200 common shares or 3,200 participating preferred shares owned by WCAS Management Corporation. Messrs Queally, Mackesy and Donovan, as general partners of WCAS X Associates LLC, the sole general partner of Welsh Carson, and officers of WCAS Management Corporation, may be deemed to beneficially own the shares beneficially owned by Welsh Carson and WCAS Management Corporation. Each of Messrs Queally, Mackesy and Donovan disclaims beneficial ownership of such shares. The principal executive offices of Messrs Queally, Mackesy and Donovan are located at 320 Park Avenue, Suite 2500, New York, New York 10022

(13)	Includes an aggregate 3,090 common shares and 393 preferred shares owned by certain trusts established for the benefit of Mr. Queally’s children for which, in each case, Mr. Queally acts as a trustee and has voting and investment power over such shares.

(14)	Does not include (A) 54,671,610 common shares or 6,942,423 participating preferred shares owned by Welsh Carson, or (B) 25,200 common shares or 3,200 participating preferred shares owned by WCAS Management Corporation. Includes an aggregate 12,361,836 common shares which are subject to restrictions on transfer set forth in restricted stock award agreements entered into at the time of the consummation of the Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Our Investors

Welsh Carson, its co-investors and the rollover stockholders entered into agreements described below with our Parent. Welsh Carson’s co-investors includes individuals and entities invited by Welsh Carson to participate in our Parent’s financings such as affiliated investment funds, individuals employed by affiliates of Welsh Carson and limited partners of Welsh Carson.

Stock Subscription and Exchange Agreement

Pursuant to a subscription agreement, the investor group led by Welsh Carson invested $785.0 million, consisting of $28.9 million of cash and rollover equity received from existing USPI stockholders who participated in the merger. The rollover equity reflects equity securities held by existing USPI directors, officers, employees and other stockholders which was either contributed to our Parent immediately prior to the consummation of the merger or was exchanged for cash in the merger and reinvested in our Parent by such stockholders. Such securities are valued at $31.05 per share, which was the price per share paid to our stockholders in conjunction with the merger, less any applicable exercise price. The rollover equity amount includes approximately $16.1 million from existing USPI management. All rollover shares contributed to our Parent were contributed to Holdings and were cancelled without payment of any merger consideration. The rollover stockholders purchased shares of our Parent stock at the same price and on the same terms as Welsh Carson and its co-investors. Approximately 80% of the amount invested by each stockholder was used to acquire participating preferred stock of our Parent and the remaining 20% was used to acquire common stock of our Parent.

Stockholders Agreement and Registration Rights Agreement

The stockholders agreement contains certain restrictions on the transfer of equity securities of our Parent and provides certain stockholders with certain preemptive and information rights. Pursuant to the registration rights agreement, our Parent granted certain of our investors rights to require our Parent to register shares of common stock under the Securities Act.

Transaction Fee

In connection with the Transactions, an affiliate of Welsh Carson received a one-time fee of $0.6 million in connection with the Transactions, and we reimbursed Welsh Carson and its affiliates for their out-of-pocket expenses incurred in connection with the Transactions.

Management Agreement

In connection with the Transactions, USPI entered into a management agreement with WCAS Management Corporation, an affiliate of Welsh Carson, pursuant to which WCAS Management Corporation will provide management and financial advisory services to us. WCAS Management Corporation will receive an annual management fee of $2.0 million, of which $1.0 million will be payable in cash on an annual basis and the remainder will accrue annually over time, and annual reimbursement for out-of-pocket expenses incurred in connection with the provision of such services.

Other Arrangements with Directors and Executive Officers

New Restricted Stock and Option Plan

In connection with the Transactions, our Parent adopted a new restricted stock and option plan. Members of our management, including some of those who are participating in the Transactions as rollover stockholders, received awards under this plan. See “Compensation Discussion and Analysis — New Restricted Stock and Option Plan.”

Employment Agreements

Each of the chief executive officer, the chief financial officer and the three most highly compensated executive officers of USPI have employment agreements with us. See “Compensation Discussion and Analysis — Employment Arrangements and Agreements.”

Other Arrangements

Marc Steen, the son of Donald E. Steen, is employed by USPI as a director of development. During 2006, Marc Steen earned approximately $126,000 in salary and bonus and was granted restricted stock units of USPI that were converted into the right to receive approximately $39,000 in cash upon consummation of the merger.

We derived approximately 12% of our revenues in 2006 from our joint ventures with BHCS. During July 2006, BHCS acquired an additional 10.82% interest in a facility it already co-owned with us and local physicians, which transferred control of the facility from us to BHCS. As a result, we now account for our investment in this facility under the equity method. The interest was acquired from us in exchange for $4.8 million in cash. As the operations and profitability of this facility have grown significantly since acquiring it in 2001, a $2.0 million pretax gain was generated on the sale. This gain was to be deferred until a contingency in the purchase agreement is resolved, which was initially expected to occur by December 31, 2007. However, the GAAP-required revaluation of our assets and liabilities arising from the merger transaction will result in this deferred gain being reclassified as a reduction to goodwill rather than being released to net income in a future period. We believe that the sales price was negotiated on an arms’ length basis, and the price equaled the value assigned by an external appraiser who valued the business immediately prior to the sale.

We have entered into agreements with certain majority and minority owned short stay surgical facilities to provide management services. As compensation for these services, the short stay surgical facilities are charged management fees which are either fixed in amount or represent a fixed percentage of each center’s net revenue less bad debt. The percentages range from 4.0% to 8.0%. Amounts recognized under these agreements, after elimination of amounts from consolidated short stay surgical facilities, totaled approximately $25.7 million, $18.8 million, and $14.9 million in 2006, 2005 and 2004, respectively, and are included in management and contract service revenue in our consolidated statements of income.

We are currently in the process of completing a private placement of shares of our Parent’s common and participating preferred stock to certain of our affiliated physicians, hospital partners, certain employees, directors and other investors at a price of $1.00 for each share of common stock and $36.50 for each share of participating preferred stock. The gross proceeds from this offering will be contributed to us and used for general working capital purposes.

USPI does not have a written related party policy, however, the audit committee will review and approve all related party transactions required to be reported pursuant to item 404(a) of Regulation S-X.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Description of our New Senior Secured U.S. Credit Facility

General

We entered into new senior secured credit facilities with a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of our new senior secured credit facility.

Our new senior secured credit facility provides for senior secured financing of up to $630.0 million, consisting of:

•	a $100.0 million revolving credit facility with a maturity of six years, including a $20.0 million letter of credit sub-facility and a $20.0 million swingline loan sub-facility; and

•	$530.0 million of term loan facility with a maturity of seven years ($430.0 million of which was drawn in full in connection with the consummation of the Transactions and $100.0 million of which will be available on a delayed draw basis until December 31, 2008).

In addition, we may request additional tranches of term loans or additional commitments to the revolving credit facility in an aggregate amount not exceeding $150.0 million, subject to certain conditions, including the absence of a default, our pro forma compliance with the financial covenant and receipt of certain commitments by existing or additional financial institutions or institutional lenders.

All borrowings under our new senior secured credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Proceeds of term loans, and up to an amount of revolving loans to be agreed upon, together with other sources of funds were used to finance the Transactions. Proceeds of the delayed draw term loans will be used to finance the increase of our ownership interest in recently acquired ambulatory surgery centers in St. Louis. Proceeds of revolving loans borrowed after the closing date of the Transactions, swingline loans and letters of credit will be used for working capital and other general corporate purposes.

Interest and Fees

The interest rates per annum applicable to loans, other than swingline loans, under our new senior secured credit facility is, at our option, equal to either an alternate base rate or an adjusted LIBO rate for a one, two, three or six month interest period (or a nine or 12 month period if available) in each case, plus an applicable margin percentage. The alternate base rate is the greater of (1) Citibank, N.A.’s base rate or (2) 0.5% over the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York. The adjusted LIBO rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the U.S. Federal Reserve to which our lenders are subject.

The applicable margin percentage is initially a percentage per annum equal to (a)(1) 1.00% for alternate base rate term loans and (2) 2.00% for adjusted LIBO rate term loans and (b)(1) 1.25% for alternate base rate revolving loans and (2) 2.25% for adjusted LIBO rate revolving loans. Following the delivery to the lenders of our financial statements for the first full fiscal quarter ended after the closing of the Transactions, the applicable margin percentage under the revolving credit facility is subject to adjustment based upon our total leverage ratio being within certain defined ranges.

Swingline loans will bear interest at the interest rate applicable to alternate base rate revolving loans. We will pay customary fees and expenses in connection with letters of credit.

On the last business day of each calendar quarter we are required to pay each lender a commitment fee (calculated in arrears) to each lender equal to 0.50% per annum in respect of any unused commitments under the revolving credit facility and, at all times during which the delayed draw term facility commitments are in place, 1.25% per annum (increasing by 0.25% per quarter at the beginning of the third fiscal quarter ending after the closing of the Transactions up to a maximum of 1.75% per annum) in respect of any unused commitments thereunder. The commitment fee related to the revolving credit facility is subject to a step-down to 0.375% based upon our total leverage ratio being within certain defined ranges.

Prepayments

Subject to exceptions, our new senior secured credit facility requires mandatory prepayments of term loans in amounts equal to:

•	50% (subject to reduction to 25% and 0% based upon our total leverage ratio) of our annual excess cash flow;

•	100% of the net cash proceeds from asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds from certain incurrences of debt.

Voluntary prepayments of loans under our new senior secured credit facility and voluntary reductions of revolving credit commitments are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBOR rate loans.

Amortization of Principal

The term loans under our new senior secured facility amortize each year in an amount of 1% per annum in equal quarterly installments, with the balance payable at the final maturity of the term loan facility; the delayed draw term loan facility will not be subject to amortization during the delayed draw availability period. The revolving credit facility will not be subject to amortization.

Collateral and Guarantors

The obligations under our new senior secured credit facility are guaranteed by Holdings and our current direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions, and are secured by a first priority security interest in those guarantors’ existing and future real and personal property, including accounts receivable, inventory, equipment, general intangibles, intellectual property, investment property and cash, as well as a first priority pledge of our capital stock, the capital stock of each of our wholly owned domestic subsidiaries and 65% of the capital stock of certain of our foreign subsidiaries that are directly owned by us or one of our wholly owned domestic subsidiaries, subject to certain exceptions.

Restrictive Covenants and Other Matters

Our new senior secured credit facility requires that we comply on a quarterly basis with a secured leverage financial covenant, which financial covenant becomes more restrictive over time. Such covenant is only applicable to the senior secured credit facility and only if there are revolving loans, or revolving exposure in excess of $7.5 million, outstanding. A breach of the financial covenant is subject to various cure remedies, including a waiver by required lenders under our new revolving credit facility. In addition, our new senior secured credit facility, subject to significant exceptions, includes negative covenants restricting or limiting our ability and the ability of our subsidiaries, to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale leaseback transactions;

•	make loans, investments and other advances;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or repurchase certain indebtedness including the notes;

•	amend or otherwise alter terms of certain subordinated indebtedness including the notes;

•	enter into agreements limiting subsidiary distributions;

•	sell assets;

•	engage in certain transactions with affiliates;

•	alter the business that we conduct; and

•	issue and sell capital stock of subsidiaries.

Our new senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of certain guaranty or security documents supporting our new senior secured credit facility to be in full force and effect and change of control. If such an event of default occurs, the lenders under our new senior secured credit facility will be entitled to take various actions, including the acceleration of amounts due under our new senior secured credit facility and all actions permitted to be taken by a secured creditor.

Description of the Amended and Restated Senior Secured U.K. Credit Facility

General

Certain of our subsidiaries existing in the United Kingdom, or the U.K. borrowers, entered into an amended and restated senior secured credit facility, or the amended and restated senior secured U.K. credit facility, with The Governor and Company of the Bank of Scotland, or the U.K. lender. The amended and restated senior secured U.K. credit facility consists of a:

•	£34.3 million term loan A facility with a maturity of six years;

•	£10.0 million term loan B facility with a maturity of six years; and

•	£2.0 million overdraft facility, to be repaid on demand.

The proceeds from the term loan B facility together with other sources of funds were used to finance the Transactions, including, in part, to refinance existing indebtedness of certain of our subsidiaries existing in the United Kingdom. Proceeds of the overdraft facility are used for general corporate purposes of certain of the U.K. borrowers and their subsidiaries.

Interest and Fees

The interest rate per annum applicable to loans, other than overdraft loans, under the amended and restated senior secured U.K. credit facility is, at the U.K. borrowers’ option, equal to either LIBOR rate for a three or six month interest period (or such other interest period that the U.K. lender may allow), plus an applicable margin percentage and a mandatory cost rate or, with respect to the term loan A facility and term loan B facility and if agreed to by the U.K. lender, a fixed rate.

The LIBOR rate is determined by reference to settlement rates established for deposits in pounds sterling in the London interbank market for a period equal to the interest period of the loan. The applicable margin percentage for LIBOR rate loans is a percentage per annum equal to (1) 1.25% for the term loan A facility, and (2) 1.50% for the term loan B facility.

The interest rate is subject to a customary mandatory cost adjustment relating to reserve and other regulatory requirements applicable to the U.K. lender.

The fixed rate, if available, is determined by the U.K. lender based upon the amount of the loan and duration of the fixed rate period being requested. The interest rate per annum applicable to overdraft loans is equal to the U.K. lender’s published base rate plus 1.25%.

Amortization of Principal

The loans under the term loan A facility amortize in equal quarterly installments in an amount equal to £3.0 million per annum for the first and second year after the closing date, £4.0 million per annum for the third and fourth year after the closing date, £5.0 million per annum for the fifth year after the closing date and £1.25 million for each of the first three quarters of the sixth year after the closing date, and with the balance payable at the final maturity of the term loan A facility. The term loan B facility and overdraft facility are not subject to amortization.

Collateral and Guarantors

The amended and restated senior secured U.K. credit facility is guaranteed by certain of our subsidiaries existing in the United Kingdom and is secured by a first priority security interest in those guarantors’ existing and future real and personal property, including accounts receivable, inventory, equipment, general intangibles, intellectual property, investment property and cash, as well as a first priority pledge of the capital stock of the U.K. borrowers and the capital stock of certain guarantor subsidiaries.

Restrictive Covenants and Other Matters

The amended and restated senior secured U.K. facility requires that the U.K. borrowers comply on a quarterly basis with certain financial covenants, including a maximum leverage ratio test, a debt service coverage ratio test and an interest coverage ratio test. In addition, the amended and restated senior secured U.K. facility, subject to significant exceptions, includes negative covenants restricting or limiting the U.K. borrowers’ ability and the ability of its subsidiaries to, among other things:

•	incur, or permit to exist additional indebtedness;

•	incur liens;

•	make loans, investments or acquisitions;

•	declare dividends, or other distributions;

•	enter into operating leases;

•	engage in mergers, joint ventures or partnerships;

•	sell assets;

•	alter the business that the U.K. borrowers and their subsidiaries conduct; and

•	incur financial lease expenditures.

The amended and restated senior secured U.K. facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, change of control, and material adverse changes. If such an event of default occurs, the U.K. lenders under the amended and restated senior secured U.K. facility would be entitled to take various actions, including the acceleration of amounts due under the amended and restated senior secured U.K. credit facility.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, (1) the term “Issuer” refers only to United Surgical Partners International, Inc. as the surviving corporation following the consummation of the Transactions and not to any of its subsidiaries, (2) the term “outstanding notes” refers collectively to the $240.0 million in aggregate principal amount of the Issuer’s outstanding 8 7/8% senior subordinated notes due 2017 (the “outstanding cash pay notes”) and the $200.0 million in aggregate principal amount of the Issuer’s outstanding 9 1/4%/10% senior subordinated toggle notes due 2017 (the “outstanding toggle notes”), (3) the term “exchange notes” refers collectively to the $240.0 million in aggregate principal amount of the Issuer’s 8 7/8% senior subordinated notes due 2017 being offered hereby (together with the outstanding cash pay notes, the “cash pay notes”) and the $200.0 million in aggregate principal amount of the Issuer’s 9 1/4%/10% senior subordinated toggle notes due 2017 being offered hereby (together with the outstanding toggle notes, the “toggle notes”) and (4) the term “notes” refers collectively to the outstanding notes and the exchange notes.

The Issuer issued the outstanding notes, and will issue the exchange notes under an indenture, dated as of April 19, 2007, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The terms of the exchange notes are identical in all material respects to the outstanding notes except that upon completion of the exchange offer, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of notes. Copies of the indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. For additional information, see “Exchange Offer; Registration Rights.”

Brief Description of the Notes and the Subsidiary Guarantees of the Notes

The Notes

The outstanding notes are and the exchange notes will be:

•	general unsecured obligations of the Issuer;

•	subordinated in right of payment to all existing and future Senior Debt of the Issuer, including Indebtedness under the Credit Agreement;

•	pari passu in right of payment to any senior subordinated Indebtedness of the Issuer;

•	senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	be unconditionally guaranteed by each of the Guarantors on a senior subordinated basis.

The Subsidiary Guarantees of the Notes

The outstanding notes and the exchange notes will be are guaranteed by all of the Issuer’s current and future Restricted Subsidiaries other than Non-Guarantor Subsidiaries, as long as they remain Restricted Subsidiaries.

The guarantee of each Guarantor of the notes:

•	is a general unsecured obligation of that Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt of that Guarantor, including guarantees of Indebtedness under the Credit Agreement;

•	is pari passu in right of payment with any senior subordinated Indebtedness of that Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Assuming consummation of the Transactions as of March 31, 2007, the Issuer and the Guarantors had total Senior Debt of $601.7 million, including $518.0 million of borrowings under the Credit Facilities. As indicated above and as discussed in detail below under the caption “— Subordination,” payments on the notes and under the guarantees are subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.

All of our Subsidiaries are “Restricted Subsidiaries.” The Restricted Subsidiaries that guarantee the Credit Agreement initially guaranteed the outstanding notes. None of the Non-Guarantor Subsidiaries, including our Foreign Subsidiaries, guarantee the notes.

Substantially all of our operations are conducted through Non-Guarantor Subsidiaries. Holders of the notes are only creditors of the Issuer and the Guarantors, and not of our Non-Guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, before they will be able to distribute any of their assets to us. As a result, all the existing and future liabilities of our Non-Guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the notes.

Assuming consummation of the Transactions as of March 31, 2007 the Non-Guarantor Subsidiaries had approximately $242.4 million of total balance sheet liabilities (excluding debt owing to the Issuer and the Guarantors). Our Non-Guarantor Subsidiaries have other liabilities, including contingent liabilities, that may be significant. Although the indenture contains limitations on the amount of additional Indebtedness that we and the Restricted Subsidiaries may incur, the amounts of this Indebtedness could be substantial. In addition, because the indenture does not materially limit our ability to purchase equity interests of other equity investors in our Qualified Restricted Subsidiaries, the holders of those interests may have the ability to obtain a return on their investment senior to the holders of the notes. Our ability to service our debt, including the notes, is dependent upon the earnings of our Non-Guarantor Subsidiaries and their ability to distribute those earnings to us. See “Risk Factors — Risks Relating to the Notes.”

Under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture and do not guarantee the notes.

Principal, Maturity and Interest

On the Issue Date, we issued $440.0 million in aggregate principal amount of notes, of which $240.0 million are cash pay notes and $200.0 million are toggle notes. We may issue additional notes other than the notes under the indenture from time to time. Any issuance of additional notes other than the notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” In addition, in connection with the payment of PIK Interest or Partial PIK Interest in respect of the toggle notes, the Issuer is entitled, without the consent of the holders, to increase the outstanding principal amount of the toggle notes or issue additional toggle notes (the “PIK notes”) under the indenture on the same terms and conditions as the toggle notes offered hereby (in each case, the “PIK payment”). The cash pay notes and the toggle notes are each a separate series of notes but are treated as a single class of securities under the indenture, except as otherwise stated herein. As a result, holders of each series of notes do not have separate rights, among other things, to give notice of Defaults or to direct the trustee to exercise remedies during Event of Default or otherwise. Except as described under “Amendment, Supplement and Waiver,” the notes offered by the Issuer, the PIK notes and any additional notes subsequently issued under the indenture are treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of the Exchange Notes” include any PIK notes and additional notes that are actually issued, and references to “principal amount” of the notes include any increase in the principal amount of the outstanding notes as a result of a PIK payment. We issued notes in denominations of $2,000 and integral multiples of $1,000. The notes mature on May 1, 2017.

Cash Pay Notes

Interest on the cash pay notes accrues at the rate of 8 7/8% per annum and is payable semiannually in arrears on May 1 and November 1, commencing on November 1, 2007. Interest on overdue principal, interest and Additional Interest, if any, accrues at a rate that is 1% higher than the then applicable interest rate on the cash pay notes. The Issuer will make each interest payment to the holders of record on the immediately preceding April 15 or October 15.

Interest on the cash pay notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Toggle Notes

Interest on the toggle notes is payable semiannually in arrears on May 1 and November 1, commencing on November 1, 2007. Interest on the toggle notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the toggle notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

For any interest payment period after the initial interest payment period and prior to May 1, 2012, the Issuer may, at its option, elect to pay interest on the toggle notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding toggle notes or by issuing PIK notes (“PIK Interest”); or

•	on 50% of the outstanding principal amount of the toggle notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding toggle notes or by issuing PIK notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the trustee at least 30 days prior to the beginning of each interest period. The trustee shall promptly deliver a corresponding notice to the holders. In the absence of such an election for any interest period, interest on the toggle notes shall be payable according to the election for the previous interest period. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash. After May 1, 2012, the Issuer will make all interest payments on the toggle notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of toggle notes as described under “— Optional Redemption — Toggle Notes” or “Repurchase at the Option of Holders” shall be made solely in cash.

Cash Interest on the toggle notes will accrue at a rate of 9 1/4% per annum and be payable in cash. PIK Interest on the toggle notes accrues at a rate of 10% per annum and be payable (x) with respect to toggle notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global toggle note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) and (y) with respect to toggle notes represented by certificated notes, by issuing PIK notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the trustee will, at the request of the Issuer, authenticate and deliver such PIK notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the toggle notes held by such holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the toggle notes held by such holder on the relevant record date. Following an increase in the principal amount of the outstanding global toggle notes as a result of a PIK payment, the global toggle notes bears interest on such increased principal amount from and after the date of such PIK payment. Any PIK notes issued in certificated form is dated as of the applicable interest payment date and bears interest from and after such date. All toggle notes issued pursuant to a PIK payment will mature on May 1, 2017 and are governed by, and subject to the terms, provisions and conditions of, the indenture and have the same rights and benefits as the toggle notes issued on the Issue Date. Any certificated PIK notes are issued with the description PIK on the face of such PIK note.

If the toggle notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of the first accrual period ending after the fifth anniversary of the toggle notes’ issuance (the “AHYDO Redemption Date”), the Issuer is required to redeem for cash a portion of each toggle note then outstanding equal to the Mandatory Principal Redemption Amount (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each toggle note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount” means the portion of a toggle note required to be redeemed to prevent such toggle note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the toggle notes prior to the AHYDO Redemption Date pursuant to any other provision of the indenture will alter the Issuer’s obligation to make the Mandatory Principal Redemption with respect to any toggle notes that remain outstanding on the AHYDO Redemption Date.

Methods of Receiving Payments on the Notes

Principal of, premium, if any, and interest and Additional Interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially will be an office of an affiliate of the trustee in New York, New York); provided, however, payment of interest and Additional Interest may, at the option of the Issuer, be made by check mailed to the address of the holders as such address appears in the register of holders, and in addition, if a holder of at least $1.0 million in aggregate principal amount of notes has given wire transfer instructions to us prior to the record date for a payment, the Issuer will make such payment of principal of, premium, if any, and interest and Additional Interest on such holder’s notes in accordance with those instructions. Payment of principal of, premium, if any, and interest and Additional Interest on, notes in global form registered in the name of or held by DTC or any successor depositary or its nominee will be made by wire transfer of immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

Paying Agent and Registrar for the Notes

The trustee currently acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The notes are guaranteed by each of the Issuer’s current Domestic Subsidiaries, other than those that are Non-Guarantor Subsidiaries, as long as they remain Restricted Subsidiaries. Future Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) that are guarantors under the Credit Agreement will also become Guarantors under the indenture governing the notes. The Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the guarantees and, if that occurs, you may not receive any payment on the notes.” A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person (if other than the Issuer or a Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Issuer or a Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) such transaction does not violate the “Asset Sale” provisions of the indenture and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer (other than a Non-Guarantor Subsidiary), if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or a Non-Guarantor Subsidiary in accordance with the applicable provisions of the indenture;

(4) if that Guarantor is released from its guarantee under the Credit Agreement; or

(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

If any Guarantor is released from its Subsidiary Guarantee, any of its Subsidiaries that are Guarantors will be released from their Subsidiary Guarantees, if any.

See “— Repurchase at the Option of Holders — Asset Sales.”

Subordination

The payment of all Obligations in respect of the notes will be subordinated to the prior payment in full in cash of all Senior Debt of the Issuer, including Senior Debt of the Issuer incurred after the Issue Date.

The holders of Senior Debt of the Issuer are entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the holders of notes are entitled to receive any payment (by setoff or otherwise) with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”), in the event of any distribution to creditors of the Issuer:

(1) in a liquidation or dissolution of the Issuer;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

(3) in an assignment for the benefit of the Issuer’s creditors; or

(4) in any marshaling of the Issuer’s assets and liabilities.

The Issuer also may not make any payment (by setoff or otherwise) in respect of the notes or acquire or redeem the notes for cash or property or otherwise (except in Permitted Junior Securities or from the trusts described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”) or make any deposit pursuant to the provisions described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge” if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from a representative of the holders of any Designated Senior Debt.

Payments on the notes may and will be resumed:

(a) in the case of a payment default, upon the date on which such default is cured or waived;

(b) in the case of any such acceleration, when such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; and

(c) in the case of a nonpayment default, upon the earliest of the date on which such nonpayment default is cured or waived, the applicable Payment Blockage Notice is rescinded, the Designated Senior Debt has been repaid in full in cash or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a payment default exists on any Designated Senior Debt.

The notes shall not be subject to more than one Payment Blockage Notice in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Debt during such period; provided that if any Payment Blockage Notice is delivered to the trustee by or on behalf of the holders of Designated Senior Debt (other than the holders of Indebtedness under the Credit Agreement), a representative of holders of Indebtedness under the Credit Agreement may give another Payment Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Notice on the notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Notice is in effect.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Payment Blockage Notice, that, in either case, would give rise to a non-payment default pursuant to any provisions under which a non-payment default previously existed or was continuing shall constitute a new non-payment default for this purpose).

If the trustee or any holder of the notes receives a payment (including a payment by a Guarantor under its Subsidiary Guarantee) in respect of the notes (except in Permitted Junior Securities or from the trusts described under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”) when the payment is prohibited by these subordination provisions, the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

The Issuer must promptly notify holders of Senior Debt of the Issuer if payment on the notes is accelerated because of an Event of Default.

The obligations of each Guarantor under its Subsidiary Guarantee will be subordinated to the Senior Debt of that Guarantor on the same basis as the notes are subordinated to the Senior Debt of the Issuer.

A holder by its acceptance of notes agrees to be bound by the subordination provisions and authorizes and expressly directs the trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the indenture and appoints the trustee its attorney-in-fact for such purpose.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer or a Guarantor, holders of notes may recover less ratably than creditors of the Issuer or that Guarantor, as applicable, who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less ratably than trade creditors of the Issuer or a Guarantor. See “Risk Factors — Risks Related to the Notes — Your right to receive payments on the notes is junior to our senior indebtedness and the senior indebtedness of the subsidiary guarantors. Further, the notes and the subsidiary guarantees are effectively subordinated to all liabilities of our non-guarantor subsidiaries.”

Optional Redemption

Cash Pay Notes

At any time prior to May 1, 2010, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of cash pay notes issued under the indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by the Issuer, Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that:

(1) at least 65% of the aggregate principal amount of cash pay notes originally issued under the indenture (excluding cash pay notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

Except pursuant to the preceding paragraph and the second succeeding paragraph, the cash pay notes will not be redeemable at the Issuer’s option prior to May 1, 2012.

On or after May 1, 2012, the Issuer may redeem all or a part of the cash pay notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the cash pay notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of holders of cash pay notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2012	104.438%
2013	102.958%
2014	101.479%
2015 and thereafter	100.000%

Before May 1, 2012, the Issuer may also redeem all or any portion of the cash pay notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a “Make-Whole Cash Pay Notes Redemption Date”).

Toggle Notes

At any time prior to May 1, 2010, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of toggle notes issued under the indenture at a redemption price of 109.25% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuer or a contribution to the equity capital of the Issuer (other than Disqualified Stock) from the net proceeds of one or more Equity Offerings by the Issuer, Holdings or any other direct or indirect parent of the Issuer (in each case, other than Excluded Contributions); provided that:

(1) at least 65% of the aggregate principal amount of toggle notes originally issued under the indenture (excluding toggle notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

Except pursuant to the preceding paragraph and the second succeeding paragraph, the toggle notes will not be redeemable at the Issuer’s option prior to May 1, 2012.

On or after May 1, 2012, the Issuer may redeem all or a part of the toggle notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the toggle notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of holders of toggle notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2012	104.625%
2013	103.083%
2014	101.542%
2015 and thereafter	100.000%

Before May 1, 2012, the Issuer may also redeem all or any portion of the toggle notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption (a “Make-Whole Toggle Notes Redemption Date”). The term “Make-Whole Redemption Date” refers to each of the Make-Whole Cash Pay Notes Redemption Date and the Make-Whole Toggle Notes Redemption Date.

“Applicable Premium” means, with respect to any note on any Make-Whole Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Make-Whole Redemption Date of (1) the redemption price of such note at May 1, 2012 (exclusive of accrued interest), plus (2) all scheduled interest payments due on such note from the Make-Whole Redemption Date through May 1, 2012, computed using a discount rate equal to the Treasury Rate at such Make-Whole Redemption Date, plus 50 basis points over (B) the principal amount of such note.

“Treasury Rate” means, with respect to any Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to May 1, 2012; provided, however, that if the period from such Make-Whole Redemption Date to May 1, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to May 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Unless the Issuer defaults in the payment of the redemption price, interest and Additional Interest will cease to accrue on the toggle notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Except as set forth in the last paragraph under “Principal, Maturity and Interest,” the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the Issuer will either repay all its outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing its outstanding Senior Debt to permit the repurchase of notes required by this covenant.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash. For purposes of this paragraph (2), each of the following will be deemed to be cash:

(a) Cash Equivalents;

(b) any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(c) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion;

(d) (i) any Designated Noncash Consideration received by the Issuer or a Restricted Subsidiary in connection with the sale or contribution of assets by the Issuer or a Restricted Subsidiary to a joint venture with a Strategic Investor, provided, however, that (x) any such Designated Noncash Consideration that is converted into Cash Equivalents shall be treated as Net Proceeds in the manner set forth below and (y) in the event such Designated Noncash Consideration is other than in the form of Indebtedness, such Designated Noncash Consideration shall be deemed to have been acquired and consequently reduce amounts available under clause (15) or (18) of the definition of “Permitted Investments”, as determined by the Issuer, and (ii) other Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (ii) (and not subsequently converted into Cash Equivalents that are treated as Net Proceeds of an Asset Sale), does not exceed 5% of Total Assets at the time of receipt since the Issue Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(e) any stock or assets of the kind referred to in clauses (2) or (4) of the second succeeding paragraph.

Notwithstanding the foregoing, the 75% limitation referred to in clause (2) above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Senior Debt (or, in the case of Non-Guarantor Subsidiaries, any Indebtedness of such Non-Guarantor Subsidiaries but excluding any Intercompany Indebtedness) and, if the Senior Debt (or Indebtedness) repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to (x) acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer or (y) make Investments pursuant to clause (15) or (18) of the definition of “Permitted Investments”;

(3) to make a capital expenditure with respect to a Permitted Business; or

(4) to acquire Additional Assets;

provided that the requirements of clauses (2) through (4) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to in any of clauses (2) through (4) above is entered into by the Issuer or its Restricted Subsidiary within 450 days after the receipt of such Net Proceeds with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment in accordance with such agreement within 180 days of such commitment and if such Net Proceeds are not so applied within such 180 day period, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds

$25.0 million, within ten business days thereof, the Issuer will make an Asset Sale Offer to all holders of notes and if the Issuer elects (or is required by the terms of such other pari passu Indebtedness), all holders of other Indebtedness that is pari passu with the notes. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Issuer’s outstanding Senior Debt in existence on the Issue Date will restrict the Issuer from purchasing any notes, and also provide that certain change of control or asset sale events with respect to the Issuer or repurchases of or other prepayments in respect of the notes would constitute a default under those agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under the agreements governing the Issuer’s Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest will cease to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer); provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Subsidiary of the Issuer shall not constitute a Restricted Payment;

(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, Holdings or any other direct or indirect parent of the Issuer;

(C) make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(D) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (13), (15), (16), (17), (18) and (19) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from April 1, 2007 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate Qualified Proceeds received by the Issuer since the Issue Date as a contribution to its equity capital (other than Disqualified Stock) or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock and Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(c) an amount equal to the net reduction in Investments by the Issuer and its Restricted Subsidiaries resulting from (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Restricted Investment that was made after the Issue Date and (B) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investments; plus

(d) to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (A) the Fair Market Value of the Issuer’s interest in such Subsidiary immediately prior to such redesignation and (B) the aggregate amount of the Issuer’s Investments in such Subsidiary that was previously treated as a Restricted Payment; plus

(e) in the event the Issuer and/or any Restricted Subsidiary of the Issuer makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment.

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness, or from the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer which Disqualified Stock was issued after the Issue Date in accordance with the provisions of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(5) the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of Replacement Preferred Stock that is permitted to be incurred pursuant to the covenant described below under “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(7) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of a Qualified Restricted Subsidiary owned by a Strategic Investor if such purchase, redemption or other acquisition or retirement for value is made for consideration not in excess of the Fair Market Value of such Capital Stock;

(8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries, and any dividend payment or other distribution by the Issuer or a Restricted Subsidiary to Holdings or any other direct or indirect parent holding company of the Issuer utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or such other direct or indirect parent holding company held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries or Holdings or such other parent holding company, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer as equity capital (other than Disqualified Stock), Equity Interests of Holdings or any other direct or indirect parent company of the Issuer, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries, Holdings or any other direct or indirect parent company of the Issuer that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(b) of the preceding paragraph, and excluding Excluded Contributions, plus

(b) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date, less

(c) the amount of any Restricted Payments previously made pursuant to clauses (a) and (b) of this clause (8);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(9) the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;

(10) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

(11) so long as no Default has occurred and is continuing or would be caused thereby, after the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the notes pursuant to the covenant described above under “— Repurchase at the Option of Holders — Change of Control” (including the purchase of the notes tendered), any purchase or redemption of Indebtedness that is contractually subordinated to the notes or to any Subsidiary Guarantee required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, the Issuer would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the Caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below after giving pro forma effect to such Restricted Payment;

(12) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries;

(13) Permitted Payments to Parent;

(14) so long as no Default has occurred and is continuing or would be caused thereby, the payment:

(a) by the Issuer or any Restricted Subsidiary to Holdings or any other direct or indirect parent of the Issuer, which payment is used by the Person receiving such payment, following the first initial public offering of common Equity Interests by such Person, to pay dividends of up to 6% per annum of the net proceeds received by such Person in such public offering (or any subsequent public offering of common Equity Interests of such Person) that are contributed to the Issuer as equity capital (other than Disqualified Stock), or

(b) by the Issuer, following the first initial public offering of common Equity Interests by the Issuer, to pay dividends of up to 6% per annum of the net proceeds received by or contributed to the Issuer in such public offering (or any subsequent public offering of common Equity Interests by the Issuer); (excluding, in the case of both clause (a) and clause (b), public offerings of common Equity Interests registered on Form S-8 and any other public sale to the extent the proceeds thereof are Excluded Contributions);

(15) Investments that are made with Excluded Contributions;

(16) distributions or payments of Receivables Fees;

(17) payment of fees and reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described above under the caption “Certain Relationships and Related Transactions”; and

(18) all other payments made or to be made in connection with the Transactions as described in this prospectus and all payments made to former stockholders of the Issuer who have validly exercised appraisal rights in connection with the Transactions; and

(19) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (19) not to exceed the greater of (a) $50.0 million and (b) 2.5% of Total Assets at the time made.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will, if the fair market value thereof exceeds $20.0 million, be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the trustee.

For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that (x) the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period and (y) Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock if all such Indebtedness incurred, or Disqualified Stock or preferred stock issued, in reliance upon this clause (y) (together with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries outstanding on the Issue Date (other than under the Credit Agreement, the notes or the related guarantees) and any Permitted Refinancing Indebtedness with respect thereto, less the aggregate sum of all principal payments made from time to time after the Issue Date with respect to such Indebtedness (other than with the proceeds of Permitted Refinancing Indebtedness)) does not exceed 1.25x Facility-Level EBITDA for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, determined on a pro forma basis (including a pro forma application of net proceeds therefrom), as if the additional Indebtedness has been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(1) the incurrence by the Issuer and/or any Restricted Subsidiary of Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $905.0 million, less the aggregate amount of all Net Proceeds of Asset Sales of the Issuer or any Domestic Subsidiary applied since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”; provided, that the incurrence by Non-Guarantor Subsidiaries of Indebtedness pursuant to this clause (1) shall not exceed $125.0 million in the aggregate at any time outstanding; less the aggregate amount of proceeds from asset sales of any such Non-Guarantor Subsidiaries thereunder;

(2) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness after giving effect to the Transactions;

(3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes (including PIK notes and any related Guarantee) to be issued on the Issue Date, replacement notes in respect thereof, if any, and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease installation or improvement of property, plant or equipment used or useful in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness and Replacement Preferred Stock incurred to renew refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4) not to exceed $25.0 million at any time outstanding;

(5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or Replacement Preferred Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (14), (16), (18), (19) or (20) of this paragraph;

(6) the incurrence by the Issuer or any of its Qualified Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Qualified Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Issuer or the Subsidiary Guarantee, in the case of a Guarantor, except to the extent such subordination would violate any applicable law, rule or regulation; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Qualified Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Qualified Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (6);

(7) the issuance by any of the Issuer’s Qualified Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Qualified Restricted Subsidiary of the Issuer, and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Qualified Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Subsidiary which new issuance is not permitted by this clause (7);

(8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee:

(a) by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and

(b) by any Non-Guarantor Subsidiary of Indebtedness of a Non-Guarantor Subsidiary;

(10) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, surety bonds, appeal bonds or other similar bonds in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers’ compensation claims, or the incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five business days;

(12) the incurrence of Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of the Issuer or any Restricted Subsidiary;

(13) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(14) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(15) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Qualified Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of the indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio; or

(b) the Issuer’s Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition or merger would be greater than the Issuer’s actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;

(16) Indebtedness of the Issuer or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten business days or less;

(17) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction;

(18) the incurrence or issuance by the Issuer or any of its Qualified Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness and all Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred or issued pursuant to this clause (18), not to exceed $100.0 million;

(19) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in the form of loans from a Captive Insurance Subsidiary; and

(20) Indebtedness in respect of promissory notes issued to physicians, consultants, employees or directors or former employees, consultants or directors in connection with repurchases of Equity Interests permitted by clause (8) under the under the caption “— Restricted Payments”.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant except that Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles).

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

No Layering of Debt

The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Subsidiary Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument or agreement governing Indebtedness or Capital Stock of a Restricted Subsidiary acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition

(except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(6) customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) any instrument or agreement governing Permitted Refinancing Indebtedness; provided that the restrictions contained therein are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) customary provisions imposed on the transfer of copyrighted or patented materials;

(13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;

(15) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary of the Issuer in any manner material to the Issuer or any Restricted Subsidiary of the Issuer;

(16) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary of the Issuer or any of their businesses;

(17) any instrument or agreement governing Indebtedness or preferred stock (i) of any Foreign Subsidiary and (ii) of the Issuer or any Restricted Subsidiary that is incurred or issued subsequent to the Issue Date and not in violation of the covenant described under “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (x) in the case of preferred stock, such encumbrances and restrictions are not materially more restrictive in the aggregate than the restrictions contained in the indenture and (y) in the case of Senior Debt, are not materially more restrictive in the aggregate than the restrictions contained in the Credit Agreement;

(18) restrictions in Management Agreements that require the payment of management fees to the Issuer or one of its Restricted Subsidiaries prior to payment of dividends or distributions;

(19) Permitted Payment Restrictions; and

(20) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15) and (17) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are in the good faith judgment of the Issuer’s Board of Directors, whose determination shall be conclusive, not materially more restrictive, taken as a whole, than those restrictions contained in the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (1), (2), (4) through (15) and (17) above, as applicable prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Distributions by Qualified Restricted Subsidiaries

Except to the extent restricted pursuant to any Permitted Payment Restrictions, the Issuer shall, and shall cause each Restricted Subsidiary to, cause each Qualified Restricted Subsidiary to declare and pay regular monthly, quarterly or semiannual dividends or distributions to the holders of its Capital Stock in an amount equal to substantially all of the available cash flow of such Restricted Subsidiary for such period as determined in good faith by the board of directors, board of governors or such other individuals performing similar functions, subject to such ordinary and customary reserves and other amounts as, in the good faith judgment of such individuals, may be necessary so that the business of such Restricted Subsidiary may be properly and advantageously conducted at all times.

If, at any time, any Restricted Subsidiary would fail to meet the requirements set forth in the definition of “Qualified Restricted Subsidiary”, it will thereafter cease to be a Qualified Restricted Subsidiary for purposes of the indenture governing the notes and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary that is not a Qualified Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Restricted Subsidiary not to be a Qualified Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Restricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (2) no Default or Event of Default would be in existence following such designation. In the event (x) a Restricted Subsidiary fails to meet the requirements to be a Qualified Restricted Subsidiary or (y) the Board of Directors designates a Qualified Restricted Subsidiary not to be a Restricted Subsidiary, then all Investments in such Subsidiary since the Issue Date shall be deemed to have been acquired and consequently reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or the amount available for Restricted Investments under clause (15) or (18) of the definition of “Permitted Investments,” as determined by the Issuer.

Merger, Consolidation or Sale of Assets

The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; provided, however, that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the notes if such surviving Person is not a corporation;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

(a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) have a Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) above will not apply to:

(1) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction;

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries; and

(3) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer, together with a certified copy of the resolutions of the Board of Directors of the Issuer approving such Affiliate Transaction or Affiliate Transactions; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(6) Permitted Investments or Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”;

(7) payment of fees and the reimbursement of other expenses to the Permitted Holders and/or their Affiliates in connection with the Transactions as described above under the caption “Certain Relationships and Related Transactions”;

(8) payments by the Issuer or any of its Restricted Subsidiaries to Welsh, Carson, Anderson & Stowe X, L.P., and/or any of its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the disinterested members of the Board of Directors of the Issuer in good faith in an aggregate amount for all such fees not to exceed 2.00% of the aggregate transaction value in respect of which such services are rendered;

(9) loans (or cancellation of loans) or advances to employees in the ordinary course of business;

(10) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) the existence of, or the performance by the Issuer or any Restricted Subsidiary of their obligations, if any, or obligations of Holdings under the terms of, any subscription, registration rights or stockholders agreement, partnership agreement or limited liability company agreement to which Holdings, the Issuer or any Restricted Subsidiary is a party as of the Issue Date and which is disclosed above under the caption “Certain Relationships and Related Transactions” and any similar agreements which the Issuer, any Restricted Subsidiary, Holdings or any other direct or indirect parent company of the Issuer may enter into thereafter; provided, however, that the entering into by the Issuer or any Restricted Subsidiary or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the holders of the notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer;

(12) the Transactions, including all payments made or to be made in connection with the Transactions as described in this prospectus;

(13) any Qualified Receivables Transaction;

(14) Permitted Payments to Parent;

(15) any management, consulting, monitoring, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Equity Interests or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Permitted Holders on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the members of the Board of Directors of the Issuer in good faith;

(16) the issuance of Equity Interests (other than Disqualified Stock) in the Issuer or any Restricted Subsidiary for compensation purposes;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee and any Affiliate of the Issuer, as lessor, which is approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) Existing Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date and described in the prospectus, including any amendment thereto (so long as such amendment is not disadvantageous to the holders of the notes in any material respect);

(20) transactions in which the Issuer or any Restricted Subsidiary delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith; and

(21) payments by the Issuer or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings or dividends received from, any Captive Insurance Subsidiary.

Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional Subsidiary Guarantees

If the Issuer or any of its Restricted Subsidiaries, acquires or creates another Subsidiary, other than a Non-Guarantor Subsidiary, after the Issue Date that guarantees Indebtedness under the Credit Agreement, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the trustee within 30 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the trustee and to Cede & Co., the nominee of DTC and the holders of notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the Issuer’s consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by the Issuer’s independent registered public accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

The Issuer may satisfy its obligation to furnish such information to the trustee and Cede & Co. at any time by filing such information with the SEC. In addition, the Issuer will agree that, for so long as any notes remain outstanding, the Issuer will furnish to any beneficial owner of notes or to any prospective purchaser of notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If at any time Holdings (or any other direct or indirect parent company of the Issuer) becomes a guarantor of the notes (there being no obligation of Holdings or any other direct or indirect parent company of the Issuer to do so), and Holdings (or such other parent company) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer, Holdings or any other direct or indirect parent company of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be furnished to the trustee and Cede & Co. or filed with the SEC pursuant to this covenant may, at the option of the Issuer, be those of Holdings (or such other parent company) rather than the Issuer.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes, whether or not prohibited by the subordination provisions of the indenture;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default;

(a) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $20.0 million or its foreign currency equivalent against the Issuer or any Significant Subsidiary, the failure by the Issuer or such Significant Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

(7) except as permitted by the indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any Subsidiary that is a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred under the Credit Agreement is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Credit Agreement or (2) five business days after receipt by the Issuer and the representative under the Credit Agreement of written notice of such acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee within 30 days a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or other holder of Equity Interests of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released (“Covenant Defeasance”) with respect to the covenants described under “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” and “Certain Covenants” and with respect to certain Events of Default (including bankruptcy default with respect to Significant Subsidiaries, cross-default and judgment default) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuer) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement (including, without limitation, the Credit Agreement) or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(5) the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(6) the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes); provided, however, that if any amendment, waiver or other modification will affect only the cash pay notes or toggle notes, only the consent of the holders of at least a majority in principal amount of the then outstanding cash pay notes or toggle notes (and not the consent of at least a majority of all notes), as the case may be, shall be required.

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the optional redemption of the notes as described under the caption “— Optional Redemption” (other than provisions relating to the notice period for consummating an optional redemption of the notes);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes; or

(7) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture or the notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes; or

(9) to issue additional notes in accordance with the terms of the Indenture.

However, except as provided in clause (6) of the immediately preceding paragraph, no amendment may be made to the subordination provisions of the indenture (including the definitions of “Senior Debt” and “Designated Senior Debt”) that adversely affects the rights of any holder of Designated Senior Debt of the Issuer then outstanding unless a majority of the holders of such Designated Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to United Surgical Partners International, Inc., 15305 Dallas Parkway, Suite 1600, Addison, Texas 75001, Attention: Secretary.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Permitted Business.

“Additional Interest” means all additional interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (except in the case of the use of the term “Affiliate” in the definition of Permitted Holders), beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment.

“Agreement and Plan of Merger” means the Agreement and Plan of Merger by and among Holdings, the Issuer and UNCN Acquisition Corp., dated as of January 7, 2007.

“AHYDO Redemption Date” has the meaning set forth under “Principal, Maturity and Interest — toggle notes.”

“Applicable Premium” has the meaning set forth under “Optional Redemption.”

“Asset Sale” means:

(1) the sale, lease (other than operating leases), conveyance or other disposition of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4) the sale or lease of products, services or accounts receivable (including at a discount) in the ordinary course of business and any sale or other disposition of damaged, wornout, negligible, surplus or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(7) a sale and leaseback transaction with respect to any assets within 180 days of the acquisition of such assets;

(8) any exchange of like-kind property of the type described in Section 1031 of the Code for use in a Permitted Business;

(9) the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default;

(10) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(11) the sale, lease, conveyance, disposition or other transfer of (a) the Capital Stock of, or any Investment in, any Unrestricted Subsidiary or (b) Permitted Investments made pursuant to clause (15) of the definition thereof;

(12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries;

(14) sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the Fair Market Value thereof, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction;

(15) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

(16) for purposes of the covenant described under “Repurchase at the Option of the Holders — Asset Sales” only, the sale of Capital Stock in a Qualified Restricted Subsidiary to a Strategic Investor in connection with the resyndication of such Capital Stock within one (1) year of the purchase thereof from another Strategic Investor.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or board of managers of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means a Subsidiary established by the Issuer or any of its Subsidiaries for the sole purpose of insuring the business, facilities and/or employees of the Issuer and its Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars or, in the case of any Restricted Subsidiary which is not a Domestic Subsidiary, any other currencies held from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3) direct obligations issued by any state of the United States of America or any political subdivision of any such state, or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition;

(4) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank that has capital and surplus of not less than $500.0 million;

(5) repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within 12 months after the date of acquisition;

(7) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from Standard & Poor’s Rating Services or “A2” or higher from Moody’s Investors Service, Inc. with maturities of 12 months or less from the date of acquisition; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Cash Interest” has the meaning set forth under “Principal, Maturity and Interest — toggle notes.”

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Issuer, measured by voting power rather than number of shares, unless the Permitted Holders are the Beneficial Owners of a greater percentage of the Voting Stock of the Issuer; provided, however, for purposes of this clause (3), each Person will be deemed to beneficially own any Voting Stock of another Person held by one or more of its Subsidiaries; or

(4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period (the “Measurement Period”), the Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the amounts for such period of:

(1) the Fixed Charges of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(2) the consolidated income tax expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(3) the consolidated depreciation expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(4) the consolidated amortization expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus

(5) fees, costs and expenses paid or payable in cash by the Issuer or any of its Subsidiaries during the Measurement Period in connection with the Transactions (including, without limitation, retention payments paid as an incentive to retained employees in connection with the Transactions); plus

(6) other non-cash expenses and charges for the Measurement Period reducing Consolidated Net Income (excluding any such non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus

(7) any non-recurring out-of-pocket expenses or charges for the Measurement Period relating to any offering of Equity Interests by the Issuer, Holdings or any other direct or indirect parent of the Issuer or merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful); plus

(8) all fees paid by the Issuer pursuant to clauses (8) and (15) of the covenant described under “Certain Covenants — Transactions with Affiliates”; plus

(9) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees); minus

(10) without duplication, other non-cash items (other than the accrual of revenue in accordance with GAAP consistently applied in the ordinary course of business) increasing Consolidated Net Income for the Measurement Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such specified Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any other Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be excluded; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its

Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) the amortization of any premiums, fees or expenses incurred in connection with the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Transactions) and 17 (including non-cash charges relating to intangibles and goodwill), in each case in connection with the Transactions, will be excluded;

(5) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded;

(6) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss will be excluded;

(7) income or losses attributable to discontinued operations (including, without limitation, operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;

(8) any non-cash charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of FAS 142 or FAS 144, and (iii) relating to the amortization of intangibles resulting from the application of FAS 141, will be excluded;

(9) all non-cash charges relating to employee benefit or other management or stock compensation plans of the Issuer or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further, that if the Issuer or any Restricted Subsidiary of the Issuer makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Issuer for such period; and

(10) all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) was designated or appointed with the approval of Permitted Holders holding a majority of the Voting Stock of all of the Permitted Holders.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Issuer, as borrower, Holdings, certain subsidiaries of the Issuer, Citibank, N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc. and Lehman Brothers Inc. as joint lead arrangers and joint bookrunners, Bear, Stearns & Co. Inc. and UBS Securities LLC as joint bookrunners, Lehman Brothers Inc., as syndication agent, Bear Stearns Corporate Lending Inc., SunTrust Bank, and UBS Securities LLC, as Co-Documentation Agents, and various lenders from time to time party thereto providing for up to $530.0 million of term loans ($100.0 million of which will be in the form of delayed draw term loans), $100.0 million of revolving credit borrowings and $150.0 million of uncommitted incremental loan facilities, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means any non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase such Capital Stock unless the Issuer would be permitted to do so in compliance with the covenant described under “— Certain Covenants — Restricted Payments”, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with the covenant described above under “— Certain Covenants — Restricted Payments” will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Qualified Capital Stock of the Issuer, Holdings or any other direct or indirect parent of the Issuer.

“Exchange Offer” has the meaning set forth for such term in the registration rights agreement.

“Exchange Notes” means the notes issued in the Exchange Offer pursuant to the registration rights agreement.

“Excluded Contributions” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from (i) contributions to its equity capital (other than Disqualified Stock) or (ii) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Equity Interests (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, that are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Restricted Payments.”

“Existing Indebtedness” means Indebtedness, other than the notes and Indebtedness under the Credit Agreement and the U.K. Credit Facility, existing on the Issue Date after giving effect to the Transactions.

“Facility-Level EBITDA” means, for any period, the sum of (a) Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries plus (b) minority interest in income of consolidated Subsidiaries, plus (c) corporate level general and administrative expenses, minus (d) equity in unconsolidated Affiliates, in each case for such period on a consolidated basis determined in accordance with GAAP.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments, acquisitions, mergers, consolidations and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge Coverage Ratio on a pro forma basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all cash payments made or received pursuant to Hedging Obligations in respect of interest rates, and excluding amortization of deferred financing costs; plus

(2) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent that such Guarantee or Lien is called upon; plus

(3) the product of (A) all cash dividends paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than to the Issuer or a Restricted Subsidiary of the Issuer), in each case, determined on a consolidated basis in accordance with GAAP multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and its Restricted Subsidiaries expressed as a decimal.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not incorporated under the laws of the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each Restricted Subsidiary of the Issuer that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holdings” means USPI Holdings, Inc., a Delaware Corporation, formerly known as UNCN Holdings, Inc., a Delaware corporation.

“Indebtedness” means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or

(6) representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).

“Issue Date” means April 19, 2007.

“Issuer” means (1) prior to the consummation of the Transactions, UNCN Acquisition Corp., a Delaware corporation and (2) following the consummation of the Transactions, United Surgical Partners International, Inc., a Delaware corporation.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Make-Whole Cash Pay Notes Redemption Date” has the meaning set forth under “Optional Redemption — Cash Pay Notes.”

“Make-Whole Redemption Date” has the meaning set forth under “Optional Redemption — Toggle Notes.”

“Make-Whole Toggle Notes Redemption Date” has the meaning set forth under “Optional Redemption — Toggle Notes.”

“Management Agreements” means the management, service or similar agreements pursuant to which Parent or any of its Qualified Restricted Subsidiaries manages the assets and businesses of any of its Restricted Subsidiaries.

“Mandatory Principal Redemption” has the meaning set forth under “Principal, Maturity and Interest — Toggle Notes.”

“Mandatory Principal Redemption Amount” has the meaning set forth under “Principal, Maturity and Interest.”

“Minority Interests” means the interests in income of the Issuer’s Restricted Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary, as reflected on the Issuer’s consolidated financial statements.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Issuer, in each case, after taking into account:

(1) any available tax credits or deductions and any tax sharing arrangements;

(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any Restricted Subsidiary after such sale or other disposition thereof;

(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(6) in the event that a Restricted Subsidiary consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than the Issuer or any other Restricted Subsidiary, provided that any net proceeds of an Asset Sale by a Non-Guarantor Subsidiary that are subject to legal or contractual restrictions on repatriation to the Issuer will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions provided, however that any such contractual restrictions on repatriation were not entered into in contemplation of such Asset Sale.

“Non-Guarantor Subsidiaries” means (v) any Unrestricted Subsidiary, (w) any Receivables Subsidiary, (x) any Captive Insurance Subsidiary, (y) any Foreign Subsidiary and (z) any other Subsidiary of the Issuer that does not guarantee the Issuer’s Obligations under the Credit Agreement.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries except as permitted by the definition of “Unrestricted Subsidiary.”

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Partial PIK Interest” has the meaning set forth under “Principal, Maturity and Interest.”

“Permitted Business” means (i) any business engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Holder” means (A) Welsh, Carson, Anderson & Stowe X, L.P., WCAS Capital Partners IV, L.P., and their respective Investment Affiliates and (B) (i) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (A), (ii) each of the directors and executive officers of the Issuer on the Issue Date; (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i) or (ii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (i) through (iii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the Beneficial Owner or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or Holdings (or any other direct or indirect parent company of the Issuer); (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person controlled by any of the Persons described in any of the clauses (i) through (v). For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Permitted Investments” means:

(1) any Investment in the Issuer or in a Qualified Restricted Subsidiary of the Issuer;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Issuer or any Qualified Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Qualified Restricted Subsidiary of the Issuer; or

(b) such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Qualified Restricted Subsidiary of the Issuer;

(c) such Person becomes a Guarantor, provided, however, that such Person’s primary business is a Permitted Business;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(6) any Investments received in compromise, settlement or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments represented by Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

(8) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

(9) Investments in receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(11) obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of Capital Stock of the

Issuer or Capital Stock of Holdings (or any other direct or indirect parent company of the Issuer) so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(12) loans or advances to and guarantees provided for the benefit of employees made in the ordinary course of business of the Issuer or the Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(13) Investments existing as on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Issue Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

(14) repurchases of the notes;

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $50.0 million; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Qualified Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Qualified Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Qualified Restricted Subsidiary (it being understood that if such Person thereafter ceases to be a Qualified Restricted Subsidiary of the Issuer, such Investment will again be deemed to have been made pursuant to this clause (15));

(16) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;

(17) payments to any Captive Insurance Subsidiary in an amount equal to (i) the capital required under the applicable laws or regulations of the jurisdiction in which such Captive Insurance Subsidiary is formed or determined by independent actuaries as prudent and necessary capital to operate such Captive Insurance Subsidiary plus (ii) any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

(18) (A) Investments in joint ventures or Unrestricted Subsidiaries in an amount, taken together with all other Restricted Payments made pursuant to this clause (A) not to exceed 15% of Total Assets outstanding at any time; provided that (i) substantially all of the business activities of any such joint venture consists of owning or operating surgical facilities and (ii) a majority of the Voting Stock of such Person is owned by the Issuer, its Restricted Subsidiaries and/or other Persons that are not Affiliates of the Issuer; and (B) sales of interests in joint ventures to Strategic Investors or contributions of the St. Louis Investments to joint ventures with Strategic Investors; and

(19) Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and performance guarantees in the ordinary course of business.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer or any Guarantor; or

(2) unsecured debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture (including, in the case of Senior Debt under the Credit Facilities, with respect to payment blockage and turnover), and the maturity and weighted average life to maturity of which are at least six months greater than that of the Senior Debt and debt securities issued in exchange for Senior Debt; provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Credit Agreement is treated as part of the same class as the notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Debt of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means:

(1) Liens on assets of the Issuer or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2) Liens in favor of the Issuer or the Guarantors;

(3) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged with or into, consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covering only the assets acquired, constructed or improved with or financed by such Indebtedness;

(7) Liens existing on the Issue Date, plus renewals and extensions of such Liens;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(11) Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens incurred in the ordinary course of business of the Issuer or any Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(14) Liens incurred in connection with a Qualified Receivables Transaction (which, in the case of the Issuer and its Restricted Subsidiaries (other than Receivables Subsidiaries) shall be limited to receivables and related assets referred to in the definition of Qualified Receivables Transaction);

(15) security for the payment of workers’ compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) entered into in the ordinary course of business;

(16) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money) entered into in the ordinary course of business;

(17) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(18) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

(19) Liens securing Hedging Obligations entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

(20) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;

(22) Liens on the assets of Non-Guarantor Subsidiaries securing Indebtedness of the Issuer or the Restricted Subsidiaries that were permitted by the terms of the indenture to be incurred;

(23) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(24) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

“Permitted Payment Restriction” means any consensual encumbrance or restriction (each, a “restriction”) on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Equity Interests to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer or a Restricted Subsidiary or (b) make any loans or advances to the Issuer or a Restricted Subsidiary, which restriction satisfies all of the following conditions: (i) (A) such restriction becomes effective only upon the occurrence of (x) specified events under its charter or (y) a default by such Restricted Subsidiary in the payment of principal of or interest, a bankruptcy default, a default on any financial covenant or any other material default, in each case on Indebtedness that was incurred by such Restricted Subsidiary under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) such restriction is permitted under the U.K. Credit Facility as in effect on the Issue Date (or under clause (20) of the covenant described under “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” with respect to such restriction), and (ii) such restriction would not materially impair the Issuer’s ability to make scheduled payments of cash interest and to make required principal payments on the notes, as determined in good faith by the Board of Directors whose determination shall be conclusive.

“Permitted Payments to Parent” means

(1) payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer to be used by Holdings (or any other direct or indirect parent company of the Issuer) to pay (x) consolidated, combined or similar Federal, state and local taxes payable by Holdings (or such parent company) and directly attributable to (or arising as a result of) the operations of the Issuer and its Subsidiaries and (y) franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings’ (or such parent company’s) corporate or other existence and other taxes; provided that:

(a) the amount of such dividends, distributions or advances paid shall not exceed (x) the amount that would be due with respect to a consolidated, combined or similar Federal, state or local tax return that included the Issuer and its Subsidiaries if the Issuer was a corporation for Federal, state and local tax purposes plus (y) the actual amount of such franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings’ (or such parent company’s) corporate or other existence and other taxes, each as applicable; and

(b) such payments are used by Holdings (or such parent company) for such purposes within 90 days of the receipt of such payments; and

(2) payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Issuer if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business or of the business of Holdings or such other parent company of the Issuer as a direct or indirect holding company for the Issuer or used to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity financing.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);

(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the notes;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred

(a) by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(b) by any Guarantor if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Guarantor; or

(c) by any Non-Guarantor Subsidiary if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Non-Guarantor Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” has the meaning set forth under “Principal, Maturity and Interest — toggle notes.”

“PIK notes” has the meaning set forth under “Principal, Maturity and Interest.”

“PIK payment” has the meaning set forth under “Principal, Maturity and Interest.”

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date, (ii) were actually implemented by the business that was the subject of any such acquisition, merger, consolidation or disposition within 12 months after the date of the acquisition, merger, consolidation or disposition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Proceeds” means any of the following or any combination of the following:

(1) Cash Equivalents;

(2) the Fair Market Value of assets that are used or useful in the Permitted Business; and

(3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Issuer or any of its Restricted Subsidiaries of such Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into the Issuer or any Restricted Subsidiary;

provided that (i) for purposes of clause (3) of the first paragraph under “— Certain Covenants — Restricted Payments,” Qualified Proceeds shall not include Excluded Contributions and (ii) the amount of Qualified Proceeds shall be reduced by the amount of payments made in respect of the applicable transaction which are permitted under clause (8) of the covenant described under “— Certain Covenants — Limitation on Transactions with Affiliates.”

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers, or grants a security interest, to:

(1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries, which transfer may be effected through the Issuer or one or more of its Subsidiaries); and

(2) if applicable, any other Person (in the case of a transfer by a Receivables Subsidiary),

in each case, in any accounts receivable (including health care insurance receivables), instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the “Receivables”) of the Issuer or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets, which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings and asset securitization transactions of such type, together with any related transactions customarily entered into in receivables financings and asset securitizations, including servicing arrangements.

“Qualified Restricted Subsidiary” means any other Restricted Subsidiary of the Issuer that satisfies all of the following requirements:

(1) except for Permitted Payment Restrictions, there are no restrictions, directly or indirectly, on the ability of such Restricted Subsidiary to pay dividends or make distributions to the holders of its Capital Stock;

(2) except to the extent restricted pursuant to a Permitted Payment Restriction, such Restricted Subsidiary customarily declares and pays regular monthly, quarterly or semi-annual dividends or distributions to the holders of its Capital Stock in an amount equal to substantially all of the available cash flow of such Restricted Subsidiary for such period, as determined in good faith by the board of directors, board of governors or such other individuals performing similar functions, subject to such ordinary and customary reserves and other amounts as, in the good faith judgment of such individuals, may be necessary so that the business of such Restricted Subsidiary may be properly and advantageously conducted at all times, and the Issuer intends to cause such Restricted Subsidiary to continue to declare and pay such regular dividends or distributions in the manner set forth above;

(3) the Capital Stock of such Restricted Subsidiary consists solely of (A) Capital Stock owned by the Issuer and its Qualified Restricted Subsidiaries, (B) Capital Stock owned by Strategic Investors and (C) directors’ qualifying shares; and

(4) the primary business of such Restricted Subsidiary is a Permitted Business.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

“Receivables Subsidiary” means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and in businesses related or ancillary thereto and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (A) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(1) is guaranteed by the Issuer or any Subsidiary of the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

(2) is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; or

(3) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of Qualified Receivables Transaction), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; and

(B) with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and (C) with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Replacement Preferred Stock” means any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries (other than intercompany Disqualified Stock); provided that such Replacement Preferred Stock (i) is issued by the Issuer or by the Restricted Subsidiary who is the Issuer of the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged, and (ii) does not have an initial liquidation preference in excess of the liquidation preference plus accrued and unpaid dividends on the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Senior Debt” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Credit Agreement or under any other Credit Facilities (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations and Treasury Management Obligations (and guarantees thereof) owing to a Lender (as defined in the Credit Agreement) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation or Treasury Management Obligation was entered into), provided that such Hedging Obligations and Treasury Management Obligations are permitted to be incurred under the terms of the indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Issuer or the Guarantors;

(2) any intercompany Indebtedness of the Issuer or any of its Subsidiaries to the Issuer or any of its Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities will not cease to be Senior Debt as a result of this clause (4) if the lenders or agents thereunder obtained a representation from the Issuer or any of its Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by the indenture;

(5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code; or

(6) Disqualified Stock.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date. For purposes of determining whether an Event of Default has occurred, if any group of Restricted Subsidiaries as to which a particular event has occurred and is continuing at any time would be, taken as a whole, a “Significant Subsidiary” then such event shall be deemed to have occurred with respect to a Significant Subsidiary.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“St. Louis Investments” means assets relating to (x) those certain ambulatory surgery centers located in St. Louis, Missouri (or Investments in Persons owning such assets) that are owned by the Issuer or a Restricted Subsidiary on the Issue Date or (y) one additional surgery center located in St. Louis, Missouri (or Investments in Persons owning such assets) to be acquired by the Issuer or a Restricted Subsidiary after the Issue Date.

“Strategic Investors” means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners which joint venture partners are actively involved in the day-to-day operations of providing surgical care and surgery-related services, or, in the case of physicians, that have retired therefrom, individuals who are former owners or employees of surgical care facilities purchased by the Issuer, any of its Restricted Subsidiaries, and consulting firms that receive common stock solely as consideration for consulting services performed.

“Subsidiary” means, with respect to any specified Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

“Transactions” means the transactions contemplated by the Agreement and Plan of Merger, including the borrowings under the Credit Agreement, the offering of the notes and the other related transactions described under the heading “The Transactions” in this prospectus.

“Treasury Management Obligations” means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.

“Treasury Rate” has the meaning set forth under “Optional Redemption.”

“U.K. Credit Facility” means that certain Credit Agreement, to be entered on or prior to the Issue Date, by and between certain of the subsidiaries of the Issuer existing in the United Kingdom and The Governor and Company of the Bank of Scotland, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt; provided that this clause (1) shall be deemed to be satisfied for so long as the total amount of Indebtedness of all Unrestricted Subsidiaries that is not Non-Recourse Debt does not exceed, measured as of the date of incurrence thereof, 1% of Total Assets;

(2) except with respect to any Indebtedness permitted by clause (1), is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those permitted under the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates”;

(3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY PROSPECTIVE INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the exchange of the outstanding notes pursuant to the exchange offer and the ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, tax-exempt entities, insurance companies, partnerships or other pass-through entities or investors in such partnerships or entities, U.S. persons whose functional currency is not the U.S. dollar, dealers in securities or currencies, traders in securities, or persons holding the exchange notes as part of a “straddle,” “hedge,” conversion transaction within the meaning of Section 1258 of the Code or other integrated transaction within the meaning of Section 1.1275-6 of the U.S. Treasury regulations. In addition, this discussion is limited to persons that acquire the exchange notes pursuant to the exchange offer. Moreover, except as expressly provided below, this discussion does not address the effect of any other federal tax laws (e.g., estate and gift tax), or any applicable state, local or foreign tax laws. The discussion deals only with notes held as capital assets within the meaning of Section 1221 of the Code (i.e., held for investment purposes).

As used in this section, a “U.S. Holder” means a beneficial owner of an exchange note who or that is:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation (including an entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has elected to continue to be treated as a U.S. person.

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the exchange notes, or that any such position would not be sustained.

If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to the tax consequences of the partnership acquiring, owning and disposing of the exchange notes.

In certain circumstances, we are obligated to pay holders amounts in excess of stated interest or principal on the exchange notes, such as upon a change in control. Under applicable Treasury regulations, the possibility of such excess amounts being paid will not cause the notes to be treated as contingent payment debt instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be “incidental.” Although the matter is not free from doubt, we intend to take the position that these contingencies are remote and/or incidental and, therefore, should not cause the exchange notes to be treated as contingent payment debt instruments. Our determination that these contingencies are remote and/or incidental will be binding on a holder unless it explicitly discloses its contrary position to the IRS in the manner required by applicable U.S. Treasury regulations. Our determination, however, is not binding on the IRS, and if the IRS successfully challenged this determination, it could adversely affect the amount, timing and character of the income that a holder must recognize (including, for example, by treating gain recognized by holders upon a disposition of an exchange note as ordinary interest income). The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING U.S. FEDERAL GIFT AND ESTATE TAX LAWS.

U.S. Holders

Exchange Offer

The exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes, including, without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. References to “notes” apply equally to exchange notes and outstanding notes.

Cash Pay Notes

Payments of Interest on Cash Pay Notes.  Interest on a cash pay note generally will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Market Discount and bond premium.  If a U.S. Holder has purchased outstanding cash pay notes for an amount less than their adjusted issue price, the difference is treated as market discount. Subject to a de minimis exception, gain realized on the maturity, sale, exchange or retirement of a market discount note will be treated as ordinary income to the extent of any accrued market discount not previously recognized (including, in the case of an exchange cash pay note, any market discount accrued on the related outstanding note). A U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method. In that case, a U.S. Holder’s tax basis in such holder’s exchange cash pay notes will increase by such income inclusions. An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by such U.S. Holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS. If a U.S. Holder does not make such an election, in general, all or a portion of such holder’s interest expense on any indebtedness incurred or continued in order to purchase or carry exchange toggle notes may be deferred until the maturity of the exchange cash pay notes or certain earlier dispositions. Unless a U.S. Holder elects to accrue market discount under a constant yield method, any market discount will accrue ratable during the period from the date of acquisition of the related outstanding note to its maturity date.

If a U.S. Holder has purchased outstanding cash pay notes for an amount greater than their face value, such U.S. Holder will have purchased the related exchange cash pay notes with amortizable bond premium. A U.S. Holder generally may elect to amortize that premium from the purchase date to the maturity date of the exchange cash pay notes under a constant yield method. Amortizable premium generally may be deducted against interest income on such exchange cash pay notes and generally may not be deducted against other income. A U.S. Holder’s basis in an exchange cash pay note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by a U.S. Holder during the taxable year of the election and thereafter, and may not be revoked without IRS consent.

The rules governing market discount and amortizable bond premium are complicated and U.S. Holders should consult their tax advisors concerning the application of these rules.

Sale, Exchange, Retirement or Other Taxable Disposition of Cash Pay Notes.  Upon the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed above, or other tax-free transaction), retirement, or other taxable disposition of a cash pay note, a U.S. Holder generally will recognize gain or loss equal to the different between the amount realized upon the sale, exchange, retirement or other disposition (less any amount attributable to any accrued interest, if any, which will be taxable as interest income as discussed above) and the U.S. Holder’s adjusted tax basis of the cash pay note. A U.S. Holder’s adjusted tax basis in an exchange cash pay note will, in general, be the cost of the outstanding cash pay note increased by the amount of market discounts, if any, previously included in income in respect of the note and decreased (but not below zero) by the amount of amortized bond premium previously taken into account in respect of the note. Any gain or loss will be capital gain or loss. Capital gains of noncorporate U.S. Holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Toggle Notes

Treatment of PIK Notes.  Because the toggle notes provide us with the option to pay PIK interest in lieu of paying cash interest in any interest payment period after the initial interest payment and prior to May 1, 2012, we will treat the toggle notes as issued with OID, as described below. The issuance of PIK notes generally is not treated as a payment of interest. Instead, the toggle notes and any PIK notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

Original Issue Discount.  The toggle notes are issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the toggle notes other than “qualified stated interest”) and their “issue price.” A U.S. Holder generally must include OID in gross income in advance of the receipt of cash attributable to that income. The “issue price” of each toggle note is the first price at which a substantial amount of the outstanding toggle notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period after the initial interest payment period and on or prior to May 1, 2012 to make interest payments in PIK interest instead of paying cash, none of the stated interest payments on the toggle notes are qualified stated interest.

If a U.S. Holder is an initial purchaser of an outstanding toggle note, the amount of OID that such U.S. Holder is required to include in income will generally equal the sum of the “daily portions” of OID with respect to the outstanding toggle and related exchange note for each day during the taxable year or portion of the taxable year in which such holder held such toggle note (“accrued OID”). The daily portion is determined by allocating to each day in an “accrual period” the pro rata portion of the OID allocable to that accrual period. The “accrual period” for the toggle note may be of any length and may vary in length over the term of the toggle note, provided that each accrual period is not longer than one year and that each scheduled payment of interest or principal occurs on the first or final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the toggle note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of a toggle note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise that option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest.

The “adjusted issue price” of a toggle note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any cash payments made on such toggle note on or before the first day of the accrual period. We are required to provide information returns stating the amount of OID accrued on exchange toggle notes held of record by persons other than corporations and other holders exempt from information reporting.

If we in fact pay interest in cash of the toggle notes, a U.S. Holder will not be required to adjust its OID inclusions. Each payment made in cash under a toggle note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. A U.S. Holder generally will not be required to include separately in income cash payments received on the toggle notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

If, for an interest payment period, we exercise our option to pay interest in the form of PIK interest, a U.S. Holder’s OID calculation for future periods will be adjusted by treating the toggle note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the last date of such interest payment period, and re-calculating the yield to maturity of the reissued note by treating the amount of such PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date on such note.

If a U.S. Holder purchased outstanding toggle notes after the initial offering for any amount that is in excess of the adjusted issue price on such notes as of the purchase date, but less than or equal to the face value of such notes, a U.S. Holder will have purchased the related exchange notes at an acquisition premium. In that case, the amount of OID which a U.S. Holder must include in such holder’s income for any taxable year (or portion thereof) may be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Market Discount and Bond Premium.  If a U.S. Holder has purchased outstanding toggle notes for an amount less than their adjusted issue price, the difference is treated as market discount. Subject to a de minimis exception, gain realized on the maturity, sale, exchange or retirement of a market discount note will be treated as ordinary income to the extent of any accrued market discount not previously recognized (including, in the case of an exchange toggle note, any market discount accrued on the related outstanding note). A U.S. Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method. In that case, a U.S. Holder’s tax basis in such holder’s exchange notes will increase by such income inclusions. An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by such U.S. Holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS. If a U.S. Holder does not make such an election, in general, all or a portion of such holder’s interest expense on any indebtedness incurred or continued in order to purchase or carry exchange toggle notes may be deferred until the maturity of the exchange toggle notes or certain earlier dispositions. Unless a U.S. Holder elects to accrue market discount under a constant yield method, any market discount will accrue ratable during the period from the date of acquisition of the related outstanding note to its maturity date.

If a U.S. Holder has purchased outstanding toggle notes for an amount greater than their face value, such U.S. Holder will have purchased the related exchange toggle notes with amortizable bond premium. A U.S. Holder generally may elect to amortize that premium from the purchase date to the maturity date of the exchange toggle notes under a constant yield method. Amortizable premium generally may be deducted against interest income on such exchange toggle notes and generally may not be deducted against other income. A U.S. Holder’s basis in an exchange toggle note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by a U.S. Holder during the taxable year of the election and thereafter, and may not be revoked without IRS consent.

The rules governing market discount and amortizable bond premium are complicated and U.S. Holders should consult their tax advisors concerning the application of these rules.

Sale, Exchange, Retirement or Other Taxable Disposition of the Toggle Notes

Subject to the discussion below regarding the Mandatory Principal Redemption, upon the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed above, or a tax-free transaction), redemption, retirement or other taxable disposition of a toggle note (or a PIK note), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the toggle note (or the PIK note). A U.S. Holder’s adjusted tax basis in an exchange toggle note generally will be the U.S. Holder’s cost of the outstanding toggle note, increased by OID previously included in income and the amount of market discount if any, previously included in income in respect of the note and decreased (but not below zero) by any cash payments previously received by such holder on the toggle note and the amount of amortized bond premium previously taken into account in respect of the note. Any gain or loss will be capital gain or loss except as described under “Market Discount and Bond Premium” above. Capital gains of noncorporate U.S. Holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Although not free from doubt, a U.S. Holder’s adjusted tax basis in the toggle note should be allocated between the original toggle note and any PIK notes received in respect of PIK interest thereon in proportion to their relative principal amounts. Your holding period in any PIK note received in respect of PIK interest would likely be identical to your holding period for the original toggle note with respect to which the PIK note was received.

Payments received by a U.S. Holder upon the Mandatory Principal Redemption of a portion of a toggle note will be treated as tax free payments of a portion of the then accrued OID with respect to such toggle note in its entirety.

Information Reporting and Backup Withholding

Interest and principal on, and proceeds received from the sale (including redemption or retirement) of an exchange note generally will be reported to the IRS and U.S. Holders, other than certain exempt recipients, such as corporations, on IRS Form 1099. A U.S. Holder may be subject to a backup withholding tax (at a rate of 28% until Dec. 31, 2010 and 31% thereafter) upon the receipt of interest (including OID) and principal payments on the exchange notes or upon the receipt of proceeds upon the sale or other disposition of such exchange notes. Certain holders (including, among others, corporations and certain tax exempt organizations) generally are not subject to backup withholding. A U.S. Holder will be subject to the backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number (“TIN”) which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide required information to the IRS.

Non-U.S. Holders

Definition of Non-U.S. Holders

A non-U.S. Holder is a beneficial owner of the notes that is an individual, corporation, trust or estate and is not a U.S. Holder.

Interest Payments

Subject to the discussion below concerning income effectively connected with a U.S. trade or business and backup withholding, payments of interest (which for purposes of this discussion includes OID) on the exchange notes to a non-U.S. Holder will not be subject to U.S. federal withholding tax provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•	such holder is not a controlled foreign corporation (as defined in the Code) that is related to us, directly or indirectly, through stock ownership;

•	such holder is not a bank receiving interest on an exchange note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “U.S. person” within the meaning of the Code and provides its name and address (generally on IRS Form W-8BEN or applicable successor form), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it has received from the non-U.S. Holder a statement, under penalties of perjury, that such holder is not a “U.S. person” and provides us or our paying agent with a copy of such statement or (3) the non-U.S. Holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

If the above conditions are not met, the 30% withholding tax will apply unless a non-U.S. Holder is entitled to a reduction in, or exemption from such tax under a tax treaty between the United States and the non-U.S. Holder’s country of residence and certain other conditions are met. To claim a reduction or exemption under a tax treaty, a non-U.S. Holder generally must complete IRS Form W-8BEN and claim the reduction or exemption on the form. In some cases, a non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary or a qualified intermediary may have some or all of the necessary evidence in its files.

The certification requirements described above may require a non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. TIN.

Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. Holders.

Sale or Other Taxable Disposition of Exchange Notes

Subject to the discussion below concerning income effectively connected with a U.S. trade or business and backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of an exchange note unless such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

U.S. Trade or Business

If interest (including OID) or gain from a disposition (including redemption or retirement) of the exchange notes is effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business, and if an income tax treaty applies, the non-U.S. holder maintains a U.S. “permanent establishment” to which the interest (including OID) or gain is generally attributable, the non-U.S. Holder may be subject to U.S. federal income tax on the interest (including OID) or gain on a net basis generally in the same manner as if it were a U.S. Holder. If interest income (including OID) received with respect to the exchange notes is taxable on a net basis, the withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of an exchange note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments (or such lower rate provided by an applicable tax treaty if the holder establishes that it qualifies to receive the benefits of such treaty).

Backup Withholding and Information Reporting

Backup withholding will not apply to interest payments (including OID) made by us or our paying agents, in their capacities as such, to a non-U.S. Holder of an exchange note if the holder has provided the required certification that it is not a U.S. person as described above. However, certain information reporting may still apply with respect to interest payments (including OID) even if certification is provided. Payments of the proceeds from a disposition (including a redemption or retirement) by a non-U.S. Holder of an exchange note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more whose gross income is effectively connected with a U.S trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition by a non-U.S. Holder of an exchange note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the holder or beneficial owner has provided the required certification that it is not a U.S. person as described above.

Non-U.S. Holders should consult their own tax advisors regarding the application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations. In this regard, the current U.S. Treasury regulations provide that a certification may not be relied upon if we or our agent (or other payor) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from payments to a non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The initial purchasers of the outstanding notes have advised us that following completion of the exchange offer they intend to make a market in the exchange notes to be issued in the exchange offer; however, the initial purchasers are under no obligation to do so and any market activities with respect to the exchange notes may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the exchange notes and guarantees offered hereby and the enforceability of the obligations of USPI and its subsidiary guarantors under the exchange notes and the guarantees, will be passed upon for us by Ropes & Gray LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of United Surgical Partners International, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006 have been included herein in this prospectus and Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

Prior to the consummation of the Transactions, United Surgical Partners International, Inc. filed annual, quarterly and current reports and other information with the SEC. After effectiveness of the registration statement of which this prospectus is part, we will again file such reports and information with the SEC. Our filings with the SEC are also available to the public from the SEC’s website at http://www.sec.gov. These reports do not constitute a part of this prospectus, and we are not incorporating by reference any of the reports we file with the SEC or send to our stockholders. The public may read and copy any reports or other information that we file with the SEC in the SEC’s public reference room at 100 F Street, N.E.,

Washington, D.C. 20549. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330.

In addition, pursuant to the indenture governing the notes, we have agreed that, subject to certain exceptions described therein, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the trustee under the indenture governing the notes and to Cede & Co., the nominee of DTC and the holders of notes, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes our consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by our independent registered public accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. We may satisfy our obligation to furnish such information to the trustee and Cede & Co. at any time by filing such information with the SEC. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to any beneficial owner of notes or to any prospective purchaser of notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

This prospectus contains summaries of certain agreements that we have entered into in connection with the Transactions, such as the indenture and the registration rights agreement for the notes, our new senior secured credit facility and the agreements described under “Certain Relationships and Related Transactions.” The descriptions of these agreements contained in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written request to us at our address set forth under “Summary — Corporate Information.”

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
United Surgical Partners International, Inc.:

We have audited the accompanying consolidated balance sheets of United Surgical Partners International, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Surgical Partners International, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, United Surgical Partners International, Inc. adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share Based Payment.

KPMG LLP

Dallas, Texas
February 28, 2007

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
	(In thousands, except per share amounts)

ASSETS
Cash and cash equivalents	$31,740	$130,440
Patient receivables, net of allowance for doubtful accounts of $9,955 and $6,656, respectively	58,525	44,501
Other receivables (Note 4)	16,973	10,253
Inventories of supplies	9,108	7,819
Deferred tax asset, net	14,238	11,654
Prepaids and other current assets	13,264	8,443

Total current assets	143,848	213,110
Property and equipment, net (Note 5)	299,829	259,016
Investments in affiliates (Note 3)	158,499	100,500
Goodwill and intangible assets, net (Note 6)	621,264	422,556
Other assets (Note 2)	8,416	33,659

Total assets	$1,231,856	$1,028,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$24,436	$19,095
Accrued salaries and benefits	26,145	19,572
Due to affiliates	76,398	34,997
Accrued interest	1,742	1,506
Current portion of long term debt (Note 7)	26,373	15,922
Other accrued expenses	30,588	31,072

Total current liabilities	185,682	122,164

Long term debt, less current portion (Note 7)	320,957	270,564
Other long term liabilities	10,857	4,474
Deferred tax liability, net	42,256	36,591

Total liabilities	559,752	433,793
Minority interests (Note 3)	72,830	63,998
Commitments and contingencies (Notes 8 and 15)
Stockholders’ equity (Notes 9 and 12)
Common stock, $0.01 par value; 200,000 shares authorized; 44,714 and 44,320 shares issued at December 31, 2006 and 2005, respectively	447	443
Additional paid in capital	382,327	375,656
Treasury stock, at cost, 4 and 37 shares at December 31, 2006 and 2005, respectively	(109)	(831)
Deferred compensation	—	(14,128)
Accumulated other comprehensive income, net of tax	16,349	3,896
Retained earnings	200,260	166,014

Total stockholders’ equity	599,274	531,050

Total liabilities and stockholders’ equity	$1,231,856	$1,028,841

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Income

	Years Ended December 31,
	2006	2005	2004
	(In thousands, except per share amounts)

Revenues:
Net patient service revenue	$518,788	$432,727	$344,727
Management and contract service revenue	52,236	35,904	37,642
Other revenue	7,801	970	817

Total revenues	578,825	469,601	383,186
Equity in earnings of unconsolidated affiliates	31,568	23,998	18,626
Operating expenses:
Salaries, benefits, and other employee costs	160,979	119,525	97,927
Medical services and supplies	104,382	83,652	62,977
Other operating expenses	99,623	84,762	71,435
General and administrative expenses	40,950	30,275	27,493
Provision for doubtful accounts	10,100	9,355	7,933
Depreciation and amortization	35,300	30,980	26,761

Total operating expenses	451,334	358,549	294,526

Operating income	159,059	135,050	107,286
Interest income	4,069	4,455	1,591
Interest expense	(32,716)	(27,471)	(26,430)
Loss on early retirement of debt (Note 7)	(14,880)	—	(1,635)
Other	1,778	533	247

Total other expense, net	(41,749)	(22,483)	(26,227)
Income before minority interests	117,310	112,567	81,059
Minority interests in income of consolidated subsidiaries	(54,452)	(38,521)	(30,344)

Income from continuing operations before income taxes	62,858	74,046	50,715
Income tax expense	(22,773)	(26,430)	(17,986)

Income from continuing operations	40,085	47,616	32,729
Discontinued operations, net of tax (Note 2):
Income (loss) from discontinued operations	(96)	(477)	3,108
Net gain (loss) on disposal of discontinued operations	(5,743)	155	50,338

Total earnings (loss) from discontinued operations	(5,839)	(322)	53,446

Net income	$34,246	$47,294	$86,175

Net income (loss) per share:
Basic:
Continuing operations	$0.92	$1.11	$0.78
Discontinued operations	(0.14)	(0.01)	1.28

Total	$0.78	$1.10	$2.06

Diluted:
Continuing operations	$0.88	$1.06	$0.74
Discontinued operations	(0.13)	(0.01)	1.22

Total	$0.75	$1.05	$1.96

Weighted average number of common shares
Basic	43,723	42,994	41,913
Diluted	45,466	44,977	43,948

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

	Years Ended December 31,
	2006	2005	2004
	(In thousands)

Net income	$34,246	$47,294	$86,175
Other comprehensive income (loss):
Foreign currency translation adjustments	13,104	(9,975)	2,515
Minimum pension liability adjustment, net of tax	(434)	(549)	(235)
Net unrealized gains on securities, net of tax	—	—	70
Reclassifications due to sale of Spanish operations:
Foreign currency translation adjustments	—	—	(20,563)
Net unrealized losses on securities, net of tax	—	—	(219)

Other comprehensive income (loss)	12,670	(10,524)	(18,432)

Comprehensive income	$46,916	$36,770	$67,743

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity
For the years ended December 31, 2006, 2005 and 2004

						Receivables	Accumulated
	Common Stock		Additional			from Sales	Other
	Outstanding		Paid in	Treasury	Deferred	of Common	Comprehensive	Retained
	Shares	Par Value	Capital	Stock	Compensation	Stock	Income (Loss)	Earnings	Total
	(In thousands)

Balance, December 31, 2003	41,479	$415	$330,381	$(986)	$(4,548)	$(1)	$32,852	$32,542	$390,655
Issuance of common stock and exercise of stock options	1,508	15	18,674	1,077	(5,113)	1	—	3	14,657
Repurchases of common stock	(18)	—	(7)	(411)	—	—	—	—	(418)
Amortization of deferred compensation	—	—	—	—	1,972	—	—	—	1,972
Net income	—	—	—	—	—	—	—	86,175	86,175
Foreign currency translation adjustments	—	—	—	—	—	—	2,515	—	2,515
Unrealized gains on securities	—	—	—	—	—	—	70	—	70
Minimum pension liability adjustment, net of tax	—	—	—	—	—	—	(235)	—	(235)
Reclassifications due to sale of Spanish operations	—	—	—	—	—	—	(20,782)	—	(20,782)

Balance, December 31, 2004	42,969	430	349,048	(320)	(7,689)	—	14,420	118,720	474,609
Issuance of common stock and exercise of stock options	1,346	13	26,608	363	(10,454)	—	—	—	16,530
Repurchases of common stock	(32)	—	—	(874)	—	—	—	—	(874)
Amortization of deferred compensation	—	—	—	—	4,015	—	—	—	4,015
Net income	—	—	—	—	—	—	—	47,294	47,294
Foreign currency translation adjustments	—	—	—	—	—	—	(9,975)	—	(9,975)
Minimum pension liability adjustment, net of tax	—	—	—	—	—	—	(549)	—	(549)

Balance, December 31, 2005	44,283	443	375,656	(831)	(14,128)	—	3,896	166,014	531,050
Reclassification of deferred compensation upon adoption of SFAS 123R	—	—	(14,128)	—	14,128	—	—	—	—
Issuance of common stock and exercise of stock options	480	4	8,825	2,394	—	—	—	—	11,223
Repurchases of common stock	(53)	—	—	(1,672)	—	—	—	—	(1,672)
Equity based compensation expense	—	—	11,974	—	—	—	—	—	11,974
Net income	—	—	—	—	—	—	—	34,246	34,246
Foreign currency translation adjustments	—	—	—	—	—	—	13,104	—	13,104
Minimum pension liability adjustment, net of tax	—	—	—	—	—	—	(434)	—	(434)

Adjustment to initially apply SFAS 158, net of tax (Note 15)	—	—	—	—	—	—	(217)	—	(217)
Balance, December 31, 2006	44,710	$447	$382,327	$(109)	$—	$—	$16,349	$200,260	$599,274

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2006	2005	2004
	(In thousands)

Cash flows from operating activities:
Net income	$34,246	$47,294	$86,175
Adjustments to reconcile net income to net cash provided by operating activities:
(Earnings) loss from discontinued operations	5,839	322	(53,446)
Provision for doubtful accounts	10,100	9,355	7,933
Depreciation and amortization	35,300	30,980	26,761
Amortization of debt issue costs and discount	912	770	1,766
Deferred income taxes	6,294	2,041	4,619
Loss on early retirement of debt	14,880	—	1,635
Equity in earnings of unconsolidated affiliates, net of distributions received	(4,104)	(3,958)	(3,248)
Minority interests in income of consolidated subsidiaries, net of distributions paid	272	1,222	4,916
Equity based compensation	11,974	4,514	3,299
Increases (decreases) in cash from changes in operating assets and liabilities, net of effects from purchases of new businesses:
Patient receivables	(14,132)	(10,165)	(13,508)
Other receivables	(3,744)	8,504	(1,188)
Inventories of supplies, prepaids and other assets	(2,522)	(646)	(2,225)
Accounts payable and other current liabilities	5,673	10,744	15,166
Other long term liabilities	1,516	6,165	2,443

Net cash provided by operating activities	102,504	107,142	81,098

Cash flows from investing activities:
Purchases of new businesses and equity interests, net of cash received	(280,913)	(60,491)	(131,123)
Proceeds from sales of businesses and equity interests	28,335	—	141,132
Purchases of property and equipment	(31,302)	(30,771)	(23,676)
Returns of capital from unconsolidated affiliates	1,670	201	9
(Increase) decrease in deposits and notes receivable	59	(11,117)	(5,517)

Net cash used in investing activities	(282,151)	(102,178)	(19,175)

Cash flows from financing activities:
Proceeds from long term debt	306,076	17,114	18,341
Payments on long term debt	(275,426)	(18,101)	(25,945)
Proceeds from issuance of common stock and related income tax benefit	10,377	10,954	9,598
Increase in cash held on behalf of unconsolidated affiliates	41,161	23,541	—
Returns of capital to minority interest holders	(1,123)	(1,389)	(536)

Net cash provided by financing activities	81,065	32,119	1,458

Cash flows of discontinued operations:
Operating cash flows	157	763	4,173
Investing cash flows	5	(255)	(9,664)
Financing cash flows	(173)	(541)	6,802
Effect of exchange rate changes	—	—	(2)

Net cash provided by (used in) discontinued operations	(11)	(33)	1,309

Effect of exchange rate changes on cash	(107)	(77)	258

Net increase (decrease) in cash and cash equivalents	(98,700)	36,973	64,948
Cash and cash equivalents at beginning of year	130,440	93,467	28,519

Cash and cash equivalents at end of year	$31,740	$130,440	$93,467

Supplemental information:
Interest paid, net of amounts capitalized	$25,105	$27,822	$25,050
Income taxes paid	17,799	17,553	30,927
Non cash transactions:
Issuance of common stock to employees	$30,455	$10,609	$5,250
Assets acquired under capital lease obligations	5,277	4,086	27,691
Note receivable for remaining proceeds of sale of Spanish operations	—	—	18,035

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

United Surgical Partners International, Inc., a Delaware Corporation, and subsidiaries (USPI or the Company) was formed in February 1998 for the primary purpose of ownership and operation of surgery centers, private surgical hospitals and related businesses in the United States and Europe. At December 31, 2006 the Company, headquartered in Dallas, Texas, operated 141 short-stay surgical facilities. Of these 141 facilities, the Company consolidates the results of 60 and accounts for 80 under the equity method and holds no ownership in the remaining facility, which is operated by the Company under a management agreement. The Company operates in two countries, with 138 of its 141 facilities located in the United States of America; the remaining three facilities are located in the United Kingdom. Most of the Company’s U.S. facilities are jointly owned with local physicians and a not-for-profit healthcare system that has other healthcare businesses in the region. At December 31, 2006, the Company had agreements with not-for-profit healthcare systems providing for joint ownership of 78 of the Company’s 138 U.S. facilities and also providing a framework for the planning and construction of additional facilities in the future. All of the Company’s U.S. facilities include physician owners.

Global Healthcare Partners Limited (Global), a USPI subsidiary incorporated in England, manages and wholly owns three private surgical hospitals in the greater London area.

During September 2004, the Company completed the sale of its Spanish operations (Note 2). At the time of the sale, the Company managed and owned a majority interest in eight private surgical hospitals and one ambulatory surgery center in Spain.

The Company is subject to changes in government legislation that could impact Medicare, Medicaid and foreign government reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

The Company maintains its books and records on the accrual basis of accounting, and the consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

(b)	Stock Split

On June 16, 2005, the Company announced that its board of directors had approved a three-for-two split of the Company’s common stock. The stock split was effected in the form of a stock dividend of 0.5 additional shares for each shared owned by stockholders of record on June 30, 2005 and each share held in treasury as of the record date. The additional shares were distributed to the stockholders on July 15, 2005. Share amounts and earnings per share amounts have been restated for all applicable periods presented in the accompanying consolidated financial statements and related footnotes.

(c)	Translation of Foreign Currencies

The financial statements of foreign subsidiaries are measured in local currency and then translated into U.S. dollars. All assets and liabilities have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from changes in exchange rates are accumulated in a separate component of stockholders’ equity.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(d)	Principles of Consolidation

The consolidated financial statements include the financial statements of USPI and its wholly owned and majority owned subsidiaries. In addition, the Company consolidates the accounts of certain investees of which it does not own a majority ownership interest because the Company maintains effective control over the investees’ assets and operations. The Company also considers FASB Interpretation No. 46, Consolidation of Variable Interest Entities (as amended) (FIN 46R) to determine if it is the primary beneficiary of (and therefore should consolidate) any entity whose operations it does not control. At December 31, 2006, the Company did not consolidate any entities based on the provisions of FIN 46R. All significant intercompany balances and transactions have been eliminated in consolidation.

(e)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(f)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents at times may exceed the FDIC limits. The Company believes no significant concentration of credit risk exists with respect to these cash investments.

(g)	Inventories of Supplies

Inventories of supplies are stated at cost, which approximates market, and are expensed as used.

(h)	Property and Equipment

Property and equipment are stated at cost or, when acquired as part of a business combination, fair value at date of acquisition. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred; significant renewals and betterments are capitalized. Assets held under capital leases are classified as property and equipment and amortized using the straight-line method over the shorter of the useful lives or lease terms, and the related obligations are recorded as debt. Amortization of assets under capital leases and of leasehold improvements is included in depreciation expense. The Company records operating lease expense on a straight-line basis unless another systematic and rational allocation is more representative of the time pattern in which the leased property is physically employed. The Company amortizes leasehold improvements, including amounts funded by landlord incentives or allowances, for which the related deferred rent is amortized as a reduction of lease expense, over the shorter of their economic lives or the lease term.

(i)	Intangible Assets

Intangible assets consist of costs in excess of net assets acquired (goodwill), costs associated with the purchase of management and other contract service rights, and other intangibles, which consist primarily of debt issue costs. Most of the Company’s intangible assets have indefinite lives. Accordingly, these assets,

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

along with goodwill, are not amortized but are instead tested for impairment annually, or more frequently if changing circumstances warrant. Goodwill is tested for impairment at the reporting unit level, which corresponds to the Company’s operating segments, or countries. The Company amortizes intangible assets with definite useful lives over their respective useful lives to their estimated residual values and reviews them for impairment in the same manner as long-lived assets, discussed below.

(j)	Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset, or related groups of assets, may not be fully recoverable from estimated future cash flows. In the event of impairment, measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

(k)	Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, short-term investments, patient receivables, current portion of long-term debt and accounts payable approximate fair value because of the short maturity of these instruments. The carrying amounts of variable rate long-term debt approximate fair value.

(l)	Revenue Recognition

Revenue consists primarily of net patient service revenues, which are based on the facilities’ established billing rates less allowances and discounts, principally for patients covered under contractual programs with private insurance companies. The Company derives approximately 73% of its net patient service revenues from private insurance payers, approximately 11% from governmental payors and approximately 16% from self-pay and other payors.

With respect to management and contract service revenues, amounts are recognized as services are provided. The Company is party to agreements with certain surgical facilities, hospitals and physician practices to provide management services. As compensation for these services each month, the Company charges the managed entities management fees which are either fixed in amount or represent a fixed percentage of each entity’s earnings, typically defined as net revenue less a provision for doubtful accounts or operating income. In many cases the Company also holds equity ownership in these entities (Note 10). Amounts charged to consolidated facilities eliminate in consolidation. Contract service revenues arising from an endoscopy services business the Company acquired as part of the Surgis acquisition in 2006 (Note 3) are recognized at rates defined in renewable multi-year service agreements, based on the volume of services provided each month.

(m)	Concentration of Credit Risk

Concentration of credit risk with respect to patient receivables is limited due to the large number of customers comprising the Company’s customer base and their breakdown among geographical locations in which the Company operates. The Company provides for bad debts principally based upon the aging of accounts receivable and uses specific identification to write off amounts against its allowance for doubtful accounts. The Company believes the allowance for doubtful accounts adequately provides for estimated losses as of December 31, 2006 and 2005. The Company has a risk of incurring losses if such allowances are not adequate.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(n)	Investments and Equity in Earnings of Unconsolidated Affiliates

Investments in unconsolidated companies in which the Company exerts significant influence and owns between 20% and 50% of the investees are accounted for using the equity method. Additionally, investments in unconsolidated companies in which the Company owns less than 20% of an investee but exerts significant influence through board of director representation and, in many cases, an agreement to manage the investee are also accounted for using the equity method. Investments in unconsolidated companies in which the Company owns a majority interest, but does not control due to the substantive participating rights of the minority owners, are also accounted for under the equity method. All investments in companies in which the Company does not exert significant influence, generally indicated by ownership less than 20% and the absence of board representation and a management agreement, are carried at cost.

These investments are included as Investments in affiliates in the accompanying consolidated balance sheets. The carrying amounts of these investments are greater than the Company’s equity in the underlying net assets of many of these companies due in part to goodwill, which is not subject to amortization. This goodwill is evaluated for impairment in accordance with Accounting Principles Board (APB) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the companies and records reductions in carrying values when necessary.

Equity in earnings of unconsolidated affiliates consists of the Company’s share of the profits or losses generated from its noncontrolling equity investments in 80 surgical facilities. Because these operations are central to the Company’s business strategy, equity in earnings of unconsolidated affiliates is classified as a component of operating income in the accompanying consolidated statements of income. The Company has contracts to manage these facilities, which results in the Company having an active role in the operations of these facilities and devoting a significant portion of its corporate resources to the fulfillment of these management responsibilities.

(o)	Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets may not be realized.

(p)	Equity Based Compensation

As further disclosed in Note 12, effective January 1, 2006, the Company adopted, using the modified prospective method, Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share Based Payment, (SFAS 123R). Under SFAS 123R, the fair value of equity based compensation, such as stock options and other stock based awards to employees and directors, is measured at the date of grant and recognized as expense over the employee’s requisite service period. For periods prior to January 1, 2006, the Company accounted for such awards under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123R supersedes APB 25.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company provides equity based compensation to its employees and directors through a combination of stock options, share awards, the Employee Stock Purchase Plan (ESPP), and the Deferred Compensation Plan. While share awards were included in expense prior to 2006, the Company’s stock options and ESPP share issuances were generally not expensed under APB 25 but are included in expense beginning January 1, 2006. Had the Company determined compensation cost based on the fair value at the date of grant for its equity awards in the prior year periods, the Company’s net income and earnings per share would have been the pro forma amounts indicated below (in thousands, except per share amounts):

	Years Ended December 31,
	2005	2004

Net income:
As reported	$47,294	$86,175
Add: Total stock based employee compensation expense included in reported net income, net of taxes	2,934	2,145
Less: Total stock based employee compensation expense determined under fair value based method for all awards, net of taxes	(6,015)	(6,072)

Pro forma	$44,213	$82,248

Basic earnings per share
As reported	$1.10	$2.06
Pro forma	1.03	1.96
Diluted earnings per share
As reported	$1.05	$1.96
Pro forma	0.98	1.87

The fair market values for grants made during the two-year period in the table above were estimated at the date of grant using the Black Scholes valuation model with the following assumptions: risk-free interest rates ranging from 2.1% to 4.3%, expected dividend yield of zero, expected volatility of the market price of the Company’s common stock ranging from 30% to 40%, and expected lives of six months for shares issued under the employee stock purchase plan and ranging from three to five years for stock options. Total stock based employee compensation expense included in net income, as reported, primarily consisted of expense under the Company’s Deferred Compensation Plan and grants of restricted stock to employees.

In 2006, the Company’s net income and operating income margin were impacted adversely by the adoption of SFAS 123R, which decreased its net income by approximately $2.2 million. Additionally, as a result of adopting SFAS 123R, the Company’s 2006 cash flows from operations were adversely impacted by approximately $3.0 million, as SFAS 123R now requires a portion of the tax benefit related to exercises and dispositions of the Company’s equity awards be classified within financing activities rather than operating activities.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123R and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(q)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(2)	Discontinued Operations and Other Dispositions

In March 2006, the Company sold its equity interest in a surgery center in Lyndhurst, Ohio, for $0.4 million in cash, which is comprised of the $0.5 million sales price net of the surgery center’s closing cash balance of $0.1 million, and recorded a loss of approximately $5.7 million (net of tax) on the sale. In accordance with the requirements of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company has reclassified its historical results of operations to remove the operations of this facility from the Company’s revenues and expenses on the accompanying income statements, collapsing the net income related to this facility’s operations into a single line, “income (loss) from discontinued operations, net of tax.” The Company’s total loss from discontinued operations also includes the loss on the sale.

In July 2006, the Company sold a controlling interest in a facility it operates in Fort Worth, Texas, to a not-for-profit healthcare system for $4.8 million in cash (Note 10). While the Company’s continuing involvement as an equity method investor and manager of the Fort Worth facility precludes classification of this transaction as discontinued operations, the taxable gain (deferred for financial reporting purposes) on this transaction allowed the Company to recognize, during the third quarter of 2006, an additional $0.7 million of tax benefit related to the loss on the Lyndhurst sale, which is reflected in “gain (loss) on sale of discontinued operations.” The realization of the remaining $0.8 million tax benefit arising from the Lyndhurst sale will be recognized within discontinued operations in future periods if the Company believes it is more likely than not of being realized, such determination being primarily driven by the occurrence or expectation of additional sales of equity interests generating a taxable gain.

Additionally in August 2006, the Company sold its interest in one of the facilities acquired as part of the Surgis transaction for $1.3 million. A similar sale was completed with respect to another Surgis facility in October 2006, resulting in cash proceeds of $2.0 million. As the Company accounted for the two facilities under the equity method, the disposal of these facilities does not qualify for classification as discontinued operations. These entities had generated less than $0.01 per share of net income since the Company acquired them in April 2006, which is reflected within continuing operations. The sales were transacted at amounts approximating the carrying value of the assets, which had been recorded at fair value as part of the Company’s acquisition of Surgis. Accordingly, no gain or loss was recorded on the sales.

In September 2004, the Company sold its Spanish operations. The Company has no continuing involvement and thus reports its Spanish operations as discontinued operations for all years presented. As part of the sale, the Company indemnified the buyers against tax and other contingencies, as discussed more fully in Note 15. Of the sales proceeds, approximately €16.0 million was deferred. In September 2004, the Company entered into a forward contract with a currency broker for the purpose of hedging the €16.0 million deferred portion of the sales price. This contract locked in the receipt of $19.8 million at the end of the deferral period and was settled in December 2006. During 2005, the Company recorded earnings of $0.2 million related to its discontinued Spanish operations, primarily as a result of finalizing the calculation of the tax liability arising from the sale.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes certain amounts related to the Company’s discontinued operations for the periods presented (in thousands, except per share amounts):

	Years Ended December 31,
	2006	2005	2004

Revenues	$1,117	$5,140	$105,422

Earnings (loss) from discontinued operations before income taxes	$(148)	$(734)	$5,676
Income tax benefit (expense)	52	257	(2,568)

Earnings (loss) from discontinued operations	$(96)	$(477)	$3,108

Gain (loss) on sale of discontinued operations before income taxes	$(7,396)	$(80)	$72,486
Income tax benefit (expense)	1,653	235	(22,148)

Net gain (loss) on sale of discontinued operations	$(5,743)	$155	$50,338

Earnings (loss) per diluted share:
Earnings (loss) from discontinued operations	$—	$(0.01)	$0.07
Gain (loss) on sale of discontinued operations	(0.13)	—	1.15

Total	$(0.13)	$(0.01)	$1.22

(3)	Acquisitions and Equity Method Investments

Effective January 1, 2006, the Company acquired controlling interests in five ambulatory surgery centers in the St. Louis, Missouri area for approximately $50.6 million in cash, of which $8.3 million was paid in December 2005. Additionally, on August 1, 2006, the Company acquired controlling interests in three additional ambulatory surgery centers in the St. Louis, Missouri area for approximately $16.6 million in cash.

Effective April 19, 2006, the Company completed the acquisition of 100% of the equity interests in Surgis, Inc., a privately-held, Nashville based owner and operator of surgery centers. The results of Surgis are included in the Company’s results beginning on April 19, 2006. The Company paid cash totaling $193.1 million, which is net of $5.9 million cash acquired, and additionally assumed $15.6 million of debt and other liabilities owed by subsidiaries of Surgis. The Company funded the purchase through a combination of $112.0 million of cash on hand and $87.0 million of borrowings under the Company’s new revolving credit agreement (Note 7). Surgis operated 24 ambulatory surgery centers and had seven additional facilities under development, of which three were under construction. Of the 24 operational facilities, the Company sold its interests in two facilities. Two of the three facilities under construction opened in 2006. The third facility opened in January 2007.

The Company has preliminarily allocated the purchase price based on estimates of the fair values of the tangible and intangible assets acquired and liabilities assumed. The Company expects to finalize these

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

estimates by April 19, 2007. The following is a summary of the assets acquired and liabilities assumed in the acquisition of Surgis:

(In thousands)

Cash	$5,894
Patient receivables, net	4,766
Property and equipment, net	14,453
Investments in affiliates	32,252
Management contract intangibles	26,068
Other service contract intangibles	7,257
Goodwill	117,562
Other assets	9,689

Total assets acquired	217,941
Long term debt	(9,083)
Other liabilities	(6,516)

Total liabilities assumed	(15,599)

Minority interests	(3,342)

Net assets acquired	$199,000

The goodwill was allocated to the Company’s United States reporting unit and the Company currently estimates that approximately $54.0 million of the goodwill is expected to be deductible for tax purposes. Indefinite lived intangibles of $26.1 million relate to long-term management contracts and are not subject to amortization. Other service contract intangibles are being amortized over their estimated life of 12 years.

Effective July 1, 2006, the Company paid $3.8 million in cash in June 2006 to acquire a surgery center and related real estate in Corpus Christi, Texas.

On September 1, 2006, the Company acquired a controlling interest in an ambulatory surgery center in Rockwall, Texas for approximately $10.9 million in cash.

The terms of certain of the Company’s acquisition agreements provide for additional consideration to be paid to or received from the sellers based on certain financial targets or objectives being met for the acquired facilities or based upon the resolution of certain contingencies. Such additional consideration, which amounted to net payments by the Company of approximately $3.1 million, $3.6 million, and $1.0 million during 2006, 2005, and 2004, respectively, is recorded as an increase or decrease to goodwill at the time the targets or objectives are met or the contingencies are resolved. The Company’s management currently estimates the additional potential consideration that may be paid in future years to be $0.8 million, which is based on contingencies that have been resolved and accordingly is included in other accrued expenses as of December 31, 2006, in the accompanying consolidated financial statements.

The financial results of the acquired entities are included in the Company’s consolidated financial statements beginning on the acquisition’s effective closing date. Following are the unaudited pro forma results

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for the years ended December 31, 2006 and 2005 as if the acquisitions occurred on January 1 of each year (in thousands, except per share amounts):

	Years Ended
	December 31,
	2006	2005
	(Unaudited)

Net revenues	$616,202	$599,164
Income from continuing operations	40,944	51,732
Diluted earnings per share from continuing operations	$0.90	$1.15

These unaudited pro forma results have been prepared for comparative purposes only. The pro forma results do not purport to be indicative of the results of operations which would have actually resulted had the acquisitions been in effect at the beginning of the preceding year, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The Company also engages in investing transactions that are not business combinations. These transactions primarily consist of acquisitions and sales of non-controlling equity interests in surgical facilities, the investment of additional cash in surgical facilities under development and payments of additional purchase prices for previously acquired facilities based on the resolution of certain contingencies in the original purchase agreements. During the year ended December 31, 2006, these transactions resulted in a net cash outflow of $11.1 million, which can be summarized as follows:

•	Investment of $4.1 million in a joint venture with one of the Company’s not-for-profit hospital partners, which the joint venture used to acquire ownership in a surgery center in the Sacramento, California area,

•	Investment of $3.7 million in a joint venture with one of the Company’s not-for-profit hospital partners, which the joint venture used to acquire ownership in two surgery centers in the Lansing, Michigan area,

•	Net payment of $3.3 million related to other purchases and sales of equity interests and contributions of cash to equity method investees.

The Company controls a significant number of its investees and therefore consolidates their results. Additionally, the Company invests in a significant number of facilities in which the Company has significant influence but does not have control; the Company uses the equity method to account for these investments. The majority of these investees are partnerships or limited liability companies, which require the associated tax benefit or expense to be recorded by the partners or members. Summarized financial information for the

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s equity method investees on a combined basis was as follows (amounts are in thousands, except number of facilities, and reflect 100% of the investees’ results on an aggregated basis and are unaudited):

	2006	2005	2004

Unconsolidated facilities operated at year end	80	57	44
Income statement information:
Revenues	$610,160	$443,292	$339,109
Equity in earnings of unconsolidated affiliates	224	27	—
Operating expenses:
Salaries, benefits, and other employee costs	150,625	109,734	79,917
Medical services and supplies	125,981	86,573	62,213
Other operating expenses	150,108	111,140	77,820
Depreciation and amortization	29,884	20,287	15,480

Total operating expenses	456,598	327,734	235,430

Operating income	153,786	115,585	103,679
Interest expense, net	(14,400)	(10,560)	(9,297)
Other	282	772	826

Income before income taxes	$139,668	$105,797	$95,208

Balance sheet information:
Current assets	$164,715	$119,461	$96,006
Noncurrent assets	271,447	203,463	163,410
Current liabilities	87,944	65,487	51,027
Noncurrent liabilities	175,119	112,926	96,415

(4)	Other Receivables

Other receivables consist primarily of amounts receivable for services performed and funds advanced under management and administrative service agreements. As discussed in Note 10, most of the entities to which the Company provides management and administrative services are related parties, due to the Company being an investor in those facilities. At December 31, 2006 and 2005, the amounts receivable from related parties, which are included in other receivables on the Company’s consolidated balance sheet, totaled $10.6 million and $6.7 million, respectively.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	Property and Equipment

At December 31, property and equipment consisted of the following (in thousands):

	Estimated
	Useful Lives	2006	2005

Land and land improvements	—	$27,289	$19,856
Buildings and leasehold improvements	7-50 years	230,221	209,334
Equipment	3-12 years	190,226	155,595
Furniture and fixtures	4-20 years	10,988	9,485
Construction in progress	—	2,090	924

		460,814	395,194
Less accumulated depreciation		(160,985)	(136,178)

Net property and equipment		$299,829	$259,016

At December 31, 2006 and 2005, assets recorded under capital lease arrangements, included in property and equipment, consisted of the following (in thousands):

	2006	2005

Land and buildings	$34,847	$47,521
Equipment and furniture	15,981	32,576

	50,828	80,097
Less accumulated amortization	(11,023)	(29,942)

Net property and equipment under capital leases	$39,805	$50,155

The decrease in assets recorded under capital lease arrangements was primarily due to the deconsolidation of a large facility in Fort Worth, Texas (Note 2).

(6)	Goodwill and Intangible Assets

The Company follows the provisions of Statement of Financial Accounting Standards No. 142, Accounting for Goodwill and Other Intangible Assets (SFAS 142). SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but instead be tested for impairment at least annually, with tests of goodwill occurring at the reporting unit level (defined as an operating segment or one level below an operating segment). SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective useful lives to their estimated residual values. The Company determined that its reporting units are at the operating segment (country) level. The Company completed the required annual impairment tests during 2004, 2005 and 2006. No impairment losses were identified in any reporting unit or intangible asset as a result of these tests.

Intangible assets, net of accumulated amortization, consisted of the following (in thousands):

	December 31,
	2006	2005

Goodwill	$511,603	$338,270
Other intangible assets	109,661	84,286

Total	$621,264	$422,556

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of changes in the carrying amount of goodwill by operating segment and reporting unit for years ended December 31, 2005 and 2006 (in thousands):

	United States	United Kingdom	Total

Balance at December 31, 2004	$291,941	$27,414	$319,355
Additions	29,243		29,243
Disposals	(7,449)	—	(7,449)
Other	—	(2,879)	(2,879)

Balance at December 31, 2005	313,735	24,535	338,270
Additions	189,608	—	189,608
Disposals	(19,698)	—	(19,698)
Other	—	3,423	3,423

Balance at December 31, 2006	$483,645	$27,958	$511,603

Goodwill additions during the years ended December 31, 2005 and 2006 resulted primarily from business combinations, and additionally from purchases of additional interests in subsidiaries. Disposals of goodwill relate to businesses that the Company has sold or the deconsolidation of entities the Company no longer controls. In the United Kingdom, the other changes were primarily due to foreign currency translation adjustments.

Intangible assets with definite useful lives are amortized over their respective estimated useful lives, ranging from three to fifteen years, to their estimated residual values. The majority of the Company’s management contracts have indefinite useful lives. Most of these contracts have evergreen renewal provisions that do not contemplate a specific termination date. Some of the contracts have provisions which make it possible for the facility’s other owners to terminate them at certain dates and under certain circumstances. Based on the Company’s history with these contracts, the Company’s management considers the lives of these contracts to be indefinite and therefore does not amortize them unless facts and circumstances indicate that it is no longer considered likely that these contracts can be renewed without substantial cost.

The following is a summary of intangible assets at December 31, 2006 and 2005 (in thousands):

	December 31, 2006
	Gross Carrying	Accumulated
	Amount	Amortization	Total

Definite Useful Lives
Management and other service contracts	$32,856	$(13,179)	$19,677
Other	4,134	(1,267)	2,867

Total	$36,990	$(14,446)	22,544

Indefinite Useful Lives
Management contracts			86,425
Other			692

Total			87,117

Total intangible assets			$109,661

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2005
	Gross Carrying	Accumulated
	Amount	Amortization	Total

Definite Useful Lives
Management and other service contracts	$25,234	$(10,767)	$14,467
Other	7,892	(2,644)	5,248

Total	$33,126	$(13,411)	19,715

Indefinite Useful Lives
Management contracts			63,859
Other			712

Total			64,571

Total intangible assets			$84,286

Amortization expense from continuing operations related to intangible assets with definite useful lives was $2.5 million and $2.2 million for the years ended December 31, 2006 and 2005, respectively. Additionally, accumulated amortization changed as a result of amortization of debt issue costs in the amounts of $0.8 million and $0.7 million during the years ended December 31, 2006 and 2005, respectively, which is reflected in interest expense, the write-off of $2.2 million of accumulated amortization related to loan costs associated with the Senior Subordinated Notes that were retired, and foreign currency translation adjustments. The weighted average amortization period for intangible assets with definite useful lives is 13 years for management and other service contracts, eight years for other intangible assets, and 12 years overall.

The following table provides estimated amortization expense, including amounts that will be classified within interest expense, related to intangible assets with definite useful lives for each of the years in the five-year period ending December 31, 2011:

2007	$3,229
2008	2,871
2009	2,698
2010	2,400
2011	2,165

(7)	Long-term Debt

At December 31, long-term debt consisted of the following (in thousands):

	2006	2005

Term loan facility (Term B)	$199,000	—
U.S. credit facility	—	—
U.K. senior credit agreements	70,139	64,370
Senior subordinated notes	—	149,174
Notes payable to financial institutions	33,170	21,326
Capital lease obligations (Note 8)	45,021	51,616

Total long term debt	347,330	286,486
Less current portion	(26,373)	(15,922)

Long term debt, less current portion	$320,957	$270,564

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(a)	Lines of Credit

On February 21, 2006, the Company entered into a revolving credit facility with a group of commercial lenders providing for borrowings of up to $200.0 million for acquisitions and general corporate purposes in the United States. Under the terms of the facility, the Company may invest up to $40.0 million for an individual acquisition (other than Surgis) and up to a total of $20.0 million in the United Kingdom. Borrowings under the credit facility bear interest at rates of 1.00% to 2.25% over LIBOR and mature on February 21, 2011. The facility is secured by a pledge of the stock held in the Company’s wholly owned domestic subsidiaries. The Company pays a quarterly commitment fee (currently 0.38% per annum) on the average daily unused commitment. The maximum availability under the facility is based upon pro forma EBITDA for the Company’s domestic operations for the previous four quarters, including EBITDA from acquired entities. At December 31, 2006, no amounts were outstanding and approximately $141.5 million was available for borrowing based on actual reported consolidated financial results. Assuming the Company were to use any borrowings to make acquisitions priced using multiples of EBITDA similar to those the Company has historically paid, $198.4 million would be available for borrowing at December 31, 2006. The revolving credit facility also provides that up to $20.0 million of the commitment can, at the Company’s option, be accessed in the form of letters of credit. The outstanding letters of credit incur an annual fee of currently 1.875%. At December 31, 2006, the Company had outstanding letters of credit totaling $1.6 million. Any outstanding letters of credit decrease the amount available for borrowing under the revolving credit facility.

Global, the Company’s majority owned U.K. subsidiary, has a credit agreement with a commercial lender that provides for total borrowings of £55.0 million (approximately $107.7 million at December 31, 2006) under four separate facilities. At December 31, 2006, total outstanding borrowings under the agreement were approximately $70.1 million, and approximately $2.3 million was available for borrowing, primarily for capital projects specified in the agreement. Borrowings under this agreement are secured by certain assets and the capital stock of Global and its subsidiaries, bear interest ranging from 1.50% to 2.00% over LIBOR, and mature in April 2010. At December 31, 2006, the weighted average rate applicable to the outstanding balance was 6.61%.

Fees paid for unused portions of the lines of credit were approximately $0.6 million, $0.1 million, and $0.7 million, in 2006, 2005, and 2004, respectively, and are included within interest expense in our consolidated statements of income.

(b)	Term Loan Facility (Term B)

The Company entered into the Term B agreement with a group of commercial lenders on August 7, 2006 to finance the repurchase of the senior subordinated notes, repay a portion of the outstanding loans under existing credit agreements and pay fees related thereto. The agreement provides for a term borrowing of $200.0 million, bears interest at LIBOR plus a margin of 1.75%, and matures in June 2013. The agreement is secured by a pledge of the stock of in the Company’s wholly owned domestic subsidiaries. At December 31, 2006, the Company had $199.0 million outstanding under the Term B agreement, at an interest rate of approximately 7.15%.

Both the U.S. revolving credit facility and the Term B agreement contain various restrictive covenants, including financial covenants that limit the Company’s ability and the ability of certain subsidiaries to borrow money or guarantee other indebtedness, grant liens on Company assets, make investments, use assets as security in other transactions, pay dividends on stock, enter into sale-lease back transactions or sell assets or capital stock.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c)	Subordinated Debt

The Company completed a public debt offering in December 2001, and issued $150 million in Senior subordinated notes (the Notes). The Notes, which were to mature on December 15, 2011, accrued interest at 10% payable semi-annually on June 15 and December 15 commencing on June 15, 2002 and were issued at a discount of $1.2 million, resulting in an effective interest rate of 10.125%. The Notes were subordinate to all senior indebtedness and were guaranteed by USPI and USPI’s wholly owned subsidiaries domiciled in the United States.

In August 2006, the Company completed a tender offer for all of its outstanding Notes. The purchase of the Notes was financed with the proceeds of a $200.0 million term loan facility (the Term B) entered into in August 2006. The Company recorded a loss on early retirement of debt of $14.9 million ($9.7 million after tax). The loss represents the excess of payments made to retire the Notes over their carrying value, including writing off the unamortized portion of costs incurred in originally issuing the Notes.

(d)	Other Long-term Debt

The Company and its subsidiaries have notes payable to financial institutions and other parties of $33.2 million, which mature at various date through 2012 and accrue interest at fixed and variable rates ranging from 4.9% to 12.0%.

Capital lease obligations in the carrying amount of $45.0 million are secured by underlying real estate and equipment and have interest rates ranging from 4.56% to 18.57%.

The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2006 are as follows (in thousands): 2007, $26,373; 2008, $28,264; 2009, $21,729; 2010, $49,006; 2011, $6,283; thereafter, $215,675.

(8)	Leases

The Company leases various office equipment and office space under a number of operating lease agreements, which expire at various times through the year 2021. Such leases do not involve contingent rentals, nor do they contain significant renewal or escalation clauses. Office leases generally require the Company to pay all executory costs (such as property taxes, maintenance and insurance).

Minimum future payments under noncancelable leases, with remaining terms in excess of one year as of December 31, 2006 are as follows (in thousands):

	Capital Leases	Operating Leases

Year ending December 31,
2007	$9,137	$14,458
2008	9,602	13,539
2009	6,812	10,915
2010	6,427	9,245
2011	5,330	7,850
Thereafter	41,171	21,507

Total minimum lease payments	78,479	$77,514

Amount representing interest	(33,458)

Present value of minimum lease payments	$45,021

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total rent expense from continuing operations under operating leases was $17.3 million, $13.2 million, and $10.8 million for the years ended December 31, 2006, 2005, and 2004, respectively.

(9)	Preferred Stock

The Board of Directors, which is authorized to issue 10,053,916 shares of Preferred Stock, has designated shares in the following amounts:

Series A Redeemable Preferred Stock, $0.01 par value	31,200
Series B Convertible Redeemable Preferred Stock, $0.01 par value	2,716
Series C Convertible Preferred Stock, $0.01 par value	20,000
Series D Redeemable Preferred Stock, $0.01 par value	40,000
Series A Junior Participating Preferred Stock, $0.01 par value	500,000
Not designated	9,460,000

Total authorized shares of Preferred Stock	10,053,916

No preferred stock or accrued dividends were outstanding at December 31, 2006 and 2005.

(10)	Related Party Transactions

The Company has entered into agreements with certain majority and minority owned surgery centers to provide management services. As compensation for these services, the surgery centers are charged management fees which are either fixed in amount or represent a fixed percentage of each center’s net revenue less bad debt. The percentages range from 4.0% to 8.0%. Amounts recognized under these agreements, after elimination of amounts from consolidated surgery centers, totaled approximately $25.7 million, $18.8 million, and $14.9 million in 2006, 2005 and 2004, respectively, and are included in management and contract service revenue in the accompanying consolidated statements of income.

As discussed in Note 3, the Company regularly engages in purchases and sales of ownership interests in its facilities. The Company operates 23 surgical facilities in partnership with the Baylor Health Care System (Baylor) and local physicians in the Dallas/Fort Worth area. Some of these facilities are subsidiaries of the Company; some are subsidiaries of Baylor. Baylor’s Chief Executive Officer, Joel T. Allison, is a member of the Company’s board of directors.

In July 2006, Baylor acquired, from the Company, an additional 10.82% interest in a facility it already co-owned with the Company and local physicians, which transferred control of the facility from the Company to Baylor. As a result, the Company now accounts for its investment in this facility under the equity method. The interest was acquired from the Company in exchange for $4.8 million in cash. As the Company and Baylor have significantly grown the operations and profitability of this facility since acquiring it in 2001, a $2.0 million pretax gain was generated on the sale. This gain will be deferred until a contingency in the purchase agreement is resolved, which is currently expected to occur by December 31, 2007. The Company believes that the sales price was negotiated on an arms’ length basis, and the price equaled the value assigned by an external appraiser who valued the business immediately prior to the sale.

During 2005, the Company engaged in a series of transactions which principally involved the Company and Baylor acquiring ownership interests from physician owners at each facility. In three cases, the Company transferred some of its ownership in a facility to Baylor. The Company believes that the aggregate $2.4 million paid to the Company by Baylor for these equity interests in surgical facilities was negotiated on an arms’ length basis, with the sales price derived using the same methodology as that used in similar transactions with unrelated parties. No gain or loss was recognized on these transactions.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additionally, in 2005, the Company acquired an ownership interest in another facility that is jointly operated with Baylor. Competitive and other market factors caused the Company to pay a higher value per unit of ownership than did Baylor in a concurrent transaction. Both values were within a normal range of values established by independent valuation firms, and the Company believes that the transactions, which aggregated to $34.0 million, were negotiated on an arms’ length basis among all parties involved. The Company and Baylor subsequently contributed a portion of the acquired interests to a joint venture they operate.

(11)	Income Taxes

The components of income from continuing operations before income taxes were as follows (in thousands):

	2006	2005	2004

Domestic	$53,440	$62,924	$40,766
Foreign	9,418	11,122	9,949

	$62,858	$74,046	$50,715

Income tax expense (benefit) attributable to income from continuing operations consists of (in thousands):

	Current	Deferred	Total

Year ended December 31, 2006:
U.S. federal	$10,846	$7,791	$18,637
State and local	2,902	(441)	2,461
Foreign	2,731	(1,056)	1,675

Net income tax expense	$16,479	$6,294	$22,773

	Current	Deferred	Total

Year ended December 31, 2005:
U.S. federal	$18,970	$2,407	$21,377
State and local	2,213	206	2,419
Foreign	3,206	(572)	2,634

Net income tax expense	$24,389	$2,041	$26,430

	Current	Deferred	Total

Year ended December 31, 2004:
U.S. federal	$8,805	$4,638	$13,443
State and local	1,517	791	2,308
Foreign	3,045	(810)	2,235

Net income tax expense	$13,367	$4,619	$17,986

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income tax expense differed from the amount computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations in fiscal years ended December 31, 2006, 2005 and 2004 as follows (in thousands):

	Years Ended December 31,
	2006	2005	2004

Computed “expected” tax expense	$22,000	$25,916	$17,750
Increase (reduction) in income taxes resulting from:
Differences between U.S. financial reporting and foreign statutory reporting	(1,007)	(603)	(631)
State tax expense, net of federal benefit	1,445	1,550	1,582
Removal of foreign tax rate differential	(614)	(656)	(612)
Intangible assets	—	—	22
Other	949	223	(125)

Total	$22,773	$26,430	$17,986

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are presented below (in thousands).

	December 31,
	2006	2005

Deferred tax assets:
Net operating loss carryforwards	$8,862	$2,502
Accrued expenses	12,527	10,335
Bad debts/reserves	4,171	1,318
Capitalized costs and other	738	654

Total deferred tax assets	26,298	14,809
Valuation allowance	(2,460)	—

Total deferred tax assets, net	$23,838	$14,809

Deferred tax liabilities:
Basis difference of acquisitions	$45,735	$30,654
Accelerated depreciation	5,560	8,324
Capitalized interest and other	561	768

Total deferred tax liabilities	$51,856	$39,746

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2006, the Company had federal net operating loss carryforwards for U.S. federal income tax purposes of $25.3 million, all of which were added through acquisitions and have restrictions as to utilization. The Company’s ability to offset future federal taxable income with these carryforwards would begin to be forfeited in 2022, if unused.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(12)	Equity Based Compensation

Effective January 1, 2006, the Company adopted, using the modified prospective method, Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share Based Payment, (SFAS 123R). Under SFAS 123R, the fair value of equity based compensation, such as stock options and other stock based awards to employees and directors, is measured at the date of grant and recognized as expense over the employee’s requisite service period. For periods prior to January 1, 2006, the Company accounted for such awards under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123R supersedes APB 25 (See Note 1).

Awards are granted pursuant to the 2001 Equity Based Compensation Plan (the Plan), which was adopted by USPI’s board of directors on February 13, 2001. The Board of Directors or a designated committee has the sole authority to determine which individuals receive grants, the type of grant to be received, the vesting period and all other option terms. Stock options granted generally have an option price no less than 100% of the fair market value of the common stock on the date of grant with the term not to exceed ten years.

At any given time, the number of shares of common stock issued under the Plan plus the number of shares of common stock issuable upon the exercise of all outstanding awards under the Plan may not exceed the lesser of 450,000,000 shares or 12.5% of the total number of shares of common stock then outstanding, assuming the exercise of all outstanding warrants and options under the Plan. At December 31, 2006, there were approximately 0.6 million shares available for grant under the Plan. Shares issued under the Plan may either be newly issued or may represent reissuances of treasury shares. The fair value of each award is estimated at the date of grant using the Black Scholes formula and amortized into expense over the estimated service period, net of the estimated effect of forfeited awards. Prior to January 1, 2006, the effect of forfeited share awards was recorded as a reduction of expense at the time of each forfeiture. The cumulative effect of changing the method of recording forfeitures as of January 1, 2006 was not material to the consolidated financial statements.

Total equity based compensation included in the Consolidated Statements of Income, classified by income statement line item, is as follows (in thousands):

	Years Ended December 31,
	2006	2005	2004

Equity in earnings of unconsolidated affiliates	$78	$—	$—
Salaries, benefits and other employee costs	2,941	—	—
General and administrative expenses	9,034	4,514	3,299
Minority interests in income of consolidated subsidiaries	(79)	—	—

Expense before income tax benefit	11,974	4,514	3,299
Income tax benefit	(3,684)	(1,580)	(1,154)

Total equity based compensation expense, net of tax	$8,290	$2,934	$2,145

Total unrecognized compensation related to nonvested awards of stock options and shares (including share units) was $24.8 million at December 31, 2006 and is expected to be recognized over a weighted average period of 4.1 years. During the years ended December 31, 2006, 2005 and 2004, the Company received cash proceeds of $7.4 million, $11.0 million, and $9.6 million, respectively, from the exercise of stock options and issuances of shares under the ESPP. Exercises of stock options and subsequent stock sales not qualifying for capital gains treatment and the release of restrictions on share awards resulted in a tax benefit of $3.0 million, $4.8 million, and $3.6 million for the years ended December 31, 2006, 2005 and 2004, respectively.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total equity based compensation, included in the Consolidated Statements of Income, classified by type of award, is as follows (in thousands):

	Years Ended December 31,
	2006	2005	2004

Share awards(1)	$9,423	$4,514	$3,299
Stock options(2)	2,253	—	—
ESPP(2)	298	—	—

Expense before income tax benefit	11,974	4,514	3,299
Income tax benefit	(3,684)	(1,580)	(1,154)

Total equity based compensation expense, net of tax	$8,290	$2,934	$2,145

(1)	Included in the Company’s Consolidated Statements of Income for all periods.

(2)	Included in the Company’s Consolidated Statement of Income beginning January 1, 2006, reflecting the Company’s adoption of SFAS 123R. ESPP amounts are net of reimbursements by other owners of the Company’s investees.

Stock Options

Generally, the Company grants stock options with an exercise price equal to the stock price on the date of grant, vesting 25% per year over four years, and having a five-year contractual life. Most awards granted prior to 2003 have a ten-year contractual life. The fair values of stock options were estimated at the date of grant using the Black Scholes formula. The expected lives of options are determined using the “simplified method” described in SEC Staff Accounting Bulletin No. 107, which defines the life as the average of the contractual term of the options and the weighted average vesting period for all option tranches. The risk-free interest rates are equal to rates of U.S. Treasury notes with maturities approximating the expected life of the option. Other assumptions are derived from the Company’s historical experience. The assumptions are as follows:

	Years Ended December 31,
	2006	2005	2004

Assumptions:
Expected life in years	3.75	3.00	3.00
Risk free interest rates	4.3%-5.0%	3.7%	2.7%
Dividend yield	0.0%	0.0%	0.0%
Volatility	30.0%	30.0%	40.0%
Weighted average grant date fair value	$9.52	$7.74	$7.47

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock option activity during 2006 was as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Stock Options	Shares	Price	Life	Value
	(000)	(Years)		($000)

Outstanding at January 1, 2006	3,470	$14.09	4.75	$62,358
Granted	286	31.72
Exercised	(405)	13.23
Forfeited or expired	(55)	23.87

Outstanding at December 31, 2006	3,296	$15.49	3.88	$46,519

Exercisable at December 31, 2006	2,714	$12.98	3.99	$44,052

The total intrinsic value of options exercised during the years ended December 31, 2006, 2005, and 2004, was $7.4 million, $18.9 million, and $12.2 million, respectively.

Share Awards

In recent years, the Company has migrated from stock options to share awards as its primary form of equity based compensation. The Company’s share awards vest based on a combination of service and Company performance. The Company’s grants of such awards, whose value is equal to the share price on the date of grant, may be summarized as follows for 2006:

	Number	Weighted Average
	of	Grant-Date
Non Vested Shares	Shares	Fair Value
	(000)

Nonvested at January 1, 2006	853	$23.44
Granted	912	33.39
Converted/vested(1)	(125)	30.47
Forfeited	(77)	26.67

Nonvested at December 31, 2006	1,563	$28.59

(1)	The Company has granted share awards both in the form of nonvested shares and restricted stock units, which convert to unrestricted shares upon vesting.

Of the approximate 1,563,000 nonvested shares outstanding at December 31, 2006, the vesting of approximately 722,000 shares is subject to Company performance conditions. The remaining 841,000 shares vest based on service conditions; a portion of these shares is subject to accelerated vesting based on Company performance.

During February 2006, the Company modified the terms of 22,500 nonvested shares to provide for earlier vesting, which resulted in an additional after-tax expense of $0.5 million in 2006, as compared to the expense that would have been recorded without the modifications.

The weighted average grant-date fair value per share award was $33.39, $32.08, and $23.97 at December 31, 2006, 2005 and 2004, respectively. The total fair value of shares whose restrictions were released and units that vested and were converted to unrestricted shares during years ended December 31, 2006, 2005 and 2004 was $3.8 million, $1.0 million, and $0.5 million, respectively.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Employee Stock Purchase Plan

The Company adopted the Employee Stock Purchase Plan on February 13, 2001. Any eligible employee may elect to participate in the plan by authorizing the Company’s options and compensation committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Company’s options and compensation committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an amount of eligible compensation established by the Company from which the deduction is made.

Currently, participating employees purchase shares at the end of each calendar quarter at a price equal to 85% of the lower of the Company’s opening share price on (a) the first day of the quarter or (b) the last day of the quarter. The Company has reserved 750,000 shares of common stock for the ESPP, of which 200,185 had not yet been issued as of December 31, 2006. During 2006, 2005 and 2004, a total of 85,923, 82,038, and 75,169 shares were issued under the ESPP, respectively, with intrinsic values of $0.4 million, $0.4 million and $0.5 million, respectively.

The fair value of ESPP awards was estimated at the date of grant using the Black Scholes formula using the same assumptions as used for the Company’s stock option valuations, except that the ESPP has a three month term beginning in 2006 and a risk-free rate equal to the risk-free rate on a three month U.S. Treasury note. The assumptions are as follows:

	Years Ended December 31,
	2006	2005	2004

Expected life in years	0.25	0.50	0.50
Weighted average interest rate	4.2-5.1%	2.6-3.4%	1.0-1.6%
Dividend yield	0.0%	0.0%	0.0%
Volatility	30.0%	30.0%	40.0%
Grant date fair value per share	$5.25-7.56	$8.42-9.97	$8.84-10.53

(13)	Earnings Per Share

Basic earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of outstanding options, warrants, and restricted stock except where such effect would be antidilutive. The following table sets forth the computation of basic and diluted

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

earnings (loss) per share for years ended December 31, 2006, 2005 and 2004 (in thousands, except per share amounts):

	Years Ended December 31,
	2006	2005	2004

Income (loss) from:
Continuing operations	$40,085	$47,616	$32,729
Discontinued operations	(5,839)	(322)	53,446

Net income	$34,246	$47,294	$86,175

Weighted average common shares outstanding	43,723	42,994	41,913
Effect of dilutive securities:
Stock options	1,293	1,703	1,849
Warrants and restricted stock	450	280	186

Shares used for diluted earnings (loss) per share	45,466	44,977	43,948

Basic earnings (loss) per share:
Continuing operations	$0.92	$1.11	$0.78
Discontinued operations	(0.14)	(0.01)	1.28

Total	$0.78	$1.10	$2.06

Diluted earnings (loss) per share:
Continuing operations	$0.88	$1.06	$0.74
Discontinued operations	(0.13)	(0.01)	1.22

Total	$0.75	$1.05	$1.96

(14)	Segment Disclosures

Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in financial statements. The Company’s business is the operation of surgery centers, private surgical hospitals and related businesses in the United States and the United Kingdom. The Company’s chief operating decision maker, as that term is defined in the accounting standard, regularly reviews financial information about its surgical facilities for assessing performance and allocating resources both domestically and abroad. Accordingly, the Company’s reportable segments consist of (1) U.S. based facilities and (2) United Kingdom based facilities. Prior to the Company’s September 2004 sale of its Spanish operations, the Company operated in two segments: the United States and Western Europe. The Western Europe segment consisted of operations in Spain and the United Kingdom. As a result of the sale of its Spanish operations, the Company’s non-U.S. segment now consists solely of its operations in the United Kingdom. Accordingly, all amounts related to the Spanish operations have been removed from all periods presented in the Company’s segment disclosures. Additionally, all amounts related to the results of the Lyndhurst, Ohio operations have also been removed from all periods presented (Note 2).

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006	United States	United Kingdom	Total
		(In thousands)

Net patient service revenue	$422,794	$95,994	$518,788
Other revenue	60,037	—	60,037

Total revenues	$482,831	$95,994	$578,825

Depreciation and amortization	$27,137	$8,163	$35,300
Operating income	145,475	13,584	159,059
Net interest expense	(25,290)	(3,357)	(28,647)
Income tax expense	(21,098)	(1,675)	(22,773)
Total assets	1,027,243	204,613	1,231,856
Capital expenditures	25,463	11,116	36,579

2005	United States	United Kingdom	Total
		(In thousands)

Net patient service revenue	$343,261	$89,466	$432,727
Other revenue	36,874	—	36,874

Total revenues	$380,135	$89,466	$469,601

Depreciation and amortization	$23,788	$7,192	$30,980
Operating income	120,416	14,634	135,050
Net interest expense	(20,285)	(2,731)	(23,016)
Income tax expense	(23,796)	(2,634)	(26,430)
Total assets	833,476	195,365	1,028,841
Capital expenditures	14,015	20,842	34,857

2004	United States	United Kingdom	Total
		(In thousands)

Net patient service revenue	$260,273	$84,454	$344,727
Other revenue	38,459	—	38,459

Total revenues	$298,732	$84,454	$383,186

Depreciation and amortization	$19,925	$6,836	$26,761
Operating income	92,771	14,515	107,286
Net interest expense	(20,977)	(3,862)	(24,839)
Income tax expense	(15,751)	(2,235)	(17,986)
Total assets	721,830	200,474	922,304
Capital expenditures	40,785	10,582	51,367

(15)	Commitments and Contingencies

(a)	Financial Guarantees

As of December 31, 2006, the Company had issued guarantees of the indebtedness and other obligations of its investees to third parties, which could potentially require the Company to make maximum aggregate payments totaling approximately $69.3 million. Of the total, $30.4 million relates to the obligations of consolidated subsidiaries, whose obligations are included in the Company’s consolidated balance sheet and

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

related disclosures, and $38.0 million of the remaining $38.9 million relates to the obligations of unconsolidated affiliated companies, whose obligations are not included in the Company’s consolidated balance sheet and related disclosures. The remaining $0.9 million represents a guarantee of an obligation of a facility the Company has sold. The Company has full recourse to the buyers with respect to this amount.

In accordance with Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, the Company has recorded long-term liabilities totaling approximately $0.2 million related to the guarantees the Company has issued to unconsolidated affiliates on or after January 1, 2003, and has not recorded any liabilities related to guarantees issued prior to that date. Generally, these arrangements (a) consist of guarantees of real estate and equipment financing, (b) are secured by the related property and equipment, (c) require payments by the Company, when the collateral is insufficient, in the event of a default by the investee primarily obligated under the financing, (d) expire as the underlying debt matures at various dates through 2019, and (e) provide no recourse for the Company to recover any amounts from third parties. The Company also has $1.6 million of letters of credit outstanding, as discussed in Note 7.

(b)	Litigation and Professional Liability Claims

In its normal course of business, the Company is subject to claims and lawsuits relating to patient treatment. The Company believes that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its consolidated financial statements. Additionally, see Note 16 — Subsequent Events.

(c)	Self Insurance

The Company is self-insured for healthcare for its U.S. employees up to predetermined amounts above which third party insurance applies. The Company believes that the accruals established at December 31, 2006, which were estimated based on actual employee health claim patterns, adequately provide for its exposure under this arrangement. Additionally, in the U.S. the Company maintains professional liability insurance that provides coverage on a claims made basis of $1.0 million per incident and $10.0 million in annual aggregate amount with retroactive provisions upon policy renewal. Certain of the Company’s insurance policies have deductibles and contingent premium arrangements. The Company believes that the accruals established at December 31, 2006, which were estimated based on historical claims, adequately provide for its exposure under these arrangements.

(d)	Employee Benefit Plans

The Company’s eligible U.S. Employees may choose to participate in the United Surgical Partners International, Inc. 401(K) Plan under which the Company may elect to make contributions that match from zero to 100% of participants’ contributions. Charges to expense under this plan in 2006 and 2005 were $1.5 million and $1.2 million, respectively.

One of the Company’s U.K. subsidiaries, which the Company acquired in 2000, has obligations remaining under a defined benefit pension plan that originated in 1991 and was closed to new participants at the end of 1998. At December 31, 2006, the plan had 79 participants, plan assets of $11.2 million, and an accumulated pension benefit obligation of $14.0 million. At December 31, 2005, the plan had approximately 88 participants, plan assets of $8.7 million, and an accumulated pension benefit obligation of $10.6 million. Pension expense was approximately $0.2 million and $0.3 million for the years ended December 31, 2006 and 2005, respectively. In 2006 and 2005, the Company recorded an after-tax charge in other comprehensive income of $0.4 million and $0.5 million, respectively, as a result of the actuarially estimated benefit obligation exceeding the plan assets. On December 31, 2006, the Company adopted the recognition and disclosure

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provisions of SFAS 158. SFAS 158 required the Company to recognize the funded status (i.e., the difference between the fair value of plan assets and the projected benefit obligation) of this plan in the 2006 consolidated balance sheet (other long term liabilities), with a corresponding adjustment to accumulated other comprehensive income, net of tax. The net adjustment to decrease accumulated other comprehensive income and increase other long term liabilities at adoption was $0.2 million, net of tax, and represents unrecognized actuarial losses.

The Company’s Deferred Compensation Plan covers select members of management as determined by its Options and Compensation Committee. Under the plan, eligible employees may contribute a portion of their salary and annual bonus on a pre-tax basis. The plan is a non-qualified plan; therefore, the associated liabilities are included in the Company’s consolidated balance sheets as of December 31, 2006 and 2005. In addition, the Company maintains an irrevocable grantor’s trust to hold assets that fund benefit obligations under the plan, including corporate owned life insurance policies and shares of the Company’s common stock. The cash surrender value of such policies is included in the consolidated balance sheets as other noncurrent assets and totaled $3.5 million and $1.5 million at December 31, 2006 and 2005, respectively. The Company’s obligations related to the plan were $3.2 million and $1.4 million, at December 31, 2006 and 2005, respectively, and are included in other long-term liabilities. The investment in USPI common stock related to the Deferred Compensation Plan was approximately $1.0 million and $2.4 million at December 31, 2006 and 2005, respectively. The plan’s investment in USPI’s common stock is offset by an equal obligation to the plan participants, and thus has no impact on the Company’s consolidated balance sheet. Total expense under the plan for the years ended December 31, 2006 and 2005 was $0.7 million and $0.3 million, respectively.

(e)	Employment Agreements

The Company entered into employment agreements dated November 15, 2002 with Donald E. Steen and William H. Wilcox. The agreement with Mr. Steen, who serves as the Company’s Chairman, as amended February 18, 2004, provides for annual base compensation of $287,500 (as of December 31, 2006), subject to increases approved by the board of directors, a performance bonus of up to 100% of Mr. Steen’s annual salary, and his continued employment until November 15, 2011.

The agreement with Mr. Wilcox, the Company’s President and Chief Executive Officer, renewed for a two-year term in November 2006 and provides for annual base compensation of $575,000 (as of December 31, 2006), subject to increases approved by the board of directors, and Mr. Wilcox is eligible for a performance bonus of up to 100% of his annual salary. The agreement renews automatically for two-year terms unless terminated by either party.

In addition, during 2005 and 2006, the Company entered into employment agreements with fourteen other senior managers which include one year terms and renew automatically for additional one year terms unless terminated by either party. The total annual base compensation under these agreements is $3.9 million as of December 31, 2006, subject to increases approved by the board of directors, and performance bonuses of up to a total of $2.6 million per year.

(f)	Spanish Tax Indemnification

In September 2004 the Company sold its Spanish operations (Note 2) and agreed to indemnify the buyers with respect to tax and other contingencies of the Spanish entities sold. One such contingency arose during 2005 and was resolved, requiring no payment by the Company. Another such contingency arose during 2004, and its outcome remains unknown. One of the Spanish entities sold has been assessed taxes and interest totaling approximately €1 million (equal to approximately $1.3 million at December 31, 2006) related to a transaction it undertook in 2000. The Company’s management believes there should be no tax liability related to the transaction. Statement of Financial Accounting Standards No. 5, Accounting for Contingencies

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(SFAS 5) requires that an estimated loss be accrued by a charge to income when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Based on its review of the facts and circumstances, and reviews by external parties representing the Company, the Company’s management does not consider it probable that any payment will be made related to this contingency. However, it is considered reasonably possible, as that term is defined in SFAS 5, that some amount up to approximately €1 million plus interest accruing at a government published rate, which has ranged from 4.75% to 6.50% from 2000 through 2004, may be paid by the Company at some point in the future related to this contingency, and accordingly the Company has disclosed the existence of this contingency and the estimated range of potential loss related to this contingency until it is resolved. Should facts and circumstances related to this tax assessment change at some point in the future, the Company will consider accruing a charge to income. Any such charge would be reflected in discontinued operations.

(16)	Subsequent Events

Merger

On January 8, 2007, the Company announced that it had entered into an Agreement and Plan of Merger dated as of January 7, 2007 (the “Merger Agreement”) with USPI Holdings, Inc. (“Parent”) and UNCN Acquisition Corp. (“Merger Sub”). Parent and Merger Sub are affiliates of Welsh, Carson, Anderson & Stowe X, L.P. (“Welsh Carson”). The transaction is valued at approximately $1.8 billion, including the assumption of certain debt obligations of the Company pursuant to the merger.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In the Merger, each share of common stock of the Company, other than those held in the treasury of the Company and those owned by Parent or Merger Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $31.05 per share in cash, without interest (the “Merger Consideration”). In addition, unless otherwise agreed between Parent and the holder thereof, each outstanding restricted stock award subject to vesting or other lapse restrictions will vest and become free of such restrictions and the holder thereof will receive the Merger Consideration with respect to each share of restricted stock held by such holder, each restricted stock unit of the Company will be converted into the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company common stock subject to such unit, and the holders of each outstanding option to acquire a share of Company common stock will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option.

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but it is subject to customary closing conditions including (i) the approval and adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976. The Company incurred $0.5 million of expenses related to the merger in 2006, and is incurring additional expenses related to the merger in 2007.

On January 8, 2007, John McMullen filed a class action petition in the 134th District Court of Dallas County, Texas against the Company, Welsh Carson, and all of the directors of the Company. The petition alleges, among other things, that the Company’s directors breached their fiduciary duties to the Company’s stockholders in approving the merger agreement with Welsh Carson, and that Welsh Carson aided and abetted the directors’ alleged breach of fiduciary duties. The petition seeks, among other things, class certification and

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

an injunction preventing the proposed merger, and a declaration that the directors breached their fiduciary duties.

On January 9, 2007, Levy Investments filed a derivative petition in the 101st District Court of Dallas County, Texas on behalf of the Company, substantively, against Welsh Carson and all of the directors of the Company and Welsh Carson, and nominally against the Company. The petition alleges that demand on the Company’s board to bring suit is excused and alleges derivatively, among other things, that the Company’s directors breached their fiduciary duties to the Company and abused their control of the Company in approving the merger agreement, and that Welsh Carson aided and abetted the directors’ alleged breach of fiduciary duties. The petition seeks, among other things, a declaration that the merger agreement is void and unenforceable, an injunction preventing the proposed merger, a constructive trust and attorneys’ fees and expenses.

The Company believes that both of these lawsuits are without merit and plan to defend them vigorously. Additional lawsuits pertaining to the proposed merger could be filed in the future.

Other

During January 2007, we opened three de novo facilities in the Houston, Texas area and one de novo facility in Templeton, California. In February 2007, we acquired three additional facilities in the St. Louis area for approximately $23.9 million in cash.

The Company has entered into letters of intent with various entities regarding possible joint venture, development or other transactions. These possible joint ventures, developments or other transactions are in various stages of negotiation.

(17)	New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 31, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is evaluating what impact, if any, SFAS 157 will have on its consolidated financial position, results of operations and cash flows.

Also in September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statement No. 87, 88, 106 and 132(R), (SFAS 158). SFAS 158 requires recognition of the funded status of a benefit plan in the consolidated balance sheet. SFAS 158 also requires recognition in other comprehensive income certain gains and losses that arise during the period but are deferred under pension accounting rules, as well as modifies the timing of reporting and adds certain disclosures. SFAS 158’s recognition and disclosure elements are effective for fiscal years ending after December 15, 2006 and its measurement elements are effective for fiscal years ending after December 15, 2008. The adoption of the recognition provisions of SFAS 158 did not have a material impact

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

on the Company’s consolidated financial position, results of operations, cash flows and disclosures. (See Note 15).

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), which provides interpretive guidance on addressing how the effects of prior-year uncorrected financial statement misstatements should be considered in current-year financial statements. The SAB requires registrants to quantify misstatements using both balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relative quantitative and qualitative factors. SAB 108 became effective in fiscal 2006. The adoption of SAB 108 did not have a material impact on our financial position, results of operations or cash flows.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2007
(Unaudited
in thousands, except
per share amounts)

Cash and cash equivalents	$51,841
Patient receivables, net of allowance for doubtful accounts of $11,716 and $9,955, respectively	61,017
Other receivables	15,948
Inventories of supplies	9,495
Deferred tax asset, net	14,604
Prepaids and other current assets	16,433

Total current assets	169,338
Property and equipment, net	303,397
Investments in affiliates	155,458
Goodwill and intangible assets, net	645,183
Other assets	9,790

Total assets	$1,283,166

Accounts payable	$21,571
Accrued salaries and benefits	27,996
Due to affiliates	78,628
Accrued interest	1,481
Current portion of long-term debt	28,460
Other current liabilities	36,535

Total current liabilities	194,671
Long-term debt, less current portion	322,070
Other long-term liabilities	18,415
Deferred tax liability, net	47,408

Total liabilities	582,564
Minority interests	87,552
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 44,825 shares issued	448
Additional paid-in capital	389,061
Treasury stock, at cost, 75 shares	(2,306)
Accumulated other comprehensive income, net of tax	16,927
Retained earnings	208,920

Total stockholders’ equity	613,050

Total liabilities and stockholders’ equity	$1,283,166

See accompanying notes to consolidated financial statements.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Income

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited
	in thousands, except
	per share amounts)

Revenues:
Net patient service revenue	$145,661	$118,313
Management and contract service revenue	15,880	9,163
Other revenue	1,357	367

Total revenues	162,898	127,843
Equity in earnings of unconsolidated affiliates	8,504	6,885
Operating expenses:
Salaries, benefits, and other employee costs	45,212	33,112
Medical services and supplies	29,450	23,467
Other operating expenses	27,524	22,568
General and administrative expenses	15,551	9,874
Provision for doubtful accounts	2,750	1,839
Depreciation and amortization	10,371	7,993

Total operating expenses	130,858	98,853

Operating income	40,544	35,875
Interest income	743	1,419
Interest expense	(7,943)	(7,222)
Other	55	1,586

Total other expense, net	(7,145)	(4,217)
Income before minority interests	33,399	31,658
Minority interests in income of consolidated subsidiaries	(15,495)	(12,924)

Income from continuing operations before income taxes	17,904	18,734
Income tax expense	(9,033)	(7,096)

Income from continuing operations	8,871	11,638
Loss from discontinued operations, net of tax	(211)	(6,463)

Net income	$8,660	$5,175

Net income (loss) per share:
Basic:
Continuing operations	$0.20	$0.27
Discontinued operations	—	(0.15)

Total	$0.20	$0.12

Diluted:
Continuing operations	$0.19	$0.26
Discontinued operations	—	(0.15)

Total	$0.19	$0.11

Weighted average number of common shares
Basic	44,075	43,485
Diluted	45,762	45,408

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited
	in thousands)

Net income	$8,660	$5,175
Other comprehensive income:
Foreign currency translation adjustments	578	1,063

Comprehensive income	$9,238	$6,238

See accompanying notes to consolidated financial statements.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited
	in thousands)

Cash flows from operating activities:
Net income	$8,660	$5,175
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operations	211	6,463
Provision for doubtful accounts	2,750	1,839
Depreciation and amortization	10,371	7,993
Amortization of debt issue costs and discount	174	231
Deferred income taxes	3,618	660
Equity in earnings of unconsolidated affiliates, net of distributions received	3,868	1,169
Minority interests in income of consolidated subsidiaries, net of distributions paid	1,761	(525)
Equity-based compensation	2,818	3,131
Increases (decreases) in cash from changes in operating assets and liabilities, net of effects from purchases of new businesses:
Patient receivables	(2,176)	(986)
Other receivables	500	(666)
Inventories of supplies, prepaids and other current assets	(2,026)	(3,039)
Accounts payable and other current liabilities	1,003	5,512
Long-term liabilities	1,922	3,777

Net cash provided by operating activities	33,454	30,734

Cash flows from investing activities:
Purchases of new businesses and equity interests, net of cash received	(24,590)	(43,350)
Proceeds from sales of businesses and equity interests	9,812	403
Purchases of property and equipment	(5,525)	(5,393)
Returns of capital from unconsolidated affiliates	217	216
Increase in deposits and notes receivable	6,326	484

Net cash used in investing activities	(13,760)	(47,640)

Cash flows from financing activities:
Proceeds from long-term debt	1,377	7,502
Payments on long-term debt	(6,565)	(5,726)
Proceeds from issuances of common stock and related tax benefit	3,907	3,019
Increase in cash held on behalf of unconsolidated affiliates	2,295	9,374
Returns of capital to minority interest holders	(326)	(54)

Net cash provided by financing activities	688	14,115

Cash flows of discontinued operations:
Operating cash flows	(282)	157
Investing cash flows	—	5
Financing cash flows	—	(173)

Net cash used in discontinued operations	(282)	(11)

Effect of exchange rate changes on cash	1	—

Net increase (decrease) in cash and cash equivalents	20,101	(2,802)
Cash and cash equivalents at beginning of period	31,740	130,440

Cash and cash equivalents at end of period	$51,841	$127,638

Supplemental information:
Interest paid	$8,021	$3,110
Income taxes paid	1,424	3,861
Non-cash transactions:
Assets acquired under capital lease obligations	$1,235	$535
Issuance of common stock to employees	—	21,351

See accompanying notes to consolidated financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1)	Basis of Presentation

(a)	Description of Business

United Surgical Partners International, Inc., a Delaware Corporation, and subsidiaries (USPI or the Company) was formed in February 1998 for the primary purpose of ownership and operation of surgery centers, private surgical hospitals and related businesses in the United States and Europe. At March 31, 2007, the Company, headquartered in Dallas, Texas, operated 148 short-stay surgical facilities. Of these 148 facilities, the Company consolidates the results of 64, accounts for 83 under the equity method and holds no ownership in the remaining facility, which is operated by the Company under a management agreement. The Company also holds an ownership interest in a facility that is being held for sale. The Company operates in two countries, with 145 of its 148 facilities located in the United States of America; the remaining three facilities are located in the United Kingdom. A majority of the Company’s U.S. facilities are jointly owned with local physicians and a not-for-profit healthcare system that has other healthcare businesses in the region. At March 31, 2007, the Company had agreements with not-for-profit healthcare systems providing for joint ownership of 81 of the Company’s 145 U.S. facilities and also providing a framework for the planning and construction of additional facilities in the future. All of the Company’s U.S. facilities include physician owners.

Global Healthcare Partners Limited (Global), a USPI subsidiary incorporated in England, manages and wholly owns three private surgical hospitals in the greater London area.

The Company is subject to changes in government legislation that could impact Medicare, Medicaid, and foreign government reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

The Company maintains its books and records on the accrual basis of accounting, and the consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The accompanying consolidated financial statements and notes should be read in conjunction with the Company’s December 31, 2006 Form 10-K. It is management’s opinion that the accompanying consolidated financial statements reflect all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the results for the interim period and the comparable period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

(b)	Merger Transaction

Pursuant to an Agreement and Plan of Merger (the Merger Transaction) dated as of January 7, 2007 with an affiliate of Welsh, Carson, Anderson & Stowe X, L.P. (Welsh Carson), on April 19, 2007, the Company became a wholly owned subsidiary of USPI Holdings, Inc. (Holdings), which in turn is a wholly owned subsidiary of USPI Group Holdings, Inc. (Parent), which is owned by an investor group that includes affiliates of Welsh Carson, members of the Company’s management and other investors. As a result of the merger, the Company no longer has publicly traded equity securities.

In the Merger Transaction, all of the stockholders of the Company received $31.05 per share in cash for common stock. Additionally, all of the Company’s unvested restricted stock awards, except as otherwise agreed by the holders and the Company, immediately vested and the holders of restricted stock awards also received $31.05 per share in cash. Holders of stock options issued by the Company, including unvested stock options, received cash equal to $31.05 per option minus the exercise price of the option multiplied by the number of shares subject to the option.

The transaction was valued at approximately $1.8 billion, including the assumption of $152.0 million of the Company’s existing debt. The funds necessary to consummate the transaction were approximately

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

$1.7 billion, including $1.4 billion to pay then current stockholders and equity award holders, approximately $199.4 million to repay certain existing indebtedness and approximately $37.4 million to pay related fees and expenses. The remainder of the net proceeds was remitted to the Company. The transaction was financed by:

•	an investment of cash and rollover equity from USPI in the equity of Parent by Welsh Carson, management and other equity investors of approximately $785.0 million;

•	borrowings by the Company of $430.0 million in new senior secured credit facilities;

•	the issuance by the Company of $240.0 million in aggregate principal amount of 8 7/8% senior subordinated notes and $200.0 million in aggregate principal amount of 9 1/4%/10% senior subordinated toggle notes, all due in 2017;

•	additional borrowings of £10.0 million (approximately $19.7 million) by Global, which was repatriated to the U.S.; and

•	approximately $12.8 million of cash on hand.

(2)	Discontinued Operations

In March 2007, the Company classified the operations of one surgery center as held for sale. This surgery center was acquired as part of the Surgis acquisition in April 2006. The Company is in discussions with potential buyers for a sale of the surgery center. At March 31, 2007, total assets and liabilities classified as held for sale were approximately $1.8 million and $0.3 million, respectively, and are included net in other current assets on the consolidated balance sheet. Most of the assets held for sale are property and equipment. The results of operations of this surgery center have been reclassified to discontinued operations for the three months ended March 31, 2007.

On March 31, 2006, the Company sold its equity interest in a surgery center in Lyndhurst, Ohio, for $0.5 million in cash. The Company acquired a competing facility as part of the Surgis acquisition.

In accordance with the requirements of SFAS No. 144, the Company has reclassified the historical results of operations to remove the operations of the two facilities noted above from the Company’s revenues and expenses on the accompanying consolidated income statements, collapsing the net loss related to these facilities’ operations into a single line, “loss from discontinued operations,” which also includes the loss on the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

sale of the Lyndhurst, Ohio facility. The following table summarizes certain amounts related to the Company’s discontinued operations for the periods presented (in thousands, except per share amounts):

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2007	2006

Revenues	$111	$1,117

Loss from discontinued operations before income taxes	$(324)	$(57)
Income tax benefit	113	20

Loss from discontinued operations	$(211)	$(37)

Loss on sale of discontinued operations before income taxes	$—	$(7,395)
Income tax benefit	—	969

Net loss on sale of discontinued operations	$—	$(6,426)

Loss per diluted share:
Loss from discontinued operations	$—	$—
Loss on sale of discontinued operations	—	(0.15)

Total	$—	$(0.15)

(3)	Acquisitions and Equity Method Investments

Effective February 1, 2007, the Company acquired a controlling equity interest in two ambulatory surgery centers in the St. Louis, Missouri area for approximately $15.9 million in cash, which is net of $0.3 million of cash acquired. Additionally, effective March 1, 2007, the Company acquired a controlling equity interest in an additional ambulatory surgery center in the St. Louis area for approximately $7.3 million in cash, which is net of $0.4 million of cash acquired.

Following are the unaudited pro forma results for the three months ended March 31, 2007 and 2006 as if the acquisitions noted above had occurred on January 1 of each year (in thousands, except per share amounts):

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2007	2006

Net revenues	$165,748	$129,865
Income from continuing operations	9,168	11,705
Diluted earnings per share from continuing operations	$0.20	$0.26

The Company also engages in investing transactions that are not business combinations. These transactions primarily consist of acquisitions and sales of noncontrolling equity interests in surgical facilities and the investment of additional cash in surgical facilities under development. During the three months ended March 31, 2007, these transactions resulted in a net cash inflow of approximately $8.4 million, including $9.8 million the Company received from a not-for-profit hospital partner that obtained additional ownership in certain of the Company’s surgical facilities in the Chicago, Illinois area.

The Company controls a significant number of its investees and therefore consolidates their results. Additionally, the Company invests in a significant number of facilities in which the Company has significant influence but does not have control; the Company uses the equity method to account for these investments. The majority of these investees are partnerships or limited liability companies, which require the associated tax benefit or expense to be recorded by the partners or members. Summarized financial information for the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Company’s equity method investees on a combined basis was as follows (income statement amounts are in thousands and reflect 100% of the investees’ results on an aggregated basis):

	2007	2006

Unconsolidated facilities operated at period-end	83	58
Income statement information:
Revenues	$177,057	$126,714
Equity in earnings of unconsolidated affiliates	53	44
Operating expenses:
Salaries, benefits, and other employee costs	44,818	31,105
Medical services and supplies	35,934	25,552
Other operating expenses	46,041	31,394
Depreciation and amortization	8,777	5,943

Total operating expenses	135,570	93,994

Operating income	41,540	32,764
Interest expense, net	(3,722)	(2,749)
Other	(1,717)	332

Income before income taxes	$36,101	$30,347

Balance sheet information:
Current assets	$166,174	$128,933
Noncurrent assets	287,831	211,710
Current liabilities	94,311	58,381
Noncurrent liabilities	185,294	129,003

(4)	Long-Term Debt

On February 21, 2006, the Company entered into a revolving credit facility with a group of commercial lenders providing for borrowings of up to $200.0 million for acquisitions and general corporate purposes in the United States. This agreement was terminated in conjunction with the Merger Transaction. Borrowings under the credit facility had a maturity date of February 21, 2011. The facility was secured by a pledge of the stock held in the Company’s wholly-owned domestic subsidiaries. At March 31, 2007, no amounts were outstanding. The revolving credit facility also provided that up to $20.0 million of the commitment could, at the Company’s option, be accessed in the form of letters of credit. At March 31, 2007, the Company had outstanding letters of credit totaling $2.7 million. Any outstanding letters of credit decreased the amount available for borrowing under the revolving credit facility.

The Company entered into a Term B agreement with a group of commercial lenders on August 7, 2006 to finance the repurchase of senior subordinated notes that were then outstanding, repay a portion of the outstanding loans under existing credit agreements and pay fees related thereto. This agreement was terminated in conjunction with the Merger Transaction. The agreement provided for a term borrowing of $200.0 million, bore interest at LIBOR plus a margin of 1.75%, and had a maturity date in June 2013. The agreement was secured by a pledge of the stock of the Company’s wholly owned domestic subsidiaries. At March 31, 2007, the Company had $198.5 million outstanding under the Term B agreement, at an interest rate of approximately 7.1%.

At March 31, 2007, the Company’s credit agreement in the United Kingdom provided for total borrowings of £55.0 million (approximately $108.3 million as of March 31, 2007) under four separate facilities. This agreement was amended and restated in conjunction with the Merger Transaction. At March 31, 2007, total outstanding borrowings under the agreement were approximately $68.3 million. Borrowings under the United Kingdom credit facility bore interest at rates of 1.50% to 2.00% over LIBOR and had a maturity date in April

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

2010. At March 31, 2007, the weighted average interest rate applicable to the outstanding balance was 6.88%. The Company pledged the capital stock of its U.K. subsidiaries to secure borrowings under the United Kingdom credit facility.

As discussed in Notes 1 and 10, a private equity firm acquired the Company subsequent to March 31, 2007. As a result, the Company incurred new borrowings to finance a portion of the acquisition as described below. The Company’s previous revolving credit facility was cancelled and replaced with a new revolving credit facility, and the outstanding balance of the Term B loan was fully repaid in connection with the Merger Transaction. The terms of the Company’s primary U.K. borrowings were amended and restated.

(a)	New senior secured credit facility

The new senior secured credit facility (Credit Facility) provides for borrowings of up to $630.0 million (with a $150.0 million accordion feature described below), consisting of (1) a $100.0 million revolving credit facility with a maturity of six years, including a $20.0 million letter of credit sub-facility, and a $20.0 million swing-line loan sub-facility; and (2) a $530.0 million term loan facility with a maturity of seven years. On April 19, 2007, the Company borrowed $430.0 million of the term loan facility concurrent with the Merger Transaction. The remaining $100.0 million of the term loan facility is available on a delayed draw basis until December 31, 2008. In addition, the Company may request additional tranches of term loans or additional commitments to the revolving credit facility in an aggregate amount not exceeding $150.0 million, subject to certain conditions. Interest rates on the Credit Facility are based on LIBOR plus a margin of 2.00% to 2.25%. The term loans under the Credit Facility require principal payments each year in an amount of 1% per annum in equal quarterly installments. No principal payments are required on the revolving credit facility or delayed draw term loan facility during its delayed draw availability period.

The Credit Facility is guaranteed by Holdings, and its current and future direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions, and borrowings under the Credit Facility are secured by a first priority security interest in all real and personal property of these subsidiaries, as well as a first priority pledge of the Company’s capital stock, the capital stock of each of the Company’s wholly owned domestic subsidiaries and 65% of the capital stock of certain of the Company’s direct or indirect, wholly-owned foreign subsidiaries. Additionally, the Credit Facility contains various restrictive covenants, including financial covenants that limit the Company’s ability and the ability of its subsidiaries to borrow money or guarantee other indebtedness, grant liens, make investments, sell assets, pay dividends, enter into sale-leaseback transactions or issue and sell capital stock.

(b)	New senior subordinated notes

Also in connection with the Merger Transaction, the Company issued $240.0 million of 8 7/8% senior subordinated notes and $200.0 million of 9 1/4%/10% senior subordinated toggle notes (together, the Notes), all due in 2017. Interest on the Notes is payable on May 1 and November 1 of each year, commencing on November 1, 2007. All interest payments on the senior subordinated notes are payable in cash. The initial interest payment on the toggle notes will be payable in cash. For any interest period after November 1, 2007 through November 1, 2012, the Company may pay interest on the toggle notes (i) in cash, (ii) by increasing the principal amount of the outstanding toggle notes or by issuing payment-in-kind notes (PIK Interest); or (iii) by paying interest on half the principal amount of the toggle notes in cash and half in PIK Interest. PIK Interest is paid at 10% and cash interest is paid at 9 1/4% per annum. The Notes are unsecured senior subordinated obligations of the Company; however, the Notes are guaranteed by all of the Company’s current and future direct and indirect wholly-owned domestic subsidiaries.

The Notes also include registration rights, which provide that the Company will file a registration statement with the SEC not later than 365 days after April 19, 2007 with respect to a registered offer to exchange the Notes for new notes of the Company having substantially identical terms, and use commercially reasonable

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AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

efforts to cause the exchange offer registration to be declared effective not later than 455 days after April 19, 2007. If the Company does not adhere to these registration rights, additional interest accrues on the Notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of registration default and increases by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the additional interest exceed 1.00% per annum.

(c)	United Kingdom borrowings

In April 2007, the Company entered into an amended and restated credit agreement (the U.K. Agreement), which covers the existing overdraft facility and term loan facilities (Term Loan A) noted above. The U.K. Agreement increases the total overdraft facility by £0.5 million to £2.0 million, and adds an additional term loan B facility of £10 million (approximately $19.7 million) (Term Loan B). The proceeds from the Term Loan B facility were repatriated back to the U.S. as part of the Merger Transaction. Interest on the borrowings is LIBOR plus 1.25% to 1.50%. Principal payments are required on the Term Loan A and approximate $5.9 million in the first and second year, $7.8 million in the third and fourth year; $9.8 million in the fifth year, with the remainder due in the sixth year after the April 2007 closing. The Term Loan B does not require any principal payments and has a maturity of six years. The borrowings are guaranteed by certain of the Company’s subsidiaries in the United Kingdom with a security interest in various assets, and a pledge of the capital stock of the U.K. borrowers and the capital stock of certain guarantor subsidiaries. The Agreement contain various restrictive covenants, including financial covenants that limit the Company’s ability and the ability of certain U.K. subsidiaries to borrow money or guarantee other indebtedness, grant liens on Company assets, make investments, use assets as security in other transactions, pay dividends, enter into leases or sell assets or capital stock.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

(5)	Earnings Per Share

Basic earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of outstanding options, warrants and restricted stock, except where such effect would be antidilutive. The following table sets forth the computation of basic and diluted earnings per share for the three months ended March 31, 2007 and 2006 (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2007	2006

Income (loss) from:
Continuing operations	$8,871	$11,638
Discontinued operations	(211)	(6,463)

Total	$8,660	$5,175

Weighted average common shares outstanding	44,075	43,485
Effect of dilutive securities:
Stock options	1,200	1,548
Warrants and restricted stock	487	375

Shares used for diluted earnings (loss) per share	45,762	45,408

Basic earnings (loss) per share:
Continuing operations	$0.20	$0.27
Discontinued operations	—	(0.15)

Total	$0.20	$0.12

Diluted earnings (loss) per share:
Continuing operations	$0.19	$0.26
Discontinued operations	—	(0.15)

Total	$0.19	$0.11

(6)	Equity-Based Compensation

The Company follows the guidance of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (SFAS 123R) in accounting for equity-based compensation. Under SFAS 123R, the fair value of equity-based compensation, such as stock options and other stock-based awards to employees and directors, is measured at the date of grant and recognized as expense over the employee’s requisite service period. The Company provides equity-based compensation to its employees and directors through a combination of stock options, share awards, deferred compensation plan, and the Employee Stock Purchase Plan (ESPP).

Generally, the Company grants stock options with an exercise price equal to the stock price on the date of grant, vesting 25% per year over four years, and having a five-year contractual life. Most awards granted prior to 2003 have a ten-year contractual life. The fair value of stock options is estimated at the date of grant using the Black-Scholes formula based on risk-free rates of three-year U.S. Treasury notes and other assumptions derived from the Company’s historical experience. No significant changes have been made regarding the assumptions used in the Black-Scholes formula since December 31, 2006.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The Company’s grants of such share awards are valued at the share price on the date of grant. The Company’s share awards vest based on a combination of service and company performance. The Company did not grant any share awards or stock options during the three months ended March 31, 2007.

Total equity-based compensation included in the Consolidated Statements of Income, classified by income statement line item, is as follows (in thousands):

	Three Months Ended March 31,
	2007	2006

Equity in earnings of unconsolidated affiliates	$20	$14
Salaries, benefits and other employee costs	809	698
General and administrative expenses	2,012	2,439
Minority interests in income of consolidated subsidiaries	(23)	(20)

Expense before income tax benefit	2,818	3,131
Income tax benefit	(885)	(938)

Total equity-based compensation expense, net of tax	$1,933	$2,193

Total equity-based compensation, included in the Consolidated Statements of Income, classified by type of award, is as follows (in thousands):

	Three Months Ended March 31,
	2007	2006

Share awards	$2,327	$2,395
Stock options	390	654
ESPP	101	82

Expense before income tax benefit	2,818	3,131
Income tax benefit	(885)	(938)

Total equity-based compensation expense, net of tax	$1,933	$2,193

As a result of the Merger Transaction (Notes 1 and 10), all of the Company’s restricted stock awards, except as otherwise agreed by the holders and the Company, and all of its stock options were immediately vested. As a result, the Company will expense its remaining balance of unamortized equity-based compensation in its consolidated statement of income in the second quarter of 2007.

(7)	Segment Disclosures

Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in financial statements. The Company’s business is the operation of surgery centers, private surgical hospitals and related businesses in the United States and the United Kingdom. The Company’s chief operating decision maker, as that term is defined in the accounting standard, regularly reviews financial information about its surgical facilities for assessing performance and allocating resources both domestically and abroad. Accordingly, The

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Company’s reportable segments consist of (1) U.S. based facilities and (2) United Kingdom based facilities. The following amounts exclude discontinued operations (in thousands):

Three Months Ended		United
March 31, 2007	United States	Kingdom	Total

Net patient service revenue	$117,414	$28,247	$145,661
Other revenue	17,237	—	17,237

Total revenues	$134,651	$28,247	$162,898

Depreciation and amortization	$7,934	$2,437	$10,371
Operating income	35,860	4,684	40,544
Net interest expense	(6,006)	(1,194)	(7,200)
Income tax expense	(7,859)	(1,174)	(9,033)
Total assets	1,077,759	205,407	1,283,166
Capital expenditures	5,074	1,686	6,760

Three Months Ended		United
March 31, 2006	United States	Kingdom	Total

Net patient service revenue	$95,986	$22,327	$118,313
Other revenue	9,530	—	9,530

Total revenues	$105,516	$22,327	$127,843

Depreciation and amortization	$6,186	$1,807	$7,993
Operating income	32,497	3,378	35,875
Net interest expense	(5,075)	(728)	(5,803)
Income tax expense	(6,440)	(656)	(7,096)
Total assets	867,442	199,048	1,066,490
Capital expenditures	2,830	3,098	5,928

(8)	Commitments and Contingencies

(a)	Financial Guarantees

As of March 31, 2007, the Company had issued guarantees of the indebtedness and other obligations of its investees to third parties, which could potentially require the Company to make maximum aggregate payments totaling approximately $75.5 million. Of the total, $31.7 million relates to the obligations of consolidated subsidiaries, whose obligations are included in the Company’s consolidated balance sheet and related disclosures, and $43.0 million of the remaining $43.8 million relates to the obligations of unconsolidated affiliated companies, whose obligations are not included in the Company’s consolidated balance sheet and related disclosures. The remaining $0.8 million represents a guarantee of an obligation of a facility the Company has sold. The Company has full recourse to the buyers with respect to this amount.

In accordance with Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, the Company has recorded long-term liabilities totaling approximately $0.2 million related to the guarantees the Company has issued to unconsolidated affiliates on or after January 1, 2003, and has not recorded any liabilities related to guarantees issued prior to that date. Generally, these arrangements (a) consist of guarantees of real estate and equipment financing, (b) are secured by the related property and equipment, (c) require payments by the Company, when the collateral is insufficient, in the event of a default by the investee

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

primarily obligated under the financing, (d) expire as the underlying debt matures at various dates through 2019, and (e) provide no recourse for the Company to recover any amounts from third parties. The Company also has $2.7 million of letters of credit outstanding, as discussed in Note 4.

(b)	Spanish Tax Indemnification

As discussed more fully in Note 15 to the Company’s 2006 consolidated financial statements on Form 10-K, the Company sold its Spanish operations in September 2004 and indemnified the buyers with respect to taxes and other contingencies of the entities sold. With respect to the specific tax matter described in the Company’s Form 10-K, there has been no material change in the Company’s assessment of the probability or amount since the Company filed its Form 10-K. The Company’s legal advisors believe that the Company, which has indemnified the current owners for such contingencies, has a strong case for not paying any tax related to the matter but that such a payment, up to an aggregate maximum total of approximately €1 million (equal to approximately $1.4 million at March 31, 2007) for the matter, is nevertheless reasonably possible. Accordingly, the Company has not accrued any liability related to this matter but is disclosing its nature and existence. If future circumstances indicate that such a payment is probable, the Company will accrue such an amount, which would be reflected in discontinued operations.

(c)	Litigation and Professional Liability Claims

On January 8, 2007, John McMullen filed a class action petition in the 134th District Court of Dallas County, Texas against the Company, Welsh Carson, and all of the directors of the Company. The petition alleges, among other things, that the Company’s directors breached their fiduciary duties to the Company’s stockholders in approving the merger agreement with Welsh Carson, and that Welsh Carson aided and abetted the directors’ alleged breach of fiduciary duties. The petition seeks, among other things, class certification and an injunction preventing the merger, and a declaration that the directors breached their fiduciary duties.

On January 9, 2007, Levy Investments filed a derivative petition in the 101st District Court of Dallas County, Texas on behalf of the Company, substantively, against Welsh Carson and all of the directors of the Company and Welsh Carson, and nominally against the Company. The petition alleges that demand on the Company’s board to bring suit is excused and alleges derivatively, among other things, that the Company’s directors breached their fiduciary duties to the Company and abused their control of the Company in approving the merger agreement, and that Welsh Carson aided and abetted the directors’ alleged breach of fiduciary duties. The petition seeks, among other things, a declaration that the merger agreement is void and unenforceable, an injunction preventing the merger, a constructive trust and attorneys’ fees and expenses.

The Company has reached an agreement in principle to settle the McMullen and Levy lawsuits, pursuant to which, among other things: (i) a non-opt-out settlement class that includes all persons or entities that held USPI common stock, either of record or beneficially, at any time between and including January 8, 2007, and the date of the closing of the merger (other than the defendants and their respective affiliates), will be certified; (ii) the claims of the plaintiffs, all members of the settlement class, and other holders of USPI stock will be dismissed, released and enjoined, as against all defendants and other named and described persons and entities; (iii) plaintiffs’ counsel will apply to the court for an agreed upon award of fees and expenses; (iv) certain additional disclosures have been made as requested by the plaintiffs; and (v) as requested by plaintiffs, Welsh Carson agreed, in the event that a termination fee in excess of $32.5 million became payable by USPI pursuant to the terms of the merger agreement, to waive its right to receive the portion of the termination fee in excess of $32.5 million. The proposed settlement is subject to final approval by the court. If for any reason, the proposed settlement is not finally consummated (no assurance can be given that it will be), then plaintiffs could resume prosecution of the lawsuits, and additional lawsuits might be filed. No amounts

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

have been accrued at March 31, 2007, because the payment of the potential settlement was not probable and reasonably estimable.

In addition, from time to time the Company may be named as a party to legal claims and proceedings in the ordinary course of business. The Company’s management is not aware of any claims or proceedings, other than those discussed above, that might have a material adverse impact on the Company.

(9)	New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 31, 2006. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is evaluating what impact, if any, SFAS 157 will have on its consolidated financial position, results of operations, cash flows and disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115 (SFAS 159). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The standard requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement 157. The Company is currently evaluating whether the adoption of SFAS 159 will have a material effect on its consolidated financial position, results of operations or cash flows and disclosures.

(10)	Subsequent Events

As described more fully in Note 1, on April 19, 2007, the Company became a wholly owned subsidiary of a company owned by affiliates of Welsh Carson and members of the Company’s management and board of directors.

Effective April 1, 2007, the Company and its not-for-profit hospital partner in Michigan each paid approximately $1.5 million in cash to acquire an ambulatory surgery center in the Detroit, Michigan area.

Effective April 1, 2007, the Company sold one-half of its ownership interests in two surgery centers in Corpus Christi, Texas, to the Company’s not-for-profit hospital partner in that market, for $6.1 million in cash. The cash was received in March 2007 and is included in other noncurrent liabilities in the Company’s consolidated balance sheet.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Effective May 1, 2007, the Company acquired a controlling interest in a surgery center in the Houston, Texas area for approximately $9.1 million.

The Company has entered into letters of intent with various entities regarding possible joint venture, development, or other transactions. These possible joint ventures, developments of new facilities, or other transactions are in various stages of negotiation.

(This page has been left blank intentionally.)

United Surgical Partners International, Inc.

$240,000,000 8 7/8% Senior Subordinated Notes due 2017
$200,000,000 9 1/4%/10% Senior Subordinated Toggle Notes due 2017

PROSPECTUS

Until       , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors, Officers, Managers and Members

United Surgical Partners International, Inc., the issuer of the exchange notes, is a corporation incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

Consistent with Section 145 of the Delaware General Corporation Law, Article V of the bylaws of USPI provides that USPI will indemnify any person who was, or is threatened to be made a party to a proceeding by reason of the fact that he (i) is or was a director or officer of USPI or (ii) while a director or officer of USPI, is or was serving at the request of USPI as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary, to the fullest extent permitted under the General Corporation Law of Delaware.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article Fifteenth of the certificate of incorporation of USPI provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to USPI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of Article Fifteenth of the certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No repeal or modification of Article Fifteenth of the certificate of incorporation will adversely affect any right of or protection afforded to a director of the Company existing immediately prior to such repeal or modification.

Medcenter Management Services, Inc., Ortho Excel, Inc., OrthoLink Physicians Corporation, Surgis, Inc., United Surgical Partners Holdings, Inc., USP Domestic Holdings, Inc., USP International Holdings, Inc., USP

Long Island, Inc., USP North Texas, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Delaware and are subject to the provisions of the laws of the Delaware General Corporation Law described above. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Cottonwood, Inc., USP Phoenix, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Arizona and are subject to the provisions of the laws of the State of Arizona. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Coast, Inc., USP Glendale, Inc., USP Mission Hills, Inc., USP Oxnard, Inc., USP Sacramento, Inc., USP San Gabriel, Inc., USP Torrance, Inc., USP West Covina, Inc., USP Westwood, Inc., USPI San Diego, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of California and are subject to the provisions of the laws of the State of California. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

ISS-Orlando, LLC, USP Destin, Inc., USP Sarasota, Inc. USP Winter Park, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Florida and are subject to the provisions of the laws of the State of Florida. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

Georgia Musculoskeletal Network, Inc., OrthoLink/Georgia ASC, Inc., OrthoLink/New Mexico ASC, Inc., Specialty Surgicenters, Inc., SSI Holdings, Inc., United Surgical of Atlanta, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Georgia and are subject to the provisions of the laws of the State of Georgia. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

Same Day Management, L.L.C., Same Day Surgery, L.L.C., USP Chicago, Inc., USP Midwest, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Illinois and are subject to the provisions of the laws of the State of Illinois. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Indiana, Inc., which is a subsidiary of USPI and is also a registrant under this Registration Statement, is incorporated under the laws of the State of Indiana and is subject to the provisions of the laws of the State of Indiana. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

USP Alexandria, Inc., USP Baton Rouge, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Louisiana and are subject to the provisions of the laws of the State of Louisiana. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Baltimore, Inc., which is a subsidiary of USPI and is also a registrant under this Registration Statement, is incorporated under the laws of the State of Maryland and is subject to the provisions of the laws of the State of Maryland. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

USP Michigan, Inc., which is a subsidiary of USPI and is also a registrant under this Registration Statement, is incorporated under the laws of the State of Michigan and is subject to the provisions of the laws of the State of Michigan. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

USP Bridgeton, Inc., USP Chesterfield, Inc., USP Columbia, Inc., USP Creve Coeur, Inc., USP Des Peres, Inc., USP Forissant, Inc., USP Frontenac, Inc., USP Kansas City, Inc., USP Mason Ridge, Inc., USP North Kansas City, Inc., USP Olive, Inc., USP St. Peters, Inc., USP Sunset Hills, Inc., USP Webster Groves, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Missouri and are subject to the provisions of the laws of the State of Missouri. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

Pasadena Holdings, LLC, USP Nevada Holdings, LLC, USP Nevada, Inc, which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Nevada and are subject to the provisions of the laws of the State of Nevada. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Central New Jersey, Inc., USP New Jersey, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of New Jersey and are subject to the provisions of the laws of the State of New Jersey. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Las Cruces, Inc., which is a subsidiary of USPI and is also a registrant under this Registration Statement, is incorporated under the laws of the State of New Mexico and is subject to the provisions of the laws of the State of New Mexico. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

USP Austintown, Inc., USP Cleveland, Inc., USP Lyndhurst, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Ohio and are subject to the provisions of the laws of the State of Ohio. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

North MacArthur Surgery Center, LLC, Surgery Centers of America II, L.L.C., Surgery Centers Holdings Company, L.L.C., USP Oklahoma, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Oklahoma and are subject to the provisions of the laws of the State of Oklahoma. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Reading, Inc., which is a subsidiary of USPI and is also a registrant under this Registration Statement, is incorporated under the laws of the State of Pennsylvania and is subject to the provisions of the laws of the State of Pennsylvania. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

Health Horizons of Kansas City, Inc, Health Horizons of Murfreesboro, Inc., Health Horizons of Nashville, Inc., OrthoLink ASC Corporation, OrthoLink Radiology Services Corporation, OrthoLink/TN ASC, Inc., Surginet of Northwest Houston, Inc., Surginet of Rivergate, Inc., Surginet, Inc., Surgis Management Services, Inc., Surgis of Chico, Inc., Surgis of Pearland, Inc., Surgis of Phoenix, Inc., Surgis of Redding, Inc., Surgis of Sand Lake, Inc., Surgis of Sonoma, Inc., Surgis of Victoria, Inc., Surgis of Willowbrook, Inc., USP Decatur, Inc., USP Securities Corporation, USP Tennessee, Inc., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Tennessee and are subject to the provisions of the laws of the State of Tennessee. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

Physicians Data Professionals, Inc., USP Austin, Inc., USP Cedar Park, Inc., USP Corpus Christi, Inc., USP Houston, Inc., USP San Antonio, Inc., USP Texas Air, LLC, USP Texas, L.P., WHASA, L.C., which are subsidiaries of USPI and are also registrants under this Registration Statement, are incorporated under the laws of the State of Texas are subject to the provisions of the laws of the State of Tennessee. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

USP Assurance Company, which is a subsidiary of USPI and is also a registrant under this Registration Statement, is incorporated under the laws of the State of Vermont and is subject to the provisions of the laws of the State of Vermont. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

USP Fredericksburg, Inc., USP Harbour View, Inc., USP Newport News, Inc., USP Richmond II, Inc., USP Richmond, Inc., USP Virginia Beach, Inc., which are subsidiaries of USPI and also registrants under this Registration Statement, are incorporated under the laws of the State of Virginia and are subject to the provisions of the laws of the State of Virginia. In addition, the constituent documents of each of the aforementioned subsidiaries of USPI include similar provisions to those described above.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

ISS-Orlando, LLC, which is a subsidiary of USPI and also is a registrant under this Registration Statement, is a limited liability company formed under the laws of the State of Florida and is subject to the provisions of the laws of the State of Florida. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

Same Day Management, L.L.C., Same Day Surgery, L.L.C, which are subsidiaries of USPI and also are registrants under this Registration Statement, are limited liability companies formed under the laws of the State of Illinois and are subject to the provisions of the laws of the State of Illinois. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

Pasadena Holdings, LLC, USP Nevada Holdings, LLC, which are subsidiaries of USPI and also are registrants under this Registration Statement, are limited liability companies formed under the laws of the State of Nevada and are subject to the provisions of the laws of the State of Nevada. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

North MacArthur Surgery Center, LLC, Surgery Centers of America II, L.L.C., Surgery Centers Holdings Company, L.L.C., which are subsidiaries of USPI and also are registrants under this Registration Statement, are limited liability companies formed under the laws of the State of Oklahoma and are subject to the provisions of the laws of the State of Oklahoma. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

USP Texas Air, LLC, WHASA, L.C., which are subsidiaries of USPI and also are registrants under this Registration Statement, are limited liability companies formed under the laws of the State of Texas and are subject to the provisions of the laws of the State of Texas. In addition, the constituent documents of the aforementioned subsidiary of USPI includes similar provisions to those described above.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.  See the Exhibit Index immediately following the Financial Statement Schedules included in this Registration Statement.

(b) Financial Statement Schedules.

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006
(in thousands)

Allowance for Doubtful Accounts

	Balance at	Additions Charged to:				Balance at
	Beginning of	Costs and	Other		Other	End of
	Period	Expenses	Accounts	Deductions(2)	Items(3)	Period

2004(1)	$8,838	$8,159	—	$(7,592)	$(2,128)	$7,277
2005(1)	7,277	9,518	—	(13,637)	3,498	6,656
2006	6,656	10,100	—	(8,530)	1,729	9,955

Valuation allowance for deferred tax assets

	Balance at	Additions Charged to:				Balance at
	Beginning of	Costs and	Other		Other	End of
	Period	Expenses	Accounts	Deductions(2)	Items(3)	Period

2004	—	—	—	—	—	—
2005	—	—	—	—	—	—
2006	—	—	—	—	$2,460	$2,460

(1)	Includes Spanish and Lyndhurst, Ohio operations, which the Company disposed of during 2004 and 2006, respectively.

(2)	Accounts written off.

(3)	Primarily beginning balances for purchased businesses. For 2004, these amounts are offset by $3.8 million of deductions due to the sale of the Spanish operations.

All other schedules are omitted because they are not applicable or not required or because the required information is included in the financial statements or notes thereto.

Exhibit Index

Item		Exhibit

3	.1(a)*	Amended and Restated Certificate of Incorporation of United Surgical Partners International, Inc.
3	.1(b)*	Amended and Restated Bylaws of United Surgical Partners International, Inc.
3	.2(a)*	Articles of Incorporation of Georgia Musculoskeletal Network, Inc.
3	.2(b)*	Bylaws of Georgia Musculoskeletal Network, Inc.
3	.3(a)*	Charter of Health Horizons of Kansas City, Inc.
3	.3(b)*	Bylaws of Health Horizons of Kansas City, Inc.
3	.4(a)*	Charter of Health Horizons of Murfreesboro, Inc.
3	.4(b)*	Bylaws of Health Horizons of Murfreesboro, Inc.
3	.5(a)*	Charter of Health Horizons of Nashville, Inc.
3	.5(b)*	Bylaws of Health Horizons of Nashville, Inc.
3	.6(a)*	Certificate of Incorporation of Medcenter Management Services, Inc.

Item		Exhibit

3	.6(b)*	Code of Regulations of Medcenter Management Services, Inc.
3	.7(a)*	Restated Certificate of Incorporation of Ortho Excel, Inc.
3	.7(b)*	Bylaws of Ortho Excel, Inc.
3	.8(a)*	Charter of OrthoLink ASC Corporation
3	.8(b)*	Bylaws of OrthoLink ASC Corporation
3	.9(a)*	Amended and Restated Certificate of Incorporation of OrthoLink Physicians Corporation
3	.9(b)*	Bylaws of OrthoLink Physicians Corporation
3	.10(a)*	Charter of OrthoLink Radiology Services Corporation
3	.10(b)*	Bylaws of OrthoLink Radiology Services Corporation
3	.11(a)*	Articles of Incorporation of OrthoLink/Georgia ASC, Inc.
3	.11(b)*	Bylaws of OrthoLink/Georgia ASC, Inc.
3	.12(a)*	Articles of Incorporation OrthoLink/New Mexico ASC, Inc.
3	.12(b)*	Bylaws of OrthoLink/New Mexico ASC, Inc.
3	.13(a)*	Charter of OrthoLink/TN ASC, Inc.
3	.13(b)*	Bylaws of OrthoLink/TN ASC, Inc.
3	.14(a)*	Articles of Incorporation of Physicians Data Professionals, Inc.
3	.14(b)*	Bylaws of Physicians Data Professionals, Inc.
3	.15(a)*	Articles of Incorporation of Specialty Surgicenters, Inc.
3	.15(b)*	Bylaws of Specialty Surgicenters, Inc.
3	.16(a)*	Articles of Incorporation of SSI Holdings, Inc.
3	.16(b)*	Bylaws of SSI Holdings, Inc.
3	.17(a)*	Charter of Surginet of Northwest Houston, Inc.
3	.17(b)*	Bylaws of Surginet of Northwest Houston, Inc.
3	.18(a)*	Charter of Surginet of Rivergate, Inc.
3	.18(b)*	Bylaws of Surginet of Rivergate, Inc.
3	.19(a)*	Charter of Surginet, Inc.
3	.19(b)*	Bylaws of Surginet, Inc.
3	.20(a)*	Charter of Surgis Management Services, Inc.
3	.20(b)*	Bylaws of Surgis Management Services, Inc.
3	.21(a)*	Charter of Surgis of Chico, Inc.
3	.21(b)*	Bylaws of Surgis of Chico, Inc.
3	.22(a)*	Charter of Surgis of Pearland, Inc.
3	.22(b)*	Bylaws of Surgis of Pearland, Inc.
3	.23(a)*	Charter of Surgis of Phoenix, Inc.
3	.23(b)*	Bylaws of Surgis of Phoenix, Inc.
3	.24(a)*	Charter of Surgis of Redding, Inc.
3	.24(b)*	Bylaws of Surgis of Redding, Inc.
3	.25(a)*	Charter of Surgis of Sand Lake, Inc.
3	.25(b)*	Bylaws of Surgis of Sand Lake, Inc.
3	.26(a)*	Charter of Surgis of Sonoma, Inc.
3	.26(b)*	Bylaws of Surgis of Sonoma, Inc.
3	.27(a)*	Charter of Surgis of Victoria, Inc.
3	.27(b)*	Bylaws of Surgis of Victoria, Inc.
3	.28(a)*	Charter of Surgis of Willowbrook, Inc.

Item		Exhibit

3	.28(b)*	Bylaws of Surgis of Willowbrook, Inc.
3	.29(a)*	Certificate of Incorporation of Surgis, Inc.
3	.29(b)*	Amended and Restated Bylaws of Surgis, Inc.
3	.30(a)*	Articles of Incorporation of United Surgical of Atlanta, Inc.
3	.30(b)*	Bylaws of United Surgical of Atlanta, Inc.
3	.31(a)*	Certificate of Incorporation of United Surgical Partners Holdings, Inc.
3	.31(b)*	Bylaws of United Surgical Partners Holdings, Inc.
3	.32(a)*	Articles of Incorporation of USP Alexandria, Inc.
3	.32(b)*	Bylaws of USP Alexandria, Inc.
3	.33(a)*	Articles of Incorporation of USP Assurance Company
3	.33(b)*	Bylaws of USP Assurance Company
3	.34(a)*	Articles of Incorporation of USP Ausin, Inc.
3	.34(b)*	Bylaws of USP Ausin, Inc.
3	.35(a)*	Articles of Incorporation of USP Austintown, Inc.
3	.35(b)*	Bylaws of USP Austintown, Inc.
3	.36(a)*	Articles of Incorporation of USP Baltimore, Inc.
3	.36(b)*	Bylaws of USP Baltimore, Inc.
3	.37(a)*	Articles of Incorporation of USP Baton Rouge, Inc.
3	.37(b)*	Bylaws of USP Baton Rouge, Inc.
3	.38(a)*	Articles of Incorporation of USP Bridgeton, Inc.
3	.38(b)*	Bylaws of USP Bridgeton, Inc.
3	.39(a)*	Articles of Incorporation of USP Cedar Park, Inc.
3	.39(b)*	Bylaws of USP Cedar Park, Inc.
3	.40(a)*	Certificate of Incorporation of USP Central New Jersey, Inc.
3	.40(b)*	Bylaws of USP Central New Jersey, Inc.
3	.41(a)*	Articles of Incorporation of USP Chesterfield, Inc.
3	.41(b)*	Bylaws of USP Chesterfield, Inc.
3	.42(a)*	Articles of Incorporation of USP Chicago, Inc.
3	.42(b)*	Bylaws of USP Chicago, Inc.
3	.43(a)*	Articles of Incorporation of USP Cleveland, Inc.
3	.43(b)*	Bylaws of USP Cleveland, Inc.
3	.44(a)*	Articles of Incorporation of USP Coast, Inc.
3	.44(b)*	Bylaws of USP Coast, Inc.
3	.45(a)*	Articles of Incorporation of USP Columbia, Inc.
3	.45(b)*	Bylaws of USP Columbia, Inc.
3	.46(a)*	Articles of Incorporation of USP Corpus Christi, Inc.
3	.46(b)*	Bylaws of USP Corpus Christi, Inc.
3	.47(a)*	Articles of Incorporation of USP Cottonwood, Inc.
3	.47(b)*	Bylaws of USP Cottonwood, Inc.
3	.48(a)*	Articles of Incorporation of USP Creve Coeur, Inc.
3	.48(b)*	Bylaws of USP Creve Coeur, Inc.
3	.49(a)*	Charter of USP Decatur, Inc.
3	.49(b)*	Bylaws of USP Decatur, Inc.
3	.50(a)*	Articles of Incorporation of USP Des Peres, Inc.

Item		Exhibit

3	.50(b)*	Bylaws of USP Des Peres, Inc.
3	.51(a)*	Articles of Incorporation of USP Destin, Inc.
3	.51(b)*	Bylaws of USP Destin, Inc.
3	.52(a)*	Certificate of Incorporation of USP Domestic Holdings, Inc.
3	.52(b)*	Bylaws of USP Domestic Holdings, Inc.
3	.53(a)*	Articles of Incorporation of USP Florissant, Inc.
3	.53(b)*	Bylaws of USP Florissant, Inc.
3	.54(a)*	Articles of Incorporation of USP Fredericksburg, Inc.
3	.54(b)*	Bylaws of USP Fredericksburg, Inc.
3	.55(a)*	Articles of Incorporation of USP Glendale, Inc.
3	.55(b)*	Bylaws of USP Glendale, Inc.
3	.56(a)*	Articles of Incorporation of USP Frontenac, Inc.
3	.56(b)*	Bylaws of USP Frontenac, Inc.
3	.57(a)*	Articles of Incorporation of USP Harbour View, Inc.
3	.57(b)*	Bylaws of USP Harbour View, Inc.
3	.58(a)*	Articles of Incorporation of USP Houston, Inc.
3	.58(b)*	Bylaws of USP Houston, Inc.
3	.59(a)*	Articles of Incorporation of USP Indiana, Inc.
3	.59(b)*	Bylaws of USP Indiana, Inc.
3	.60(a)*	Certificate of Incorporation of USP International Holdings, Inc.
3	.60(b)*	Bylaws of USP International Holdings, Inc.
3	.61(a)*	Articles of Incorporation of USP Kansas City, Inc.
3	.61(b)*	Bylaws of USP Kansas City, Inc.
3	.62(a)*	Articles of Incorporation of USP Las Cruces, Inc.
3	.62(b)*	Bylaws of USP Las Cruces, Inc.
3	.63(a)*	Articles of Incorporation of USP Long Island, Inc.
3	.63(b)*	Bylaws of USP Long Island, Inc.
3	.64(a)*	Articles of Incorporation of USP Lyndhurst, Inc.
3	.64(b)*	Bylaws of USP Lyndhurst, Inc.
3	.65(a)*	Articles of Incorporation of USP Mason Ridge, Inc.
3	.65(b)*	Bylaws of USP Mason Ridge, Inc.
3	.66(a)*	Articles of Incorporation of USP Michigan, Inc.
3	.66(b)*	Bylaws of USP Michigan, Inc.
3	.67(a)*	Articles of Incorporation of USP Midwest, Inc.
3	.67(b)*	Bylaws of USP Midwest, Inc.
3	.68(a)*	Articles of Incorporation of USP Mission Hills, Inc.
3	.68(b)*	Bylaws of USP Mission Hills, Inc.
3	.69(a)*	Articles of Incorporation of USP Nevada, Inc.
3	.69(b)*	Bylaws of USP Nevada, Inc.
3	.70(a)*	Certificate of Incorporation of USP New Jersey, Inc.
3	.70(b)*	Bylaws of USP New Jersey, Inc.
3	.71(a)*	Articles of Incorporation of USP Newport News, Inc.
3	.71(b)*	Bylaws of USP Newport News, Inc.
3	.72(a)*	Articles of Incorporation of USP North Kansas City, Inc.

Item		Exhibit

3	.72(b)*	Bylaws of USP North Kansas City, Inc.
3	.73(a)*	Articles of Incorporation of USP North Texas, Inc.
3	.73(b)*	Bylaws of USP North Texas, Inc.
3	.74(a)*	Certificate of Incorporation of USP Oklahoma, Inc.
3	.74(b)*	Bylaws of USP Oklahoma, Inc.
3	.75(a)*	Articles of Incorporation of USP Olive, Inc.
3	.75(b)*	Bylaws of USP Olive, Inc.
3	.76(a)*	Articles of Incorporation of USP Oxnard, Inc.
3	.76(b)*	Bylaws of USP Oxnard, Inc.
3	.77(a)*	Articles of Incorporation of USP Phoenix, Inc.
3	.77(b)*	Bylaws of USP Phoenix, Inc.
3	.78(a)*	Articles of Incorporation of USP Reading, Inc.
3	.78(b)*	Bylaws of USP Reading, Inc.
3	.79(a)*	Articles of Incorporation of USP Richmond II, Inc.
3	.79(b)*	Bylaws of USP Richmond II, Inc.
3	.80(a)*	Articles of Incorporation of USP Richmond, Inc.
3	.80(b)*	Bylaws of USP Richmond, Inc.
3	.81(a)*	Articles of Incorporation of USP Sacramento, Inc.
3	.81(b)*	Bylaws of USP Sacramento, Inc.
3	.82(a)*	Articles of Incorporation of USP San Antonio, Inc.
3	.82(b)*	Bylaws of USP San Antonio, Inc.
3	.83(a)*	Articles of Incorporation of USP San Gabriel, Inc.
3	.83(b)*	Bylaws of USP San Gabriel, Inc.
3	.84(a)*	Articles of Incorporation of USP Sarasota, Inc.
3	.84(b)*	Bylaws of USP Sarasota, Inc.
3	.85(a)*	Charter of USP Securities Corporation
3	.85(b)*	Bylaws of USP Securities Corporation
3	.86(a)*	Articles of Incorporation of USP St. Peters, Inc.
3	.86(b)*	Bylaws of USP St. Peters, Inc.
3	.87(a)*	Articles of Incorporation of USP Sunset Hills, Inc.
3	.87(b)*	Bylaws of USP Sunset Hills, Inc.
3	.88(a)*	Charter of USP Tennessee, Inc.
3	.88(b)*	Bylaws of USP Tennessee, Inc.
3	.89(a)*	Articles of Incorporation of USP Torrance, Inc.
3	.89(b)*	Bylaws of USP Torrance, Inc.
3	.90(a)*	Articles of Incorporation of USP Virginia Beach, Inc.
3	.90(b)*	Bylaws of USP Virginia Beach, Inc.
3	.91(a)*	Articles of Incorporation of USP Webster Grove, Inc.
3	.91(b)*	Bylaws of USP Webster Grove, Inc.
3	.92(a)*	Articles of Incorporation of USP West Covina, Inc.
3	.92(b)*	Bylaws of USP West Covina, Inc.
3	.93(a)*	Articles of Incorporation of USP Westwood, Inc.
3	.93(b)*	Bylaws of USP Westwood, Inc.
3	.94(a)*	Articles of Incorporation of USP Winter Park, Inc.

Item		Exhibit

3	.94(b)*	Bylaws of USP Winter Park, Inc.
3	.95(a)*	Articles of Incorporation of USPI San Diego, Inc.
3	.95(b)*	Bylaws of USPI San Diego, Inc.
3	.96(a)*	Articles of Organization of ISS-Orlando, LLC
3	.96(b)*	Operating Agreement and Regulations of ISS-Orlando, LLC
3	.97(a)*	Articles of Organization of North MacArthur Surgery Center, LLC
3	.97(b)*	Limited Liability Company Agreement of North MacArthur Surgery Center, LLC
3	.98(a)*	Articles of Organization of Pasadena Holdings, LLC
3	.98(b)*	Regulations of Pasadena Holdings, LLC
3	.99(a)*	Articles of Organization of Same Day Management, L.L.C.
3	.99(b)*	Limited Liability Company Agreement of Same Day Management, L.L.C.
3	.100(a)*	Articles of Organization of Same Day Surgery, L.L.C.
3	.100(b)*	Operating Agreement of Same Day Surgery, L.L.C.
3	.101(a)*	Articles of Organization of Surgery Centers Holdings Company, L.L.C.
3	.101(b)*	Operating Agreement of Surgery Centers Holdings Company, L.L.C.
3	.102(a)*	Amended Articles of Organization of Surgery Centers of America II, L.L.C.
3	.102(b)*	Amended and Restated Operating Agreement of Surgery Centers of America II, L.L.C.
3	.103(a)*	Articles of Organization of USP Nevada Holdings, LLC
3	.103(b)*	Bylaws and Operating Agreement of USP Nevada Holdings, LLC
3	.104(a)*	Articles of Conversion of USP Texas Air, LLC
3	.104(b)*	Bylaws and Operating Agreement of USP Texas Air, LLC
3	.105(a)*	Articles of Organization of WHASA, L.C.
3	.105(b)*	Regulations of WHASA, L.C.
3	.106(a)*	Certificate of Limited Partnership of USP Texas, L.P.
3	.106(b)*	Limited Partnership Agreement of USP Texas, L.P.
4	.1*	Indenture governing 8 7/8% Senior Subordinated Notes due 2017 and 9 1/4%/10% Senior Subordinated Toggle Notes due 2017, among United Surgical Partners International, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee, dated as of April 19, 2007.
4.2		Form of 8 7/8% Senior Subordinated Note due 2017 and 9 1/4%/10% Senior Subordinated Toggle Note due 2017 (included in Exhibit 4.1).
4	.3*	Registration Rights Agreement, dated as of April 19, 2007, by and among the United Surgical Partnership International, Inc., the Guarantors named therein, Citigroup Global Markets Inc. and Lehman Brothers Inc., as Representatives for the Initial Purchasers.
5	.1*	Opinion of Ropes & Gray LLP as to the validity of the 8 7/8% Senior Subordinated Notes due 2017 and 9 1/4%/10% Senior Subordinated Toggle Notes due 2017.
10	.1*	Credit Agreement, dated as of April 19, 2007, among USPI Holdings, Inc., United Surgical Partners International, Inc., as Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Lehman Brothers, Inc., as Syndication Agent, and Bear Stearns Corporate Lending, Inc. and UBS Securities LLC, as Co-Documentation Agents.
10	.2*	Guarantee and Collateral Agreement, dated as of April 19, 2007, among USPI Holdings, Inc., United Surgical Partners International, Inc., the subsidiaries of United Surgical Partners International, Inc. identified therein and Citibank, N.A., as Collateral Agent.
10	.3*	Employment Agreement, dated as of April 19, 2007, by and between United Surgical Partners International, Inc. and Donald E. Steen.
10	.4*	Employment Agreement, dated as of April 19, 2007, by and between United Surgical Partners International, Inc. and William H. Wilcox.

Item		Exhibit

10	.5*	Employment Agreement, dated as of April 19, 2007, by and between United Surgical Partners International, Inc. and Brett P. Brodnax.
10	.6*	Employment Agreement, dated as of April 19, 2007, by and between United Surgical Partners International, Inc. and Niels P. Vernegaard.
10	.7*	Employment Agreement, dated as of April 19, 2007, by and between United Surgical Partners International, Inc. and Mark A. Kopser
10	.8*	Employment Agreement, dated as of April 19, 2007, by and between United Surgical Partners International, Inc. and John J. Wellik.
10.9		Deferred Compensation Plan, effective as of January 1, 2005 (previously filed as Exhibit 99.1 to United Surgical Partners International, Inc.’s Current Report on Form 8-K filed with the Commission on January 6, 2005 and incorporated herein by reference).
10	.9.1*	First Amendment to the Deferred Compensation Plan.
10.10		Form of Indemnification Agreement between United Surgical Partners International, Inc. and its directors and officers (previously filed as Exhibit 10.22 to Amendment No. 1 to United Surgical Partners International, Inc.’s Registration Statement on Form S-1 (No. 333-55442) and incorporated herein by reference).
12	.1*	Statement of Ratio of Earnings to Fixed Charges.
21	.1*	Subsidiaries of United Surgical Partners International, Inc.
23.1		Consent of Ropes & Gray LLP (see Exhibit 5.1).
23	.2*	Consent of KPMG LLP.
24.1		Powers of Attorney (included in the signature pages of the initial filing of this Registration Statement).
25	.1*	Statement on Form T-1 as to the eligibility of the Trustee.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Notice of Guaranteed Delivery.

*	Previously filed.

Item 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(f) Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

By:	*
William H. Wilcox
President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Chief Executive Officer and Director (Principal Executive Officer)

* Mark A. Kopser	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* John J. Wellik	Senior Vice President, Accounting and Administration, Chief Accounting Officer and Secretary (Principal Accounting Officer)

* Donald E. Steen	Chairman of the Board of Directors

* Paul B. Queally	Director

* D. Scott Mackesy	Director

* Michael E. Donovan	Director

* Raymond A. Ranelli	Director

* James Ken Newman	Director

* Joel T. Allison	Director

Name	Title

* Boone Powell, Jr.	Director

* John C. Garrett, M.D.	Director

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants set forth below has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

GEORGIA MUSCULOSKELETAL NETWORK, INC.
HEALTH HORIZONS OF KANSAS CITY, INC.
HEALTH HORIZONS OF MURFREESBORO, INC.
HEALTH HORIZONS OF NASHVILLE, INC.
MEDCENTER MANAGEMENT SERVICES, INC.
ORTHO EXCEL, INC.
ORTHOLINK ASC CORPORATION
ORTHOLINK PHYSICIANS CORPORATION
ORTHOLINK RADIOLOGY SERVICES CORPORATION
ORTHOLINK/GEORGIA ASC, INC.
ORTHOLINK/NEW MEXICO ASC, INC.
ORTHOLINK/TN ASC, INC.
SPECIALTY SURGICENTERS, INC.
SSI HOLDINGS, INC.
SURGINET OF NORTHWEST HOUSTON, INC.
SURGINET OF RIVERGATE, INC.
SURGINET, INC.
SURGIS MANAGEMENT SERVICES, INC.
SURGIS OF CHICO, INC.
SURGIS OF PEARLAND, INC.
SURGIS OF PHOENIX, INC.
SURGIS OF REDDING, INC.
SURGIS OF SAND LAKE, INC.
SURGIS OF SONOMA, INC.
SURGIS OF VICTORIA, INC.
SURGIS OF WILLOWBROOK, INC.
SURGIS, INC.
UNITED SURGICAL OF ATLANTA, INC.
UNITED SURGICAL PARTNERS HOLDINGS, INC.
USP ALEXANDRIA, INC.
USP AUSTIN, INC.
USP AUSTINTOWN, INC.
USP BALTIMORE, INC.
USP BATON ROUGE, INC.
USP BRIDGETON, INC.
USP CEDAR PARK, INC.
USP CENTRAL NEW JERSEY, INC.
USP CHESTERFIELD, INC.
USP CHICAGO, INC.
USP CLEVELAND, INC.
USP COAST, INC.
USP COLUMBIA, INC.
USP CORPUS CHRISTI, INC.
USP COTTONWOOD, INC.
USP CREVE COEUR, INC.
USP DECATUR, INC.
USP DES PERES, INC.
USP DESTIN, INC.
USP DOMESTIC HOLDINGS, INC.

USP FLORISSANT, INC.
USP FREDERICKSBURG, INC.
USP FRONTENAC, INC.
USP GLENDALE, INC.
USP HARBOUR VIEW, INC.
USP HOUSTON, INC.
USP INDIANA, INC.
USP INTERNATIONAL HOLDINGS, INC.
USP KANSAS CITY, INC.
USP LAS CRUCES, INC.
USP LONG ISLAND, INC.
USP LYNDHURST, INC.
USP MASON RIDGE, INC.
USP MICHIGAN, INC.
USP MIDWEST, INC.
USP MISSION HILLS, INC.
USP NEVADA, INC.
USP NEW JERSEY, INC.
USP NEWPORT NEWS, INC.
USP NORTH KANSAS CITY, INC.
USP NORTH TEXAS, INC.
USP OKLAHOMA, INC.
USP OLIVE, INC.
USP OXNARD, INC.
USP PHOENIX, INC.
USP READING, INC.
USP RICHMOND II, INC.
USP RICHMOND, INC.
USP SACRAMENTO, INC.
USP SAN ANTONIO, INC.
USP SAN GABRIEL, INC.
USP SARASOTA, INC.
USP ST. PETERS, INC.
USP SUNSET HILLS, INC.
USP TENNESSEE, INC.
USP TORRANCE, INC.
USP VIRGINIA BEACH, INC.
USP WEBSTER GROVES, INC.
USP WEST COVINA, INC.
USP WESTWOOD, INC.
USP WINTER PARK, INC.
USPI SAN DIEGO, INC.

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

PHYSICIANS DATA PROFESSIONALS, INC.

By:	*
Jonathan R. Bond
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* Jonathan R. Bond	President (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Financial Officer and Principal Accounting Officer)

* William H. Wilcox	Director

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP SECURITIES CORPORATION

By:	*
Kim Tillett
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* Kim Tillett	President (Principal Executive Officer)

* Deann Manchester	Secretary (Principal Financial Officer and Principal Accounting Officer)

* William H. Wilcox	Director

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP ALEXANDRIA, INC.

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Financial Officer and Principal Accounting Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP MASON RIDGE, INC.

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Financial Officer and Principal Accounting Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP BATON ROUGE, INC.

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Financial Officer and Principal Accounting Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

NORTH MACARTHUR SURGERY CENTER, LLC

By:	USP Oklahoma, Inc., its sole member

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

SAME DAY SURGERY CENTER, L.L.C.

By:	USP Domestic Holdings, Inc., its sole member

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

PASADENA HOLDINGS, LLC

By:	USP North Texas, Inc., its manager

By:	*
John J. Wellik
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Financial Officer and Principal Accounting Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP NEVADA HOLDINGS, LLC

By:	USP North Texas, Inc., its manager

By:	*
John J. Wellik
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Financial Officer and Principal Accounting Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

SAME DAY MANAGEMENT, L.L.C.

By:	Same Day Surgery L.L.C., its sole member

By:	USP Domestic Holdings, Inc., the sole member of Same Day Surgery L.L.C.

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

SURGERY CENTERS HOLDING COMPANY, L.L.C.

By:	Surgery Centers of America II, L.L.C., its sole member

By:	*
John J. Wellik
Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	Manager (Principal Executive Officer)

* John J. Wellik	Manager (Principal Accounting Officer)

* Mark A. Kopser	Manager (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

SURGERY CENTERS OF AMERICA II, L.L.C.

By:	*
John J. Wellik
Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	Manager (Principal Executive Officer)

* John J. Wellik	Manager (Principal Accounting Officer)

* Mark A. Kopser	Manager (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

WHASA, L.C.

By:	Surginet, Inc., its sole member

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

ISS-ORLANDO, LLC

By:	*
John J. Wellik
Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	Manager (Principal Executive Officer)

* John J. Wellik	Manager (Principal Accounting Officer)

* Mark A. Kopser	Manager (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP TEXAS AIR, LLC

By:	USP North Texas, Inc., its sole member

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be assigned on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on July 24, 2007.

USP TEXAS, L.P.

By:	USP North Texas, Inc., its general partner

By:	*
William H. Wilcox
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2007.

Name	Title

* William H. Wilcox	President and Director (Principal Executive Officer)

* John J. Wellik	Secretary (Principal Accounting Officer)

* Mark A. Kopser	Vice President (Principal Financial Officer)

* /s/ Jason B. Cagle Jason B. Cagle	Attorney-in-Fact